As filed with the Securities and Exchange Commission on January 29, 2013

Registration No. 333- 185482

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO THE

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Charter Financial Corporation and

CharterBank 401(k) Plan

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	To be Applied For
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1233 O.G. Skinner Drive

West Point, Georgia 31833

(706) 645-1391

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Mr. Robert L. Johnson

Chairman, President and Chief Executive Officer

1233 O.G. Skinner Drive

West Point, Georgia 31833

(706) 645-1391

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Benjamin M. Azoff, Esq.

Eric Luse, Esq.

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.01 par value per share	24,700,550 shares	$10.00	$247,005,500 (1)	$33,692 (2)

Participation interests	562,869 interests (3)			(3)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Previously paid.
(3)	The securities of Charter Financial Corporation to be purchased by the CharterBank 401(k) Plan are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

CHARTERBANK

401(k) PLAN

Offering of Participation Interests in up to 562,869 Shares of

CHARTER FINANCIAL CORPORATION

Common Stock

In connection with the conversion of First Charter, MHC from the mutual to the stock form of organization, Charter Financial Corporation, a newly formed Maryland corporation (“New Charter Financial”), is offering shares of common stock for sale. Accordingly, in connection with the conversion, New Charter Financial is allowing participants in the CharterBank 401(k) Plan (the “401(k) Plan”) to invest a portion of their accounts in the common stock of New Charter Financial (“New Charter Financial Common Stock”). Based upon the value of the 401(k) Plan assets at December 31, 2012, the trustee of the 401(k) Plan could acquire up to 562,869 shares of New Charter Financial Common Stock, at the purchase price of $10.00 per share. This prospectus supplement relates to the initial election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest a portion of their 401(k) Plan accounts, up to a maximum of 90 percent of the value thereof, in New Charter Financial Common Stock at the time of the stock offering.

The prospectus of New Charter Financial dated                         , 2013, is provided with this prospectus supplement. It contains detailed information regarding the conversion and stock offering of New Charter Financial and the financial condition, results of operations and business of CharterBank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page 20 of the prospectus.

The interests in the 401(k) Plan and the offering of the shares of New Charter Financial Common Stock have not been approved or disapproved by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by New Charter Financial, in the stock offering, of New Charter Financial Common Stock acquired by the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of Common Stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the prospectus. New Charter Financial, CharterBank and the 401(k) Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of New Charter Financial Common Stock shall under any circumstances imply that there has been no change in the affairs of New Charter Financial, CharterBank, or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is                 , 2013.

THE OFFERING

Securities Offered

New Charter Financial is offering participants of the 401(k) Plan the opportunity to purchase participation interests in shares of New Charter Financial Common Stock acquired by the 401(k) Plan. A participation interest represents your indirect ownership of a share of New Charter Financial Common Stock that is acquired by the 401(k) Plan pursuant to your election. Based on 90 percent of the fair market value of the 401(k) Plan’s assets as of December 31, 2012, at the purchase price of $10.00 per share, the 401(k) Plan may acquire in the stock offering up to 562,869 shares of New Charter Financial Common Stock. A portion of this number reflects the shares of common stock of Charter Financial Corporation (“Old Charter Financial”), the federal mid-tier holding company of CharterBank, held by 401(k) Plan participants in brokerage accounts in the 401(k) Plan that will automatically be exchanged for New Charter Financial Common Stock pursuant to the exchange ratio (as discussed in greater detail in the accompanying prospectus). Only employees of CharterBank may become participants in the 401(k) Plan and only participants may purchase participation interests in shares of New Charter Financial Common Stock. Your investment in shares of New Charter Financial Common Stock in connection with the stock offering is subject to the purchase priorities listed below.

Information with regard to the 401(k) Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of New Charter Financial and CharterBank is contained in the accompanying prospectus. The address of the principal executive office of New Charter Financial and CharterBank is 1233 O.G. Skinner Drive, West Point, Georgia 31833. CharterBank’s telephone number at this address is (706) 645-1391.

All questions about this prospectus supplement should be addressed to Lisa Phelps at CharterBank; telephone #: (706) 645-3571; email: lphelps@charterbank.net.

Questions about the stock offering, the prospectus, or obtaining a stock order form to purchase New Charter Financial Common Stock in the stock offering outside the 401(k) Plan may be directed to the Stock Information Center at (877)     -      , Monday through Friday, 10:00 a.m. through 4:00 p.m., Eastern Time.

Election to Purchase Common Stock	In connection with the stock offering, you may elect to transfer a part of your account balances in the 401(k) Plan to be used to purchase shares of New Charter Financial Common Stock in the stock offering, up to a maximum of 90 percent of the balance thereof. The trustee of the 401(k) Plan will purchase New Charter Financial Common Stock in accordance with your directions. However, such directions are subject to purchase priorities and purchase limitations, as described below. Following the stock offering, the trustee will then transfer your purchased shares of New Charter Financial Common Stock to a brokerage account that is set up within the 401(k) Plan on your behalf.

Shares of New Charter Financial Common Stock being sold in the stock offering are different from the common stock of Old Charter Financial that is currently held by the 401(k) Plan. Old Charter Financial will be eliminated in the conversion of First Charter, MHC into New Charter Financial, which will become the newly formed stock holding company of CharterBank. At the close of the conversion and stock offering, shares of common stock of Old Charter Financial held in the 401(k) Plan will be exchanged for shares of New Charter Financial Common Stock pursuant to an exchange ratio.

Purchase Priorities

All 401(k) Plan participants are eligible to purchase New Charter Financial Common Stock in the stock offering. However, such directions are subject to the purchase priorities in the Amended and Restated Plan of Conversion and Reorganization of First Charter, MHC, which provides for a subscription offering and a community offering. In the offering, purchase priorities are as follows and apply in case more shares of New Charter Financial Common Stock are ordered than are available for sale (an “oversubscription”):

Subscription Offering:

(1)    Depositors of CharterBank with aggregate account balances of at least $50 as of the close of business on September 30, 2011, get first priority.

(2)    CharterBank’s tax-qualified plans, including the employee stock ownership plan and the 401(k) Plan, get second priority.

(3)    Depositors of CharterBank with aggregate account balances of at least $50 as of the close of business on December 31, 2012, get third priority.

(4)    Depositors of CharterBank as of the close of business on February 4, 2013 and each borrower of CharterBank as of October 16, 2001 whose borrowing remained outstanding as of the close of business on February 4, 2013, gets fourth priority.

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Community Offering:

(5)    Shares of Common Stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with the following preferences: (i) natural persons (including trusts of natural persons) residing in the States of Georgia, Alabama or Florida; (ii) Old Charter Financial’s public stockholders as of February 4, 2013; and (iii) members of the general public.

If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase New Charter Financial Common Stock in the subscription offering and you may use funds in the 401(k) Plan to pay for the shares of New Charter Financial Common Stock. You may also be able to purchase shares of New Charter Financial Common Stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3) or (4) through subscription offering category (2), reserved for its tax-qualified plans. If your stock order cannot be filled through subscription offering category (2), your order will be treated as a community offering order. Subscription offering orders will have preference over community offering orders in the event of oversubscription.

If you are eligible in the subscription offering, as listed above, you will separately receive an offering materials package in the mail, including a stock order form. If you are not eligible to purchase shares of New Charter Financial Common Stock in the subscription offering, you may request offering materials by calling our Stock Information Center. If you wish to purchase New Charter Financial Common Stock outside the 401(k) Plan, you must complete the stock order form and submit the stock order form and payment at $10.00 per share, using the reply envelope provided in the stock offering materials package. Questions about completing stock order forms may be directed to our Stock Information Center at (877)     -      .

Additionally, instead of placing an order outside the 401(k) Plan using a stock order form, you may place an order for the purchase of New Charter Financial Common Stock through the 401(k) Plan, using the enclosed Special Investment Election Form, to be completed and submitted in the manner described below under “How to Order Common Stock Through the 401(k) Plan in the Stock Offering.”

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Purchase in the Stock Offering and Oversubscriptions

The trustee of the 401(k) Plan will purchase shares of New Charter Financial Common Stock in the stock offering in accordance with your directions. Once you make your election, the amount that you elect to transfer from your existing investment options for the purchase of shares of New Charter Financial Common Stock in connection with the stock offering will be sold from your existing investment options and the proceeds transferred to a separate brokerage account maintained by the 401(k) Plan. The proceeds transferred to the brokerage account will be held separately from your other 401(k) Plan assets pending the formal completion of the stock offering several weeks later. At the end of the stock offering period, we will determine whether all, or any portion of, your order will be filled (if the offering is oversubscribed, you may not receive any, or all of, your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of shares of New Charter Financial Common Stock. Following the formal closing of the stock offering, your purchased shares of New Charter Financial Common Stock will be transferred to your self-directed brokerage account set up through TD Ameritrade Corporate Services (“TD Ameritrade”). If you have not already done so, you must set up your self-directed brokerage account to purchase New Charter Financial Common Stock in the offering through the 401(k) Plan. See instructions below (“How to Set Up Your Self-Directed Brokerage Account”).

In the event the offering is oversubscribed, i.e., there are more orders for New Charter Financial Common Stock than shares available for sale in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase New Charter Financial Common Stock in the offering, the amount that cannot be invested in New Charter Financial Common Stock, and any interest earned on such amount, will be transferred from the brokerage account maintained by the 401(k) Plan and reinvested in the existing investment funds of the 401(k) Plan, in accordance with your then existing investment elections (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription. If you choose not to direct the investment of your 401(k) Plan account balance towards the purchase of New Charter Financial Common Stock in the stock offering, your account balances will remain in the investment funds of the 401(k) Plan as previously directed by you.

Election to Purchase Common Stock in the Stock Offering

In connection with the stock offering, the 401(k) Plan will permit you to direct the trustee to transfer part of your 401(k) Plan account balance to be used to purchase New Charter Financial Common Stock in the stock offering, provided however that your investment

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cannot exceed 90 percent of your 401(k) Plan account balance (and subject to the maximum purchase limits for investors set forth in the prospectus). You do not have to liquidate your current investment in the common stock of Old Charter Financial because the shares of common stock of Old Charter Financial currently in the 401(k) Plan will automatically be exchanged for New Charter Financial Common Stock pursuant to the exchange ratio. The trustee of the 401(k) Plan will then subscribe for shares of the New Charter Financial Common Stock offered for sale in the stock offering, in accordance with each participant’s direction. The trustee will pay $10.00 per share, which will be the same price paid by all other persons who purchase shares in the subscription and community offerings. In order to purchase New Charter Financial Common Stock through the 401(k) Plan, the minimum investment is $250, which will purchase 25 shares. The prospectus describes further the maximum purchase limits for investors in the stock offering.

Value of 401(k) Plan Assets

As of December 31, 2012, the market value of the assets of the 401(k) Plan was approximately $6,254,110, 90 percent of which is eligible to purchase or acquire New Charter Financial Common Stock in the offering (including the 401(k) Plan assets currently invested in shares of common stock of Old Charter Financial). The 401(k) Plan administrator informed each participant of the value of his or her account balance under the 401(k) Plan as of December 31, 2012.

How to Order Common Stock in the Stock Offering Through the 401(k) Plan

Enclosed is a Special Investment Election Form on which you can elect to purchase New Charter Financial Common Stock in the offering. This is done by following the procedures described below. Please note the following stipulations concerning this election:

—

You can direct to transfer a fixed dollar amount (in increments of $10.00) of your current 401(k) Plan account on your Special Investment Election Form to purchase New Charter Financial Common Stock, provided that such amount does not exceed 90 percent of your total 401(k) Plan account balance. However, if you wish to use assets held by your TD Ameritrade self-directed brokerage account (“TD Ameritrade Account”) to purchase New Charter Financial Common Stock, you must transfer such assets to your 401(k) Plan account with Nationwide (“Nationwide Account”).

	—	Your election is subject to a minimum purchase of 25 shares, which equals $250.
	—	Your election, plus any order you placed outside the 401(k) Plan, are together subject to a maximum purchase of 150,000 shares, which equals $1.5 million.

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—	The election period for the 401(k) Plan ends at p.m., Eastern Time, on , , 2013 (the “401(k) Plan Offering Period”).
—

During the stock offering period, you will continue to have the ability to transfer amounts that are not directed to purchase New Charter Financial Common Stock among all other investment funds. However, you will not be permitted to change the investment amounts that you designated to be used to purchase New Charter Financial Common Stock on your Special Investment Election Form.

—

Upon the conclusion of the 401(k) Plan Offering Period, the portion of your 401(k) Plan account that you designate to be used to purchase New Charter Financial Common Stock will be sold from each of your investment funds held in your Nationwide Account on a pro-rata basis, and the proceeds will be held separately by the 401(k) Plan until the formal closing of the stock offering occurs, which will be several weeks after the completion of the 401(k) Plan Offering Period. Therefore, this money will not be available for distributions, loans or withdrawals until it is used to purchase New Charter Financial Common Stock.

—

Following the formal closing of the stock offering, your purchased shares of New Charter Financial Common Stock will be transferred to your TD Ameritrade Account through the 401(k) Plan that you must establish (if you have not already) in connection with the stock offering. See instructions below (“How to Set Up Your Self-Directed Brokerage Account”).

—

Following the formal closing of the stock offering, it may take up to 15 days for the New Charter Financial Common Stock that you elected to purchase on your Special Investment Election Form to be transferred to your TD Ameritrade Account. As a result, your New Charter Financial Common Stock that you purchased in the stock offering will not be tradable (i.e., you cannot sell it) until it is transferred to your TD Ameritrade Account, subject to the trading restrictions that apply to certain officers of CharterBank as described further below under “Future Direction to Purchase and Sell Common Stock.”

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If you wish to use a portion of your Nationwide Account through the 401(k) Plan to purchase New Charter Financial Common Stock in the stock offering, you should indicate that decision on your Special Investment Election Form.

If you do not wish to make an election, you should check the box E on the Special Investment Election Form. You may return the form in one of several ways: (1) using the self-addressed pre-paid envelope, (2) by faxing it to (706) 645-3070 or (3) by delivering it in person or by email at lphelps@charterbank.net to Lisa Phelps at CharterBank, 1233 O.G. Skinner Dr., West Point, Georgia 31833, no later than     :00 p.m., Eastern Time, on                 ,                          , 2013.

How to Set Up Your Self- Directed Brokerage Account

Follow these steps to set up your self-directed TD Ameritrade Account through the 401(k) Plan if you have not done so already. It can take several business days to set up the self-directed TD Ameritrade Account. Therefore, we recommend that you immediately establish your self-directed TD Ameritrade Account to ensure that you can timely elect to purchase New Charter Financial Common Stock during the 401(k) Plan Offering Period.

To set up your TD Ameritrade Account, you will need to first complete a TD Ameritrade Self-Directed Brokerage Account for Plan Participants Application (the “Application”), which has been provided to you with this prospectus supplement. You can also access the Application online at the Investor Service Center (ISC) website. If you need to set up your online account through Nationwide, please go to www.nationwide.com/login to start the process.

The Application must be returned to either the address below or by fax to (800) 914-8980.

TD Ameritrade

PO Box 2226

Omaha, NE 68103-226

If you have any additional questions, please call TD Ameritrade at (866) 766-4015.

After you have established your TD Ameritrade Account, a welcome kit will be mailed to you outlining additional features and restrictions regarding your TD Ameritrade Account.

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Special Investment Election Form Delivery Deadline

If you wish to purchase New Charter Financial Common Stock with a portion of your 401(k) Plan account balance, you must return you Special Investment Election Form to Lisa Phelps at CharterBank, 1233 O.G. Skinner Dr., West Point, Georgia 31833, or by faxing it to (706) 645-3070 to be received no later than     :00 p.m., Eastern Time, on                 ,                         , 2013. You may return your Special Investment Election Form by hand delivery, mail using the self-addressed pre-paid envelope, email (sending it to lphelps@charterbank.net) or by faxing it so long as it is received by the time specified.

Irrevocability of Transfer Direction

Once you make an election to transfer amounts in your 401(k) Plan account to be used to purchase shares of New Charter Financial Common Stock in connection with the stock offering, you may not change your election. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of shares of New Charter Financial Common Stock among all of the other investment funds in the 401(k) Plan, including the purchase of participation interests in shares of common stock of Old Charter Financial, on a daily basis.

Future Direction to Purchase and Sell Common Stock

You will be able to purchase or sell shares of New Charter Financial Common Stock through your established TD Ameritrade Account within the 401(k) Plan after the stock offering. You may direct that your future contributions or your account balance in the 401(k) Plan (up to 90 percent) be transferred to your TD Ameritrade Account to be used to purchase shares of New Charter Financial Common Stock. After the stock offering, to the extent that shares are available, the trustee of the 401(k) Plan will acquire shares of New Charter Financial Common Stock at your election through your established TD Ameritrade Account in open market transactions at the prevailing price, which may be less than or more than $10.00 per share. You may change your investment allocation on a daily basis. However, please be advised that your ability to buy or sell New Charter Financial Common Stock within the 401(k) Plan largely depends upon the existence of an active market for the stock. If New Charter Financial Common Stock is illiquid (meaning there are a low number of buyers and sellers of the stock) on the date you elect to buy or sell New Charter Financial Common Stock within the 401(k) Plan, your election may not be immediately processed. As a result, the prevailing price for New Charter Financial Common Stock may be less than or more than its fair market value on the date of your election.

Special restrictions may apply to purchasing shares of New Charter Financial Common Stock by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934,

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as amended, relating to the purchase and sale of securities by officers, directors and principal stockholders of New Charter Financial.

Please note that if you are an officer of CharterBank that is restricted by the regulations of the Board of Governors of the Federal Reserve System from selling shares of New Charter Financial Common Stock acquired in the stock offering for one year, the New Charter Financial Common Stock that you purchased in the stock offering will not be tradable until the one-year trading restriction has lapsed. Any shares of common stock of Old Charter Financial held in the 401(k) Plan prior to the stock offering that is converted to New Charter Financial Common Stock is freely tradable and not subject to the one-year trading restriction.

Voting Rights of Common Stock	You may vote any shares of New Charter Financial Common Stock held by the 401(k) Plan through your TD Ameritrade Account. All voting instructions will be kept confidential.

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DESCRIPTION OF THE PLAN

Introduction

CharterBank originally adopted the CharterBank 401(k) Plan (the “401(k) Plan”) effective as of April 1, 1995, and subsequently amended and restated the 401(k) Plan effective January 1, 2009. The 401(k) Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

CharterBank intends that the 401(k) Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. CharterBank will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act (“ERISA”). The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except for the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The 401(k) Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of 401(k) Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by filing a request with the 401(k) Plan administrator at CharterBank, 1233 O.G. Skinner Dr., West Point, Georgia 31833. You are urged to read carefully the full text of the 401(k) Plan.

Eligibility and Participation

Employees who are at least age 20 1/2 and have three months of service with CharterBank are eligible to enter the 401(k) Plan on the first day of the plan year (the “Plan Year”) or the first day of the 7th month of the Plan Year coinciding with or next following the date on which the employee meets the eligibility requirements. The Plan Year is January 1 to December 31.

As of December 31 2012, there were approximately 214 participants in the 401(k) Plan.

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Contributions under the 401(k) Plan

Salary Deferrals. You are permitted to defer, on a pre-tax basis, up to 100% of your compensation, subject to certain restrictions imposed by the Code, and to have that amount contributed to the 401(k) Plan on your behalf. For purposes of the 401(k) Plan, “compensation” means your total wages received from CharterBank, with all pre-tax contributions added. In 2013, the annual compensation of each participant taken into account under the 401(k) Plan is limited to $255,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code). You may elect to modify the amount contributed to the 401(k) Plan by filing a new elective deferral agreement with the 401(k) Plan administrator on the first day of each Plan Year quarter.

Employer Matching Contributions. In its discretion, CharterBank may make matching contributions to the 401(k) Plan equal to a uniform percentage of your salary deferrals.

Discretionary Profit Sharing Contributions. CharterBank may make discretionary employer contributions to the 401(k) Plan.

Rollover Contributions. You are permitted to make rollover contributions to the 401(k) Plan.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2013, the amount of your before-tax contributions may not exceed $17,500 per calendar year. In addition, if you are at least 50 years old in 2013, you will be able to make a “catch-up” contribution of up to $5,500 in addition to the $17,500 limit. The “catch-up” contribution limit may be adjusted periodically by law, based on changes in the cost of living. Contributions in excess of these limits, as applicable to you, are known as excess deferrals. If you defer amounts in excess of these limitations, as applicable to you, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Contribution Limit. Generally, the law imposes a maximum limit on the amount of contributions you may receive under the 401(k) Plan. This limit applies to all contributions to the 401(k) Plan, including your salary deferrals and all other employer contributions made on your behalf during the year, excluding earnings and any transfers/rollovers. For the Plan Year beginning January 1, 2013, this total cannot exceed the lesser of $51,000 or 100% of your annual base compensation.

Benefits under the 401(k) Plan

Vesting. At all times, you have a fully vested, no forfeitable interest in the salary deferrals you have made to the 401(k) Plan. Employer contributions (which includes matching

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contributions and employer profit sharing contributions) are subject to a three-year cliff vesting schedule in which such amounts vest at the rate of 0% during the first two years of service and then you are 100% vested upon the completion of three years of service. In the event of your death, disability, attainment of the normal retirement date (date of your 65th birthday) or attainment of the early retirement date (date you attain age 55 and complete at least 10 years of service), your employer contributions would immediately become fully vested.

Withdrawals and Distributions from the 401(k) Plan

Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a 401(k) Plan participant to withdraw amounts held for his or her benefit under the 401(k) Plan prior to the participant’s termination of employment with the employer.

Withdrawals upon Termination. You may request a distribution from your account following your termination of employment. Following your termination, you may elect to leave your account balance in the 401(k) Plan and defer commencement of receipt of your vested balance until no later than April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

Withdrawal upon Disability. If you are disabled in accordance with the definition of disability under the 401(k) Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.

Withdrawal upon Death. If you die while you are a participant in the 401(k) Plan, the value of your entire account will be payable to your beneficiary in accordance with the 401(k) Plan.

In-Service Distribution. While employed, you are eligible to receive an in-service distribution from your account after your attainment of age 59 1/2, provided however that such distribution will only be attributable to assets in your account that are fully vested.

Hardship. In the event you incur a financial hardship, you may request an in-service withdrawal of a portion of your 401(k) Plan account.

Form of Distribution. Your benefits under the 401(k) Plan will be distributed to you or your beneficiary as a single lump-sum payment.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the 401(k) Plan are held in the 401(k) Plan trust (the “Trust”) which is administered by the trustee appointed by CharterBank’s Board of Directors. Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one of the following investment options:

1.	Oppenheimer Global A.
2.	Harbor International Install.

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3.	Heartland Value Plus.
4.	Oppenheimer Main Street Sm- & Mid-Cap A.
5.	Principal Mid Cap Blend
6.	Prudential Jennison Mid Cap Growth A.
7.	Dreyfus S&P 500 Index.
8.	Invesco Comstock A.
9.	Janus Twenty T.
10.	Wells Fargo Advantage Growth A.
11.	Nationwide Inv Dest Cnsrv Svc.
12.	Nationwide Inv Dest Mod Cnsrv Svc.
13.	Nationwide Inv Dest Mod Svc.
14.	Fidelity Advisory Balanced A.
15.	Invesco Equity and Income A.
16.	Nationwide Inv Dest Mod Agrsv Svc.
17.	Nationwide Inv Dest Agrsv Svc.
18.	BlackRock GNMA Inva A.
19.	Dreyfus Intermediate Term Inc A.
20.	Principal High Yield Inst.
21.	Nationwide Money Market Instl.
22.	Fixed Option
23.	TD Ameritrade Account

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Performance History and Description of Funds

The following provides performance data with respect to the investment options available under the 401(k) Plan:

			Performance as of December 31, 2012

Fund	Asset Class*	Gross Expense Ratio** (%)	Total Return YTD# (%)	Total Return 1 Yr (%)	Total Return Annualized 3 Yrs (%)	Total Return Annualized 5 Yrs (%)	Total Return Annualized 10 Yrs (%)

Opp Glbl A	IS	1.16	20.56	20.56	8.27	0.76	9.49
Harbor Intl Inst	IS	0.79	20.19	20.19	5.76	-1.46	11.37
Heartland Val Pls Inv	SC	1.16	11.21	11.21	10.47	6.88	11.60
Opp Mn St SmMdCap A	SC	1.24	16.58	16.58	11.69	3.26	9.70
Prncpl MdCap Blnd A	MC	1.08	18.38	18.38	16.07	6.36	10.84
Prudntl Jnisn MdCap Gr A	MC	1.06	15.70	15.70	12.21	4.79	12.30
Drey S P 500 Indx	LC	0.51	15.04	15.04	9.97	0.86	6.24
Invsco Comstk A	LC	0.88	18.71	18.71	10.27	2.10	7.23
Jns Twnty T	LC	0.94	21.87	21.87	5.92	-0.39	9.59
WFA Gr A	LC	1.21	16.44	16.44	16.53	6.76	11.70
Nationwide Inv Dest Cnsrv Svc	BA	0.88	4.91	4.91	4.43	3.00	4.11
Nationwide Inv Dest Mod Cnsrv Svc	BA	0.87	7.93	7.93	5.95	2.87	5.23
Nationwide Inv Dest Mod Svc	BA	0.86	10.78	10.78	6.90	2.18	6.02
FidAdv Bal A	BA	0.98	12.21	12.21	8.69	2.11	5.69
Invsco Eq Inc A	BA	0.81	12.70	12.70	7.64	2.92	6.96
Nationwide Inv Dest Mod Aggr Svc	BA	0.86	13.63	13.63	7.71	1.23	6.86
Nationwide Inv Aggr Svc	BA	0.87	15.77	15.77	8.24	0.34	7.29
BlkRk GNMA Inv A	BD	1.09	3.60	3.60	5.67	6.15	4.86
Drey intmd Trm Inc A	BD	0.89	7.02	7.02	7.67	6.50	5.49
Prncpl Hi Yld Inst	BD	0.57	15.23	15.23	10.56	8.46	10.57
NW Mny Mkt Inst	CA	—	-0.16	-0.16	-0.16	0.27	1.43

Fixed Investment Option	Rate of Return (%)
Fixed Option	3.00%

* Asset Class Legend: IS – International Stocks, SC – Small-cap Stocks, MC – Mid-cap Stocks, LC – Large-cap Stocks, BA – Balanced, BD – Bonds and CA – Cash.

** The gross expense shown is before fund management expense waivers or reimbursements. The performance shown represents net operating expenses of the funds. If gross operating expenses were reflected in the performance figures, the performance would be lower. For more information about management expense waivers or reimbursements, please read the fund’s prospectus.

For more information about the available underlying investment options, including all charges and expenses, please consult a fund prospectus. Fund prospectuses and additional information relating to your retirement plan can be obtained by contacting your plan administrator. Before investing, carefully consider the fund’s investment objectives, risks, charges and expenses. The fund prospectus contains this and other important information. Read the prospectus carefully before investing.

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The following is a description of each of the 401(k) Plan’s investment funds and other investments:

Oppenheimer Global A. The investment seeks capital appreciation. The fund invests mainly in common stock of U.S. and foreign companies. It can invest without limit in foreign securities and can invest in any country, including countries with developing or emerging markets. However, the fund currently emphasizes its investments in developed markets such as the United States, Western European countries and Japan. It does not limit its investments to companies in a particular capitalization range, but primarily invests in mid- and large-cap companies. The fund normally will invest in at least three countries (one of which may be the United States.

Harbor International Instl. The investment seeks long-term total return, principally from growth of capital. The fund invests normally in a minimum of 10 countries throughout the world, focusing on companies located in Europe, the Pacific Basin and emerging industrialized countries whose economies and political regimes appear stable. It invests primarily (no less than 65% of its total assets) in common and preferred stocks of foreign companies, including those located in emerging market countries. Companies in the fund’s portfolio generally have market capitalizations in excess of $1 billion at the time of purchase.

Heartland Value Plus. The investment seeks long-term capital appreciation and modest current income. The fund invests primarily in a concentrated number (generally 40 to 70) of small-capitalization equity securities selected on a value basis. A majority of its assets are generally invested in dividend-paying common stocks. It primarily invests in companies with market capitalizations between $250 million and $4 billion at the time of purchase.

Oppenheimer Main Street Sm- & Mid-Cap A. The investment seeks capital appreciation. The fund mainly invests in common stocks of “small-cap” and “mid-cap” companies. It will invest at least 80% of its net assets, including any borrowings for investment purposes, in securities of companies having a market capitalization in the range of the Russell 2500TM Index, a measure of small- to mid-cap issuers. The fund primarily invests in common stock but may also invest in other types of securities, such as units of master limited partnerships or other securities that are consistent with its investment objective.

Principal MidCap Blend A. The investment seeks long-term growth of capital. The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies with medium market capitalizations (those with market capitalizations similar to companies in the Russell Midcap® Index) at the time of purchase. It invests in equity securities with value and/or growth characteristics and constructs an investment portfolio that has a “blend” of equity securities with these characteristics. The fund may invest in foreign securities.

Prudential Jennison Mid Cap Growth A. The investment seeks long-term capital appreciation. The fund normally invests at least 80% of its investable assets in equity and equity-related securities of medium-sized companies with the potential for above-average

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growth. In deciding which equities to buy, it uses what is known as a growth investment style. The fund’s investable assets will be less than its total assets to the extent that it has borrowed money for non-investment purposes, such as to meet anticipated redemptions.

Dreyfus S&P 500 Index. The investment seeks to match the performance of the Standard & Poor’s® 500 Composite Stock Price Index. The fund generally is fully invested in stocks included in the S&P 500® Index and in futures whose performance is tied to the index. It generally invests in all 500 stocks in the S&P 500® Index in proportion to the weighting in the index. The fund is non-diversified.

Invesco Comstock A. The investment seeks capital growth and income. Under normal market conditions, the fund invests at least 80% of its net assets (plus any borrowings for investment purposes) I common stocks at the time of investment. It may invest in issuers of small-, medium- or large-sized companies. The fund may invest up to 25% of its total assets in securities of foreign issuers. It may invest up to 10% of its total assets in real estate investment trusts (REITs).

Janus Twenty T. The investment seeks long-term growth of capital. The fund normally invests primarily in core group of 20-30 common stocks selected for their growth potential. It may invest in foreign equity and debt securities, which may include investments in emerging markets. The fund may invest assets in derivatives, which are instruments that have a value derived form or directly linked to an underlying asset. It may invest in derivative instruments for different purposes, including hedging and to earn income and enhance returns. The fund may lend portfolio securities on a short-term or long-term basis. It is non-diversified.

Wells Fargo Advantage Growth A. The investment seeks long-term capital appreciation. The fund invests at least 80% of its total assets in equity securities and up to 25% of the fund’s total assets in equity securities of foreign issuers through ADRs and similar investments. It invests principally in equity securities of companies that the advisors believe have prospects for robust and sustainable growth of revenues and earnings. The fund selects equity securities of companies of all market capitalizations. It may also invest in equity securities of foreign issuers through ADRs and similar investments.

Nationwide Inv Dest Cnsrv Svc. The investment seeks to maximize total investment return for a conservative level of risk. The fund is a “fund of funds” that invests primarily in affiliated index mutual funds representing a variety of asset classes. It also invests in certain underlying funds that are not index funds. Although the fund seeks to provide diversification across major asset classes, the fund is non-diversified as to issuers, which means that it holds securities issued by a small number of issuers, and may invest a significant portion of its assets in any one underlying fund. It is non-diversified.

Nationwide Inv Dest Mod Cnsrv Svc. The investment seeks to maximize total investment return for a moderately conservative level of risk. The fund is a “fund of funds” that invests primarily in affiliated index mutual funds representing a variety of asset classes. It also invests in certain underlying funds that are not index funds. Although the fund seeks to provide diversification across major asset classes, the fund is non-diversified as to issuers, which means that it holds securities issued by a small number of issuers, and may invest a significant portion of its assets in any one underlying fund. It is non-diversified.

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Nationwide Inv Dest Mod Svc. The investment seeks to maximize total investment return for a moderate level of risk. The fund is a “fund of funds” that invests primarily in affiliated index mutual funds representing a variety of asset classes. It also invests in certain underlying funds that are not index funds. Although the fund seeks to provide diversification across major asset classes, the fund is non-diversified as to issuers, which means that it holds securities issued by a small number of issuers, invests a significant portion of its assets in any one underlying fund. It is non-diversified.

Fidelity Advisory Balanced A. The investment seeks both income and growth of capital. The fund invests approximately 60% of assets in stocks and other equity securities and the remainder in bonds and other debt securities, including lower-quality debt securities, when its outlook is neutral. It invests at least 25% of total assets in fixed-income senior securities (including debt securities and preferred stock). The fund invests in domestic and foreign issuers.

Invesco Equity and Income A. The investment seeks the highest possible income consistent with safety of principal. Long-term growth of capital is an important secondary investment objective. Under normal circumstances, the fund invests at least 80% of its assets in equity and income securities at the time of investment. It invests primarily in income-producing equity securities (including common stocks, preferred stocks and convertible securities) and investment grade quality debt securities. The fund may invest up to 25% of its total assets in securities of foreign issuers. It may invest up to 15% of its total assets in real estate investment trusts (REITs).

Nationwide Inv Dest Mod Agrsv Svc. The investment seeks to maximize total investment return for a moderately aggressive level of risk. The fund is a “fund of funds” that invests primarily in affiliated index mutual funds representing a variety of asset classes. Although the fund seeks to provide diversification across major asset classes, the fund is non-diversified as to issuers, which means that it holds securities issued by a small number of issuers, and may invest a significant portion of its assets in any one underlying fund. It is non-diversified.

Nationwide Inv Dest Agrsv Svc. The investment seeks to maximize total investment return for an aggressive level of risk. The fund is a “fund of funds” that invests primarily in affiliated index mutual funds representing a variety of asset classes. It also invests in certain underlying funds that are not index funds. Although the fund seeks to provide diversification across major asset classes, the fund is non-diversified as to issuers, which means that it holds securities issued by a small number of issuers, and may invest a significant portion of its assets in any one underlying fund. It is non-diversified.

BlackRock GNMA Inva A. The investment seeks to maximize total return, consistent with income generation and prudent investment management. The fund normally invests at least 80% of assets in GNMA securities. It invests primarily in securities issued by the GNMA as well as other U.G. government securities in the five to ten year maturity range. The fund may buy or sell options or futures on a security or an index of securities, or enter into credit default swaps and interest rate transactions, including swaps. It may engage in active and frequent trading of portfolio securities to achieve its primary investment strategies.

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Dreyfus Intermediate Term Inc A. The investment seeks to maximize total return, consisting of capital appreciation and current income. To pursue its goal, the fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in fixed-income securities of U.S. and foreign issuers rated investment grade or the unrated equivalent as determined by The Dreyfus Corporation. Typically, its portfolio can be expected to have an average effective maturity ranging between five and ten years and an average effective duration ranging between three and eight years.

Principal High Yield Inst. The investment seeks to provide a relatively high level of current income. The fund invests at least 80% of its net assets in high-yield, below-investment grade fixed-income securities (sometimes called “junk bonds”) which are rated at the time of purchase BB+ or lower by S&P or rated Ba1 or lower by Moody’s or of equivalent quality as determined by the Sub-Advisor. It may also invest in bank loans (also known as senior floating rate interests) and securities of foreign issuers, including those located in developing or emerging countries.

Nationwide Money Market Instl. The investment seeks as high a level of current income as is consistent with preserving capital and maintaining liquidity. The fund invests primarily in a portfolio of high-quality, fixed-income securities that mature in 397 days or less. It may purchase foreign money market securities, although all obligations held by the fund must be denominated in U.S. dollars. The fund may invest in floating-and variable-rate obligations and may enter into repurchase agreements. It maintains a dollar-weighted average maturity of no more than 60 days and a weighted average life of no more than 120 days.

Fixed Option. This investment is a guaranteed return fixed annuity contract that provides an annual interest guarantee, based on the investment yield realized on Nationwide Life Insurance Company’s General Account. The contract guarantees an interest rate for the guarantee period and a minimum rate for the following guarantee period. A market value adjustment may apply if Fixed Contract transfer payments are in excess of 20% of the annual book value installment limit. Book value is the current balance in your contract including principal and interest. The market value paid is equal to the amount withdrawn, increased or decreased by the market value adjustment. The market value adjustment is determined by Nationwide Life Insurance Company in accordance with uniform procedures applicable to all contracts in this class. Please contact your Plan administrator if you have any questions or would like additional information.

TD Ameritrade Account. The 401(k) Plan allows for each participant to set up a self-directed brokerage account through TD Ameritrade (the “TD Ameritrade Account”). The TD Ameritrade Account offers a wide range of investments, including thousands of mutual funds and individual securities from various marketplaces, including the NYSE, Nasdaq and AMEX. Following the completion of the stock offering, a participant can purchase or sell New Charter Financial Common Stock through his or her TD Ameritrade Account, subject to the trading restrictions described above under “Future Direction to Purchase and Sell Common Stock.”

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New Charter Financial Common Stock. In connection with the stock offering, you may, in the manner described earlier, direct the trustee to invest a portion of your 401(k) Plan account in New Charter Financial Common Stock, provided that such amount does not exceed 90 percent of your total 401(k) Plan account balance. The trustee will use all amounts elected by participants to acquire shares of New Charter Financial Common Stock in the conversion and common stock offering. After the offering, you may elect to invest a portion of your payroll deduction contributions or employer contributions in New Charter Financial Common Stock. You may also elect to invest in New Charter Financial Common Stock with a portion of your account currently invested in other funds under the 401(k) Plan. However, no more than 90 percent of your 401(k) Plan account balance can be transferred to your TD Ameritrade Account. It is expected that all purchases will be made at prevailing market prices. Pending investment in New Charter Financial Common Stock, amounts allocated towards the purchase of shares in the stock offering will be held in your TD Ameritrade Account maintained by 401(k) Plan. In the event of an oversubscription, any earnings that result therefrom will be reinvested among the other funds of the 401(k) Plan in accordance with your then existing investment election. Performance of New Charter Financial Common Stock will depend on a number of factors, including the financial condition and profitability of Charter Financial and CharterBank and market conditions for New Charter Financial Common Stock generally. Please be advised that shares of common stock of Old Charter Financial, which were held by the 401(k) Plan prior to the conversion and stock offering will be converted into new shares of New Charter Financial Common stock, in accordance with the exchange ratio provided in the accompanying prospectus.

For a discussion of material risks you should consider, see the “Risk Factors” section of the accompanying prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

An investment in any of the investment options listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any investment option, there is always a risk that you may lose money on your investment in any of the investment options listed above.

Administration of the 401(k) Plan

The Trustee and Custodian. The trustee and custodian of the 401(k) Plan is Nationwide Trust Company, FSB (the “Trustee”). However, New Charter Financial Common Stock purchased through the 401(k) Plan will be held by your TD Ameritrade Account maintained by the 401(k) Plan.

401(k) Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the 401(k) Plan administrator, CharterBank. The address of the 401(k) Plan administrator is 1233 O.G. Skinner Drive, West Point, Georgia 31833, telephone number is (706) 645-1391. The 401(k) Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of 401(k) Plan records, books of account and all other data necessary for the proper

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administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to 401(k) Plan Participants.    The 401(k) Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of CharterBank to continue the 401(k) Plan indefinitely. Nevertheless, CharterBank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your accounts. CharterBank reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that CharterBank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you would, if either the 401(k) Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the 401(k) Plan had then terminated.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1)	the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

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(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

CharterBank will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution.  A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1/2, and consists of the balance credited to participants under the 401(k) Plan and all other profit sharing plans, if any, maintained by CharterBank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this 401(k) Plan and any other profit sharing plans maintained by CharterBank, which is included in the distribution.

New Charter Financial Common Stock Included in Lump-Sum Distribution.  If a lump-sum distribution includes New Charter Financial Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to New Charter Financial Common Stock; that is, the excess of the value of Charter Financial at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of New Charter Financial Common Stock, for purposes of computing gain or loss on its subsequent sale, equals the value of New Charter Financial Common Stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of New Charter Financial Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of New Charter Financial Common Stock. Any gain on a subsequent sale or other taxable disposition of New Charter Financial Common Stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities

Federal law provides specific rights concerning investments in employer securities. Because you may in the future have investments in New Charter Financial Common Stock under the 401(k) Plan, you should take the time to read the following information carefully.

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Your Rights Concerning Employer Securities. The 401(k) Plan must allow you to elect to move any portion of your account that is invested in New Charter Financial Common Stock from that investment into other investment alternatives under the 401(k) Plan. You may contact the 401(k) Plan administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the 401(k) Plan are available to you if you decide to diversify out of your investment in New Charter Financial Common Stock.

The Importance of Diversifying Your Retirement Savings.    To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in employer common stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

Additional Employee Retirement Income Security Act (“ERISA”) Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as CharterBank, the 401(k) Plan administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.

Because you will be entitled to invest a portion of your account balance in the 401(k) Plan in New Charter Financial Common Stock, the regulations under Section 404(c) of the ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These

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regulations also require that your exercise of voting and similar rights with respect to New Charter Financial Common Stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as New Charter Financial. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of New Charter Financial, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of New Charter Financial’s fiscal year. Discretionary transactions in and beneficial ownership of New Charter Financial Common Stock by officers, directors and persons beneficially owning more than 10% of New Charter Financial Common Stock generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by New Charter Financial of profits realized by an officer, director or any person beneficially owning more than 10% of New Charter Financial Common Stock resulting from non-exempt purchases and sales of New Charter Financial Common Stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of New Charter Financial Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of New Charter Financial Common Stock distributed from the 401(k) Plan for six months following such distribution and are prohibited from directing additional purchases of New Charter Financial Common Stock for six months after receiving such a distribution.

Financial Information Regarding 401(k) Plan Assets

Financial information representing the net assets available for 401(k) Plan benefits and the change in net assets available for 401(k) Plan benefits at December 31, 2012, is available upon written request to the 401(k) Plan administrator at the address shown above.

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LEGAL OPINION

The validity of the issuance of New Charter Financial Common Stock has been passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which the firm acted as special counsel in connection with New Charter Financial’s stock offering.

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SUBSCRIPTION AND COMMUNITY

OFFERING PROSPECTUS

CHARTER FINANCIAL CORPORATION

(Proposed Holding Company for CharterBank)

Up to 15,525,000 Shares of Common Stock

Charter Financial Corporation, a Maryland corporation, is offering up to 15,525,000 shares of common stock for sale at $10.00 per share on a best efforts basis in connection with the conversion of First Charter, MHC from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the ownership interest in Charter Financial Corporation, a federal corporation, currently owned by First Charter, MHC. In this prospectus, we will refer to Charter Financial Corporation, the Maryland corporation, as “New Charter Financial,” and we will refer to Charter Financial Corporation, the federal corporation, as “Old Charter Financial.” Old Charter Financial owns all of the outstanding shares of common stock of CharterBank, a federal savings bank, and will be succeeded by New Charter Financial. Old Charter Financial’s common stock is currently traded on the Nasdaq Capital Market under the trading symbol “CHFN,” and we expect the shares of New Charter Financial common stock will also trade on the Nasdaq Capital Market under the symbol “CHFN.”

The shares of common stock are first being offered in a subscription offering to eligible depositors and certain borrowers of CharterBank, and to the tax-qualified employee benefit plans of CharterBank, as described in this prospectus. Eligible depositors and certain borrowers and tax-qualified employee benefit plans have priority rights to buy all of the shares offered. Shares not purchased in the subscription offering may be offered for sale to the public in a community offering, with a preference given to residents of the States of Georgia, Alabama and Florida and then to public stockholders of Old Charter Financial. We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicate of broker-dealers, referred to in this prospectus as the syndicated offering, or, in our discretion after consultation with our financial advisors, in a separate firm commitment underwritten public offering. The syndicated offering or the firm commitment underwritten offering may commence before the subscription and community offerings (including any extensions) have expired. The subscription, community, syndicated and firm commitment underwritten offerings are collectively referred to in this prospectus as the offering. We must sell a minimum of 11,475,000 shares in order to complete the offering and the conversion.

In addition to the shares we are selling in the offering, the shares of Old Charter Financial held by the public will be exchanged for shares of common stock of New Charter Financial based on an exchange ratio that will result in the public stockholders of Old Charter Financial owning approximately the same percentage of New Charter Financial common stock as they owned in Old Charter Financial common stock immediately prior to the completion of the conversion. The number of shares we expect to issue in the exchange ranges from 6,781,928 shares to 9,175,550 shares.

The minimum order is 25 shares. The subscription offering and community offering (if commenced) are expected to expire at 2:00 p.m., Eastern Time, on [offering deadline]. We may extend this expiration date without notice to you until [extension deadline]. Once submitted, orders are irrevocable unless the subscription offering and/or community offering, if any, are terminated or extended, with regulatory approval, beyond [extension deadline], or the number of shares of common stock to be sold is increased to more than 15,525,000 shares or decreased to less than 11,475,000 shares. If the offering is extended past [extension deadline], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.05% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 15,525,000 shares or decreased to less than 11,475,000 shares, all funds received for the purchase of shares of common stock will be returned promptly with interest. All subscribers will be resolicited and given an opportunity to place a new stock order within a specified period of time. Funds received in the subscription and the community offerings will be held in a segregated account at CharterBank and will earn interest at 0.05% per annum until completion or termination of the offering. No shares purchased in the subscription offering or the community offering will be issued until the completion of a syndicated or firm commitment underwritten offering, if any.

Stifel, Nicolaus & Company, Incorporated will assist us in selling the shares on a best efforts basis in the subscription and community offerings, and will serve as sole book-running manager for any syndicated or firm commitment underwritten offering. Stifel, Nicolaus & Company, Incorporated is not required to purchase any shares of common stock offered for sale in the subscription and community offerings.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum
Number of shares	11,475,000	13,500,000	15,525,000
Gross offering proceeds	$114,750,000	$135,000,000	$155,250,000
Estimated offering expenses, excluding selling agent and underwriters’ commissions	$1,243,600	$1,243,600	$1,243,600
Selling agent and underwriters’ commissions (1)(2)	$4,301,500	$5,107,400	$5,913,400
Estimated net proceeds	$109,204,900	$128,649,000	$148,093,000
Estimated net proceeds per share	$9.52	$9.53	$9.54

(1)	Includes $65,000 payable to Stifel, Nicolaus & Company, Incorporated for records management and expenses of the offering.
(2)	The amounts shown assume that 50% of the shares are sold in the subscription and community offerings and the remaining 50% are sold in a syndicated or firm commitment underwritten offering. The amounts shown further assume that Stifel, Nicolaus & Company, Incorporated will receive fees in the amount of: (i) 1.0% of the first $30.0 million of shares of common stock sold in the subscription and community offerings (net of insider purchases and shares purchased by our employee stock ownership plan); and (ii) 3.0% on the amount greater than $30.0 million of shares of common stock sold in the subscription and community offerings (net of insider purchases and shares purchased by our employee stock ownership plan). The amounts shown also include fees of 5.0% of the aggregate amount of common stock sold in the syndicated or firm commitment underwritten offering, which will be paid to Stifel, Nicolaus & Company, Incorporated, Sterne, Agee & Leach, Inc. and any other broker-dealers included in the syndicated or firm commitment underwritten offering. See “The Conversion and Offering—Plan of Distribution; Selling Agent and Underwriter Compensation” for information regarding compensation to be received by Stifel, Nicolaus & Company, Incorporated in the subscription and community offerings and the compensation to be received by Stifel, Nicolaus & Company, Incorporated, Sterne, Agee & Leach, Inc. and the other broker-dealers that may participate in the syndicated or firm commitment underwritten offering. If all shares of common stock were sold in the syndicated or firm commitment underwritten offering, the selling agent and broker-dealers’ commissions would be approximately $5.7 million, $6.8 million and $7.8 million at the minimum, midpoint and maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 19.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Stifel Nicolaus Weisel

For assistance, please contact the Stock Information Center, toll-free, at [SIC telephone number].

The date of this prospectus is [Prospectus Date].

[MAP TO BE INSERTED ON INSIDE FRONT COVER]

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SUMMARY

The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of Old Charter Financial common stock for shares of New Charter Financial common stock. It may not contain all of the information that is important to you. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements, and the section entitled “Risk Factors.”

New Charter Financial

The shares being offered will be issued by New Charter Financial, a Maryland corporation. Upon completion of the conversion, New Charter Financial will become the successor corporation to Old Charter Financial and the parent holding company for CharterBank. New Charter Financial will be subject to comprehensive regulation and examination by the Board of Governors of the Federal Reserve System, also referred to herein as the Federal Reserve Board. New Charter Financial’s executive offices are located at 1233 O.G. Skinner Drive, P.O. Box 472, West Point, Georgia 31833, and its telephone number at that address is (706) 645-1391.

Old Charter Financial and First Charter, MHC

Old Charter Financial is a federally chartered corporation that owns all of the outstanding shares of common stock of CharterBank. At September 30, 2012, Old Charter Financial had consolidated assets of $1.0 billion, deposits of $800.3 million and stockholders’ equity of $142.5 million. At September 30, 2012, Old Charter Financial had 18,229,760 shares of common stock outstanding, of which 6,771,836 shares, or 37.15%, were owned by the public and will be exchanged for shares of common stock of New Charter Financial as part of the conversion. The remaining 11,457,924 shares of common stock of Old Charter Financial are held by First Charter, MHC, a federally chartered mutual holding company. The shares of common stock being offered by New Charter Financial represent First Charter, MHC’s 62.85% ownership interest in Old Charter Financial. Upon completion of the conversion and offering, First Charter MHC’s shares will be cancelled and First Charter, MHC and Old Charter Financial will no longer exist.

Old Charter Financial’s Internet address is www.charterbank.net. Information on this website is not and should not be considered to be a part of this prospectus. Old Charter Financial’s principal executive office is located at 1233 O.G. Skinner Drive, P.O. Box 472, West Point, Georgia 31833, and its telephone number at that address is (706) 645-1391.

CharterBank

CharterBank is a federally chartered stock savings bank headquartered in West Point, Georgia. CharterBank was originally founded in 1954 as a federally chartered mutual savings and loan association. Our principal business consists of attracting retail deposits from the general public in the areas surrounding our executive and administrative office in West Point, Georgia and our branch offices located in west-central Georgia, east-central Alabama and now the Florida Panhandle, and investing those deposits, together with funds generated from operations, in commercial real estate loans, one- to four-family residential mortgage loans, construction loans and investment securities and, to a lesser extent, commercial business loans, home equity loans and lines of credit and other consumer loans. In addition to our branch offices in west-central Georgia, east-central Alabama and the Florida Panhandle, we operate a cashless branch office in Norcross, Georgia. CharterBank is subject to comprehensive regulation and examination by the Office of the Comptroller of the Currency. CharterBank’s executive offices are located at 1233 O.G. Skinner Dr., West Point, Georgia 31833. Its telephone number at that address is (706) 645-1391.

CharterBank has grown through strategic de novo branching and acquisitions, primarily along the I-85/I-185 corridor and adjacent areas anchored by Auburn, Alabama and Atlanta and Columbus, Georgia. In February 2003, we expanded our presence in the Auburn-Opelika, Alabama market through the acquisition of EBA Bancshares and its subsidiary, Eagle Bank of Alabama. In March 2005 and May 2007, new branches were opened in Lagrange, Georgia. In June 2009, we entered into an agreement with the Federal Deposit Insurance Corporation (“FDIC”), as receiver, to acquire certain assets and assume all of the deposits of Neighborhood Community Bank, or

“NCB,” a full-service commercial bank headquartered in Newnan, Georgia, and in March 2010, we entered into an agreement with the FDIC, as receiver, to acquire certain assets and assume all of the deposits of McIntosh Commercial Bank, or “MCB,” a full-service commercial bank headquartered in Carrollton, Georgia. In September 2011, we entered into an agreement with the FDIC, as receiver, to acquire certain assets and assume all of the deposits of The First National Bank of Florida, or “FNB,” a full-service commercial bank headquartered in Milton, Florida. The agreements with the FDIC in connection with the acquisitions of NCB, MCB and FNB included loss-sharing agreements with respect to certain loans and assets. For additional information regarding the NCB, MCB and FNB acquisitions, see “—FDIC-Assisted Acquisitions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—FDIC-Assisted Acquisitions” and Note 3 to the Notes to our Consolidated Financial Statements.

Our Current Organizational Structure

CharterBank became the wholly owned subsidiary of Old Charter Financial in October 2001 when CharterBank reorganized from a federally chartered mutual savings and loan association into the two-tiered mutual holding company structure. In connection with the reorganization, Old Charter Financial sold 3,964,481 shares of its common stock to the public, representing 20% of the outstanding shares at $10.00 per share, and received net proceeds of $37.2 million. An additional 15,857,924 shares, or 80% of the outstanding shares of Old Charter Financial, were issued to First Charter, MHC. As part of the reorganization and offering, we established an employee stock ownership plan that purchased 317,158 shares of Old Charter Financial common stock in the offering, financed by a loan from Old Charter Financial.

In January 2007, Old Charter Financial repurchased 508,842 shares of its common stock at $52.00 per share through a self-tender offer. Following the stock repurchase, Old Charter Financial deregistered its common stock with the Securities and Exchange Commission. Since January 2007 to 2010, Old Charter Financial repurchased an additional 678,016 shares of its common stock through open market purchases.

In September 2010, through an incremental offering, Old Charter Financial sold 4,400,000 shares of common stock, receiving net proceeds of $27.9 million and First Charter, MHC canceled 4,400,000 shares of Old Charter Financial common stock that it held. The ownership percentage of public stockholders (excluding First Charter, MHC) of Old Charter Financial increased from 15.07% to 38.64% following completion of the incremental offering. Following the incremental offering, Old Charter Financial became a reporting company with the Securities and Exchange Commission and its shares of common stock began trading on the Nasdaq Capital Market. As of September 30, 2012, Old Charter Financial has repurchased 385,321 shares of its common stock since the completion of the incremental offering.

From 2002 to May 2012, Old Charter Financial generally paid quarterly dividends which totaled $57.6 million, including the payment of special dividends. In May 2012, Old Charter Financial ceased paying dividends because of the implementation of the Federal Reserve Board’s policy which made dividend waivers by First Charter, MHC more difficult to obtain. New Charter Financial intends to pay a regular quarterly dividend. See “Our Dividend Policy” and “Market for the Common Stock.”

Pursuant to the terms of a plan of conversion and reorganization, First Charter, MHC is now converting from the mutual holding company corporate structure to the stock holding company corporate structure. As part of the conversion, we are offering for sale shares representing the majority ownership interest in Old Charter Financial that is currently held by First Charter, MHC. The shares being offered in the offering will be issued by New Charter Financial. Upon completion of the conversion, public stockholders of Old Charter Financial will receive shares of common stock of New Charter Financial in exchange for their shares of Old Charter Financial and First Charter, MHC’s shares will be cancelled, First Charter, MHC and Old Charter Financial will cease to exist, and New Charter Financial will become the successor corporation to Old Charter Financial and the parent holding company for CharterBank.

The following diagram shows our current organizational structure, reflecting ownership percentages as of September 30, 2012:

After the conversion and offering are completed, we will be organized as a fully public holding company, as follows:

Business Strategy

Our business strategies are summarized below:

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Leverage capital through disciplined acquisitions.  The economy and banking industry in our market area of west-central Georgia, east-central Alabama and the Florida Panhandle continue to face significant challenges as many banks have experienced capital constraints and liquidity challenges as a result of incurring significant losses due to credit quality issues. We believe that these challenges create strategic growth opportunities for us, and our discipline and selectivity in identifying target franchises, along with our successful history of working with the FDIC, such as in the NCB, MCB and FNB transactions, and the additional capital raised through this offering will provide us an advantage in pursuing and consummating future acquisitions. We intend to leverage our capital base and acquisition experience to selectively pursue additional FDIC-assisted acquisitions and conservatively structured unassisted transactions of select franchises that present attractive risk-adjusted returns. In addition, future acquisitions will enable us to further utilize our substantial infrastructure devoted to the workout of special assets and administration of loss share agreements.

—

Expand our retail banking franchise.  Our focus is on growing our retail banking presence throughout the markets in west-central Georgia, east-central Alabama, and the Florida Panhandle, including our expanded retail footprint resulting from the NCB, MCB and FNB acquisitions, while reducing reliance on wholesale funding sources. Since September 30, 2010 we have reduced FHLB borrowings by $131.0 million and certificates of deposit by $166.0 million in our efforts to fund our balance sheet with core deposits (comprised of transaction, savings and money market accounts). Over this same time period we have increased core deposits from $313.2 million to $456.3 million. These deposits provide a low cost source of funds for our lending operations, as well as a potential source of fee income. Our average cost of funds decreased from 2.55% for the year ended September 30, 2010 to 1.23% for the year ended September 30, 2012.

We intend to build a diversified balance sheet, positioning us as a full-service community bank that offers both retail and commercial loan and deposit products to all markets within the I-85 corridor and the adjacent and other markets resulting from our acquisitions of NCB, MCB, and FNB. Moreover, we expect that the high level of customer service and expanded product offerings we provide, as well as our capital strength and financial position in an otherwise distressed banking market, will also facilitate organic growth and an opportunity to increase market share.

—

Quality customer service and convenience.  In order to proactively address the needs of our clients, we continue to make and build out investments in infrastructure and technology to improve transactional efficiencies and minimize the amount of time required for customers to complete regular banking activities, such as making a deposit at a branch drive-thru. In addition, the customer experience is enhanced for in-branch transactions as unique amenities such as child-friendly play areas, coffee cafes and change counters combine banking activities with everyday realities. To further emphasize convenience for our customers, we offer extended hours at the majority of our offices and alternative banking delivery systems, such as internet banking, that allow customers to pay bills, transfer funds and monitor account balances at any time. Additionally, we strive to create tailored products and services that are designed to meet the changing needs of our customers, such as our Rewards checking program discussed under the heading “Business of Charter Financial Corporation and CharterBank—Sources of Funds.”

—

Maintain strong asset quality.  We emphasize a disciplined credit culture based on intimate market knowledge, close ties to our customers, sound underwriting standards and experienced loan officers. While the challenging operating environment which began a few years ago contributed to an increase in problem assets, management’s primary objective has been to expeditiously reduce the level of nonperforming and classified assets through diligent monitoring and aggressive resolution efforts, including problem covered assets of NCB, MCB and FNB. The results of this effort are evidenced by our asset quality at September 30, 2012, with $5.6 million of non-performing assets not covered by loss sharing which represented 0.66% of total non-covered assets, and has declined $10.2 million from $15.8 million of non-performing assets not covered by loss sharing at September 30, 2011. Our ratio of allowance for loan losses to non-covered non-performing loans was 237.69% at September 30, 2012.

We have established dedicated problem asset resolution teams with experienced leadership to resolve nonperforming assets and classified assets acquired in the NCB, MCB and FNB transactions. While the majority of these nonperforming assets do not pose a significant credit risk because they are substantially covered under loss sharing agreements with the FDIC, reducing the amount of contractually non-performing assets acquired in the NCB, MCB and FNB acquisitions will reduce the cost of carrying these assets. Covered loans are generally considered accruing and performing loans as the loans accrete interest income over the estimated life of the loan when cash flows are reasonably estimable. Accordingly, covered loans that are contractually past due are still considered to be accruing and performing loans. See “—Asset Quality.”

—

Focus on relationship-driven banking.  We are focused on meeting the financial needs of our customer base through offering a full complement of loan, deposit and online banking solutions (i.e. internet banking and mobile banking). Over the years we have introduced new products and services in order to more fully serve and deepen the relationship with customers which has enabled us to grow our core deposit base, which generally represents a customer’s primary banking relationship. Our quality customer relationships and core competencies provide opportunities for cross selling products to existing customers in an effort to deepen our “share of wallet” and we intend to actively develop such opportunities.

—

Scalable operating platform.  We have committed significant resources to establish a scalable platform to accommodate future growth. The investments made thus far in systems and personnel will enable us to achieve improved operational efficiencies, with minimal additional investments, as we continue to integrate the assets and liabilities from recent acquisitions. In particular, our investment in operations required to integrate and manage the assets and liabilities acquired in FDIC-assisted transactions are largely fixed, allowing us to leverage existing systems and personnel to drive a higher return on similar investments in the future. Our acquisitions of NCB in June 2009, MCB in March 2010, and FNB in September 2011 highlight our ability to capitalize on opportunities that offer attractive risk-adjusted returns and provide a template for future acquisitions. We have closed 11 branch locations since 2009 (nine of which were acquired in FDIC acquisitions) as part of efforts to improve operational efficiency and will continue to focus our attention on other initiatives to increase franchise value.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy” for a more complete discussion of our business strategy.

Reasons for the Conversion and Offering

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

—

Eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation. The Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, has changed our primary bank and holding company regulator, which has resulted in changes in regulations applicable to First Charter, MHC and Old Charter Financial. Under the Dodd-Frank Act, the Federal Reserve Board became the federal regulator of all savings and loan holding companies and mutual holding companies, and the Federal Reserve Board historically has not allowed mutual holding companies to waive the receipt of dividends from their mid-tier holding company subsidiaries. Absent approval for First Charter, MHC to waive dividends, any dividend declared on Old Charter Financial’s common stock would have to be paid to First Charter, MHC as well as our public stockholders, resulting in a tax liability for First

Charter, MHC and a decrease in the exchange ratio for our public stockholders upon conversion to stock form. The Federal Reserve Board currently requires a “grandfathered” mutual holding company, like First Charter, MHC, to obtain member (depositors and certain borrowers) approval and comply with other procedural requirements prior to waiving dividends, which makes dividend waivers difficult to obtain. The conversion will eliminate our mutual holding company structure and will enable us to continue paying dividends to our stockholders, subject to the customary legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.” It also will eliminate the risk that the Federal Reserve Board will amend existing regulations applicable to the conversion process in a manner disadvantageous to our public stockholders or depositors.

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Facilitate future mergers and acquisitions.  Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company form will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions, as opportunities arise. The additional capital raised in the offering also will enable us to consider larger transactions. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit the acquisition of New Charter Financial for three years following completion of the conversion without regulatory approval.

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Improve the liquidity of our shares of common stock.  The larger number of shares that will be outstanding after completion of the conversion and offering is expected to result in a more liquid and active market for our common stock. A more liquid and active market would make it easier for our stockholders to buy and sell our common stock and would give us greater flexibility in implementing capital management strategies.

—

Transition us to a more familiar and flexible organizational structure.  The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors, and will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings.

See “The Conversion and Offering” for a more complete discussion of our reasons for conducting the conversion and offering.

FDIC-Assisted Acquisitions

Neighborhood Community Bank. On June 26, 2009, CharterBank entered into a purchase and assumption agreement with the FDIC to acquire certain assets and assume certain liabilities of NCB, a full-service commercial bank headquartered in Newnan, Georgia. The NCB acquisition extended our retail branch footprint as part of our efforts to increase our retail deposits and reduce our reliance on brokered deposits and borrowings as a significant source of funds. The acquisition of NCB’s four full-service branches, one of which has been closed, has expanded our market presence in west-central Georgia within the I-85 corridor region in which we are seeking to expand. We assumed $195.3 million of NCB’s liabilities, including $181.3 million of deposits, with no deposit premium paid. We also acquired $202.8 million of NCB assets, including $159.9 million of loans, net of unearned income, and $17.7 million of real estate owned, at a discount to book value of $26.9 million. The acquisition agreement with the FDIC included loss-sharing agreements pursuant to which the FDIC will assume 80% of losses and share 80% of loss recoveries on the first $82.0 million of losses on acquired loans and real estate owned, and assume 95% of losses and share 95% of loss recoveries on losses exceeding $82.0 million. Loans and other real estate owned that are covered under the loss-sharing agreements are referred to in this prospectus as “covered loans” and “covered other real estate,” respectively. Collectively, these are referred to as “covered assets.” Loans, other real estate and assets that are not covered by loss-sharing agreements are referred to as “non-covered” loans, other real estate and assets.

It is expected that we will have sufficient nonaccretable discounts and allowance for loan losses, after recording the current year provisions, to cover any losses on the NCB covered loans and covered other real estate. Given the foregoing and as a result of the loss-sharing agreements with the FDIC on these assets, we do not expect to incur significant losses. In addition, we expect to have accretable discounts (accretable yield) to provide for market yields on the NCB covered loans.

McIntosh Commercial Bank. On March 26, 2010, CharterBank entered into an acquisition agreement with the FDIC to acquire certain assets and assume certain liabilities of MCB, a full-service commercial bank headquartered in Carrollton, Georgia. The MCB acquisition extended our retail branch footprint as part of our efforts to increase our retail deposits and reduce our reliance on brokered deposits and borrowings as a significant source of our funds. The retention of one of MCB’s four full-service branches has expanded our market presence in west-central Georgia within the I-85 corridor region and adjacent areas in which we are seeking to expand. We assumed $306.2 million of MCB’s liabilities, including $295.3 million of deposits, with no deposit premium paid. We also acquired $322.6 million of MCB assets, including $207.6 million of loans, net of unearned income, and $55.3 million of real estate owned, at a discount to book value of $53.0 million. The purchase and assumption agreement with the FDIC included loss-sharing agreements pursuant to which the FDIC will assume 80% of losses and share 80% of loss recoveries on the first $106.0 million of losses on acquired loans and real estate owned, and assume 95% of losses and share 95% of loss recoveries on losses exceeding $106.0 million.

We recorded in noninterest income approximately $9.3 million in a pre-tax bargain purchase gain in connection with the MCB transaction, which represented the excess of the estimated fair value of the assets acquired over the fair value of the liabilities assumed. In addition, it is expected that we will have sufficient nonaccretable discounts, after recording the current year provisions, to cover any losses on the MCB covered loans and covered other real estate owned. We have recorded a FDIC receivable for expected losses to be indemnified and nonaccretable covered loan credit discounts for such amounts. It is also expected that we will have accretable discounts to provide for market yields on the MCB covered loans.

The First National Bank of Florida. On September 9, 2011, CharterBank entered into an acquisition agreement with the FDIC to acquire certain assets and assume certain liabilities of FNB, a full-service commercial bank headquartered in Milton, Florida. The FNB acquisition extended our retail branch footprint as part of our efforts to increase our retail deposits and reduce our reliance on brokered deposits and borrowings as a significant source of our funds. The retention of three of FNB’s eight full-service branches has expanded our market presence into the Florida Panhandle and adjacent areas in which we are seeking to expand. We assumed $247.5 million of FNB’s liabilities, including $244.7 million of deposits, with no deposit premium paid. We also acquired $251.8 million of FNB assets, including $185.9 million of loans, net of unearned income, and $24.9 million of real estate owned, at a discount to book value of $28.0 million. The purchase and assumption agreement with the FDIC included loss-sharing agreements pursuant to which the FDIC will assume 80% of losses and share 80% of loss recoveries on acquired loans and real estate owned.

We recorded in noninterest income approximately $1.1 million in a pre-tax bargain purchase gain in connection with the FNB transaction, which represented the excess of the estimated fair value of the assets acquired over the fair value of the liabilities assumed. In addition, it is expected that we will have sufficient nonaccretable discounts and allowance for loan losses, after recording the current year provisions, to cover any losses on the FNB covered loans and covered other real estate. We have recorded a FDIC receivable for expected losses to be indemnified and nonaccretable covered loan credit discounts for such amounts. It is also expected that we will have accretable discounts to provide for market yields on the FNB covered loans.

For more information regarding CharterBank’s FDIC-assisted acquisitions, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—FDIC-Assisted Acquisitions” and Note 3 to the Notes to our Consolidated Financial Statements.

Terms of the Offering

We are offering between 11,475,000 and 15,525,000 shares of common stock to eligible depositors and certain borrowers of CharterBank, to our tax-qualified employee benefit plans and, to the extent shares remain available, in a community offering to residents of the States of Georgia, Alabama and Florida, and to our existing public stockholders and to the general public. If necessary, we will also offer shares to the general public in a syndicated or firm commitment underwritten offering. Unless the number of shares of common stock to be offered is increased to more than 15,525,000 shares or decreased to fewer than 11,475,000 shares, or the subscription and community offerings are extended beyond [extension deadline], subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the offering is extended past [extension deadline], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will cancel your stock order, promptly return your funds with interest at 0.05% per annum for funds received in the subscription and community offerings or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 15,525,000 shares or decreased to less than 11,475,000 shares, all subscribers’ stock orders will be canceled, their withdrawal authorizations will be canceled and funds received for the purchase of shares of common stock in the subscription and community offerings will be returned promptly with interest at 0.05% per annum. We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time. No shares purchased in the subscription offering and community offering will be issued until the completion of a syndicated or firm commitment underwritten offering, if any.

The purchase price of each share of common stock offered for sale in the offering is $10.00. All investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, the community offering or a syndicated or firm commitment underwritten offering. Investors will not be charged a commission to purchase shares of common stock in the offering. Stifel, Nicolaus & Company, Incorporated, our marketing agent in the subscription and community offerings, will use its best efforts to assist us in selling shares of our common stock but is not obligated to purchase any shares of common stock being offered for sale in the subscription and community offerings.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of Old Charter Financial for shares of New Charter Financial are based on an independent appraisal of the estimated market value of New Charter Financial, assuming the offering is completed. RP Financial, LC., our independent appraiser, has estimated that, as of November 23, 2012, this market value was $214.8 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $182.6 million and a maximum of $247.0 million. Based on this valuation range, the 62.85% pro forma ownership interest of First Charter, MHC in Old Charter Financial as of September 30, 2012 being sold in the offering and the $10.00 per share price, the number of shares of common stock being offered for sale by New Charter Financial ranges from 11,475,000 shares to 15,525,000 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio ranges from 1.0015 shares at the minimum of the offering range to 1.3550 shares at the maximum of the offering range, and will preserve the existing percentage ownership of public stockholders of Old Charter Financial (excluding any new shares purchased by them in the stock offering and their receipt of cash in lieu of fractional shares).

The appraisal is based in part on Old Charter Financial’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of eleven publicly traded thrift holding companies that RP Financial, LC. considers comparable to Old Charter Financial. The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market.

Company Name	Ticker Symbol	Headquarters	Total Assets
(in millions)
ESSA Bancorp, Inc.	(ESSA)	Stroudsburg, PA	$1,419(1)
First Defiance Financial Corp.	(FDEF)	Defiance, OH	$2,056(1)
First PacTrust Bancorp, Inc.	(BANC)	Irvine, CA	$1,670(1)
Fox Chase Bancorp, Inc.	(FXCB)	Hatboro, PA	$1,071(1)
Franklin Financial Corporation	(FRNK)	Glen Allen, VA	$1,081(2)
Heritage Financial Group, Inc.	(HBOS)	Albany, GA	$1,055(1)
Home Bancorp, Inc.	(HBCP)	Lafayette, LA	$974(1)
OmniAmerican Bancorp, Inc.	(OABC)	Fort Worth, TX	$1,282(1)
Rockville Financial, Inc.	(RCKB)	Rockville, CT	$1,949(1)
United Financial Bancorp, Inc.	(UBNK)	W. Springfield, MA	$1,684(1)
Westfield Financial, Inc.	(WFD)	Westfield, MA	$1,317(1)

(1)	Assets as of September 30, 2012.
(2)	Assets as of June 30, 2012.

The following table presents a summary of selected pricing ratios for New Charter Financial (on a pro forma basis) and for the peer group companies based on earnings and other information as of and for the twelve months ended September 30, 2012, and stock prices as of November 23, 2012, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 12.3% on a price-to-book value basis, a discount of 14.2% on a price-to-tangible book value basis, and a premium of 113.6% on a price-to-earnings basis.

	Price-to-earnings multiple (1)	Price-to-book value ratio	Price-to-tangible book value ratio
New Charter Financial (on a pro forma basis, assuming completion of the conversion)
Maximum	82.40x	87.80%	89.61%
Midpoint	68.50x	81.70%	83.47%
Minimum	55.77x	74.57%	76.34%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	32.07x	93.21%	97.29%
Medians	28.69x	90.42%	94.47%

(1)	Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core” or recurring earnings on a trailing twelve-month basis through September 30, 2012. These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were utilized by RP Financial, LC. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”

The Exchange of Existing Shares of Old Charter Financial Common Stock

If you are currently a stockholder of Old Charter Financial, your shares will be canceled at the completion of the conversion and will be exchanged for shares of common stock of New Charter Financial. The number of shares of common stock you receive will be based on the exchange ratio, which will depend upon our final appraised value and the percentage of outstanding shares of Old Charter Financial common stock owned by public stockholders immediately prior to the completion of the conversion. The following table shows how the exchange ratio will adjust, based on the appraised value of New Charter Financial as of November 23, 2012, assuming public stockholders of Old Charter Financial own 37.15% of Old Charter Financial common stock immediately prior to the completion of the conversion. The table also shows the number of shares of New Charter Financial common stock a hypothetical owner of Old Charter Financial common stock would receive in exchange for 100 shares of Old Charter Financial common stock owned at the completion of the conversion, depending on the number of shares of common stock issued in the offering.

	Shares to be Sold in This Offering		Shares of New Charter Financial to be Issued for Shares of Old Charter Financial		Total Shares of Common Stock to be Issued in Exchange and Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price (1)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share (2)	Shares to be Received for 100 Existing Shares (3)
	Amount	Percent	Amount	Percent

Minimum	11,475,000	62.85%	6,781,928	37.15%	18,256,928	1.0015	$10.02	$13.12	100
Midpoint	13,500,000	62.85	7,978,739	37.15	21,478,739	1.1782	11.78	14.11	117
Maximum	15,525,000	62.85	9,175,550	37.15	24,700,550	1.3550	13.55	15.12	135

(1)	Represents the value of shares of New Charter Financial common stock to be received in the conversion by a holder of one share of Old Charter Financial, pursuant to the exchange ratio, based upon the $10.00 per share purchase price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.
(3)	Cash will be paid in lieu of fractional shares.

If you own shares of Old Charter Financial common stock in a brokerage account in “street name,” your shares will be exchanged automatically within your account, so you do not need to take any action to exchange your shares of common stock. If your shares are represented by physical Old Charter Financial stock certificates, after the completion of the conversion, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificate(s). You should not submit a stock certificate until you receive a transmittal form. A statement reflecting your ownership of New Charter Financial common stock will be mailed to you within five business days after the exchange agent receives a properly executed transmittal form and your Old Charter Financial stock certificate(s). New Charter Financial will not issue stock certificates.

No fractional shares of New Charter Financial common stock will be issued to any public stockholder of Old Charter Financial. For each fractional share that otherwise would be issued, New Charter Financial will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.

Outstanding options to purchase shares of Old Charter Financial common stock also will convert into and become options to purchase shares of New Charter Financial common stock based upon the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected by the conversion. At September 30, 2012, there were 559,025 outstanding options to purchase shares of Old Charter Financial common stock, none of which have vested. Such outstanding options will be converted into options to purchase 559,863 shares of common stock at the minimum of the offering range and 757,478 shares of common stock at the maximum of the offering range. Because federal regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion. If all existing options were exercised for authorized but unissued shares of common stock following the conversion, stockholders would experience ownership dilution of approximately 3.0%.

How We Intend to Use the Proceeds From the Offering

We intend to invest at least 50% of the net proceeds from the offering in CharterBank, loan funds to our employee stock ownership plan to fund its expected purchase of 2% of the shares of common stock sold in the offering and retain the remainder of the net proceeds from the offering at New Charter Financial. Therefore, assuming we sell 13,500,000 shares of common stock in the stock offering, and we have net proceeds of $128.6 million, we intend to invest $64.3 million in CharterBank, loan $2.7 million to our employee stock ownership plan to fund its purchase of shares of common stock and retain the remaining $61.6 million of the net proceeds at New Charter Financial.

The remainder of the net proceeds will be used by New Charter Financial for general corporate purposes, including paying cash dividends and repurchasing shares of our common stock. Funds invested in CharterBank will be used to increase capital levels, reduce wholesale funding and support increased lending and new products and services. The net proceeds retained by New Charter Financial and CharterBank also may be used to expand our retail banking franchise by acquiring new branches or by acquiring other financial institutions, especially troubled financial institutions with FDIC assistance similar to NCB, MCB and FNB, or other financial services companies as opportunities arise, although we do not currently have any agreements or understandings regarding any acquisition transaction and it is impossible to determine when, if ever, such opportunities may arise. Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

Please see the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

(i)	To depositors with accounts at CharterBank with aggregate balances of at least $50 at the close of business on September 30, 2011.

(ii)	To our tax-qualified employee benefit plans (including CharterBank’s employee stock ownership plan and 401(k) plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase 2% of the shares of common stock sold in the stock offering, although we reserve the right to have the employee stock ownership plan purchase more than 2% of the shares sold in the offering to the extent necessary to complete the offering at the minimum of the offering range.

(iii)	To depositors with accounts at CharterBank with aggregate balances of at least $50 at the close of business on December 31, 2012.

(iv)	To depositors of CharterBank at the close of business on February 4, 2013 and each borrower of CharterBank as of October 16, 2001 whose borrowing remained outstanding as of the close of business on February 4, 2013.

Shares of common stock not purchased in the subscription offering may be offered for sale in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in the States of Georgia, Alabama and Florida. To the extent shares of common stock remain available, we will also offer the shares to Old Charter Financial’s public stockholders as of February 4, 2013 and then to the general public. The community offering may begin at the same time as or after the subscription offering commences. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated or firm commitment underwritten offering. Stifel, Nicolaus & Company, Incorporated will act as sole book-running manager and Sterne, Agee & Leach, Inc. will act as co-manager for the syndicated or firm commitment underwritten offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated or firm commitment underwritten offering. Any determination to accept or reject stock orders in the community offering or syndicated or firm commitment underwritten offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering. A detailed description of the subscription offering, the community offering and the syndicated or firm commitment underwritten offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25.

Generally, no individual may purchase more than 150,000 shares ($1.5 million) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 300,000 shares ($3.0 million) of common stock:

—	your spouse or relatives of you or your spouse living in your house;

—	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

—	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 300,000 shares ($3.0 million).

In addition to the above purchase limitations, there is an ownership limitation for stockholders of Old Charter Financial other than our employee stock ownership plan. Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Old Charter Financial common stock, may not exceed 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion. However, if, based on your current ownership level, you will own more than 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion following the exchange of your shares of Old Charter Financial common stock, you will not need to divest any of your shares.

Subject to regulatory approval, we may increase or decrease the purchase and ownership limitations at any time. See the detailed description of the purchase limitations in “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription and Community Offerings

In the subscription and community offerings, you may pay for your shares only by:

(i)	personal check, bank check or money order made payable to Charter Financial Corporation; or

(ii)	authorizing us to withdraw available funds from the types of CharterBank deposit accounts designated on the stock order form.

CharterBank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a CharterBank line of credit check or any type of third-party check to pay for shares of common stock. Please do not submit cash or wire transfers. You may not designate withdrawal from CharterBank’s deposit accounts with check-writing privileges; instead, please submit a check. If you request that we directly withdraw the funds, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. Additionally, you may not authorize direct withdrawal from a CharterBank retirement account. See “—Using Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to Charter Financial Corporation or authorization to withdraw funds from one or more of your CharterBank deposit accounts, provided that the stock order form is received before 2:00 p.m., Eastern Time, on [offering deadline], which is the expiration of the subscription offering period. You may submit your stock order form and payment in one of three ways: by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the address noted on the stock order form, or by hand-delivery to CharterBank’s executive office, located at 1233 O.G. Skinner Drive, West Point, Georgia. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our banking offices. Please do not mail stock order forms to CharterBank.

Please see “The Conversion and Offering—Procedure for Purchasing Shares in Subscription and Community Offerings—Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.

Using Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your individual retirement account, or IRA. If you wish to use some or all of the funds in your CharterBank IRA or other retirement account, the applicable funds must first be transferred to a self-directed account maintained by an independent trustee or custodian, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [offering deadline] offering deadline, for assistance with purchases using your individual retirement account or other retirement account held at CharterBank or elsewhere. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion and Offering—Procedure for Purchasing Shares in Subscription and Community Offerings—Payment for Shares” and “—Using Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares in the stock offering.

Market for Common Stock

Existing publicly held shares of Old Charter Financial’s common stock are listed on the Nasdaq Capital Market under the symbol “CHFN.” Upon completion of the conversion, the shares of common stock of New Charter Financial will replace the existing shares, and we expect that the shares of New Charter Financial common stock will also trade on the Nasdaq Capital Market under the symbol “CHFN.” In order to list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock. As of February 4, 2013, Old Charter Financial had approximately          registered market makers in its common stock. Stifel, Nicolaus & Company, Incorporated and Sterne, Agee & Leach, Inc. have advised us that they intend to make a market in our common stock following the offering, but are under no obligation to do so.

Our Dividend Policy

After the completion of the conversion, we intend to pay cash dividends on a quarterly basis. Initially, we expect the quarterly dividends to be $0.05 per share, which equals $0.20 per share on an annualized basis and an annual yield of 2.0% based on a price of $10.00 per share.

We also intend to seek regulatory approval to pay a one-time, special cash dividend of $0.25 per share to all New Charter Financial stockholders. We cannot assure you that we will obtain such approval or when such approval may be obtained.

The dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, alternative uses of capital, including acquisitions and general economic conditions. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated.

For information regarding our historical dividend payments, see “Selected Consolidated Financial and Other Data” and “Market for the Common Stock.” For information regarding our current and proposed dividend policy, see “Our Dividend Policy.”

Purchases by Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 56,000 shares of common stock in the offering, representing 0.5% of shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to beneficially own 460,473 shares of common stock, or 2.5% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own that will be exchanged for shares of New Charter Financial.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for subscribing for shares of common stock in the subscription offering and community offering (if commenced) is 2:00 p.m., Eastern Time, on [offering deadline], unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 2:00 p.m., Eastern Time, on [offering deadline] (unless extended) whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Offering—Procedure for Purchasing Shares in Subscription and Community Offerings—Expiration Date” for a complete description of the deadline for subscribing in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

Federal regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you have sold or transferred your subscription rights. On the stock order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all applicable deposit or loan accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Delivery of Shares of Common Stock Purchased in the Subscription and Community Offerings

All shares of New Charter Financial common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described below in “—Conditions to Completion of the Conversion.” Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

—

The plan of conversion and reorganization is approved by at least a majority of votes eligible to be cast by members of First Charter, MHC (depositors and certain borrowers of CharterBank) as of February 4, 2013;

—

The plan of conversion and reorganization is approved by Old Charter Financial stockholders holding at least two-thirds of the outstanding shares of common stock of Old Charter Financial as of February 4, 2013, including shares held by First Charter, MHC;

—

The plan of conversion and reorganization is approved by Old Charter Financial stockholders holding at least a majority of the outstanding shares of common stock of Old Charter Financial as of February 4, 2013, excluding those shares held by First Charter, MHC;

—	We sell at least the minimum number of shares of common stock offered in the offering;

—	We receive final approval of the Board of Governors of the Federal Reserve System to complete the conversion and offering; and

—	We receive approval of the Georgia Department of Banking and Finance to become a bank holding company under Georgia law.

First Charter, MHC intends to vote its shares in favor of the plan of conversion and reorganization. At February 4, 2013, First Charter, MHC owned                 % of the outstanding shares of common stock of Old Charter Financial. The directors and executive officers of Old Charter Financial and their affiliates owned                  shares of Old Charter Financial (excluding exercisable options), or                 % of the outstanding shares of common stock and                     % of the outstanding shares of common stock excluding shares held by First Charter, MHC. They intend to vote those shares in favor of the plan of conversion and reorganization.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 11,475,000 shares of common stock, we may take several steps in order to issue the minimum number of shares of common stock in the offering range. Specifically, we may:

(i)	increase the purchase and ownership limitations; and/or

(ii)	seek regulatory approval to extend the offering beyond [extension deadline]; and/or

(iii)	increase the number of shares purchased by the employee stock ownership plan.

If we extend the offering beyond [extension deadline], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will cancel your stock order, promptly return your funds with interest at 0.05% per annum for funds received in the subscription and community offerings or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount and who indicated a desire to be resolicited on the stock order form will be, and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

RP Financial, LC. will update its appraisal before we complete the offering. If our pro forma market value at that time is either below $182.6 million or above $247.0 million, then, after consulting with the Board of Governors of the Federal Reserve System, we may:

—

terminate the stock offering, cancel stock orders, promptly return all funds (with interest paid on funds received in the subscription and community offerings) and cancel any deposit account withdrawal authorizations;

—	set a new offering range; or

—	take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

If we set a new offering range, we will cancel stock orders, promptly return funds, with interest at 0.05% per annum for funds received for purchases in the subscription and community offerings, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. We will resolicit subscribers, allowing them to place a new stock order for a period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of First Charter, MHC that has been called to vote on the plan of conversion and reorganization, and at any time after member approval with the approval of the Federal Reserve Board. If we terminate the offering, we will cancel stock orders, promptly return funds, with interest at 0.05% per annum for funds received in the subscription and community offerings and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all of our employees, to purchase up to 2% of the shares of common stock we sell in the offering. These shares, when combined with shares already owned by our employee stock ownership plan, will be less than 5% of the shares outstanding following the conversion. If we receive orders from depositors with a first priority in the subscription offering for more shares of common stock than the maximum of the offering range, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may, with prior Federal Reserve Board approval, purchase shares in the open market following completion of the conversion.

Federal regulations permit us to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion. Our current intention is to implement one or more new stock-based benefit plans, but we have not determined whether we would adopt the plans within 12 months following the completion of the conversion or more than 12 months following the completion of the conversion. Stockholder approval of these plans would be required. If we implement stock-based benefit plans within 12 months following the completion of the conversion, the stock-based benefit plans would reserve a number of shares (i) up to 4% of the shares of common stock sold in the offering (reduced by amounts purchased in excess of 4% of the shares of common stock sold in the offering by our 401(k) plan using its purchase priority in the stock offering) for awards of restricted stock to key employees and directors, at no cost to the recipients, and (ii) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by key employees and directors. The total number of shares available under the stock-based benefit plans is subject to adjustment as may be required by federal regulations or policy to reflect shares of common stock or stock options previously granted by Old Charter Financial or CharterBank. For stock-based benefit plans adopted within 12 months following the completion of the conversion, current regulatory policy would require that the total number of shares of restricted stock and the total number of shares available for the exercise of stock options not exceed 4% and 10%, respectively, of our total outstanding shares following the conversion. If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. We have not yet determined the number of shares that would be reserved for issuance under these plans. For a description of our current stock-based benefit plan, see “Management—Stock-Based Benefit Plans.”

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that will be available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock awards and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased			Dilution Resulting From Issuance of Shares for Stock-Based Benefit Plans		Value of Grants (In Thousands) (1)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Offering
						At Minimum of Offering Range	At Maximum of Offering Range

Employee stock ownership plan	229,500	310,500	2.0%	N/A (	2)	$2,295	$3,105
Restricted stock awards	459,000	621,000	4.0	2.45%		4,590	6,210
Stock options	1,147,500	1,552,500	10.0	5.91%		3,110	4,207

Total	1,836,000	2,484,000	16.0%	8.09%		$9,995	$13,522

(1)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.71 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of 10 years; a dividend yield of 2.0%; a risk-free rate of return of 1.65%; and expected volatility of 19.80%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.
(2)	No dilution is reflected for the employee stock ownership plan because these shares are assumed to be purchased in the stock offering.

We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2001 Stock Option Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as federal regulations do not permit us to repurchase our shares during the first year following the completion of the offering except to fund the grants of restricted stock under our existing stock-based benefit plan or under extraordinary circumstances.

The following table presents information as of September 30, 2012 regarding our employee stock ownership plan, our 2001 Recognition and Retention Plan, our 2001 Stock Option Plan and our proposed stock-based benefit plan. The table below assumes that 24,700,550 shares are outstanding after the offering, which includes the sale of 15,525,000 shares in the offering at the maximum of the offering range and the issuance of new shares in exchange for shares of Old Charter Financial using an exchange ratio of 1.3550. It also assumes that the value of the stock is $10.00 per share.

Existing and New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion

Employee Stock Ownership Plan:	Officers and Employees
Shares purchased in 2001 offering (1)		429,749	(2)	$4,297,491		1.74%
Shares purchased in 2010 offering (1)		406,500	(2)	4,065,000		1.65
Shares to be purchased in this offering		310,500		3,105,000		1.26

Total employee stock ownership plan shares		1,146,749		$11,467,491		4.64%

Restricted Stock Awards:	Directors, Officers and Employees
2001 Recognition and Retention Plan (1)		383,705	(3)	$3,837,048	(4)	1.55%
New shares of restricted stock		621,000		6,210,000	(4)	2.51

Total shares of restricted stock		1,004,705		$10,047,048		4.07	% (5)

Stock Options:	Directors, Officers and Employees
2001 Stock Option Plan (1)		959,263	(6)	$2,599,602		3.88%
New stock options		1,552,500		4,207,275	(7)	6.29

Total stock options		2,511,763		$6,806,877		10.17	% (5)

Total of stock benefit plans		$4,663,217		$28,321,416		18.88%

(1)	The number of shares indicated has been adjusted for the 1.3550 exchange ratio at the maximum of the offering range.
(2)	As of September 30, 2012, 269,327 of these shares, or 198,765 shares prior to adjustment for the exchange, have been allocated.
(3)	As of September 30, 2012, 338,462 of these shares, or 249,788 shares prior to adjustment for the exchange, have been awarded, and 306,090 of these shares, or 225,897 shares prior to adjustment for the exchange, have vested.
(4)	The value of restricted stock awards is determined based on their fair value as of the date grants are made. For purposes of this table, the fair value of awards under the new stock-based benefit plan is assumed to be the same as the offering price of $10.00 per share.
(5)	The number of shares of restricted stock and shares reserved for stock options set forth in the table would exceed regulatory limits if a stock-based benefit plan were adopted within one year of the completion of the conversion. Accordingly, the number of new shares of restricted stock and shares reserved for stock options set forth in the table would have to be reduced such that the aggregate amount of stock awards and shares reserved for stock options would be 4% or less and 10% or less, respectively, of our outstanding shares, unless we obtain a waiver from the Board of Governors of the Federal Reserve System, or we implement the incentive plan more than 12 months after completion of the conversion. We have not determined whether or not we will implement a new stock-based benefit plan earlier than 12 months after completion of the conversion.
(6)	As of September 30, 2012, options to purchase 757,478 of these shares, or 559,025 shares prior to adjustment for the exchange, have been awarded, and no options have vested.
(7)	The weighted-average fair value of stock options to be granted has been estimated at $2.71 per option, using the Black-Scholes option pricing model. The fair value of stock options uses the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 2.0%; expected term, 10 years; expected volatility, 19.80%; and risk-free rate of return, 1.65%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

Tax Consequences

First Charter, MHC, Old Charter Financial, CharterBank and New Charter Financial have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding the material federal income tax consequences of the conversion, and have received opinions of Bryan Cave LLP regarding the material Georgia, Alabama and Florida state income tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to First Charter, MHC, Old Charter Financial (except for cash paid for fractional shares), CharterBank, New Charter Financial, persons eligible to subscribe in the subscription offering, or existing stockholders of Old Charter Financial. Existing stockholders of Old Charter Financial who receive cash in lieu of fractional shares of New Charter Financial will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The toll-free telephone number is [SIC telephone number]. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on weekends and bank holidays.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

If, over the next two to three years, we are unable to replace the revenue we expect to derive from the interest income and continued realization of accretable discounts on our acquired loans and the FDIC receivable with new loans and other interest earning assets, our financial condition and earnings may be adversely affected.

As a result of the three FDIC-assisted acquisitions that we have made and the asset discount bids associated with each acquisition, we anticipate that a significant portion of our income over the next two to three years will be derived from the interest income and continued realization of accretable discounts on the loans that we purchased in our FDIC-assisted acquisitions and from the FDIC receivable. For the year ended September 30, 2012, we recognized $18.4 million of interest income on covered loans. The accretable discount on the acquired loans will be recognized into interest income over the estimated life of the covered loan portfolio. Furthermore, the discount recorded on the FDIC receivable will be accreted into noninterest income using the level yield method over the estimated life of the receivable. During the period, if we are unable to replace our acquired loans and the related accretion with new performing loans at a similar yield and other interest earning assets due to such reasons as a decline in loan demand or competition from other financial institutions in our markets, our financial condition and earnings, including our interest rate spread, may be adversely affected.

Our business may continue to be adversely affected by downturns in our national and local economies.

Our operations are significantly affected by national and local economic conditions. Substantially all of our loans are to businesses and individuals in west-central Georgia, east-central Alabama and the Florida Panhandle. All of our branches and most of our deposit customers are also located in these areas. A continuing decline in the economies in which we operate could have a material adverse effect on our business, financial condition and results of operations. In particular, Georgia, Alabama and Florida have experienced home price declines, increased foreclosures and high unemployment rates.

A further deterioration or minimal improvement in economic conditions in the market areas we serve could result in the following consequences, any of which could have a material adverse effect on our business, financial condition and results of operations:

—	demand for our loans, deposits and services may decline;

—	loan delinquencies, problem assets and foreclosures may increase;

—	weak economic conditions may continue to limit the demand for loans by creditworthy borrowers, limiting our capacity to leverage our retail deposits and maintain our net interest income;

—	collateral for our loans may decline further in value; and

—	the amount of our low-cost or non-interest bearing deposits may decrease.

We may incur additional losses due to downward revisions to our preliminary estimates of the value of assets acquired in our FDIC-assisted acquisitions, the expiration of the loss sharing agreements or due to higher than expected charge-offs with respect to the assets acquired, which may not be supported by our loss-sharing agreements with the FDIC.

We acquired approximately $202.8 million, $322.6 million and $251.8 million of assets in connection with the NCB, MCB and FNB acquisitions, respectively. We marked down these assets to fair value at the date of each acquisition based on preliminary estimates.

There is no assurance that the assets acquired in the NCB, MCB and FNB acquisitions will not suffer further deterioration in value after the date of acquisition or some later date, which would require additional charge-offs. We entered into loss sharing agreements with the FDIC that provide that 80% of losses related to the acquired loans and other real estate owned (“covered assets”), up to $82.0 million in losses with respect to the $177.6 million of NCB covered assets, up to $106.0 million in losses with respect to the $262.9 million of MCB covered assets, will be borne by the FDIC and thereafter the FDIC will bear 95% of losses on NCB and MCB covered assets. We also entered into a loss sharing agreement with the FDIC that provides that 80% of losses related to the covered assets of $210.9 million acquired in the FNB transaction will be borne by the FDIC. However, we are not protected from all losses resulting from charge-offs with respect to such covered assets. Internal costs incurred to collect and otherwise resolve covered assets are borne by us and not subject to loss sharing reimbursement. Further, the loss sharing agreements have limited terms ranging from five years for commercial loans to ten years for residential mortgage loans. Therefore, any charge-offs or related losses that we experience after the expiration of the loss sharing agreements will not be reimbursed by the FDIC, including the write down of the FDIC indemnification asset, and would reduce our net income. Finally, if we fail to comply with the terms of the loss sharing agreements, we could lose the right to receive payments on a covered asset from the FDIC under the agreements. See “—Our ability to continue to receive benefits of our loss share arrangements with the FDIC is conditioned upon our compliance with certain requirements under the agreements,” below.

Our non-covered commercial real estate, real estate construction, and commercial business loans increase our exposure to credit risks.

Over the last several years, we have increased our non-residential lending in order to improve the yield and reduce the average duration of our assets. At September 30, 2012, our portfolio of non-covered commercial real estate, real estate construction, and commercial business loans totaled $313.3 million, or 71.7% of total non-covered loans, compared to $222.0 million, or 50.8% of total loans (all of which were non-covered) at September 30, 2008. At September 30, 2012, the amount of non-covered non-performing non-residential loans was $772,000. At September 30, 2012, our largest non-covered non-residential real estate borrowing relationship was $13.9 million, consisting of a borrower whose collateral was a real estate construction project. These loans may expose us to a greater risk of non-payment and loss than residential real estate loans because, in the case of commercial loans, repayment often depends on the successful operation and earnings of the borrowers and, in the case of consumer loans, the applicable collateral is subject to rapid depreciation. Additionally, commercial real estate loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to residential real estate loans. If loans that are collateralized by real estate become troubled and the value of the real estate has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest due on the loan, which could cause us to increase our provision for loan losses and adversely affect our financial condition and operating results.

If the allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

Our customers may not repay their loans according to the original terms, and the collateral, if any, securing the payment of these loans may be insufficient to pay any remaining loan balance. We may experience significant loan losses, which may have a material adverse effect on our operating results. We make various assumptions and judgments about the collectability of the loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. If our assumptions are incorrect, the allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, which would require additions to the allowance. Additions to the allowance would decrease our net income. At September 30, 2012, our allowance for loan losses for non-covered loans was $8.2 million, or 1.87% of total non-covered loans and 237.69% of non-covered non-performing loans, compared to $9.4 million, or 2.19% of total non-covered loans and 80.13% of non-covered non-performing loans at September 30, 2011. At September 30, 2012, $3.4 million of nonperforming loans were not covered by loss sharing.

Our level of commercial real estate, real estate construction and commercial business loans is one of the more significant factors in evaluating the allowance for loan losses. These loans may require increased provisions for loan losses in the future, which would decrease our earnings.

Bank regulators periodically review our allowance for loan losses and may require an increase to the provision for loan losses or further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs would decrease our earnings and adversely affect our financial condition.

We could record future losses on our securities portfolio.

For the years ended September 30, 2012 and 2011, we have recorded $273,000 and $2.3 million, respectively, in other-than-temporary impairment charges on non-government agency collateralized mortgage obligations. At September 30, 2012, our securities portfolio totaled $189.4 million, which included $14.3 million of non-government agency collateralized mortgage obligations with net unrealized losses of $3.4 million. A number of factors or combinations of factors could require us to conclude in one or more future reporting periods that an unrealized loss that exists with respect to these securities constitutes an impairment that is other-than-temporary, which would result in additional losses that could be material. These factors include, but are not limited to, a continued failure by the issuer to make scheduled interest payments, an increase in the severity of the unrealized loss on a particular security, an increase in the continuous duration of the unrealized loss without an improvement in value or changes in market conditions and/or industry or issuer specific factors that would render us unable to forecast a full recovery in value. In addition, the fair values of securities could decline if the overall economy and the financial condition of some of the underlying borrowers deteriorate. These securities have limited liquidity and additional impairment charges may be required in future periods. Deterioration in private label securities or changes in regulatory capital requirements may reduce our regulatory capital or increase classified assets.

If our problem assets increase, our earnings will decrease.

At September 30, 2012, our non-performing assets (which consist of non-accrual loans, loans 90 days or more delinquent, and foreclosed real estate assets) not covered by loss sharing agreements consisted of $3.5 million of loans and $2.1 million of foreclosed real estate. As of September 30, 2012, we also had covered foreclosed real estate of $21.9 million. In addition, our non-covered classified assets (consisting of substandard loans and securities, doubtful loans and loss assets) totaled $39.5 million at September 30, 2012. Our problem assets adversely affect our net income in various ways. We do not record interest income on non-accrual loans or real estate owned. Based on our estimate of the level of allowance for loan losses required, we record a provision for loan losses as a charge to earnings to maintain the allowance for loan losses at an appropriate level. From time to time, we also write down the value of properties in our real estate owned portfolio to reflect changing market values. Additionally, there are legal fees associated with the resolution of problem assets as well as carrying costs such as taxes, insurance and maintenance related to our real estate owned. Further, the resolution of problem assets requires the active involvement of management, which could detract from the overall supervision of our operations. Finally, if our estimate of the allowance for loan losses is inadequate, we will have to increase the allowance accordingly.

Our ability to continue to receive the benefits of our loss share arrangements with the FDIC is conditioned upon our compliance with certain requirements under the agreements.

Our ability to recover a portion of our losses and retain the loss share protection is subject to our compliance with certain requirements imposed on us in the loss share agreements with the FDIC. These requirements relate primarily to our administration of the assets covered by the agreements, as well as our obtaining the consent of the FDIC to engage in certain corporate transactions that may be deemed under the agreements to constitute a transfer of the loss share benefits. For example, any merger or consolidation of CharterBank with another financial institution would require the consent of the FDIC under the loss share agreements relating to the NCB, MCB and FNB transactions.

In instances where the FDIC’s consent is required under the loss share agreements, the FDIC may withhold its consent to such transactions or may condition its consent on terms that we do not find acceptable. If the FDIC does not grant its consent to a transaction we would like to pursue, or conditions its consent on terms that we do not find acceptable, this may cause us not to engage in a corporate transaction that might otherwise benefit our stockholders or we may elect to pursue such a transaction without obtaining the FDIC’s consent, which could result in termination of our loss share agreements with the FDIC.

We may fail to realize any benefits from, and may incur unanticipated losses related to, the assets we acquired and liabilities we assumed from Neighborhood Community Bank, McIntosh Commercial Bank and The First National Bank of Florida.

The success of the NCB, MCB and FNB acquisitions will depend, in part, on our ability to successfully combine the businesses and assets we acquired with our business, and our ability to successfully manage the significant loan portfolios that were acquired. It may take longer to successfully liquidate the nonperforming assets that were acquired in the NCB, MCB and FNB transactions. As with any acquisition involving a financial institution, there may also be business and service changes and disruptions that result in the loss of customers or cause customers to close their accounts and move their business to competing financial institutions. It is possible that the integration process could result in the loss of key employees, the disruption of ongoing business, or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees, or to achieve the anticipated benefits of the transactions. Successful integration may also be hampered by differences between our organization and the NCB, MCB and FNB organizations. The loss of key employees of NCB, MCB and/or FNB could adversely affect our ability to successfully conduct business in the markets in which NCB, MCB and FNB operated, which could adversely affect our financial results. Integration efforts will also divert the attention and resources of our management. In addition, general market and economic conditions or governmental actions affecting the financial industry generally may inhibit our ability to successfully integrate these operations. If we experience difficulties with the integration process, the anticipated benefits of the transactions may not be realized fully, or at all, or may take longer to realize than expected. Finally, any cost savings that are realized may be offset by losses in revenues or other charges to earnings.

Additional FDIC-assisted acquisition opportunities may not become available and competition from other bidders may make it more difficult for us to successfully bid on failed bank transactions on terms we consider acceptable.

Our near-term business strategy includes the pursuit of potential acquisitions of failing banks that the FDIC plans to place in receivership. Many of the banks placed in receivership do not meet our strategic objectives. Failed bank transactions are attractive opportunities in part because of loss-sharing arrangements with the FDIC that limit the acquirer’s risk of loss on the purchased loan portfolio and, apart from our assumption of deposit liabilities, we have significant discretion as to the nondeposit liabilities that we assume. In addition, assets purchased from the FDIC are marked to their fair value and in many cases there is little or no addition to goodwill arising from an FDIC-assisted transaction. The bidding process for failing banks is competitive, and the competition may make it more difficult for us to bid on terms we consider to be acceptable. Many of these competing bidders will have more capital and other resources than CharterBank.

The FDIC or the Office of the Comptroller of the Currency, our primary federal regulator, could condition our ability to acquire a failed depository institution on our compliance with additional requirements.

We may seek to acquire one or more additional failed depository institutions from the FDIC. As the agency responsible for resolving failed depository institutions, the FDIC has the discretion to determine whether a party is qualified to bid on a failed institution. On August 26, 2009, the FDIC adopted a Statement of Policy on Qualifications for Failed Bank Acquisitions that sets forth a number of significant restrictions and requirements as a condition to the participation by certain “private investors” and institutions in the acquisition of failed depository institutions from the FDIC. Among the requirements would be that CharterBank maintain higher capital ratios for a three-year period following the acquisition of a failed depository institution from the FDIC, which would impair our ability to grow in the future without obtaining additional capital. Based on our interpretation of the Statement of Policy, we do not believe the provisions of the Statement of Policy would apply to us. However, if the FDIC were to adopt similar provisions that would apply to us, and we were unwilling to comply with such conditions, then we would not be permitted to acquire failed institutions from the FDIC. Additionally, we must obtain permission from the Office of the Comptroller of the Currency to bid on failed depository institutions and such permission may be withheld under certain circumstances.

Acquisitions, including any additional FDIC-assisted acquisitions, could disrupt our business and adversely affect our operating results.

On June 26, 2009 we entered into an agreement with the FDIC to acquire assets from Neighborhood Community Bank with a fair value of approximately $196.7 million and assume liabilities from such bank with a fair value of approximately $196.7 million. We also acquired four branches of NCB in the transaction, one of which has been closed. On March 26, 2010, we entered into an agreement with the FDIC to acquire assets of McIntosh Commercial Bank with a fair value of approximately $316.2 million and assume liabilities from such bank with a fair value of approximately $310.6 million. We also acquired four branches of MCB in the transaction, three of which have been closed. On September 9, 2011, we entered into an agreement with the FDIC to acquire assets of First National Bank of Florida with a fair value of approximately $249.0 million and assume liabilities from such bank with a fair value of approximately $248.3 million. We also acquired eight branches of FNB in the transaction, five of which have been closed. We expect to continue to grow by acquiring other financial institutions, related businesses or branches of other financial institutions that we believe provide a strategic fit with our business, which may or may not include loss sharing transactions. To the extent that we grow through acquisitions, we may not be able to adequately or profitably manage this growth. In addition, such acquisitions may involve the issuance of securities, which may have a dilutive effect on earnings per share. Acquiring banks, bank branches or businesses involves risks commonly associated with acquisitions, including:

—	Potential exposure to unknown or contingent liabilities we acquire;

—	Exposure to potential asset quality problems of the acquired financial institutions, businesses or branches;

—	Difficulty and expense of integrating the operations and personnel of financial institutions, businesses or branches we acquire;

—	Potential diversion of our management’s time and attention;

—	The possible loss of key employees and customers of financial institutions, businesses or branches we acquire;

—	Difficulty in safely investing any cash generated by the acquisition;

—	Inability to utilize potential tax benefits from such transactions;

—	Difficulty in estimating the fair value of the financial institutions, businesses or branches to be acquired which affects the profits we generate from the acquisitions; and

—	Potential changes in banking or tax laws or regulations that may affect the financial institutions or businesses to be acquired.

Our management team’s strategies for the enhancement of stockholder value may not succeed.

Our management team is taking actions to enhance stockholder value, including consolidating branches, reviewing personnel, developing new products, and continuing to review FDIC-assisted acquisition opportunities. In addition, we intend to focus on opportunities for cross selling products to existing customers in an effort to deepen our “share of wallet.” These actions may not enhance stockholder value.

As a community bank, our recruitment efforts may not be sufficient enough to implement our business strategy and execute successful operations.

As we continue to grow, we may find our recruiting efforts more challenging. If we do not succeed in attracting, hiring, and integrating experienced or qualified personnel, we may not be able to successfully implement our business strategy. Additionally, we may be unable to grow efficiently and effectively.

We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

Our reputation is one of the most valuable components of our business. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates. If our reputation is negatively affected, by the actions of our employees or otherwise, our business and, therefore, our operating results may be materially adversely affected.

Historically low interest rates may adversely affect our net interest income and profitability.

During the past three years it has been the policy of the Board of Governors of the Federal Reserve System to maintain interest rates at historically low levels through its targeted federal funds rate and the purchase of mortgage-backed securities. Historically, our interest-bearing liabilities reprice or mature more quickly than our interest-earning assets. As a result, rates paid on our interest-bearing liabilities have decreased more quickly than the rates we pay on the loans we have originated and the securities we have purchased. Consequently, our interest rate spreads have increased in the short term. However, our ability to reduce our interest expense is now highly limited compared to the ability for average yields on our interest-earning assets to continue to decrease. The Federal Reserve Board has indicated its intention to maintain low interest rates in the near future. Accordingly, our interest rate spreads and our net interest income (the difference between interest income earned on assets and interest expense paid on liabilities) may decrease, which would adversely affect our profitability.

Changes in interest rates could adversely affect our results of operations and financial condition.

Our results of operations and financial condition are significantly affected by changes in interest rates. Our results of operations depend substantially on our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest expense we pay on our interest-bearing liabilities, such as deposits and borrowings. Because our interest-bearing liabilities generally reprice or mature more quickly than our interest-earning assets, a sustained increase in interest rates generally would tend to reduce our interest income.

Changes in interest rates may also affect the average life of loans and mortgage-related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments at rates that are comparable to the rates on existing loans and securities. Additionally, increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable rate loans. Also, increases in interest rates may extend the life of fixed-rate assets, which would restrict our ability to reinvest in higher yielding alternatives, and may result in customers withdrawing certificates of deposit early so long as the early withdrawal penalty is less than the interest they could receive on a new investment.

Changes in interest rates also affect the current fair value of our interest-earning securities portfolio. Generally, the value of securities moves inversely with changes in interest rates. At September 30, 2012, the fair value of our portfolio of investment securities, mortgage-backed securities and collateralized mortgage obligations totaled $189.4 million. Net unrealized gains on these securities totaled $308,000 at September 30, 2012.

Additionally, a majority of our single-family mortgage loan portfolio is comprised of adjustable-rate loans. Any rise in market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans, which would increase the possibility of default.

Strong competition and changing banking environment may limit growth and profitability.

Competition in the banking and financial services industry is intense. We compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms operating locally and elsewhere, and non-traditional financial institutions, including non-depository financial services providers. Many of these competitors (whether regional or national institutions) have substantially greater resources and lending limits than we have and may offer certain services that we do not or cannot provide. Additionally, non-traditional financial institutions may not have the same regulatory requirements or burdens as we do even while playing a rapidly increasing role in the financial services industry, which could ultimately limit our growth, profitability and stockholder value. Our profitability depends upon our ability to successfully compete in our market areas and adapt to the ever changing banking environment.

Financial reform legislation has, among other things, eliminated the Office of Thrift Supervision, tightened capital standards and created a new Consumer Financial Protection Bureau, and will result in new laws and regulations that are expected to increase our costs of operations.

The Dodd-Frank Act requires various federal agencies to adopt a broad range of new implementing rules and regulations, and to prepare numerous studies and reports for Congress. The federal agencies are given significant discretion in drafting the implementing rules and regulations, and consequently many of the details and much of the impact of the Dodd-Frank Act may not be known for many months or years.

Among other things, as a result of the Dodd-Frank Act:

—

the Office of the Comptroller of the Currency became the primary federal regulator for federal savings associations such as CharterBank (replacing the Office of Thrift Supervision), and the Federal Reserve Board now supervises and regulates all savings and loan holding companies that were formerly regulated by the Office of Thrift Supervision, including Old Charter Financial and First Charter, MHC;

—

effective July 21, 2011, the federal prohibition on paying interest on demand deposits has been eliminated, thus allowing businesses to have interest bearing checking accounts. This change has increased our interest expense;

—

the Federal Reserve Board is required to set minimum capital levels for depository institution holding companies that are as stringent as those required for their insured depository subsidiaries, and the components of Tier 1 capital are required to be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions. There is a five-year transition period (from the July 21, 2010 effective date of the Dodd-Frank Act) before the capital requirements will apply to savings and loan holding companies. However, recently proposed rules would not provide such a transition period for savings and loan holding companies. See “Supervision and Regulation—Capital Requirements;

—

the federal banking regulators are required to implement new leverage and capital requirements that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives;

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a new Consumer Financial Protection Bureau has been established, which has broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets, like CharterBank, will be examined by their applicable bank regulators; and

—

federal preemption rules that have been applicable for national banks and federal savings banks have been weakened, and state attorneys general have the ability to enforce federal consumer protection laws.

In addition to the risks noted above, we expect that our operating and compliance costs, and possibly our interest expense, could increase as a result of the Dodd-Frank Act and the implementing rules and regulations. The need to comply with additional rules and regulations, as well as state laws and regulations to which we were not previously subject, will also divert management’s time from managing our operations. Higher capital levels would require us to maintain higher levels of assets that earn less interest and dividend income and returns on stockholders’ equity would suffer.

The short-term and long-term impact of the changing regulatory capital requirements and anticipated new capital rules are uncertain.

On June 7, 2012, the Federal Reserve Board approved proposed rules that would substantially amend the regulatory risk-based capital rules applicable to us. The Office of the Comptroller of the Currency subsequently approved these proposed rules on June 12, 2012. The proposed rules implement the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Act. Basel III was initially intended to be implemented beginning January 1, 2013, however on November 9, 2012, the U.S. federal banking agencies announced that they do not expect that any of the proposed rules would become effective on January 1, 2013.

Various provisions of the Dodd-Frank Act increase the capital requirements of financial institutions. The proposed rules include new minimum risk-based capital and leverage ratios, which would be phased in during 2013 and 2014, and would refine the definition of what constitutes “capital” for purposes of calculating those ratios. The proposed new minimum capital level requirements applicable to CharterBank under the proposals would be: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from current rules); and (iv) a Tier 1 leverage ratio of 4% for all institutions. The proposed rules would also establish a “capital conservation buffer” of 2.5% above the new regulatory minimum capital ratios, and would result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%, (ii) a Tier 1 capital ratio of 8.5%, and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement would be phased in beginning in January 2016 at 0.625% of risk-weighted assets and would increase each year until fully implemented in January 2019. An institution would be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations would establish a maximum percentage of eligible retained income that could be utilized for such actions. While the proposed Basel III changes and other regulatory capital requirements will likely result in generally higher regulatory capital standards, it is difficult at this time to predict when or how any new standards will ultimately be applied to CharterBank.

In addition, in the current economic and regulatory environment, bank regulators may impose capital requirements that are more stringent than those required by applicable existing regulations.

The application of more stringent capital requirements for CharterBank could, among other things, result in lower returns on invested capital, require the raising of additional capital, and result in regulatory actions if we were to be unable to comply with such requirements. Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in our having to lengthen the term of our funding, restructure our business models, and/or increase our holdings of liquid assets. Implementation of changes to asset risk weightings for risk based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers, could result in management modifying its business strategy and could limit our ability to make distributions, including paying out dividends or buying back shares.

Government responses to economic conditions may adversely affect our operations, financial condition and earnings.

The Dodd-Frank Act has changed the bank regulatory framework, created an independent consumer protection bureau that has assumed the consumer protection responsibilities of the various federal banking agencies, and established more stringent capital standards for banks and bank holding companies. Bank regulatory agencies also have been responding aggressively to concerns and adverse trends identified in examinations. Ongoing uncertainty and adverse developments in the financial services industry and the domestic and international credit markets, and the effect of the Dodd-Frank Act and regulatory actions, may adversely affect our operations by increasing ongoing compliance costs and restricting our business activities, including our ability to originate or sell loans, modify loan terms, or foreclose on property securing loans. These risks could affect the performance and value of our loan and investment securities portfolios, which also would negatively affect our financial performance.

If the Federal Reserve Board increases the federal funds rate, overall interest rates will likely rise, which may negatively impact the housing markets and the U.S. economic recovery. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and our income.

In response to the financial crisis of 2008 and early 2009, Congress has taken actions that are intended to strengthen confidence and encourage liquidity in financial institutions, and the FDIC has taken actions to increase insurance coverage on deposit accounts. In addition, there have been proposals made by members of Congress and others that would reduce the amount delinquent borrowers are otherwise contractually obligated to pay on their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral.

Moreover, bank regulatory agencies have responded aggressively to concerns and trends identified in examinations, and have issued many formal enforcement orders requiring capital ratios in excess of regulatory requirements. Bank regulatory agencies, such as the Office of the Comptroller of the Currency and the FDIC, govern the activities in which we may engage, primarily for the protection of depositors, and not for the protection or benefit of potential investors. In addition, new laws and regulations are likely to increase our costs of regulatory compliance and costs of doing business, and otherwise affect our operations. New laws and regulations may significantly affect the markets in which we do business, the markets for and value of our loans and investments, the fees we can charge, and our ongoing operations, costs and profitability. For example, recent regulatory changes to our overdraft protection programs could decrease the amount of fees we receive for these services. For the years ended September 30, 2012 and 2011, overdraft protection fees totaled $3.8 million and $3.4 million, respectively. Further, legislative proposals limiting our rights as a creditor could result in credit losses or increased expense in pursuing our remedies as a creditor. Regulations limit interchange fees for banks with assets of more than $10.0 billion. It is unclear whether in the future these limits will apply to smaller banks such as CharterBank.

We hold certain intangible assets that in the future could be classified as either partially or fully impaired, which would reduce our earnings and the book values of these assets.

Pursuant to applicable accounting requirements, we are required to periodically test our goodwill and core deposit intangible assets for impairment. The impairment testing process considers a variety of factors, including the current market price of our common shares, the estimated net present value of our assets and liabilities and information concerning the terminal valuation of similarly situated insured depository institutions. Future impairment testing may result in a partial or full impairment of the value of our goodwill or core deposit intangible assets, or both. If an impairment determination is made in a future reporting period, our earnings and the book value of these intangible assets will be reduced by the amount of the impairment. If an impairment loss is recorded, it will have little or no impact on the tangible book value of our shares of common stock, our liquidity or our regulatory capital levels.

Any requested or required changes in how we determine the impact of loss share accounting on our financial statements could have a material or adverse effect on our reported results.

Our financial results are significantly based on loss share accounting, which is subject to assumptions and judgments made by us. Loss share accounting is a complex accounting methodology. Many of the decisions management makes regarding the application of this accounting methodology may be revised at the request of various regulatory agencies to whom we report. As such, any financial information generated through the use of loss share accounting is subject to change. Any significant change in such information could have a material adverse effect on our results of operations and our previously reported results.

Because the nature of the financial services business involves a high volume of transactions, we face significant operational risks.

We operate in diverse markets and rely on the ability of our employees and systems to process a high number of transactions. Operational risk is the risk of loss resulting from our operations, including but not limited to, the risk of: fraud by employees or persons outside our company; the execution of unauthorized transactions by employees: errors relating to transaction processing and technology; breaches of the internal control systems and compliance requirements; and business continuation and disaster recovery. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits. This risk of loss also includes the potential legal actions that could arise as a result of an operational deficiency or as a result of noncompliance with applicable regulatory standards, adverse business decisions or their implementation, and customer attrition due to negative publicity. In the event of a breakdown in our internal control systems, improper operation of systems or improper employee actions, we could suffer financial loss, face regulatory action, and suffer damage to our reputation.

We may be adversely affected by the soundness of other financial institutions.

Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. We have exposure to many different industries and counterparties and routinely execute transactions with counterparties in the financial services industry, including commercial banks, brokers and dealers, investment banks, and other institutional clients. Many of these transactions expose us to credit risk in the event of a default by a counterparty or client. Any such losses could have a material adverse effect on our financial condition and results of operations.

System failure or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities

The computer systems and network infrastructure we use could be vulnerable to unforeseen problems. Our operations are dependent upon our ability to protect our computer equipment against damage from physical theft, fire, power loss, telecommunications failure or a similar catastrophic event, as well as from security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. Any damage or failure that causes an interruption in our operations could have a material adverse effect on our financial condition and results of operations. Computer break-ins, phishing and other disruptions could also jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in violations of consumer privacy laws including the Gramm-Leach-Bliley Act, cause significant liability to us and give reason for existing and potential customers to refrain from doing business with us. Although we, with the help of third-party service providers, intend to continue to implement security technology and establish operational procedures to prevent such damage and potential liability, there can be no assurance that these security measures will be successful. In addition, advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms we and our third-party service providers use to encrypt and protect customer transaction data. A failure of such security measures could have a material adverse effect on our financial condition and results of operations.

Hurricanes or other adverse weather events would negatively affect our local economies or disrupt our operations, which would have an adverse effect on our business or results of operations.

Our market area is located in the southeastern region of the United States and is susceptible to natural disasters, such as hurricanes, tornadoes, tropical storms, other severe weather events and related flooding and wind damage, and manmade disasters. These natural disasters could negatively impact regional economic conditions, cause a decline in the value or destruction of mortgaged properties and an increase in the risk of delinquencies, foreclosures or loss on loans originated by us, damage our banking facilities and offices and negatively impact our growth strategy. Such weather events can disrupt operations, result in damage to properties and negatively affect the local economies in the markets where they operate. We cannot predict whether or to what extent damage that may be caused by future hurricanes or tornadoes will affect our operations or the economies in our current or future market areas, but such weather events could negatively impact economic conditions in these regions and result in a decline in local loan demand and loan originations, a decline in the value or destruction of properties securing our loans and an increase in delinquencies, foreclosures or loan losses. Our business or results of operations may be adversely affected by these and other negative effects of natural or manmade disasters.

Risks Related to the Offering

The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering. In several cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of New Charter Financial and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to invest between $54.6 million and $74.0 million of the net proceeds of the offering in CharterBank. We may use the remaining net proceeds to invest in short-term investments, repurchase shares of common stock, pay dividends or for other general corporate purposes. We also expect to use a portion of the net proceeds we retain to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan. CharterBank may use the net proceeds it receives to fund new loans, purchase investment securities, acquire financial institutions or financial services companies, including troubled financial institutions, build new branches or acquire branches, or for other general corporate purposes. Our preference is to leverage the capital through additional FDIC-assisted acquisitions, and our failure to complete such acquisitions could adversely impact our financial performance and the value of our common stock. However, with the exception of the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, may require the approval of the Office of the Comptroller of the Currency and the Federal Reserve Board. We have not established a timetable for reinvesting the net proceeds, and we cannot predict how long we will require to reinvest the net proceeds. Our failure to utilize these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Following the stock offering, we expect our consolidated equity to be between $244.8 million at the minimum of the offering range and $281.2 million at the maximum of the offering range. Based upon our income for the year ended September 30, 2012, and these pro forma equity levels, our return on equity would be 2.0% and 1.8% at the minimum and maximum of the offering range, respectively. We expect our return on equity will remain low until we are able to leverage the additional capital we receive from the stock offering. Although we will be able to increase net interest income using proceeds of the stock offering, our return on equity will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt. Until we can increase our net interest income and non-interest income and leverage the capital raised in the offering into higher yielding assets, we expect our return on equity to remain low, which may reduce the market price of our common stock.

Our stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under a stock-based benefit plan. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards actually granted under a plan, the fair market value of our stock or options on the date of grant, the vesting period and other factors which we cannot predict at this time. In the event we adopt a stock-based benefit plan within 12 months following the conversion, under current regulatory policy the total shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under our existing and proposed stock-based benefit plans will be limited to 4% and 10%, respectively, of the total shares of our common stock outstanding. If we award shares of restricted common stock or grant options in excess of these amounts under stock-based benefit plans adopted more than 12 months after the completion of the conversion, our costs would increase further.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for shares purchased in the offering has been estimated to be approximately $2.2 million, or $1.6 million after tax, at the maximum of the offering range assuming the employee stock ownership plan purchases 2% of the shares of common stock sold in the offering as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion.”

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of common stock to fund these plans will be subject to many factors, including, but not limited to, applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plans through open market purchases, stockholders would experience an 8.1% dilution in ownership interest at the maximum of the offering range in the event newly issued shares of our common stock are used to fund stock options and shares of restricted common stock in an amount equal to 10% and 4%, respectively, of the shares sold in the offering. In the event we adopt a plan within 12 months following the conversion, under current regulatory policy the total shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under our existing and proposed stock-based benefit plans would be limited to 4% and 10%, respectively, of the total shares of our common stock outstanding. In the event we adopt a stock-based benefit plan more than 12 months following the conversion, the plan would not be subject to these limitations and stockholders could experience greater dilution.

Although the implementation of the stock-based benefit plans will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

If we adopt stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of common stock or stock options under our existing and proposed stock-based benefit plans may exceed 4% and 10%, respectively, of our total outstanding shares. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our expenses and reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the determination as to the timing of the implementation of such plans will be at the discretion of our board of directors.

We may not pay dividends on our shares of common stock, and we may not receive regulatory approval to pay a special dividend following the completion of the conversion.

Old Charter Financial ceased paying dividends on its common stock after the quarter ended June 30, 2012. Although New Charter Financial intends to pay a quarterly cash dividend to its stockholders, subject to market and tax considerations, stockholders are not entitled to receive dividends. Furthermore, the payment of a one-time, special dividend to all New Charter Financial stockholders is subject to regulatory approval. We may not receive such regulatory approval, either promptly following the completion of the conversion or at all, or we may only receive regulatory approval to pay a smaller special dividend than we currently intend. See “Our Dividend Policy” for additional information.

Various factors may make takeover attempts more difficult to achieve.

Our board of directors has no current intention to sell control of New Charter Financial. Our articles of incorporation and bylaws, federal regulations, CharterBank’s charter, Maryland law, shares of restricted stock and stock options that we have granted or may grant to employees and directors, stock ownership by our management and directors and employment agreements that we have entered into with our executive officers, and other factors may make it more difficult for companies or persons to acquire control of New Charter Financial without the consent of our board of directors. You may want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of our common stock. For additional information, see “Restrictions on Acquisition of New Charter Financial,” “Management—Employment Agreements,” “—Potential Payments to Named Executive Officers” and “—Benefits to be Considered Following Completion of the Conversion.”

There may be a decrease in stockholders’ rights for existing stockholders of Old Charter Financial.

As a result of the conversion, existing stockholders of Old Charter Financial will become stockholders of New Charter Financial. In addition to the provisions discussed above that may discourage takeover attempts that may be favored by stockholders, some rights of stockholders of New Charter Financial will be reduced compared to the rights stockholders currently have in Old Charter Financial. The reduction in stockholder rights results from differences between the federal and Maryland chartering documents and bylaws, and from distinctions between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of New Charter Financial are not mandated by Maryland law but have been chosen by management as being in the best interests of New Charter Financial and its stockholders. The articles of incorporation and bylaws of New Charter Financial include the following provisions: (i) greater lead time required for stockholders to submit proposals for new business or to nominate directors; and (ii) approval by at least 80% of the outstanding shares of capital stock entitled to vote generally is required to amend the bylaws and certain provisions of the articles of incorporation . See “Comparison of Stockholders’ Rights For Existing Stockholders of Charter Financial Corporation” for a discussion of these differences.

You may not revoke your decision to subscribe for New Charter Financial common stock in the subscription or community offerings after you submit your stock order.

Funds submitted or deposit account withdrawals authorized in connection with a subscription for shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated or firm commitment underwritten offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, LC., among other factors, there may be one or more delays in the completion of the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond [extension deadline], or the number of shares to be sold in the offering is increased to more than 15,525,000 shares or decreased to fewer than 11,475,000 shares.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain current or former depositors of CharterBank are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected consolidated historical financial and other data of Old Charter Financial and its subsidiaries for the periods and at the dates indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding Old Charter Financial contained elsewhere in this prospectus, including the consolidated financial statements beginning on page F-1 of this prospectus. The information at September 30, 2012 and 2011, and for the years ended September 30, 2012, 2011, and 2010 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at September 30, 2010, 2009 and 2008 and for the years ended September 30, 2009 and 2008, is derived in part from audited consolidated financial statements that do not appear in this prospectus.

	At September 30,
	2012	2011	2010	2009	2008
	(In thousands)
Selected Financial Condition Data:
Total assets	$1,032,220	$1,171,710	$1,186,082	$936,880	$801,501
Non-covered loans receivable, net (1)	427,676	419,979	451,231	462,786	428,472
Covered loans receivable, net (2)	166,228	235,050	148,139	89,764	—
Investment and mortgage securities available for sale (3)	189,379	158,737	133,183	206,061	277,139
Core deposits (4)	456,292	447,176	313,170	216,902	169,499
Retail deposits (5)	779,397	883,389	739,691	463,566	356,237
Total deposits	800,262	911,094	823,134	597,634	420,175
Total borrowings	81,000	110,000	212,000	227,000	267,000
Total stockholders’ equity	$142,521	$139,416	$136,876	$99,345	$102,302
Tangible total equity	136,915	133,263	130,532	93,077	96,988

	Years Ended September 30,
	2012	2011	2010	2009	2008
	(In thousands)
Selected Operating Data:
Interest and dividend income	$48,101	$45,786	$49,959	$40,340	$46,377
Interest expense	10,589	15,228	22,758	22,599	26,771

Net interest income	37,512	30,558	27,201	17,741	19,606
Provision for loan losses	3,300	1,700	5,800	4,550	3,250
Provision for loan losses on covered loans	1,202	1,200	420	—	—

Net interest income after provision for loan losses	33,010	27,658	20,981	13,191	16,356
Total noninterest income	12,915	9,283	17,510	12,011	18,950
Total noninterest expenses	40,307	33,942	30,469	22,581	20,284

Income before provision for income taxes	5,618	2,999	8,022	2,621	15,022
Income tax expense	639	694	2,087	306	4,491

Net income	$4,979	$2,305	$5,935	$2,315	$10,531

Per Share Data:
Basic earnings per share	$0.28	$0.13	$0.32	$0.13	$0.55
Fully diluted earnings per share	$0.28	$0.13	$0.32	$0.12	$0.55
Dividends declared per share	$0.10	$0.20	$0.40	$1.00	$1.75

(1)	Excludes “covered loans” acquired from the FDIC subject to loss-sharing agreements. See Note 5 to the Notes to our Consolidated Financial Statements. Loans shown are net of deferred loan (fees) costs and allowance for loan losses and exclude loans held for sale.
(2)	Consists of loans acquired from the FDIC subject to loss-sharing agreements. See Note 5 to the Notes to our Consolidated Financial Statements.
(3)	Includes all CharterBank investment and mortgage securities available for sale.
(4)	Core deposits consist of transaction accounts, money market accounts and savings accounts.
(5)	Retail deposits include core deposits and certificates of deposit other than brokered and wholesale certificates of deposit.

	At or For the Years Ended September 30,
	2012	2011	2010	2009	2008

Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets (ratio of net income to average total assets)	0.46%	0.22%	0.56%	0.27%	1.16%
Return on average equity (ratio of net income to average equity)	3.58%	1.67%	5.62%	2.25%	6.23%
Interest rate spread (1)	4.12%	3.53%	3.30%	2.08%	1.47%
Net interest margin (2)	4.17%	3.59%	3.19%	2.35%	2.32%
Efficiency ratio (3)	79.93%	85.32%	79.16%	75.90%	52.61%
Non-interest expense to average total assets	3.75%	3.34%	2.89%	2.68%	2.23%
Average interest-earning assets as a ratio of average interest-bearing liabilities	1.05x	1.04x	0.89x	1.09x	1.27x
Average equity to average total assets	12.95%	13.43%	10.03%	12.12%	18.56%
Dividend payout ratio (5)	27.50%	83.82%	27.29%	153.79%	66.97%

Asset Quality Ratios (4) (6):

Non-covered Assets (4):
Non-performing assets to total assets (6)	0.66%	1.99%	2.33%	2.16%	1.68%
Non-performing loans to total loans	0.79%	2.72%	2.55%	2.82%	2.47%
Allowance for loan losses as a ratio of non-performing loans	2.38x	0.80x	0.84x	0.71x	0.77x
Allowance for loan losses to total loans	1.87%	2.19%	2.12%	1.98%	1.89%
Net charge-offs as a percentage of average non-covered loans outstanding	0.86%	0.48%	0.90%	0.71%	0.24%

Bank Regulatory Capital Ratios:
Total capital (to risk-weighted assets)	19.22%	24.36%	21.53%	15.71%	18.15%
Tier I capital (to risk-weighted assets)	17.97%	23.10%	20.28%	14.65%	16.90%
Tier I capital (to average assets)	12.16%	10.68%	10.21%	9.30%	10.51%

Consolidated Capital Ratios:
Total equity to total assets	13.81%	11.90%	11.42%	10.49%	12.76%
Tangible total equity to total assets	13.26%	11.38%	10.98%	9.99%	12.18%

Other Data:
Number of full service offices	16	18	16	14	10
Full time equivalent employees	292	294	260	209	178

(1)	The interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities for the year.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(4)	Covered assets consist of assets of Neighborhood Community Bank, McIntosh Commercial Bank, and The First National Bank of Florida acquired from the FDIC subject to loss-sharing agreements. Non-covered assets consist of assets other than covered assets. See Note 3 to the Notes to our Consolidated Financial Statements.
(5)	The dividend payout ratio represents total dividends declared and not waived per share divided by total net income. The following table sets forth the aggregate cash dividends paid per period and the amount of dividends paid to public stockholders and to First Charter, MHC:

	For the Year Ended September 30,
	2012	2011	2010	2009	2008
Dividends paid to public stockholders	$649,331	$1,340,899	$1,040,926	$2,651,554	$5,656,953
Dividends paid to First Charter, MHC	722,896	600,000	600,000	750,000	1,500,000

Total dividends paid	$1,372,227	$1,940,899	$1,640,926	$3,401,554	$7,156,953

First Charter, MHC waived dividends of $423,000, $1.7 million, $5.7 million, $28.7 million and $26.3 million during the years ended September 30, 2012, 2011, 2010, 2009 and 2008, respectively.

(6)	We also have $21.9 million of covered other real estate owned, representing 2.1% of consolidated assets. Loss-sharing agreements cover any losses upon disposition of such assets at either 95% or 80%.

RECENT DEVELOPMENTS

The following tables set forth selected consolidated historical financial and other data of Old Charter Financial and its subsidiaries for the periods and at the dates indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding Old Charter Financial contained elsewhere in this prospectus, including the consolidated financial statements beginning on page F-1 of this prospectus. The information at September 30, 2012 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at December 31, 2012 and for the three months ended December 31, 2012 and 2011, is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three months ended December 31, 2012, are not necessarily indicative of the results for all of fiscal 2013 or any other interim period.

	At December 31, 2012	At September 30, 2012
	(In thousands)
Selected Financial Condition Data:
Total assets	$1,034,074	$1,032,220
Non-covered loans receivable, net (1)	426,370	427,676
Covered loans receivable, net (2)	149,268	166,228
Investment securities available for sale (3)	179,246	189,379
Core deposits (4)	463,345	456,292
Retail deposits (5)	775,371	779,397
Total deposits	806,118	800,262
Total borrowings	80,000	81,000
Total equity	143,989	142,521
Tangible total stockholders’ equity	138,511	136,915

	For the Three Months Ended December 31,
	2012		2011
	(In thousands)
Selected Operating Data:
Interest and dividend income	$11,052		$12,500
Interest expense	2,055		3,333

Net interest income	8,997		9,167
Provision for loan losses	300		1,500
Provision for loan losses on covered loans	95		600

Net interest income after provision for loan losses	8,602		7,067
Total noninterest income	3,207		3,816
Total noninterest expenses	8,321		10,264

Income before provision for income taxes	3,488		619
Income tax expense	1,154		131

Net income	$2,334		$488

Per Share Data:
Basic earnings per share	$0.	13	$0.03
Fully diluted earnings per share	$0.	13	$0.03
Dividends declared per share		$-	$0.05

(1)	Excludes “covered loans” acquired from the FDIC subject to loss-sharing agreements. See Note 5 to the Notes to our Consolidated Financial Statements. Loans shown are net of deferred loan (fees) costs and allowance for loan losses and exclude loans held for sale.
(2)	Consists of loans acquired from the FDIC subject to loss-sharing agreements. See Note 5 to the Notes to our Consolidated Financial Statements.
(3)	Includes all CharterBank investment securities available for sale.
(4)	Core deposits consist of transaction accounts, money market accounts and savings accounts.
(5)	Retail deposits include core deposits and certificates of deposit other than brokered and wholesale certificates of deposit.

	At or For the Three Months Ended December 31,
	2012	2011

Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets (ratio of net income to average total assets)	0.92%	0.17%
Return on average equity (ratio of net income to average equity)	6.51%	1.41%
Interest rate spread (1)	4.03%	3.93%
Net interest margin (2)	4.13%	3.94%
Efficiency ratio (3)	68.18%	79.06%
Non-interest expense to average total assets	3.28%	3.62%
Average interest-earning assets as a ratio of average interest-bearing liabilities	109.96x	100.81x
Average equity to average total assets	14.15%	12.25%
Dividend payout ratio (5)	NA	184.10%

Asset Quality Ratios (4) (6):

Non-covered Assets (4):
Non-performing assets to total assets (6)	0.53%	1.63%
Non-performing loans to total loans	0.73%	2.07%
Allowance for loan losses as a ratio of non-performing loans	262.64%	96.58%
Allowance for loan losses to total loans	1.92%	2.00%
Net charge-offs as a percentage of average non-covered loans outstanding	0.10%	1.90%

Bank Regulatory Capital Ratios:
Total capital (to risk-weighted assets)	20.06%	21.59%
Tier I capital (to risk-weighted assets)	18.81%	20.34%
Tier I capital (to average assets)	12.30%	11.28%

Consolidated Capital Ratios:
Total equity to total assets	13.92%	12.22%
Tangible total equity to total assets	13.39%	11.68%

Other Data:
Number of full service offices	16	18
Full time equivalent employees	287	304

(1)	The interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities for the period.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(4)	Covered assets consist of assets of Neighborhood Community Bank, McIntosh Commercial Bank, and The First National Bank of Florida acquired from the FDIC subject to loss-sharing agreements. Non-covered assets consist of assets other than covered assets. See Note 3 to the Notes to our Consolidated Financial Statements.
(5)	The dividend payout ratio represents total dividends declared and not waived divided by total net income.
(6)	We also have $21.0 million of covered other real estate owned, representing 2.03% of consolidated assets. Loss-sharing agreements cover any losses upon disposition of such assets at either 95% or 80% if losses occur within the term of loss share agreements.

Comparison of Financial Condition at December 31, 2012 and September 30, 2012

Assets. Total assets increased by $1.9 million, or 0.2%, to $1.03 billion at December 31, 2012. Cash and cash equivalents increased by $21.4 million, loans held for sale increased by $2.2 million and FDIC loss share receivable increased by $7.7 million. These increases were partially offset by declines of $18.3 million in net loans receivable, $4.3 million in mortgage backed securities, $5.9 million in investment securities and $1.6 million in real estate owned.

Cash and cash equivalents. Cash and cash equivalents increased to $130.2 million at December 31, 2012, up from $108.8 million at September 30, 2012. This increase resulted from the declines in loans and investment securities during the quarter and a $5.9 million increase in deposits, offset by increases in our FDIC loss share receivable, and the repayment of $1.0 million of FHLB advances in the first quarter of fiscal 2013.

Loans. At December 31, 2012, total loans were $575.6 million, or 55.7% of total assets. During the quarter ended December 31, 2012, our loan portfolio decreased by $18.3 million, or 3.1%. Total loans not covered by loss share agreements, decreased $1.3 million or 0.3% to $426.4 million at December 31, 2012 from $427.7 million at September 30, 2012. Loans covered by loss share agreements net, decreased $16.9 million or 10.2% to $149.3 million at December 31, 2012 from $166.2 million at September 30, 2012.

Investment Securities Portfolio. At December 31, 2012, our investment securities portfolio totaled $179.2 million, compared to $189.4 million at September 30, 2012. The decrease was due to $13.7 million in sales, $5.0 million in securities that were called and $16.9 million in principal paydowns and maturities. These decreases were partially offset by $26.4 million in purchases.

During the first quarter of 2013, we had no additional other-than-temporary impairment charges on non-agency collateralized mortgage backed securities. Through December 31, 2012, we had cumulatively recorded $380,000 of other-than-temporary impairment charges with respect to one private label security. No other non-agency collateralized mortgage backed securities in our investment portfolio were other- than- temporarily impaired at December 31, 2012.

Bank Owned Life Insurance. The total cash surrender values of bank owned life insurance policies at December 31, 2012 and September 30, 2012 were $34.1 million and $33.8 million, respectively.

Deposits. Total deposits increased $5.9 million, or 0.73%, to $806.1 million at December 31, 2012 from $800.3 million at September 30, 2012. The increase was caused primarily by an $8.5 million increase in transaction accounts partially offset by a $1.2 million decline in certificates of deposit and a $2.5 million decline in savings accounts. We reduced the rates paid on these certificates to better match the level of our interest-bearing liabilities with loans. At December 31, 2012, $775.4 million of deposits were retail deposits and $30.7 million were brokered and other wholesale deposits. Funds on deposit from internet services and brokered deposits are considered as wholesale deposits.

Borrowings. Our borrowings consist of advances from the Federal Home Loan Bank of Atlanta. At December 31, 2012, borrowings totaled $80.0 million, a decrease of $1.0 million from September 30, 2012. The decrease was due to the payoff of a short-term daily rate Federal Home Loan Bank advance in October, 2012.

Based upon available investment and loan collateral, additional advances of $112.5 million were available from the Federal Home Loan Bank of Atlanta at December 31, 2012.

At December 31, 2012, approximately $52.2 million of credit was available to us at the Federal Reserve Bank of Atlanta based on loan collateral pledged. The credit at the Federal Reserve Bank of Atlanta was not used other than periodic tests to ensure the line was functional.

Stockholders’ Equity. At December 31, 2012, total stockholders’ equity totaled $144.0 million (or $8.09 per share), a $1.5 million increase from September 30, 2012. The increase was primarily due to net income of $2.3 million for the quarter ended December 31, 2012 partially offset by a $344,000 increase in treasury stock resulting from the repurchase of shares.

Comparison of Operating Results for the Three Months Ended December 31, 2012 and 2011

General. Net income increased $1.8 million, or 378.0%, to $2.3 million for the quarter ended December 31, 2012 from $488,000 for the quarter ended December 31, 2011. Net interest income declined $170,000 or 1.9% to $9.0 million for the quarter ended December 31, 2012 from $9.2 million for the quarter ended December 31, 2011 as a result of lower interest earning assets. For the quarter ended December 31, 2012, our net interest margin improved to 4.13% from 3.94% for the quarter ended December 31, 2011 as a result of lower funding costs. The provision for loan losses decreased $1.7 million, or 81.2% to $395,000 for the quarter ended December 31, 2012 from $2.1 million for the quarter ended December 31, 2011. With the change in our bank supervision to the Office of the Comptroller of the Currency, we made certain adjustments to our charge-off policies to comply with Office of the Comptroller of the Currency’s policies which contributed to the increase in our provision for loan losses during the quarter ended December 31, 2011. Noninterest income decreased $608,000, or 15.9%, to $3.2 million for the quarter ended December 31, 2012 from $3.8 million for the quarter ended December 31, 2011. Noninterest expense decreased by $1.9 million to $8.3 million for the quarter ended December 31, 2012 from $10.3 million for the quarter ended December 31, 2011. Noninterest expense was lower as a result of higher noninterest expense incurred in the prior year as a result of the integration of FNB and also in the current quarter gains associated with real estate owned operations which included the recognition of a $440,000 gain on a property previously sold.

Interest and Dividend Income. Total interest and dividend income decreased $1.4 million, or 11.6%, to $11.1 million for the quarter ended December 31, 2012 from $12.5 million for the quarter ended December 31, 2011 due primarily to the decrease in interest on loans. Interest on loans decreased $1.3 million, or 11.9%, to $10.2 million for the quarter ended December 31, 2012 as a result of a $63.4 million, or 9.7%, decrease in the average balance of loans receivable to $593.1 million for the quarter ended December 31, 2012. The lower average balance was primarily the result of loan repayments and charge-offs on loans covered by loss share agreements. The average yield on loans declined to 6.87% for the quarter ended December 31, 2012 compared to 7.04% for the quarter ended December 31, 2011. Continued low interest rates, lower accretion of discount on purchased loans and the repayment of higher yielding existing loans contributed to the lower overall loan yield. Our loans acquired through FDIC acquisitions carry higher yields than our legacy loan portfolio. As our percentage of covered loans to total loans declines in future periods, our net interest margin will likely also decline.

Interest on mortgage-backed securities and collateralized mortgage obligations decreased $70,000 to $730,000 for the quarter ended December 31, 2012 from $800,000 for the quarter ended December 31, 2011, reflecting a 57 basis point decrease in average yield to 1.80%, partially offset by a $27.5 million, or 20.3%, increase in the average balance of such securities to $162.5 million.

Interest and dividend income on Federal Home Loan Bank of Atlanta common stock increased to $35,000 for the quarter ended December 31, 2012 from $23,000 for the quarter ended December 31, 2011 as the FHLB dividend rate increased.

Interest on other investment securities, which consisted of agency and municipal securities decreased $5,000 to $55,000 for the quarter ended December 31, 2012 from $60,000 for the quarter ended December 31, 2011 as investment security average balances remained constant at $26.0 million while the average yield decreased to 0.84% for the quarter ended December 31, 2012 from 0.91% for the quarter ended December 31, 2011 as interest rates remained low.

Interest on interest earning deposits declined $16,000 to $52,000 for the quarter ended December 31, 2012 from $68,000 for the quarter ended December 31, 2011 as average balances declined $18.5 million.

Interest Expense. Total interest expense decreased $1.3 million, or 38.3%, to $2.1 million for the quarter ended December 31, 2012 compared to $3.3 million for the quarter ended December 31, 2011. Components of interest expense changed with a 40 basis point, or 38.3%, decrease in the average cost of interest-bearing liabilities to 1.04% for the quarter ended December 31, 2012 from 1.44% for the quarter ended December 31, 2011, reflecting continued low market interest rates. The average balance of interest-bearing liabilities decreased by $130.6 million, or 14.2%, to $792.3 million for the quarter ended December 31, 2012 compared to $923.0 million for the quarter ended December 31, 2011 as higher costing FHLB advances matured and were repaid and a reduction in higher cost certificates of deposit acquired in acquisitions.

Interest expense on deposits decreased $925,000, or 43.2%, to $1.2 million for the quarter ended December 31, 2012 compared to $2.1 million for the quarter ended December 31, 2011. The decrease was due to a 37 basis point decrease in average cost of deposits to 0.68% compared to 1.05% for the quarter ended December 31, 2011. The decrease in the average cost of deposits was largely due to lower market interest rates and an increase in the mix of lower costing demand deposits relative to higher costing certificates of deposit. The average cost on savings accounts decreased from 0.43% for the quarter ended December 31, 2011 to 0.05%, or 38 basis points, for the quarter ended December 31, 2012. The average cost on rewards checking decreased 24 basis points to 0.40% for the quarter ended December 31, 2012 compared to 0.64% for the quarter ended December 31, 2011. Rewards checking is a premium rate demand account based on average balance, electronic transaction activity, and other criteria. Interest expense on certificates of deposit decreased $767,000 to $1.0 million for the quarter ended December 31, 2012, from $1.8 million for the quarter ended December 31, 2011, reflecting the $97.9 million, or 22.4%, decrease in the average balance of such deposits and a 44 basis point decrease in average certificate of deposit cost.

Interest expense on Federal Home Loan Bank advances decreased $353,000 to $838,000 for the quarter ended December 31, 2012 compared to $1.2 million for the quarter ended December 31, 2011, due to a decrease of $30.0 million, or 27.2%, in the average balance of advances. The average cost of advances decreased 14 basis points for the quarter ended December 31, 2012 compared to the quarter ended December 31, 2011. We expect our cost of borrowings to further decrease in fiscal 2013 from scheduled maturities of FHLB advances.

Net Interest Income. Net interest income decreased $170,000, or 1.9%, to $9.0 million for the quarter ended December 31, 2012, from $9.2 million for the quarter ended December 31, 2011. The decrease was primarily due to a decrease in interest expense of $1.3 million and a decrease in interest and dividend income of $1.4 million. The decrease in interest expense was due to a 37 basis point decline in the average cost of total interest bearing deposits to 0.68% for the quarter ended December 31, 2012 from 1.05% for the quarter ended December 31, 2011, and a 14 basis point decrease in the average cost of borrowings to 4.19% for the quarter ended December 31, 2012 from 4.33% for the quarter ended December 31, 2011. Interest and dividend income decreased due to the decrease in the average balance of loans receivable of $63.4 million partially offset by an increase in the average balance of mortgage-backed securities and collateralized mortgage obligations available for sale of $27.4 million for the quarter ended December 31, 2012. Our net interest margin increased 19 basis points to 4.13% for the December quarter of 2012 from 3.94% for the December quarter of 2011, while our net interest rate spread increased 10 basis points to 4.03% for the first fiscal quarter of 2012 from 3.93% for the comparable quarter of 2011. Lower deposit and borrowing costs, partially offset by lower accretion of purchase discount from the FNB acquisition contributed to the improved net interest margin and net interest rate spread.

Provision for Non-Covered Loan Losses. The provision for loan losses for the quarter ended December 31, 2012 was $300,000 for non-covered loans, compared to $1.5 million for non-covered loans for the quarter ended December 31, 2011. Net charge-offs on non-covered loans decreased to $108,000 for the quarter ended December 31, 2012, from $2.1 million for the quarter ended December 31, 2011. The allowance for loan losses for non-covered loans was $8.4 million, or 1.92% of total non-covered loans receivable at December 31, 2012 compared to $8.8 million, or 2.0% of total non-covered loans receivable, at December 31, 2011. Our nonperforming loans declined to $3.2 million at December 31, 2012 from $9.1 million at December 31, 2011. As a result, our allowance as a percent of nonperforming loans increased to 262.64% at December 31, 2012 compared to 96.58% at December 31, 2011. In addition, our two-year historical loss experience in most loan categories, which is a determining factor in our required provision, improved at December 31, 2012 compared to December 31, 2011.

Provision for Covered Loan Losses. For the quarter ended December 31, 2012, the provision for covered loan losses was $95,000 compared to $600,000 for the quarter ended December 31, 2011. The provisions for covered loans for the quarters ended December 31, 2012 and 2011 primarily related to loans of NCB secured by commercial and residential real estate in the South Metro Atlanta area. Real estate values in this market area have been slow to recover, experiencing appraisal value declines in many instances. If future losses occur due to declines in the market during the five year period covered by loss share agreements, the losses on loans acquired from both NCB and MCB will be reimbursed at 95% and FNB at 80% based on the terms of the FDIC loss sharing agreements. The FNB agreement provides that all losses are reimbursed at 80%. At December 31, 2012 covered loans totaled $149.3 million, with $25.4 million in related non-accretable discounts and allowances.

Noninterest Income. Noninterest income decreased $608,000, or 15.9%, to $3.2 million for the quarter ended December 31, 2012 from $3.8 million for the quarter ended December 31, 2011. Discount accretion on FDIC assisted transactions declined $422,000 to $148,000 in the quarter ended December 31, 2012 from $570,000 in the quarter ended December 31, 2011, while gains on the sale of securities declined $413,000 to $220,000 in the current quarter from $633,000 in the prior year’s quarter. Fees on checking accounts increased by $225,000, or 13.1%, due primarily to increases in network exchange fees and slight increases in NSF and other deposit service charges. Gains on loans and servicing released fees increased $164,000 as a result of higher loan production. For the quarter ended December 31, 2012 we incurred no additional charges for other-than-temporary impairment of non-agency collateralized mortgage-backed securities compared to $100,000 for the quarter ended December 31, 2011.

Noninterest Expense. Total noninterest expense decreased $2.0 million, or 18.9%, to $8.3 million for the quarter ended December 31, 2012, compared to $10.3 million for the quarter ended December 31, 2011. The decrease was primarily due to lower costs and gains associated with real estate owned operations in the December 31, 2012 quarter and cost associated with the acquisition of FNB assets incurred in the quarter ended December 31, 2011.

During the quarter ended December 31, 2012, net cost of operations of real estate owned declined by $932,000 or 126.0% to a net credit of $192,000 partially as a result of recognition of a $440,000 deferred gain on a property previously sold and gains recognized on other properties. Occupancy expense declined $276,000 or 13.6% as we closed branches associated with our FDIC acquisitions. Legal and professional fees decreased $174,000 or 35.0% as we incurred lower costs associated with resolution of foreclosed real estate. Marketing expenses decreased $202,000 or 43.0% due to higher costs relating to our entry into the FNB marketplace in the December 31, 2011 quarter. Other expense declined $199,000 or 23.1% as a result of lower losses on deposit transaction accounts and travel expenses associated with the FNB acquisition.

Income Taxes. Income taxes increased to $1.2 million for the quarter ended December 31, 2012 from $130,000 for the quarter ended December 31, 2011 due to an increase in our income before provision for income taxes of $2.9 million. Our effective tax rate was 33.1% in the quarter ended December 31, 2012 and 21.07% in quarter ended December 31, 2011.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to:

—	statements of our goals, intentions and expectations;

—	statements regarding our business plans, prospects, growth and operating strategies;

—	statements regarding the quality of our loan and investment portfolios; and

—	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

—	general economic conditions, either nationally or in our market areas, that are worse than expected;

—	competition among depository and other financial institutions;

—	inflation and changes in the interest rate environment that reduce our margins and yields or reduce the fair value of financial instruments;

—	adverse changes in the securities markets;

—	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

—	our ability to manage operations in the current economic conditions;

—	our ability to enter new markets successfully and capitalize on growth opportunities;

—	our ability to successfully integrate acquired entities;

—	our incurring higher than expected loan charge-offs with respect to assets acquired in FDIC-assisted acquisitions;

—	changes in consumer spending, borrowing and savings habits;

—

changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

—	changes in our organization, compensation and benefit plans;

—	changes in the level of government support for housing finance;

—	significant increases in our loan losses; and

—	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 19.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $109.2 million and $148.1 million.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of
	11,475,000 Shares		13,500,000 Shares		15,525,000 Shares
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$114,750		$135,000		$155,250
Less offering expenses	5,545		6,351		7,157

Net offering proceeds	$109,205	100.0%	$128,649	100.0%	$148,093	100.0%

Distribution of net proceeds:
To CharterBank	$54,602	50.0%	$64,325	50.0%	$74,047	50.0%
To fund loan to employee stock ownership plan	$2,295	2.1%	$2,700	2.1%	$3,105	2.1%
Retained by New Charter Financial (1)	$52,308	47.9%	$61,624	47.9%	$70,941	47.9%

(1)	In the event stock-based benefit plans providing for stock awards and stock options are approved by stockholders, and assuming shares are purchased for stock awards at $10.00 per share, an additional $4.6 million, $5.4 million and $6.2 million of net proceeds will be used by New Charter Financial. In this case, the net proceeds retained by New Charter Financial would be $47.7 million, $56.2 million and $64.7 million, respectively, at the minimum, midpoint and maximum of the offering range.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of CharterBank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if fewer shares were sold in the subscription and community offerings and more in the syndicated or firm commitment underwritten offering than we have assumed. In addition, amounts shown for the distribution of the net proceeds at the minimum of the offering range to fund the loan to the employee stock ownership plan and proceeds to be retained by New Charter Financial may change if we exercise our right to have the employee stock ownership plan purchase more than 2% of the shares of common stock offered if necessary to complete the offering at the minimum of the offering range.

New Charter Financial may use the proceeds it retains from the offering:

—	to invest in securities;

—

to finance the acquisition of financial institutions, especially troubled institutions with FDIC assistance, or other financial services companies as opportunities arise, although we do not currently have any agreements or understandings regarding any specific acquisition transaction;

—	to pay cash dividends to stockholders;

—	to repurchase shares of our common stock; and

—	for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans.

CharterBank may use the net proceeds it receives from the offering:

—

to expand its retail banking franchise by acquiring new branches or by acquiring other financial institutions, especially troubled institutions with FDIC assistance, or other financial services companies as opportunities arise, although we do not currently have any agreements to acquire a financial institution or other entity;

—	to fund new loans, including commercial real estate loans, one- to four-family residential mortgage loans, commercial business loans, real estate construction loans and consumer loans;

—	to improve existing products and services and to support the development of new products and services;

—	to reduce wholesale funding;

—	to invest in securities; and

—	for other general corporate purposes.

Until we are able to deploy funds as set forth above, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.

We expect our return on equity will be lower compared to our performance in recent years, until we are able to reinvest effectively the additional capital raised in the offering. Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average which may negatively affect the value of our common stock. See “Risk Factors—Risks Related to the Offering—Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

OUR DIVIDEND POLICY

After the completion of the conversion, we intend to pay cash dividends on a quarterly basis, subject to market, tax and regulatory considerations. Initially, we expect the quarterly dividends to be $0.05 per share, which equals $0.20 per share on an annualized basis and an annual yield of 2.0% based on a price of $10.00 per share.

We also intend to seek regulatory approval to pay a one-time, special cash dividend of $0.25 per share to all New Charter Financial stockholders. We cannot assure you that we will obtain such approval or when such approval may be obtained, or whether tax laws will change in a manner that affects our decision whether to pay a special dividend.

The dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, the rate of federal and state taxation of dividends, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated.

Old Charter Financial declared its initial dividend during the quarter ended September 30, 2002. Dividends were suspended beginning with the quarter ended September 30, 2012. The final dividend payment made during the quarter ended June 30, 2012 was $0.05 per share, which equals $0.20 per share on an annualized basis. Old Charter Financial stopped paying dividends due to a Federal Reserve Board requirement that a “grandfathered” mutual holding company, like First Charter, MHC, obtain the approval of members (depositors and certain borrowers), and comply with other procedural requirements prior to waiving dividends, which would make dividend waivers difficult to obtain. First Charter, MHC had previously received non-objection from the Office of Thrift Supervision and, after July 21, 2011, from the Federal Reserve Board, to waive the receipt of all dividend payments on the Old Charter Financial shares owned by First Charter, MHC through the dividend paid in the quarter ended June 30, 2012.

After the completion of the conversion, CharterBank will not be permitted to pay dividends on its capital stock to New Charter Financial, its sole stockholder, if CharterBank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, CharterBank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. CharterBank must generally file an application with the Office of the Comptroller of the Currency for approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of CharterBank’s net income for that year to date plus its retained net income for the preceding two years or CharterBank would not be at least adequately capitalized following the distribution. In addition, any payment of dividends by CharterBank to New Charter Financial that would be deemed to be drawn from CharterBank’s bad debt reserves, if any, would require a payment of taxes at the then-current tax rate by CharterBank on the amount of earnings deemed to be removed from the reserves for such distribution. CharterBank does not intend to make any distribution that would create such a federal tax liability. See “The Conversion and Offering—Liquidation Rights.” For further information concerning additional federal law and regulations regarding the ability of CharterBank to make capital distributions, including the payment of dividends to New Charter Financial, see “Taxation—Federal Taxation” and “Supervision and Regulation—Capital Distributions.”

New Charter Financial will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by New Charter Financial in connection with the conversion. However, the source of dividends will depend on the net proceeds retained by New Charter Financial and earnings thereon, and dividends from CharterBank. In addition, New Charter Financial will be subject to state law limitations and federal banking regulatory policy on the payment of dividends. Maryland law generally limits dividends to our capital surplus or, if there is no capital surplus, our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

We will file a consolidated federal tax return with CharterBank. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, pursuant to Federal Reserve Board regulations, during the three-year period following the conversion, we will not make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Old Charter Financial’s common stock is currently listed on the Nasdaq Capital Market under the symbol “CHFN.” Upon completion of the conversion, the new shares of common stock of New Charter Financial will replace the existing shares and we expect our shares of common stock will also trade on the Nasdaq Capital Market under the symbol “CHFN.” In order to list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock. As of February 4, 2013, Old Charter Financial had approximately          registered market makers in its common stock. Stifel, Nicolaus & Company, Incorporated and Sterne, Agee & Leach, Inc. have advised us that they intend to make a market in our common stock following the offering, but are under no obligation to do so.

The following table sets forth the high and low trading prices for shares of Old Charter Financial common stock for the periods indicated, as obtained from the Nasdaq Stock Market, and the dividends paid during those periods. As of the close of business on February 4, 2013, there were                              shares of common stock outstanding, including                  publicly held shares (shares held by stockholders other than First Charter, MHC), and approximately                  stockholders of record.

	Price Per Share		Dividends Paid
	High	Low

Fiscal 2013
First quarter	$ 10.60	$ 9.20	$ —

Fiscal 2012
Fourth quarter	$ 10.00	$ 8.79	$ —
Third quarter	$ 9.90	$ 8.62	$ 0.05
Second quarter	$ 9.99	$ 8.96	$ —
First quarter	$ 10.36	$ 9.10	$ 0.05

Fiscal 2011
Fourth quarter	$ 9.70	$ 9.12	$ 0.05
Third quarter	$ 10.00	$ 9.73	$ 0.05
Second quarter	$ 11.05	$ 10.65	$ 0.05
First quarter	$ 8.99	$ 8.90	$ 0.05

On November 27, 2012, the business day immediately preceding the public announcement of the conversion, and on             , 2013, the closing prices of Old Charter Financial common stock as reported on the Nasdaq Capital Market were $9.22 per share and $        per share, respectively. On the effective date of the conversion, all publicly held shares of Old Charter Financial common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of New Charter Financial common stock determined pursuant to the exchange ratio. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.” Options to purchase shares of Old Charter Financial common stock will be converted into options to purchase a number of shares of New Charter Financial common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At September 30, 2012, CharterBank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of CharterBank at September 30, 2012, and the pro forma equity capital and regulatory capital of CharterBank, after giving effect to the sale of shares of common stock at $10.00 per share. The table assumes the receipt by CharterBank of 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	CharterBank Historical at September 30, 2012		Pro Forma at September 30, 2012, Based Upon the Sale in the Offering of (1)
			11,475,000 Shares		13,500,000 Shares		15,525,000 Shares
	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)
			(Dollars in thousands)

Equity	$130,740	12.66%	$178,457	16.41%	$186,965	17.04%	$195,472	17.66%

Tier 1 leverage capital	$124,931	12.16%	$172,648	15.96%	$181,156	16.59%	$189,663	17.22%
Leverage requirement (3)	51,371	5.00	54,101	5.00	54,587	5.00	55,073	5.00

Excess	$73,560	7.16%	$118,547	10.96%	$126,569	11.59%	$134,590	12.22%

Tier 1 risk-based capital (4)	$124,931	17.97%	$172,648	24.45%	$181,156	25.59%	$189,663	26.72%
Risk-based requirement	41,707	6.00	42,363	6.00	42,479	6.00	42,596	6.00

Excess	$83,224	11.97%	$130,285	18.45%	$138,677	19.59%	$147,067	20.72%

Total risk-based capital (4)	$133,626	19.22%	$181,343	25.68%	$189,851	26.82%	$198,358	27.94%
Risk-based requirement	69,512	10.00	70,604	10.00	70,799	10.00	70,993	10.00

Excess	$64,114	9.22%	$110,739	15.68%	$119,052	16.82%	$127,365	17.94%

Reconciliation of capital infused into CharterBank:
Net proceeds			$54,602		$64,325		$74,047
Less: Common stock acquired by stock-based benefit plan			(4,590)		(5,400)		(6,210)
Less: Common stock acquired by employee stock ownership plan			(2,295)		(2,700)		(3,105)

Pro forma increase			$47,717		$56,225		$64,732

(1)	Pro forma capital levels assume that the employee stock ownership plan purchases 2% of the shares of common stock sold in the stock offering with funds we lend to such plan. Pro forma generally accepted accounting principles (“GAAP”) capital and regulatory capital have been reduced by the amount required to fund this plan. See “Management” for a discussion of the employee stock ownership plan.
(2)	Tangible and core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3)	The current Tier 1 leverage requirement for financial institutions is 3% of total adjusted assets for financial institutions that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other financial institutions.
(4)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Old Charter Financial at September 30, 2012 and the pro forma consolidated capitalization of New Charter Financial after giving effect to the conversion and offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Old Charter Financial Historical at September 30, 2012	Pro Forma at September 30, 2012 Based upon the Sale in the Offering at $10.00 per Share of
		11,475,000 Shares	13,500,000 Shares	15,525,000 Shares
	(Dollars in thousands)

Deposits (1)	$800,262	$800,262	$800,262	$800,262
Borrowed funds	81,000	81,000	81,000	81,000

Total deposits and borrowed funds	$881,262	$881,262	$881,262	$881,262

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized (post-conversion) (2)	—	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized (post-conversion); shares to be issued as reflected (2) (3)	199	183	215	247
Additional paid-in capital (2)	73,484	182,705	202,117	221,529
MHC capital contribution	—	(76)	(76)	(76)
Retained earnings (4)	111,569	111,569	111,569	111,569
Accumulated other comprehensive income	203	203	203	203
Less:
Treasury stock	(39,363)	(39,363)	(39,363)	(39,363)
Common stock held by employee stock ownership plan (5)	(3,571)	(5,866)	(6,271)	(6,676)
Common stock to be acquired by stock-based benefit plan (6)	—	(4,590)	(5,400)	(6,210)

Total stockholders’ equity	$142,521	$244,765	$262,994	$281,223

Pro Forma Shares Outstanding
Shares offered for sale	—	11,475,000	13,500,000	15,525,000
Exchange shares issued	—	6,781,928	7,978,739	9,175,550
Total shares outstanding	18,229,760	18,256,928	21,478,739	24,700,550

Total stockholders’ equity as a percentage of total assets (1)	13.81%	21.58%	22.82%	24.02%
Tangible equity as a percentage of total assets	13.26%	21.08%	22.33%	23.54%

(1)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(2)	Old Charter Financial currently has 10,000,000 authorized shares of preferred stock and 50,000,000 authorized shares of common stock, par value $0.01 per share. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of New Charter Financial common stock to be outstanding.
(3)	No effect has been given to the issuance of additional shares of New Charter Financial common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of New Charter Financial common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans, subject to adjustment as may be required by federal regulations or policy to reflect stock options previously granted by Old Charter Financial or CharterBank so that the total shares available for issuance upon the exercise of stock options does not exceed 10% of New Charter Financial’s outstanding shares immediately after the conversion and offering. No effect has been given to the exercise of options currently outstanding. See “Management.”
(4)	The retained earnings of CharterBank will be substantially restricted after the conversion. See “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Capital Distributions.”
(5)	Assumes that 2% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from New Charter Financial (although the employee stock ownership plan may purchase more than 2% of the shares sold in the offering to the extent such purchases are necessary to complete the offering at the minimum of the offering range). The loan will be repaid principally from CharterBank’s contributions to the employee stock ownership plan. Since New Charter Financial will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on New Charter Financial’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(6)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans. If the stock-based benefit plans are adopted within 12 months following the conversion, the amount reserved for restricted stock awards would be subject to adjustment as may be required by federal regulations or policy to reflect restricted stock previously granted by Old Charter Financial or CharterBank so that the total shares reserved for restricted stock awards does not exceed 4% of New Charter Financial’s outstanding shares immediately after the conversion and offering. The funds to be used by the plan to purchase the shares will be provided by New Charter Financial. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. New Charter Financial will accrue compensation expense to reflect the vesting of shares pursuant to the plan and will credit capital in an amount equal to the charge to operations. Implementation of the plan will require stockholder approval.

PRO FORMA DATA

The following tables summarize historical data of Old Charter Financial and pro forma data of New Charter Financial at and for the year ended September 30, 2012. This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

(i)	50% of all shares of common stock will be sold in the subscription and community offerings and 50% of all shares of common stock will be sold in the syndicated or firm commitment underwritten offering;

(ii)	our executive officers and directors, and their associates, will purchase 56,000 shares of common stock;

(iii)	our employee stock ownership plan will purchase 2.0% of the shares of common stock sold in the offering, with a loan from New Charter Financial. The loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, calculated as of the date of the origination of the loan) over a period of 30 years. Interest income that we earn on the loan will offset the interest paid by CharterBank;

(iv)	we will pay Stifel, Nicolaus & Company, Incorporated a fee equal to (a) 1.0% of the first $30.0 million of shares of common stock sold in the subscription and community offerings (net of insider purchases and shares purchased by our employee stock ownership plan); and (b) 3.0% of the amount greater than $30.0 million of shares of common stock sold in the subscription and community offerings (net of insider purchases and shares purchased by our employee stock ownership plan);

(v)	we will pay Stifel, Nicolaus & Company, Incorporated, Sterne, Agee & Leach, Inc. and any other broker-dealers participating in the syndicated or firm commitment underwritten offering an aggregate fee of 5.0% of the aggregate dollar amount of the common stock sold in the syndicated or firm commitment underwritten offering;

(vi)	No fee will be paid with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors and employees, and their immediate families, and no fee will be paid with respect to exchange shares; and

(vii)	total expenses of the offering, other than the sales fees and commissions to be paid to Stifel, Nicolaus & Company, Incorporated, Sterne, Agee & Leach, Inc. and other broker-dealers, will be $1.2 million.

We calculated pro forma consolidated net income for the year ended September 30, 2012, as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 0.62% (0.38% on an after-tax basis). This represents the yield on the five-year U.S. Treasury Note as of September 30, 2012, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by federal regulations.

We further believe that the reinvestment rate is factually supportable because:

—	the yield on the U.S Treasury Note can be determined and/or estimated from third-party sources; and

—	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. We adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of one or more stock-based benefit plans. Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We assume that awards of common stock granted under the plans vest over a five-year period.

We have also assumed that the stock-based benefit plans will grant options to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.71 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 19.80% for the shares of common stock, a dividend yield of 2.0%, an expected option term of 10 years and a risk-free rate of return of 1.65%.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Stock Offering,” we intend to contribute 50% of the net proceeds from the stock offering to CharterBank, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

—	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering;

—	our results of operations after the stock offering; or

—	changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of CharterBank, to the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering—Liquidation Rights.

At or for the Year Ended September 30, 2012 Based upon the Sale at $10.00 Per Share of
11,475,000 Shares	13,500,000 Shares	15,525,000 Shares
(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$114,750	$135,000	$155,250
Market value of shares issued in the exchange	67,819	79,787	91,755

Pro forma market capitalization	$182,569	$214,787	$247,005

Gross proceeds of offering	$114,750	$135,000	$155,250
Expenses	5,545	6,351	7,157

Estimated net proceeds	109,205	128,649	148,093
Common stock purchased by employee stock ownership plan	(2,295)	(2,700)	(3,105)
Common stock purchased by stock-based benefit plan	(4,590)	(5,400)	(6,210)

Estimated net proceeds, as adjusted	$102,320	$120,549	$138,778

For the Year Ended September 30, 2012
Consolidated net earnings:
Historical	$4,979	$4,979	$4,979
Pro forma adjustments:
Income on adjusted net proceeds	393	463	534
Employee stock ownership plan (1)	(47)	(56)	(64)
Stock awards (2)	(569)	(670)	(770)
Stock options (3)	(563)	(662)	(762)

Pro forma net income	$4,193	$4,054	$3,917

Earnings per share (4):
Historical	$0.28	$0.23	$0.20
Pro forma adjustments:
Income on adjusted net proceeds	0.02	0.02	0.02
Employee stock ownership plan (1)	—	—	—
Stock awards (2)	(0.03)	(0.03)	(0.03)
Stock options (3)	(0.03)	(0.03)	(0.03)

Pro forma earnings per share (4)	$0.24	$0.19	$0.16

Offering price to pro forma net earnings per share	41.67	x	52.63	x	62.50	x
Number of shares used in earnings per share calculations	17,712,435	20,838,159	23,963,883

At September 30, 2012
Stockholders’ equity:
Historical	$142,521	$142,521	$142,521
Estimated net proceeds	109,205	128,649	148,093
Equity increase from the mutual holding company	(76)	(76)	(76)
Common stock acquired by employee stock ownership plan (1)	(2,295)	(2,700)	(3,105)
Common stock acquired by stock-based benefit plan (2)	(4,590)	(5,400)	(6,210)

Pro forma stockholders’ equity	$244,765	$262,994	$281,223

Intangible assets	$(5,606)	$(5,606)	$(5,606)

Pro forma tangible stockholders’ equity (5)	$239,159	$257,388	$275,617

Stockholders’ equity per share (6):
Historical	$7.81	$6.63	$5.77
Estimated net proceeds	5.98	5.99	6.00
Plus: Assets received from the mutual holding company	—	—	—
Common stock acquired by employee stock ownership plan (1)	(0.13)	(0.13)	(0.13)
Common stock acquired by stock-based benefit plan (2)	(0.25)	(0.25)	(0.25)

Pro forma stockholders’ equity per share (5) (6)	$13.41	$12.24	$11.39

Intangible assets	$(0.31)	$(0.26)	$(0.23)

Pro forma tangible stockholders’ equity per share (5) (6)	$13.10	$11.98	$11.16

Offering price as percentage of pro forma stockholders’ equity per share	74.57%	81.70%	87.80%
Offering price as percentage of pro forma tangible stockholders’ equity per share	76.34%	83.47%	89.61%
Number of shares outstanding for pro forma book value per share calculations	18,256,928	21,478,739	24,700,550
(footnotes begin on following page)

(1)	Assumes that 2.0% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from New Charter Financial. CharterBank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. CharterBank’s total annual payments on the employee stock ownership plan debt are based upon 30 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by CharterBank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 38.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 7,650, 9,000 and 10,350 shares were committed to be released during the year at the minimum, midpoint and maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.
(2)	Assumes that, if approved by New Charter Financial’s stockholders, one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 4.0% of the shares to be sold in the offering, subject to adjustment as may be required by federal regulations or policy to reflect restricted stock previously granted by Old Charter Financial or CharterBank (and may be a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from New Charter Financial or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by New Charter Financial. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the year ended September 30, 2012, and (iii) the plan expense reflects an effective combined federal and state tax rate of 38.0%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4.0% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.5%.
(3)	Assumes that, if approved by New Charter Financial’s stockholders, one or more stock-based benefit plans grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering, subject to adjustment as may be required by federal regulations or policy to reflect stock options previously granted by Old Charter Financial or CharterBank (and may be a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.71 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 38.0%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 5.9%.
(4)	Per share figures include publicly held shares of Old Charter Financial common stock that will be exchanged for shares of New Charter Financial common stock in the conversion. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares which have not been committed for release during the year. See note 1. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts. Pro forma net income per share has been annualized for purposes of calculating the offering price to pro forma net earnings per share.
(5)	The retained earnings of CharterBank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Capital Distributions.”
(6)	Per share figures include publicly held shares of Old Charter Financial common stock that will be exchanged for shares of New Charter Financial common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 1.0015, 1.1782 and 1.3550 at the minimum, midpoint and maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited consolidated financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Old Charter Financial and the financial statements provided in this prospectus.

Overview

Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans, investment securities, mortgage-backed securities, collateralized mortgage obligations and other interest-earning assets (primarily cash and cash equivalents), and the interest we pay on our interest-bearing liabilities, consisting primarily of deposits and Federal Home Loan Bank advances.

As a result of our loan underwriting policies, management believes that we have not suffered the same level of loan losses during the current economic downturn as many financial institutions in our market area. Consequently, we have recently been able to take advantage of attractive low-risk opportunities to enhance our banking franchise through the purchase of distressed banking franchises from the FDIC.

Our net income increased $2.7 million and totaled $5.0 million for the year ended September 30, 2012, from $2.3 million for the year ended September 30, 2011. The increase in net income for fiscal 2012 resulted primarily from increases in net interest income, noninterest income and a reduction in income tax expense, partially offset by an increase in our provision for non-covered loan losses and an increase in noninterest expense. Net interest income increased $7.0 million to $37.5 million for the year ended September 30, 2012 due to the covered loans acquired in the FNB acquisition in September 2011 and a reduction in the cost of funds as a result of the low interest rate environment and a reduction in FHLB borrowings. Noninterest income increased $3.6 million to $13.0 million for the year ended September 30, 2012 due primarily to a $2.0 million reduction in other-than-temporary impairment charges and an increase of $1.2 million in fees on checking accounts. Our provision for non-covered loan losses was $3.3 million for the year ended September 30, 2012 as compared to $1.7 million for the year ended September 30, 2011 as a result of an increase in net charge-offs due in part to $1.2 million in charge-offs of specific allowances of impaired loans as required by Office of the Comptroller of the Currency policy. Noninterest expense increased $6.4 million to $40.3 million for the year ended September 30, 2012 due primarily to the cost of operating, integrating and managing the assets acquired from the FDIC as receiver of FNB in September 2011.

Following the completion of the conversion and offering, we expect our net interest income to increase from the investment of the offering proceeds. We also expect non-interest expenses to increase because of actual and planned growth, as well as from increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans, if approved by our stockholders no earlier than six months after the completion of the conversion. For further information, see “Summary—Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion;” “Risk Factors—Risks Related to Our Business—Our stock-based benefit plans will increase our expenses and reduce our income;” “Management—Benefits to be Considered Following Completion of the Conversion;” and “Risk Factors—Risks Related to Our Business—Acquisitions, including any additional FDIC-assisted acquisitions, could disrupt our business and adversely affect our operating results.”

Our business is affected by prevailing general and local economic conditions, particularly market interest rates, and by government policies concerning, among other things, monetary and fiscal affairs and housing. In addition, we are subject to extensive regulations applicable to financial institutions, lending and other operations, privacy, and consumer disclosure.

Business Strategy

Our business strategy is to operate as a well-capitalized and profitable community bank dedicated to providing exceptional personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our knowledge of the local marketplace and our long-standing history of providing superior, relationship-based customer service. This 58-year history in the community, combined with management’s extensive experience and adherence to conservative underwriting standards through numerous business cycles, has enabled us to maintain a strong capital position with favorable credit quality metrics despite the economic downturn.

We believe that the current economic and financial services environment presents a significant opportunity for us to grow our retail banking operations, in particular through FDIC-assisted acquisitions of troubled financial institutions, such as our acquisitions of NCB, MCB, and FNB in June 2009, March 2010, and September 2011, respectively. Through these transactions, we acquired sixteen full-service branch offices, of which seven were retained. We also acquired deposits of $721.0 million in the three transactions. In each of the FDIC-assisted acquisitions, we participated in a competitive bid process in which we offered an asset discount bid on net assets acquired and no deposit premium. We also entered into loss sharing agreements with the FDIC which cover a majority of the assets acquired (referred to as “covered assets”) and provide for substantial protection on losses associated with the covered assets. See “FDIC-Assisted Acquisitions” below. We anticipate that the prevailing weakness in the banking sector and the slow economic recovery in our market area will provide additional opportunities for us to participate in FDIC-assisted transactions and believe that purchasing distressed banking assets from the FDIC provides us with a low-risk opportunity to enhance our banking franchise.

Based on the persistent challenges presented by the economic and regulatory climate along with increased compliance costs and an accelerated need for economies of scale, we expect there to be a significant amount of unassisted consolidation in our banking markets which we intend to explore as opportunities arise. We believe that our strong financial condition and capital position are desirable traits for smaller community banking institutions seeking a merger partner. As a result, while we will continue to analyze opportunities for FDIC-assisted transactions, these transactions will not be available for an indefinite period of time and therefore we will also look to fill out the franchise through conservatively structured unassisted transactions. Our knowledge of the marketplace and our experienced management team, together with our experience in managing problem assets acquired from the FDIC in the NCB, MCB, and FNB transactions position us to take advantage of future opportunities to acquire troubled and other financial institutions in our market area.

Key aspects of our business strategy include the following:

—

Leverage capital through disciplined acquisitions. The economy and banking industry in our market area of west-central Georgia, east-central Alabama and the Florida Panhandle continue to face significant challenges as many banks have experienced capital constraints and liquidity challenges as a result of incurring significant losses due to credit quality issues. We believe that these challenges create strategic growth opportunities for us, and our discipline and selectivity in identifying target franchises, along with our successful history of working with the FDIC, such as in the NCB, MCB and FNB transactions, and the additional capital raised through this offering will provide us an advantage in pursuing and consummating future acquisitions. We intend to leverage our capital base and acquisition experience to selectively pursue FDIC-assisted acquisitions and conservatively structured unassisted transactions of select franchises that present attractive risk-adjusted returns. In addition, future acquisitions will enable us to further utilize our substantial infrastructure devoted to the workout of special assets and administration of loss share agreements.

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Expand our retail banking franchise. Our focus is on growing our retail banking presence throughout the markets in west-central Georgia, east-central Alabama, and the Florida Panhandle, including our expanded retail footprint resulting from the NCB, MCB and FNB acquisitions, while reducing reliance on wholesale funding sources. Since September 30, 2010 we have reduced FHLB borrowings by $131.0 million and certificates of deposit by $166.0 million in our efforts to fund our balance sheet with core deposits (comprised of transaction, savings and money market accounts). Over this same time period we have increased core deposits from $313.2 million to $456.3 million while lowering our cost of funds from 2.43% for the year ended September 30, 2010 to 1.14% for the year ended September 30, 2012. These deposits provide a low cost source of funds for our lending operations, as well as a potential source of fee income.

We intend to build a diversified balance sheet, positioning us as a full-service community bank that offers both retail and commercial loan and deposit products to all markets within the I-85 corridor and the adjacent and other markets resulting from our acquisitions of NCB, MCB, and FNB. Moreover, we expect that the high level of customer service and expanded product offerings we provide, as well as our capital strength and financial position in an otherwise distressed banking market, will also facilitate organic growth and an opportunity to increase market share.

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Quality customer service and convenience. In order to proactively address the needs of our clients, we continue to make and build out investments in infrastructure and technology to improve transactional efficiencies and minimize the amount of time required for customers to complete regular banking activities, such as making a deposit at a branch drive-thru. In addition, the customer experience is enhanced for in-branch transactions as unique amenities such as child-friendly play areas, coffee cafes and change counters combine banking activities with everyday realities. To further emphasize convenience for our customers, we offer extended hours at the majority of our offices and alternative banking delivery systems, such as internet banking, that allow customers to pay bills, transfer funds and monitor account balances at any time. Additionally, we strive to create tailored products and services that are designed to meet the changing needs of our customers, such as our Rewards checking program discussed under the heading “Business of Charter Financial Corporation and CharterBank—Sources of Funds.”

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Maintain strong asset quality. We emphasize a disciplined credit culture based on intimate market knowledge, close ties to our customers, sound underwriting standards and experienced loan officers. While the challenging operating environment which began a few years ago contributed to an increase in problem assets, management’s primary objective has been to expeditiously reduce the level of nonperforming and classified assets through diligent monitoring and aggressive resolution efforts, including problem covered assets of NCB, MCB and FNB. The results of this effort are evidenced by our asset quality at September 30, 2012, with $5.6 million of non-performing assets not covered by loss sharing which represented 0.66% of total non-covered assets, and has declined $10.2 million from $15.8 million reported at September 30, 2011. Our ratio of allowance for loan losses to non-covered non-performing loans was 237.69% at September 30, 2012.

We have established dedicated problem asset resolution teams with experienced leadership to resolve nonperforming assets and classified assets acquired in the NCB, MCB and FNB transactions. While the majority of these nonperforming assets do not pose a significant credit risk because they are substantially covered under loss sharing agreements with the FDIC, reducing the amount of contractually non-performing assets acquired in the NCB, MCB and FNB acquisitions will reduce the cost of carrying these assets. Covered loans are generally considered accruing and performing loans as the loans accrete interest income over the estimated life of the loan when cash flows are reasonably estimable. Accordingly, covered loans that are contractually past due are still considered to be accruing and performing loans. See “—Asset Quality.”

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Focus on relationship-driven banking. We are focused on meeting the financial needs of our customer base through offering a full complement of loan, deposit and online banking solutions (i.e. internet banking and mobile banking). Over the years we have introduced new products and services in order to more fully serve and deepen the relationship with customers which has enabled us to grow our core deposit base, which generally represents a customer’s primary banking relationship. Our quality customer relationships and core competencies provide opportunities for cross selling products to existing customers in an effort to deepen our “share of wallet” and we intend to actively develop such opportunities.

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Scalable operating platform. We have committed significant resources to establish a scalable platform to accommodate future growth. The investments made thus far in systems and personnel will enable us to achieve improved operational efficiencies, with minimal additional investments, as we continue to integrate the assets and liabilities from recent acquisitions. In particular, our investment in operations required to integrate and manage the assets and liabilities acquired in FDIC-assisted transactions are largely fixed, allowing us to leverage existing systems and personnel to drive a higher return on similar investments in the future. Our acquisitions of NCB in June 2009, MCB in March 2010, and FNB in September 2011 highlight our ability to capitalize on opportunities that offer attractive risk-adjusted returns and provide a template for future acquisitions. We have closed 11 branch locations, nine of which were acquired in FDIC acquisitions, since 2009 as part of efforts to improve operational efficiency and will continue to focus our attention on other initiatives to increase franchise value.

FDIC-Assisted Acquisitions

Neighborhood Community Bank. On June 26, 2009, we entered into an agreement with the FDIC, as receiver, to acquire certain assets and assume certain liabilities of Neighborhood Community Bank, a full service commercial bank headquartered in Newnan, Georgia. The NCB acquisition extended our retail branch footprint as part of our efforts to increase our retail deposits and reduce our reliance on brokered deposits and borrowings as a significant source of funds. The acquisition of NCB’s four full-service branches, one of which has been closed, has expanded our market presence in west central Georgia within the I-85 corridor region in which we are seeking to expand.

We assumed $195.3 million of liabilities, including $181.0 million of deposits with no deposit premium paid. The liabilities assumed by us also included $13.0 million of Federal Home Loan Bank advances and $981,000 of other liabilities. We acquired approximately $202.8 million of NCB’s assets, including $159.9 million in loans, net of unearned income, and $17.7 million of real estate owned at a discount of $26.9 million of fair value and other adjustments. The assets acquired also included $43.9 million of cash and cash equivalents, securities, Federal Home Loan Bank stock and other assets, including $19.4 million in cash that was received from the FDIC.

Under agreements with the FDIC, the FDIC will assume 80% of losses and share 80% of loss recoveries on the first $82.0 million of losses on the acquired loans and other real estate owned, and assume 95% of losses and share 95% of loss recoveries on losses exceeding $82.0 million. The loss sharing agreements cover losses on single-family residential mortgage loans for ten years and all other losses for five years and are subject to certain servicing procedures as specified in the agreements with the FDIC. In addition to the $26.9 million of fair value discounts, we initially recorded an indemnification asset from the FDIC in the amount of $50.0 million as part of the loss sharing agreements. Subsequent to initial recognition, an additional $20.6 million was recorded to increase the indemnification asset because of increased estimates of expected credit losses on covered assets. We have received $59.7 million in cash from the FDIC in loss sharing through September 30, 2012 relating to NCB agreements.

We determined current fair value accounting estimates of the acquired assets and liabilities in accordance with accounting requirements for acquisition transactions. We expect that we now have sufficient nonaccretable discounts (discounts representing amounts that are not expected to be collected from the customer, liquidation of collateral, or under the FDIC loss sharing agreements) to cover losses on the covered loans and other real estate. We have further recorded a FDIC receivable for losses expected to be indemnified by the FDIC. Furthermore, we expect to have accretable discounts (discounts representing the excess of a loan’s cash flows expected to be collected over the initial investment in the loan) to provide for market yields on the covered loans. No goodwill or bargain purchase gain was recorded in the transaction.

Assets covered by loss sharing, at fair value or net of acquisition discounts decreased from $132.0 million at acquisition to $36.9 million at September 30, 2012. Loss estimates were increased by $7.8 million on covered loans and $3.5 million on covered other real estate owned in fiscal 2012 compared to $6.0 million and $0, respectively, in fiscal 2011. This resulted in expensing provisions for losses of $889,000 for covered loans and $210,000 for covered other real estate owned for fiscal 2012 compared to $1.2 and $0, respectively, in fiscal 2011. Cumulatively, we have received $59.7 million in cash reimbursements from the FDIC and have a remaining FDIC indemnification receivable of $11.0 million at September 30, 2012.

The former NCB franchise is currently operating under the CharterBank name. Since the acquisition, retail customer deposits have increased slightly through September 30, 2012, which significantly exceeded the pre-acquisition planning targets.

McIntosh Commercial Bank. On March 26, 2010, we entered into a purchase and assumption agreement with the FDIC, as receiver, to acquire certain assets and assume certain liabilities of McIntosh Commercial Bank, a full-service commercial bank headquartered in Carrollton, Georgia. The MCB acquisition extended our retail branch footprint as part of our efforts to increase our retail deposits and reduce our reliance on brokered deposits and borrowings as a significant source of our funds. The retention of one of MCB’s four full-service branches has expanded our market presence in west central Georgia within the I-85 corridor region and adjacent areas in which we are seeking to expand.

We assumed $306.2 million of liabilities, including $295.3 million of deposits with no deposit premium paid. The liabilities assumed by us also included $9.5 million of FHLB advances and other borrowings and $1.4 million of other liabilities. We acquired approximately $322.6 million of MCB’s assets, including $207.6 million in loans, net of unearned income, and $55.3 million of real estate owned at a discount of $53.0 million. The assets acquired also included $68.9 million of cash and cash equivalents and $27.4 million of securities and other assets.

Under agreements with the FDIC, the FDIC will assume 80% of losses and share 80% of loss recoveries on the first $106.0 million of losses on the acquired loans and other real estate owned, and assume 95% of losses and share 95% of loss recoveries on losses exceeding $106.0 million. The loss sharing agreements cover losses on single-family residential mortgage loans for ten years and all other losses for five years. We initially recorded an indemnification asset from the FDIC in the amount of $108.3 million as part of the loss sharing agreements which reflected the present value of the expected net cash reimbursement related to the loss sharing agreements.

We determined current fair value accounting estimates of the acquired assets and liabilities in accordance with new accounting requirements for business combinations under which the assets acquired and liabilities assumed are recorded at their respective acquisition date fair values. It is expected that we will have sufficient nonaccretable discounts (discounts representing amounts that are not expected to be collected from the customer or liquidation of collateral) to cover any losses on the covered loans. We have further recorded a FDIC receivable for losses expected to be indemnified by the FDIC and also loan nonaccretable discounts for such credit losses. Furthermore, we expect to have accretable discounts (discounts representing the excess of a loan’s cash flows expected to be collected over the initial investment in the loan) to provide for market yields on the covered loans. In addition, we recorded noninterest income of approximately $9.3 million in a pre-tax bargain purchase gain as a result of the MCB transaction which represents the excess of the estimated fair value of the assets acquired over the fair value of the liabilities assumed.

The following table shows adjustments to the fair value of the assets and liabilities acquired and the resulting gain from the MCB acquisition as of March 26, 2010.

	As Recorded by MCB		Fair Value Adjustments		As Recorded by CharterBank
Assets:
Cash and due from banks	$32,285,757		$36,629,236	(1)	$68,914,993
FHLB and other bank stock	1,321,710		(200,410	) (2)	1,121,300
Investment securities	24,744,318		(75,028	) (3)	24,669,290
Loans, net of unearned income	207,644,252		(110,645,341	) (4)	96,998,911
Other real estate owned	55,267,968		(40,136,424	) (5)	15,131,544
FDIC receivable for loss sharing agreements	—		108,252,007	(6)	108,252,007
Core deposit intangible	—		258,811	(7)	258,811
Other assets	1,313,923		(427,702	) (8)	886,221

Total assets acquired	$322,577,928		$(6,344,851)		$316,233,077

Liabilities:
Deposits:
Noninterest-bearing	$5,443,673		$—		$5,443,673
Interest-bearing	289,862,953		683,100	(9)	290,546,053

Total Deposits	295,306,626		683,100		295,989,726
FHLB advances and other borrowings	9,491,486		—		9,491,486
Deferred tax liability	—		3,737,126	(10)	3,737,126
Other liabilities	1,409,048		—		1,409,048

Total liabilities assumed	306,207,160		4,420,226		$310,627,386

Excess of assets acquired over liabilities assumed	$16,370,768	(11)

Aggregate fair value adjustments			$(10,765,077)

Net assets of MCB acquired					$5,605,691

(1)	Adjustment reflects the initial funds received from the FDIC on the acquisition date.
(2)	Adjustment reflects the estimated fair value of other bank stock.
(3)	Adjustment reflects fair value adjustments based on our evaluation of the acquired investment securities portfolio.
(4)	Adjustment reflects fair value adjustments based on our evaluation of the acquired loan portfolio. The fair value adjustment includes adjustments for estimated credit losses, liquidity and servicing costs.
(5)	Adjustment reflects the estimated other real estate owned losses based on our evaluation of the acquired other real estate owned portfolio.
(6)	Adjustment reflects the estimated fair value of payments we will receive from the FDIC under the loss sharing agreements.
(7)	Adjustment reflects the estimated fair value of acquired core deposit intangible.
(8)	Adjustment reflects the estimated fair value adjustment of other assets.
(9)	Adjustment reflects fair value adjustments based on our evaluation of the acquired time deposit portfolio.
(10)	Adjustment reflects differences between the financial statement and tax bases of assets acquired and liabilities assumed.
(11)	Represents the excess of assets acquired over liabilities assumed; since the asset discount bid of $53.0 million exceeded this amount, the difference resulted in a cash settlement from the FDIC on the acquisition date.

Accounting standards prohibit carrying over an allowance for loan losses for loans purchased in the MCB acquisition as uncertainty regarding collectability of future contractual payments are incorporated into the fair value measurement. On the March 26, 2010 acquisition date, the estimate of the contractually required principal payments receivable for all impaired loans acquired from MCB was $136.9 million, and the estimated fair value of such loans was $50.4 million. The impaired MCB loans were generally valued based on the liquidation value of the underlying collateral because most of the loans are collateral dependent. We established credit risk related discounts (nonaccretable) of $73.8 million on the acquisition date relating to these impaired loans, reflected in the recorded net fair value of the impaired loans. Our estimate on the acquisition date of the contractually required principal payments receivable for all other loans acquired in the MCB acquisition was $70.8 million, and the estimated fair value of the loans was $46.6 million. We established credit risk related nonaccretable discounts of $18.9 million on these non-impaired loans. In our estimate of cash flows for the MCB loans, we also recorded accretable discounts of $5.3 million relating to the loans that will be recognized on a level yield basis over the life of the loans because accretable yield represents cash flows expected to be collected. As of the acquisition date, we also recorded a net FDIC receivable of $108.3 million, which reflected the present value of the expected net cash reimbursement under the loss sharing agreements for covered loans and other real estate. Such receivable has been discounted by $1.7 million for the expected timing of receipt of these cash flows.

Assets covered by loss sharing, at fair value or net of nonaccretable discount decreased from $112.1 million at acquisition to $41.9 million at September 30, 2012. Loss estimates were increased by $3.5 million on covered other real estate owned in fiscal 2012 and resulted in expensing provisions for losses on such assets of $175,000 for fiscal 2012. There were no such loss estimate increases or provisions on covered loans in fiscal 2012 or covered assets in fiscal 2011.

The First National Bank of Florida.  On September 9, 2011, we entered into a purchase and assumption agreement with the FDIC, as receiver, to acquire certain assets and assume certain liabilities of The First National Bank of Florida a full-service commercial bank headquartered in Milton, Florida. The FNB acquisition extended our retail branch footprint as part of our efforts to increase our retail deposits and reduce our reliance on brokered deposits and borrowings as a significant source of our funds. The retention of three of FNB’s eight full-service branches has expanded our market presence in the northwestern Florida Panhandle region and adjacent areas in which we are seeking to expand.

We assumed $247.5 million of liabilities, including $244.7 million of deposits. We acquired approximately $251.8 million of FNB’s assets, including $185.9 million in loans, net of unearned income, and $24.9 million of other real estate owned. The assets acquired also included $49.3 million of cash and cash equivalents and $13.0 million of securities.

Under agreements with the FDIC, as part of the Purchase and Assumption Agreement, CharterBank and the FDIC entered into two loss sharing agreements - one for single family loans, and one for all other loans and other real estate owned. Under the loss sharing agreements, the FDIC will cover 80% of covered loan and other real estate owned losses, with the exception of $900,259 (contractual balance) in consumer loans. The term for loss sharing on residential real estate loans and other real estate owned is ten years, while the term for loss sharing on non-residential real estate loans and other real estate owned is five years in respect to losses and eight years for loss recoveries. The reimbursable losses from the FDIC are based on the book value of the relevant loan as determined by the FDIC at the date of the transaction, accrued interest on loans for up to 90 days from the date of the transaction, the book value of other real estate owned from the date of the transaction and certain direct costs. New loans made after the date of the transaction are not covered by the loss sharing agreements.

We determined current fair value accounting estimates of the acquired assets and liabilities in accordance with accounting requirements for business combinations under which the assets acquired and liabilities assumed are recorded at their respective acquisition date fair values. It is expected that we will have sufficient nonaccretable discounts (discounts representing amounts that are not expected to be collected from the customer or liquidation of collateral) to cover losses on the covered loans. We have further recorded a FDIC receivable for losses expected to be indemnified by the FDIC. Furthermore, we expect to have accretable discounts (discounts representing the excess of a loan’s cash flows expected to be collected over the initial investment in the loan) to provide for market yields on the covered loans. In addition, we recorded noninterest income of approximately $1.1 million in a pre-tax bargain purchase gain as a result of the FNB transaction which represents the excess of the estimated fair value of the assets acquired over the estimated fair value of the liabilities assumed.

The following table shows adjustments to the fair value of the assets and liabilities acquired and the resulting gain from the FNB acquisition as of September 9, 2011.

	As Recorded by FNB		Fair Value Adjustments		As Recorded by CharterBank
Assets:
Cash and due from banks	$25,689,080		$23,637,211	(1)	$49,326,291
FHLB and FRB stock	993,612		—		993,612
Investment securities available for sale	13,002,568		(97,407	) (2)	12,905,161
Loans, net of unearned income	185,927,300		(61,459,964	) (3)	124,467,336
Other real estate owned	24,943,178		(17,387,076	) (4)	7,556,102
FDIC receivable for loss sharing agreements	—		51,555,999	(5)	51,555,999
Core deposit intangible	—		1,134,697	(6)	1,134,697
Other assets	1,291,037		(251,246	) (7)	1,039,791

Total assets acquired	$251,846,775		$(2,867,786)		$248,978,989

Liabilities:
Deposits	244,715,032		—		244,715,032
Deferred tax liability	—		420,919	(9)	420,919
Other liabilities	2,768,954		400,000	(10)	3,168,954

Total liabilities assumed	247,483,986		820,919		$248,304,905

Excess of assets acquired over liabilities assumed	$4,362,789	(8)

Aggregate fair value adjustments			$(3,688,705)

Net assets of FNB acquired					$674,084

(1)	Adjustment reflects the initial wire received from the FDIC adjusted for overpayment by the FDIC on the acquisition date.
(2)	Adjustment reflects fair value adjustments based on our evaluation of the acquired investment securities portfolio.
(3)	Adjustment reflects fair value adjustments based on our evaluation of the acquired loan portfolio. The fair value adjustment includes adjustments for estimated credit losses, liquidity and servicing costs.
(4)	Adjustment reflects the estimated other real estate owned losses based on our evaluation of the acquired other real estate owned portfolio.
(5)	Adjustment reflects the estimated fair value of payments we will receive from the FDIC under loss sharing agreements. The receivable was recorded at present value of the estimated cash flows using an average discount rate of approximately two percent.
(6)	Adjustment reflects fair value adjustments to record the estimated core deposit intangible.
(7)	Adjustment reflects fair value adjustments to record certain other assets acquired in this transaction.
(8)	Amount represents the excess of assets acquired over liabilities assumed and since the asset discount bid by CharterBank of $28 million exceeded this amount, the difference resulted in a cash settlement with the FDIC on the acquisition date.
(9)	Adjustment reflects differences between the financial statement and tax bases of assets acquired and liabilities assumed.
(10)	Adjustment reflects fair value adjustments to record certain other liabilities in this transaction.

Accounting standards prohibit carrying over an allowance for loan losses for loans purchased in the FNB acquisition as uncertainty regarding collectability of future contractual payments are incorporated into the fair value measurement. On the September 9, 2011 acquisition date, the estimate of the contractually required principal payments receivable for all impaired loans acquired from FNB was $121.6 million, and the estimated fair value of such loans was $57.8 million. The impaired FNB loans were generally valued based on the liquidation value of the underlying collateral because most of the loans are collateral dependent. Our estimate on the acquisition date of the contractually required principal payments receivable for all other loans acquired in the FNB acquisition and covered by the FDIC was $64.3 million, and the estimated fair value of the loans was $63.6 million. We did not initially establish any credit risk related discounts on these non-impaired loans. In our estimate of cash flows for the FNB loans, we recorded accretable discounts of $11.8 million relating to the loans that will be recognized on a level yield basis over the life of the loans because accretable yield represents cash flows expected to be collected. As of the acquisition date, we also recorded a net FDIC receivable of $51.6 million, representing FDIC indemnification under the loss sharing agreements for covered loans and other real estate. Such receivable was initially discounted by $2.0 million for the expected timing of receipt of these cash flows.

Assets covered by loss sharing, at fair value or net of acquisition discounts decreased from $132.0 million at acquisition to $109.3 million at September 30, 2012. Loss estimates were increased by $1.6 million on covered loans and $1.5 million on covered other real estate owned in fiscal 2012. This resulted in expensing provisions for losses of $313,000 for covered loans and $300,000 for covered other real estate owned for fiscal 2012. There were no such loss estimate increases or provisions in fiscal 2011. Cumulatively, we have received $45.1 million in cash reimbursements from the FDIC and have a remaining FDIC indemnification receivable of $12.7 million at September 30, 2012.

FDIC-Assisted Transactions and Loss Sharing Agreements

The following table presents the expected losses on acquired assets covered under loss share agreements as of September 30, 2012 (dollars in thousands):

								FDIC Receivable(4)
Entity	Date of Transaction	FDIC Stated Threshold or Intrinsic Loss Estimate	Original Estimated Covered Losses	Losses Incurred through September 30, 2012 (1)	Remaining Estimated Losses for Loans	Other real estate owned Mark at September 30, 2012 (2)	Projected Total Losses	Reimbursements from FDIC Received as of September 30, 2012	Balance at September 30, 2012 (3)

NCB	6/26/2009	$82,000	$65,072	$77,321	$10,078	$2,517	$89,916	$59,712	$10,957
MCB	3/26/2010	106,000	132,874	130,226	10,708	2,136	143,070	108,073	12,675
FNB	9/9/2011	59,483	70,008	47,317	21,885	1,767	70,969	45,124	12,670

		$247,483	$267,954	$254,864	$42,671	$6,420	$303,955	$212,909	$36,302

(1)	Claimed or Claimable loans and other real estate owned losses including expenses, net of revenues.
(2)	Represents the estimated losses on other real estate owned at year end. These losses have been recognized to record other real estate owned at net realizable value. These losses are claimable from the FDIC upon sale or receipt of a valid appraisal.
(3)	Balance is gross of a fair value discount of $1.2 million.
(4)	FDIC Receivable amounts are presented at their respective loss share agreement portions of 80% or 95%, whereas the other amounts related to losses are presented on a gross basis.

Under the FNB loss share agreements, all losses (whether or not they exceed the intrinsic loss estimate) are reimbursable by the FDIC at 80% of the losses and reimbursable expenses paid. During the year ended September 30, 2012, the losses and reimbursable expenses claimed under the MCB loss share agreements exceeded the FDIC established threshold and became reimbursable at 95% rather than the 80% rate. As of September 30, 2012, the losses and reimbursable expenses under the NCB loss share agreements were still reimbursable at a rate of 80%; however, projected total losses indicate the FDIC established threshold will be exceeded, ultimately resulting in the maximum reimbursable rate of 95%.

Critical Accounting Policies

Critical accounting policies are those that involve significant judgments and assumptions by management and that have, or could have, a material impact on our income or the carrying value of our assets. They require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. The following are the accounting policies that we believe are critical. For a discussion of recent accounting pronouncements, see Note 1 of the Notes to our Financial Statements.

Allowance for Loan Losses. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. Subsequent recoveries are added to the allowance. The allowance is an amount that management believes will be adequate to absorb losses on existing loans that become uncollectible, based on evaluations of the collectability of loans. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, historical loss rates, overall portfolio quality, review of specific problem loans, and current economic conditions and trends that may affect a borrower’s ability to repay.

We segment our allowance for loan losses into the following four major categories: (1) specific reserves; (2) general allowances for Classified/Watch loans; (3) general allowances for loans with satisfactory ratings; and (4) an unallocated amount. Risk ratings are initially assigned in accordance with our loan and collection policy. A department independent from our loan origination staff reviews risk grade assignments on an ongoing basis. Management reviews current information and events regarding a borrowers’ financial condition and strengths, cash flows available for debt repayment, the related collateral supporting the loan and the effects of known and expected economic conditions. When the evaluation reflects a greater than normal risk associated with the individual loan, management classifies the loan accordingly. If the loan is determined to be impaired, management allocates a portion of the allowance for loan losses for that loan based on the fair value of the collateral, if the loan is considered collateral-dependent, as the measure for the amount of the impairment. Impaired and Classified/Watch loans are aggressively monitored. The allowances for loans by credit grade are further subdivided by loan type. We have developed specific quantitative allowance factors to apply to each loan grade which considers loan charge-off experience over the most recent two years by loan type. In addition, we apply loss estimates for certain qualitative allowance factors that are subjective in nature and require considerable judgment on the part of management. Such qualitative factors include economic and business conditions, the column of past due loans, changes in the value of collateral in collateral-dependent loans, and other economic uncertainties. An unallocated component of the allowance is also for losses that specifically exist in the remainder of the portfolio, but have yet to be identified.

While management uses available information to recognize losses on loans, future additions or reductions to the allowance may be necessary based on changes in economic conditions or changes in accounting guidance on reserves. In addition, various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses. Such agencies may require us to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

Management believes that the allowance for loan losses is adequate. At September 30, 2012, we had 92.1% of our total non-covered loan portfolio secured by real estate, with one- to four-family residential mortgage loans comprising 24.1% of the total non-covered loan portfolio, commercial real estate loans comprising 57.5% of the total non-covered loan portfolio, and construction loans comprising 10.4% of the total non-covered loan portfolio. We carefully monitor our commercial real estate loans since the repayment of these loans is generally dependent upon earnings from the collateral real estate or the liquidation of the real estate and is affected by national and local economic conditions. For many owner-occupied commercial real estate loans, debt service may be dependent upon cash flow from business operations. The residential category represents those loans we choose to maintain in our portfolio rather than selling into the secondary market. The residential loans held for sale category comprises loans that are in the process of being sold into the secondary market. The credit has been approved by the investor and the interest rate and purchase price fixed so we take no credit or interest rate risk with respect to these loans.

Relating to the FDIC-assisted acquisitions of the loans of NCB and FNB, we have established an allowance for loan losses for loans covered by loss-sharing agreements and such allowance for loan losses was $10.3 million at September 30, 2012. Management believes this allowance for covered loans is adequate. An impairment of the covered loans of MCB has not occurred to date based on updated estimates of expected cash flows.

Through the FDIC-assisted acquisitions of the loans of NCB, MCB, and FNB, we established non-accretable discounts for the acquired impaired loans and we also established non-accretable discounts for all other loans of MCB. These non-accretable discounts were based on estimates of future cash flows. Subsequent to the acquisition dates, we continue to assess the experience of actual cash flows on a quarterly basis compared to our estimates. When we determine that non-accretable discounts are insufficient to cover expected losses in the applicable covered loan portfolios, an allowance for covered loans is recorded with a corresponding provision for covered loan losses as a charge to earnings and an increase in the applicable FDIC receivable based on additional future cash expected to be received from the FDIC due to loss sharing indemnification. During the years ended September 30, 2012 and 2011, we increased the allowance for covered loans by $9.4 million and $6.0 million by recording provisions of $1.2 million for September 30, 2012 and 2011, and $8.2 million and $4.8 million recorded as an increase to the FDIC receivable for the same respective time periods.

Other-Than-Temporary Impairment of Investment Securities. A decline in the market value of any available for sale security below cost that is deemed other-than-temporary results in a charge to earnings and the establishment of a new cost basis for that security. In connection with the assessment for other-than-temporary impairment of investment securities, mortgage-backed securities, and collateralized mortgage obligations, management obtains fair value estimates by independent quotations, assesses current credit ratings and related trends, reviews relevant delinquency and default information, assesses expected cash flows and coverage ratios, reviews average credit score data of underlying mortgages, and assesses other current data. The severity and duration of an impairment and the likelihood of potential recovery of an impairment is considered along with the intent and ability to hold any impaired security to maturity or recovery of carrying value.

See “Risk Factors—We could record future losses on our securities portfolio.”

Real Estate Owned.  Real estate acquired through foreclosure, consisting of properties obtained through foreclosure proceedings or acceptance of a deed in lieu of foreclosure, is reported on an individual asset basis at the lower of cost or fair value, less disposal costs. Fair value is determined on the basis of current appraisals, comparable sales, and other estimates of value obtained principally from independent sources. When properties are acquired through foreclosure, any excess of the loan balance at the time of foreclosure over the fair value of the real estate held as collateral is recognized and charged to the allowance for loan losses. Subsequent write downs are charged to a separate allowance for losses pertaining to real estate owned, established through provisions for estimated losses on real estate owned which are charged to expense. Based upon management’s evaluation of the real estate acquired through foreclosure, additional expense is recorded when necessary in an amount sufficient to reflect any declines in estimated fair value. Gains and losses recognized on the disposition of the properties are recorded in noninterest expense in the consolidated statements of income.

Goodwill and Other Intangible Assets. Intangible assets include costs in excess of net assets acquired and deposit premiums recorded in connection with the acquisitions. In accordance with accounting requirements, we test our goodwill for impairment annually or more frequently as circumstances and events may warrant. No impairment charges have been recognized through September 30, 2012.

Deferred Income Taxes.  Management estimates income tax expense using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for future income tax consequences attributable to differences between the amount of assets and liabilities reported in the consolidated financial statements and their respective tax bases. In estimating the liabilities and corresponding expense related to income taxes, management assesses the relative merits and risks of various tax positions considering statutory, judicial and regulatory guidance. Because of the complexity of tax laws and regulations, interpretation is difficult and subject to differing judgments. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Management’s determination of the realization of the net deferred tax asset is based upon management’s judgment of various future events and uncertainties, including the timing and amount of future income, reversing temporary differences which may offset, and the implementation of various tax plans to maximize realization of the deferred tax asset. Management has determined that no valuation allowances were necessary relating to the realization of its deferred tax assets.

Changes in the estimate of income tax liabilities occur periodically due to changes in actual or estimated future tax rates and projections of taxable income, interpretations of tax laws, the complexities of multi-state income tax reporting, the status of examinations being conducted by various taxing authorities and the impact of newly enacted legislation or guidance as well as income tax accounting pronouncements.

Receivable from FDIC Under Loss Sharing Agreements.  Under loss sharing agreements with the FDIC, we recorded a receivable from the FDIC equal to 80 percent or 95 percent, as applicable, of the estimated losses in the covered loans and other real estate acquired in an FDIC-assisted transaction. The receivable was recorded at the present value of the estimated cash flows at the date of the acquisition and will be reviewed and updated prospectively as loss estimates related to covered loans and other real estate acquired through foreclosure change. Most third party expenses on other acquired real estate and covered impaired loans are covered under the loss sharing agreements and the cash flows from the reimbursable portion are included in the estimate of the FDIC receivable when incurred.

Estimation of Fair Value.  The estimation of fair value is significant to certain of our assets, including investment securities available for sale, other real estate owned, assets and liabilities subject to acquisition accounting and the value of loan collateral for impaired loans. These are all recorded at either fair value or the lower of cost or fair value. Fair values are determined based on third party sources, when available. Furthermore, generally accepted accounting principles require disclosure of the fair value of financial instruments as a part of the notes to the consolidated financial statements. Fair values may be influenced by a number of factors, including market interest rates, prepayment speeds, liquidity considerations, discount rates and the shape of yield curves. For additional information relating to the fair value of our financial instruments, see Note 15 to the consolidated financial statements.

Comparison of Financial Condition at September 30, 2012 and 2011

Assets. Total assets decreased by $139.5 million, or 11.9%, to $1.03 billion at September 30, 2012. Assets decreased primarily due to a decrease in loans receivable, net of $61.1 million and a decrease in cash and cash equivalents of $41.0 million which was used to fund the decrease in acquired certificates of deposit, offset in part by an increase in securities available for sale of $30.6 million. Cash and loans were greater at September 30, 2011 due to the FNB acquisition in September 2011.

Cash and cash equivalents. Cash and cash equivalents decreased to $108.8 million at September 30, 2012, down from $149.8 million at September 30, 2011. This decrease was planned with the repayment of $30.0 million of FHLB advances in the second quarter of fiscal 2012 and the reduction of certificate of deposit balances by $119.9 million.

Loans.  At September 30, 2012, total loans were $593.9 million, or 57.5% of total assets. During the year ended September 30, 2012, our loan portfolio decreased by $61.1 million, or 9.3%. The decrease was due to the paydowns of acquired loan portfolios. Of the $593.9 million in net loans as of September 30, 2012, $166.2 million were covered by FDIC loss sharing agreements.

	Non-covered(1)	Covered	Total
	(Dollars in Thousands)
Loan Balances:
September 30, 2012	$427,676	$166,228	$593,904
June 30, 2012	430,292	186,585	616,837
March 31, 2012	435,424	203,626	639,050
December 31, 2011	432,108	218,623	650,731
September 30, 2011	419,979	235,050	655,028
June 30, 2011	434,309	120,140	554,449
March 31, 2011	435,276	124,583	559,859
December 31, 2010	447,621	136,400	584,021
September 30, 2010	451,231	148,139	599,370

(1)	Non-covered loans are shown net of deferred loan fees and allowance for loan losses.

Loan Portfolio Composition.  The following table sets forth the composition of our loan portfolio at the dates indicated.

	At September 30,
	2012		2011		2010		2009		2008
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

One- to four-family residential real estate (1)	$105,515	16.83%	$98,845	14.23%	$106,041	16.9%	$126,097	20.9%	$138,205	31.6%
Commercial real estate	251,379	40.11	252,037	36.29	267,726	42.6	270,062	44.8	222,056	50.8
Real estate construction (2)	45,369	7.24	41,726	6.01	45,930	7.3	43,965	7.3	39,563	9.0
Commercial	16,597	2.65	17,613	2.54	19,604	3.1	10,466	1.7	15,543	3.6
Consumer and other loans (3)	18,107	2.89	20,138	2.90	22,486	3.6	22,715	3.7	22,154	5.0
Covered loans (4)	189,834	30.28	264,202	38.04	182,335	26.5	122,060	21.6	—	—

Total loans	626,801	100.0%	691,556	100.0%	644,122	100.0%	595,365	100.0%	437,521	100.0%

Other items:
Net deferred loan (fees)	(1,133)		(1,050)		(758)		(857)		(804)
Allowance for loan losses-non-covered loans	(8,190)		(9,370)		(9,797)		(9,332)		(8,244)
Allowance for loan losses-covered loans (5)	(10,341)		(6,892)		(15,554)		(23,832)		—
Accretable discount (5)	(13,233)		(22,221)		(18,643)		(8,794)		—

Loans receivable, net	$593,904		$655,028		$599,370		$552,550		$428,473

(1)	Excludes loans held for sale of $2,692, $291, $2,061, $1,123 and $1,292 at September 30, 2012, 2011, 2010, 2009 and 2008, respectively.
(2)	Net of undisbursed proceeds on loans-in-process.
(3)	Includes home equity loans, lines of credit and second mortgages.
(4)	Consists of loans and commitments acquired in the NCB, MCB, and FNB acquisitions that are covered by loss sharing agreements with the FDIC. Such amounts are presented net of non-accretable discounts of $19,382, $69,145, $52,861 and $7,137 at September 30, 2012, 2011, 2010 and 2009, respectively.
(5)	See Note 5 to the Notes to our Consolidated Financial Statements.

Loan Portfolio Maturities and Yields. The following table summarizes the scheduled repayments of our loan portfolio at September 30, 2012. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less.

	One- to four-family residential real estate (1)		Commercial real estate(2)		Real estate Construction (3)
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ending September 30,
2013	$12,409	5.86%	$141,561	5.86%	$39,036	5.01%
2014	3,088	5.92	61,427	5.39	4,904	5.02
2015	2,073	5.81	43,587	5.07	788	5.00
2016 to 2017	1,885	5.85	20,747	4.99	1,186	4.19
2018 to 2022	10,813	5.28	24,094	4.80	45	5.50
2023 to 2027	27,684	4.03	44,615	5.33	753	4.50
2028 and beyond	60,592	5.22	58,023	5.27	—	—

Total	$118,544	5.06%	$394,054	5.44%	$46,712	4.98%

	Commercial (4)		Consumer and other loans (5)		Total (6)
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ending September 30,
2013	$13,691	5.54%	$2,585	5.43%	$209,282	5.67%
2014	9,075	5.63	1,955	5.14	80,450	5.41
2015	4,008	4.52	2,170	5.22	52,624	5.06
2016 to 2017	3,415	3.39	6,095	5.20	33,328	4.88
2018 to 2022	1,763	5.44	8,043	4.34	44,758	4.86
2023 to 2027	2,136	4.52	1,980	4.00	77,169	4.80
2028 and beyond	133	4.25	101	6.79	118,849	5.24

Total	$34,221	5.16%	$22,929	4.83%	$616,460	5.29%

(1)	Includes $13,029 of covered loans.
(2)	Includes $142,675 of covered loans.
(3)	Includes $1,343 of covered loans. Presented net of undisbursed proceeds on loans-in-progress.
(4)	Includes $17,625 of covered loans.
(5)	Includes $4,821 of covered loans.
(6)	Excludes accretable discounts, allowance for loan losses on noncovered loans, and net deferred loan fees on both covered and noncovered loans.

The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at September 30, 2012 that are contractually due after September 30, 2013.

	Due After September 30, 2013
	Fixed	Adjustable	Total
	(In thousands)

One- to four-family residential real estate	$46,690	$59,444	$106,134
Commercial real estate	70,356	182,137	252,493
Real estate construction	896	6,780	7,676
Commercial	12,981	7,550	20,531
Consumer and other loans	3,854	16,490	20,344

Total loans	$134,777	$272,401	$407,178

Investment and Mortgage Securities Portfolio.  At September 30, 2012, our investment and mortgage securities portfolio totaled $189.4 million, compared to $158.7 million at September 30, 2011. The increase was due to $135.3 million in purchases offset by $41.6 million in sales, $6.8 million in securities that matured or were called, and $57.2 million in principal paydowns. During 2012, we also had approximately $273,000 in other-than-temporary impairment charges on non-government agency collateralized mortgage obligations. During 2011, we had approximately $2.3 million in other-than-temporary impairment charges on non-government agency collateralized mortgage obligations.

We review our investment portfolio on a quarterly basis for indications of impairment. In addition to management’s intent and ability to hold the investments to maturity or recovery of carrying value, the review for impairment includes analyzing the length of time and the extent to which the fair value has been lower than the cost, the financial condition and near-term prospects of the issuer, including any specific events which may influence the operations of the issuer. Our review of mortgage securities includes loan geography, loan to value ratios, credit scores, types of loans, loan vintage, credit ratings, loss coverage from tranches less senior than our investment tranche and cash flow analysis. Our investments are evaluated using our best estimate of future cash flows. If, based on our estimate of cash flows, we determine that an adverse change has occurred, other-than-temporary impairment would be recognized for the credit loss. At September 30, 2012, we held no securities in our investment portfolio with other-than-temporary impairment, except for one non-agency collateralized mortgage obligation, which is discussed further below. At September 30, 2012, this non-agency security had a cost basis of $5.6 million and an unrecognized loss of $2.3 million, reflected through other comprehensive income.

The following table sets forth the composition of our investment and mortgage securities portfolio at the dates indicated. At September 30, 2012, all investment and mortgage securities were classified as available for sale.

	At September 30,
	2012		2011		2010
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)

Investment securities:
U.S. Government sponsored entities	$16,520	$16,627	$17,414	$17,510	$—	$—
Municipals	11,555	11,579	10,618	10,626	100	103

Total investment securities	28,075	28,206	28,032	28,136	100	103

Mortgage-backed and mortgage-related securities:
Fannie Mae	84,837	86,585	62,751	63,608	35,164	35,962
Ginnie Mae	4,568	4,945	5,842	6,088	25,437	26,098
Freddie Mac	45,178	46,244	20,634	21,291	7,135	7,614

Total mortgage-backed and mortgage related securities	134,583	137,774	89,227	90,987	67,736	69,674

Collateralized mortgage obligations:
Fannie Mae	7,713	8,027	16,682	17,133	9,605	9,872
Ginnie Mae	500	503	3,648	3,676	6,131	6,108
Freddie Mac	533	580	871	944	20,516	20,785
Other (1)	17,667	14,289	23,263	17,860	34,395	26,641

Total collateralized mortgage obligations	26,413	23,399	44,464	39,613	70,647	63,406

Total mortgage-backed securities and collateralized mortgage obligations	160,996	161,173	133,691	130,600	138,383	133,080

Total	$189,071	$189,379	$161,723	$158,736	$138,483	$133,183

(1)	Includes private label mortgage securities. See Note 4 of Notes to Consolidated Financial Statements.

We analyze our non-agency collateralized mortgage securities for other-than-temporary impairment at least quarterly. We use a multi-step approach using Bloomberg analytics considering market price, ratings, ratings changes, and underlying mortgage performance including delinquencies, foreclosures, deal structure, underlying collateral losses, prepayments, loan-to-value ratios, credit scores, and loan structure and underwriting, among other factors. We apply the Bloomberg default model, and if the bond shows no losses we consider it not other than temporarily impaired. If a bond shows losses or a break in yield with the Bloomberg default model, we create a probable vector of loss severities and defaults and if it shows a loss we consider it other than temporarily impaired.

Through September 30, 2012, we had cumulatively recorded $2.3 million of other-than-temporary impairment charges with respect to CWALT 2005-63 2A2, $2.4 million of other-than-temporary impairment charges with respect to SARM 2005-15 2A2, and $380,000 of other-than-temporary impairment charges with respect to MARM 2004-13 B1. No other mortgage securities in our investment portfolio were other than temporarily impaired at September 30, 2012. At September 30, 2012, CharterBank no longer owned the SARM 2005-15 2A2 as a consequence of a sales transaction. Additionally, the CWALT 2005-63 2A2 maintained a $0 book value following a previous charge-off of its remaining book value. As of September 30, 2012, the only other than temporarily impaired security held in the investment portfolio was the MARM 2004-13 B1.

Cash flow analysis indicates that the yields on all of the private label securities noted above are maintained. The unrealized losses may relate to general market liquidity and, in the securities with the larger unrealized losses, weakness in the underlying collateral, market concerns over foreclosure levels, and geographic concentration. We consider these unrealized losses to be temporary impairment losses primarily because cash flow analysis indicates that there are continued sufficient levels of credit enhancements and credit coverage levels of less senior tranches. As of September 30, 2012, the private label securities were classified as available for sale and $5.1 million had been cumulatively recognized as impairment through net income. Of this total other-than-temporary impairment charge of $4.7 million was on securities that are no longer owned by us. Based on the analysis performed by management as of September 30, 2012, we deemed it probable that all contractual principal and interest payments other than the single security identified above as being other than temporarily impaired, will be collected and therefore there is no other-than-temporary impairment. See Note 4 in our Financial Statements for further information.

Securities Portfolio Maturities and Yields.  The composition and maturities of the securities portfolio at September 30, 2012 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect scheduled amortization or the impact of prepayments or redemptions that may occur.

	Less than One Year		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)

Investment securities:

U.S. Governmental sponsored entities	$1,364	0.74%	$15,156	1.28%	$—	—%	$—	—%	$16,520	$16,627	1.24%
Municipals	256	1.31	2,822	0.34	1,905	0.54	6,572	0.71	11,555	11,579	0.60

Total investment securities	1,620	0.83	17,978	1.13	1,905	0.54	6,572	0.71	28,075	28,206	0.98

Mortgage-backed securities:
Fannie Mae	—	—	—	—	26,013	1.61	58,824	1.84	84,837	86,585	1.77
Ginnie Mae	—	—	637	5.93	2,261	3.08	1,670	6.56	4,568	4,945	4.75
Freddie Mac	—	—	—	—	10,152	1.69	35,026	2.23	45,178	46,244	2.11

Total mortgage-backed and mortgage-related securities	—	—	637	5.93	38,426	1.71	95,520	2.06	134,583	137,774	1.98

Collateralized mortgage obligations:
Fannie Mae	—	—	—	—	—	—	7,713	2.83	7,713	8,027	2.83
Ginnie Mae	—	—	—	—	—	—	500	3.05	500	503	3.05
Freddie Mac	—	—	—	—	80	4.25	453	5.58	533	580	5.38
Other	—	—	—	—	1,181	4.85	16,486	3.29	17,667	14,289	4.16

Total collateralized mortgage obligations	—	—	—	—	1,261	4.81	25,152	3.18	26,413	23,399	3.77

Total	$1,620	0.83%	$18,615	1.30%	$41,592	1.75%	$127,244	2.22%	$189,071	$189,379	2.01%

Bank Owned Life Insurance.  We invest in bank owned life insurance to provide us with a funding source for our benefit plan obligations. Bank owned life insurance also generally provides us non-interest income that is non-taxable. The total cash surrender values of such policies at September 30, 2012 and 2011 were $33.8 million and $32.8 million, respectively.

Deposits.  Total deposits decreased $110.8 million, or 12.2%, to $800.3 million at September 30, 2012 from $911.1 million at September 30, 2011. The decrease was caused primarily by a $113.1 million decline in retail certificates of deposit in acquired institutions. We reduced the rates paid on these certificates to better match our costing liabilities with loans. At September 30, 2012, $779.4 million of deposits were retail deposits and $20.9 million were brokered and other wholesale deposits. Funds on deposit from internet services and brokered deposits are considered as wholesale deposits.

		Deposit Balances
	Deposit Fees	Transaction Accounts	Savings	Money Market	Total Core Deposits	Retail Certificates of Deposit	Wholesale Certificates of Deposit	Total Deposits
		(Dollars in Thousands)

September 30, 2012	$1,947	$275,998	$51,192	$129,103	$456,293	$323,105	$20,864	$800,262
June 30, 2012	1,713	281,358	52,703	133,807	467,868	332,707	20,958	821,533
March 31, 2012	1,618	285,858	55,980	128,996	470,834	353,723	20,951	845,508
December 31, 2011	1,724	266,515	54,055	130,122	450,692	385,926	22,887	859,505
September 30, 2011	1,601	268,515	56,857	121,804	447,176	436,213	27,705	911,094
June 30, 2011	1,448	211,513	19,438	88,409	319,360	344,474	31,984	695,818
March 31, 2011	1,360	214,810	19,329	87,005	321,144	372,160	41,987	735,291
December 31, 2010	1,433	202,632	16,850	91,974	311,456	395,744	55,212	762,412
September 30, 2010	1,564	206,373	17,409	89,388	313,170	426,521	83,443	823,134

The following table sets forth the distribution of total deposit accounts, by account type, for the years indicated.

	For the Years Ended September 30,
	2012			2011			2010
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Deposit type:
Savings accounts	$53,897	6.5%	0.19%	$20,877	2.8%	0.18%	$17,641	2.4%	0.39%
Certificates of deposit	384,700	46.3	1.42	425,168	57.1	1.80	453,142	62.7	2.08
Money market	125,860	15.2	0.37	89,692	12.0	0.47	88,445	12.2	0.74
Demand and NOW	266,149	32.0	0.21	209,437	28.1	0.61	164,073	22.7	1.26

Total deposits	$830,606	100.0%	0.79%	$745,174	100.0%	1.26%	$723,301	100.0%	1.69%

The following table sets forth certificates of deposit classified by interest rate as of the dates indicated.

	At September 30,
	2012	2011	2010
	(In thousands)

Interest Rate:
Less than 2.00%	$262,781	$248,450	$220,960
2.00% to 2.99%	45,598	162,643	210,736
3.00% to 3.99%	34,000	44,890	57,834
4.00% to 4.99%	1,466	4,602	10,569
5.00% to 5.99%	124	3,332	9,772
6.00% to 6.99%	—	—	93

Total	$343,969	$463,917	$509,964

The following table sets forth, by interest rate ranges, information concerning our certificates of deposit.

	At September 30, 2012
	Period to Maturity
	Less Than or Equal to One Year	More Than One to Two Years	More Than Two to Three Years	More Than Three Years	Total	Percent of Total
	(Dollars in thousands)

Interest Rate Range:
0.49% and below	$68,987	$5,506	$530	$4	$75,027	21.81%
0.50% to 0.99%	101,634	36,454	1,879	1,015	140,982	40.99
1.00% to 1.99%	20,300	3,735	2,137	20,600	46,772	13.60
2.00% to 2.99%	20,728	5,854	15,037	3,979	45,598	13.26
3.00% to 3.99%	2,443	2,858	28,699	—	34,000	9.88
4.00% to 5.99%	1,081	509	—	—	1,590	0.46

Total	$215,173	$54,916	$48,282	$25,598	$343,969	100.00%

As of September 30, 2012, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $250,000 was approximately $50.0 million. As of September 30, 2012, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $177.9 million. The following table sets forth the maturity of those certificates greater than or equal to $100,000 as of September 30, 2012.

	At September 30, 2012
	Retail (1)	Wholesale (2)
	(In thousands)
Three months or less	$19,500	$200
Over three months through six months	32,726	6,666
Over six months through one year	35,436	7,127
Over one year to three years	57,854	5,185
Over three years	13,225	—

Total	$158,741	$19,178

(1)	Retail certificates of deposit consist of deposits held directly by customers. The weighted average interest rate for all retail certificates of deposit at September 30, 2012, was 1.14%.
(2)	Wholesale certificates of deposit include brokered deposits and deposits from other financial institutions. The weighted average interest rate for all wholesale certificates of deposit at September 30, 2012, was 2.21%.

Borrowings.  Our borrowings consist of advances from the Federal Home Loan Bank of Atlanta. From time to time, our borrowings also have included securities sold under agreements to repurchase. At September 30, 2012, borrowings totaled $81.0 million, a decrease of $29.0 million from September 30, 2011. The decrease was due to the payoff of maturing, high rate Federal Home Loan Bank advances in March 2012.

At September 30, 2012, we had available Federal Home Loan Bank advances of up to $315.5 million under existing lines of credit. Based upon available investment and loan collateral except cash, additional advances of $140.7 million were available at September 30, 2012. The following table sets forth information concerning balances and interest rates on our Federal Home Loan Bank advances at the dates and for the years indicated.

	At or For the Years Ended September 30,
	2012	2011	2010
	(Dollars in thousands)

Balance at end of year	$81,000	$110,000	$212,000
Average balance during year	$94,205	$130,170	$214,996
Maximum outstanding at any month end	$110,000	$152,000	$217,000
Weighted average interest rate at end of year	4.05%	4.24%	4.91%
Average interest rate during year	4.24%	4.48%	4.90%

We had a minimal amount of repurchase agreements acquired in our FDIC-assisted acquisitions which were repaid shortly after each acquisition.

At September 30, 2012, approximately $48.1 million of credit was available to us at the Federal Reserve Bank based on loan collateral pledged. The credit at the Federal Reserve Bank was not used other than periodic tests to ensure the line was functional.

Stockholders’ Equity. At September 30, 2012, total stockholders’ equity totaled $142.5 million (or $8.00 per share), a $3.1 million increase from September 30, 2011. The increase was primarily due to net income of $5.0 million for the year ended September 30, 2012 and a $2.2 million increase in accumulated other comprehensive income resulting from a decrease in unrealized losses on securities available for sale, partially offset by $1.4 million in dividends paid to stockholders and $3.6 million in shares repurchased and held in treasury.

Average Balances and Yields

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	At September 30,	For the Years Ended September 30,
	2012	2012			2011			2010
	Yield/ Rate	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

		(Dollars in thousands)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	0.25%	68,025	161	0.24%	105,413	236	0.22%	87,470	135	0.15%
FHLB common stock and other equity securities	2.43	8,074	115	1.42	12,602	92	0.73	14,427	50	0.35
Mortgage-backed securities and collateralized mortgage obligations available for sale(3)	2.06	154,674	3,368	2.18	126,917	3,943	3.11	177,484	6,983	3.93
Other investment securities available for sale (3)	0.98	27,343	262	0.96	21,565	154	0.71	4,028	195	4.84
Loans receivable (1)(2)(3)	6.32	641,284	44,195	6.89	584,998	41,362	7.07	602,551	42,595	7.07

Total interest-earning assets	4.74	899,400	48,101	5.35	851,495	45,787	5.38	885,960	49,958	5.64
Total noninterest-earning assets		174,736			174,693			167,887

Total assets		$1,074,136			$1,026,188			$1,053,847

Liabilities and Equity:
Interest-bearing liabilities:
NOW accounts	0.11	$144,386	$232	0.16	$88,656	$255	0.29	$73,434	$535	0.73
Reward accounts	0.51	56,883	335	0.59	67,788	1,017	1.50	43,876	1,529	3.48
Savings accounts	0.05	53,897	104	0.19	20,877	37	0.18	17,641	69	0.39
Money market accounts	0.29	125,860	469	0.37	89,692	419	0.47	88,445	657	0.74
Certificate of deposit accounts	1.20	384,700	5,454	1.42	425,168	7,667	1.80	453,142	9,437	2.08

Total interest-bearing deposits	0.69	765,726	6,594	0.86	692,181	9,395	1.36	676,538	12,227	1.81
Borrowed funds	4.05	94,213	3,995	4.24	130,236	5,832	4.48	215,072	10,530	4.90

Total interest-bearing liabilities	1.02	859,939	10,589	1.23	822,417	15,227	1.85	891,610	22,757	2.55
Non-interest-bearing deposits		64,880			52,993			46,763
Other noninterest-bearing liabilities		10,248			12,994			9,825

Total noninterest-bearing liabilities		75,128			65,987			56,588
Total liabilities		935,067			888,404			948,198
Total stockholders’ equity		139,069			137,784			105,649

Total liabilities and stockholders’ equity		$1,074,136			$1,026,188			$1,053,847

Net interest income			$37,512			$30,560			$27,201

Net interest-earning assets(5)			$39,461			$29,078			$(5,650)

Net interest rate spread (4)				4.12%			3.53%			3.09%
Net interest margin (6)				4.17%			3.59%			3.07%
Ratio of average interest-earning assets to average interest-bearing liabilities		104.59%			103.54%			99.37%

(1)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.
(2)	Interest income on loans is interest income as recorded in the income statement and, therefore, does not include interest income on non-accrual loans. The estimated average yield on non-covered loans was 6.04%, 6.22% and 5.76% for the years ended September 30, 2012, 2011 and 2010, respectively; whereas, the estimated average yield on covered loans was 8.57%, 9.53% and 10.96% for the years ended September 30, 2012, 2011 and 2010, respectively.
(3)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest bearing liabilities.
(5)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

Rate/Volume Analysis

The following tables present the effects of changing rates and volumes on our net interest income for the fiscal years indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The combined column represents the net change in volume between the two periods multiplied by the net change in rate between the two periods. The net column represents the sum of the prior columns.

	Year Ended September 30, 2012 Compared to the Year Ended September 30, 2011 Increase/Decrease
	(In Thousands) Due to
	Volume	Rate	Combined	Net

Interest Income:
Interest-earning deposits in other financial institutions	$(84)	$13	$(3)	$(74)
FHLB common stock and other equity securities	(33)	87	(31)	23
Mortgage-backed securities and collateralized mortgage obligations available for sale	862	(1,179)	(258)	(575)
Other investment securities available for sale	42	53	13	108
Loans receivable	3,980	(1,046)	(101)	2,833

Total interest-earning assets	4,767	(2,072)	(380)	2,315

Interest Expense:
NOW accounts	364	(832)	(237)	(705)
Savings accounts	59	3	6	68
Money market deposit accounts	169	(85)	(33)	51
Certificate of deposit accounts	(730)	(1,639)	154	(2,215)

Total interest-bearing deposits	(138)	(2,553)	(110)	(2,801)
Borrowed funds	(1,613)	(309)	85	(1,837)

Total interest-bearing liabilities	(1,751)	(2,862)	(25)	(4,638)

Net change in net interest income	$6,518	$790	$(355)	$6,953

	Year Ended September 30, 2011 Compared to the Year Ended September 30, 2010 Increase/Decrease
	(In Thousands) Due to
	Volume	Rate	Combined	Net

Interest Income:
Interest-earning deposits in other financial institutions	$28	$61	$12	$101
FHLB common stock and other equity securities	(6)	55	(7)	42
Mortgage-backed securities and collateralized mortgage obligations available for sale	(1,990)	(1,469)	419	(3,040)
Other investment securities available for sale	849	(166)	(724)	(41)
Loans receivable	(1,241)	8	—	(1,233)

Total interest-earning assets	(2,360)	(1,511)	(300)	(4,171)

Interest Expense:
NOW accounts	689	(1,110)	(370)	(791)
Savings accounts	13	(38)	(7)	(32)
Money market deposit accounts	9	(244)	(3)	(238)
Certificate of deposit accounts	(583)	(1,266)	78	(1,771)

Total interest-bearing deposits	128	(2,658)	(302)	(2,832)
Borrowed funds	(4,154)	(899)	356	(4,697)

Total interest-bearing liabilities	(4,026)	(3,557)	54	(7,529)

Net change in net interest income	$1,666	$2,046	$(354)	$3,358

Comparison of Operating Results for the Years Ended September 30, 2012 and 2011

General. Net income increased $2.7 million, or 116.0%, to $5.0 million for the year ended September 30, 2012 from $2.3 million for the year ended September 30, 2011. Net interest income after provision for loan losses increased $5.4 million, or 19.3%, to $33.0 million for the year ended September 30, 2012 from $27.7 million for the year ended September 30, 2011, reflecting improved interest rate spreads and net interest margins. For the year ended September 30, 2012, our net interest margin improved to 4.17% from 3.59% for the year ended September 30, 2011. Lower funding costs were the reason for this improvement. Noninterest income increased $3.6 million, or 39.1%, to $12.9 million for the year ended September 30, 2012 from $9.2 million for the year ended September 30, 2011. This was partially offset by an increase in noninterest expense of $6.4 million to $40.3 million for the year ended September 30, 2012 from $33.9 million for the year ended September 30, 2011.

Interest and Dividend Income. Total interest and dividend income increased $2.3 million, or 5.1%, to $48.1 million for the year ended September 30, 2012 from $45.8 million for the year ended September 30, 2011 due primarily to the increase in interest on loans. Interest on loans increased $2.8 million, or 6.8%, to $44.2 million for the year ended September 30, 2012 as a result of a $56.8 million, or 9.6%, increase in the average balance of loans receivable to $641.3 million for the year ended September 30, 2012. The increase in the average balance was primarily the result of loans acquired as part of The First National Bank of Florida acquisition in September 2011. Our average yields on covered loans are higher than the average yields on non-covered loans. The increased volume of loans during the year ended September 30, 2012 was primarily in the covered loan portfolio. The average yield on loans declined to 6.89% for fiscal 2012 compared to 7.07% for fiscal 2011. The change in loan mix in fiscal 2012 represented by the increase in covered loans mitigated the decline in the overall loan yield from the prolonged low interest rate environment. If our percentage of covered loans to total loans declines in future periods, our net interest margin will likely also decline.

Interest on mortgage-backed securities and collateralized mortgage obligations decreased $575,000 to $3.4 million for the year ended September 30, 2012 from $3.9 million for the year ended September 30, 2011, reflecting a 93 basis point decrease in average yield to 2.18%, partially offset by a $27.8 million, or 21.9%, increase in the average balance of such securities to $154.7 million.

Interest and dividend income on Federal Home Loan Bank of Atlanta common stock increased to $115,000 for the year ended September 30, 2012 from $92,000 for the year ended September 30, 2011 as the FHLB dividend rate increased.

Interest on other investment securities, which consisted of agency and municipal securities increased $108,000 to $262,000 for the year ended September 30, 2012 from $154,000 for the year ended September 30, 2011 as investment security average balances and average yields increased as we slightly extended maturities.

Interest on interest earning deposits declined $74,000 to $162,000 for the year ended September 30, 2012 from $236,000 for the year ended September 30, 2011 as average balances declined as excess liquidity levels and wholesale funding were reduced.

Interest Expense. Total interest expense decreased $4.6 million, or 30.5%, to $10.6 million for the year ended September 30, 2012 compared to $15.2 million for the year ended September 30, 2011. Components of interest expense changed with a 62 basis point, or 30.5%, decrease in the average cost of interest-bearing liabilities to 1.23% for fiscal 2012 from 1.85% for fiscal 2011, reflecting low market interest rates. The average balance of interest-bearing liabilities increased by $37.5 million, or 4.6%, to $860.0 million for the year ended September 30, 2012 compared to $822.4 million for the year ended September 30, 2011 due to the assumption of the deposits of The First National Bank of Florida.

Interest expense on deposits decreased $2.8 million, or 29.8%, to $6.6 million for the year ended September 30, 2012 compared to $9.4 million for the year ended September 30, 2011. The decrease was due to a 50 basis point decrease in average cost of deposits to 0.86% compared to 1.36% for the year ended September 30, 2011. The decrease in the average cost of deposits was largely due to lower market interest rates and growth in lower costing demand deposits. The average cost on NOW accounts decreased from 0.29% for the year ended September 30, 2011 to 0.16%, or 13 basis point decrease, for the year ended September 30, 2012. The average cost on rewards checking decreased 91 basis points to 0.59% for the year ended September 30, 2012 compared to 1.50% for the year ended September 30, 2011. Rewards checking is a premium rate demand account based on average balance, electronic transaction activity, and other criteria. Interest expense on certificates of deposit decreased $2.2 million to $5.5 million for the year ended September 30, 2012, from $7.7 million for the year ended September 30, 2011, reflecting the $40.5 million, or 9.5%, decrease in the average balance of such deposits and a 38 basis point decrease in average certificate of deposit cost. Interest expense on Federal Home Loan Bank advances decreased $1.8 million to $4.0 million for the year ended September 30, 2012 compared to $5.8 million for fiscal 2011, due to a decrease of $36.0 million, or 27.7%, in the average balance of advances. There was a 24 basis point decrease in the average cost of advances for fiscal 2012 compared to fiscal 2011. We expect our cost of borrowings to further decrease in fiscal 2013 from scheduled maturities of FHLB advances.

Net Interest Income. Net interest income increased $7.0 million, or 22.8%, to $37.5 million for the year ended September 30, 2012, from $30.6 million for the year ended September 30, 2011. The increase was primarily due to a decrease in interest expense of $4.6 million and an increase in interest and dividend income of $2.3 million. The decrease in interest expense was due to a 50 basis point decline in the average cost of total interest bearing deposits to 0.86% for the year ended September 30, 2012 from 1.36% for the year ended September 30, 2011, and a 24 basis point decrease in the average cost of borrowings to 4.24% for the year ended September 30, 2012 from 4.48% for the year ended September 30, 2011. Interest and dividend income increased due to the increase in the average balance of loans receivable of $56.3 million and the increase in the average balance of mortgage-backed securities, collateralized mortgage obligations and other securities available for sale of $33.5 million for the year ended September 30, 2012. Our net interest margin increased 58 basis points to 4.17% for 2012 from 3.59% for 2011, while our net interest rate spread increased 59 basis points to 4.12% for 2012 from 3.53% for 2011. Lower deposit and borrowing costs and accretion of purchase discount from the FNB acquisition contributed to the improved net interest margin and net interest rate spread.

Provision for Non-Covered Loan Losses. The provision for loan losses for the year ended September 30, 2012 was $3.3 million for non-covered loans, compared to $1.7 million for non-covered loans for year ended September 30, 2011. Net charge-offs on non-covered loans increased to $4.5 million for the year ended September 30, 2012, from $2.1 million for the year ended September 30, 2011. The allowance for loan losses for non-covered loans was $8.2 million, or 1.87% of total non-covered loans receivable at September 30, 2012 compared to $9.4 million, or 2.19% of total non-covered loans receivable, at September 30, 2011 which reflected a lower level of risk in our loan portfolio. Our nonperforming loans declined to $3.4 million at September 30, 2012 from $11.7 million at September 30, 2011. As a result, our allowance as a percent of nonperforming loans increased to 237.69% at September 30, 2012 compared to 80.13% at September 30, 2011. In addition, our two-year historical loss experience in most loan categories, which is a determining factor in our required provision, improved at September 30, 2012 compared to September 30, 2011.

Our primary regulator changed from the Office of Thrift Supervision to the Office of the Comptroller of the Currency during the later part of the 2011 fiscal year, and the Office of the Comptroller of the Currency’s policy is for the immediate charge-off of specific allowances on impaired loans, which increased our charge-offs by $1.2 million.

Provision for Covered Loan Losses. For the years ended September 30, 2012 and 2011 the provision for covered loan losses was $1.2 million. The provisions for covered loans for the years ended September 30, 2012 and 2011 primarily related to loans of NCB secured by commercial and residential real estate in the South Metro Atlanta area. Real estate values in this market area have been slow to recover, experiencing appraisal value declines in many instances. If there are future losses due to declines in the market, the losses on loans acquired from both NCB and MCB will be reimbursed at 95% and FNB at 80%. The FNB agreement provides that all losses are reimbursed at 80%. At September 30, 2012 there were $209.2 million in covered loans, with $29.7 million in related non-accretable differences and allowances.

Noninterest Income. Noninterest income increased $3.6 million, or 39.1%, to $12.9 million for the year ended September 30, 2012 from $9.3 million for the year ended September 30, 2011. Fees on checking accounts increased by $1.2 million, or 19.8%, due primarily to checking accounts acquired in the FNB acquisition and this increase in fees was partially offset by lower interchange and NSF fees due to regulatory changes. The increase in noninterest income was also the result of higher discount accretion on our FDIC indemnification asset which totaled accretion of $1.5 million and $1.0 million for the fiscal years ended September 30, 2012 and 2011, respectively. The fiscal years ended September 30, 2012 and 2011 included charges of $273,000 and $2.3 million for other-than-temporary impairment of non-agency collateralized mortgage-backed securities. Gains on the sale of loans (including loan servicing release fees) increased $306,000 in fiscal 2012 as compared to fiscal 2011 due to an increase in sales activity and refinancing of loans.

	For the Three Months Ended
	(Dollars in Thousands)
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Deposit fees	$1,947	$1,713	$1,618	$1,724	$1,601	$1,448	$1,360	$1,433
Gain on the sale of loans	353	262	161	185	150	127	117	262
Brokerage commissions	70	222	140	126	169	156	202	167
Bank owned life insurance	261	264	260	272	270	255	290	281
Gain on sale of investments, net	307	—	—	633	178	426	—	171
Impairment losses on securities recognized in earnings	—	—	(173)	(100)	(1,773)	(300)	(223)	—
FDIC receivable accretion	186	251	455	570	258	181	254	342
Loss on sale of other assets held for sale	(68)	(3)	(75)	—	(350)	—	—	—
Other income	559	218	171	406	111	156	215	254
Gain on FNB acquisition	—	—	—	—	1,095	—	—	—

Total Noninterest Income	$3,615	$2,927	$2,557	$3,816	$1,709	$2,449	$2,215	$2,910

Noninterest Expense. Total noninterest expense increased $6.4 million, or 18.8%, to $40.3 million for the year ended September 30, 2012, compared to $33.9 million for the year ended September 30, 2011. The increase was primarily due to the acquisition of the FNB assets including the cost of operating and integrating the branches, staffing the special assets function and foreclosed real estate costs including delinquent real estate taxes. Increases included: $3.6 million, or 22.7%, in salaries and employee benefits; $1.3 million, or 19.5% in occupancy; $804,000, or 59.9%, in cost of other real estate owned; and $1.1 million, or 44.4% in other expenses due to the sale of a former branch. These increases were partially offset by a decrease of $478,000, or 22.7%, in legal and professional fees, reflecting declines in litigation costs, foreclosure efforts, and acquisition assistance; and an $809,000 decline in FHLB prepayment fees for early payoffs taken in the year ended September 30, 2011. During fiscal 2012, we closed two branches which resulted in a reduction of costs of $563,000.

	For the Three Months Ended
	(Dollars in Thousands)

	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Compensation and employee benefits	$4,757	$5,270	$4,618	$4,688	$4,207	$3,923	$3,705	$3,928
Occupancy	1,846	1,897	2,012	2,036	1,805	1,472	1,701	1,543
Legal and professional	342	341	447	497	803	408	469	425
Marketing	384	527	494	470	469	335	426	389
Furniture and equipment	209	246	259	205	191	185	196	200
Postage, office supplies, and printing	214	280	252	279	264	204	256	238
Core deposit intangible amortization expense	132	142	133	140	73	54	55	56
Other	408	1,681	742	865	286	977	658	637
FHLB advance pre-payment penalty	—	—	—	—	—	—	—	810
Federal insurance premiums and other regulatory fees	252	389	365	344	241	293	396	322
Net cost of operations of other real estate owned	47	731	627	740	(401)	117	765	861

Total noninterest expense	$8,591	$11,504	$9,949	$10,264	$7,938	$7,968	$8,627	$9,409

Income Taxes. Income taxes decreased to $639,000 for the year ended September 30, 2012 from $694,000 for the year ended September 30, 2011, Our effective tax rate was 11.4% in fiscal year 2012 and 23.2% in fiscal 2011. The decrease in the effective tax rate for 2012 was due to a $1.0 million tax reserve that was reversed in June 2012 as our uncertain tax position was resolved with the closing of the tax year. Excluding the uncertain tax position resolution our effective tax rate for 2012 would have been 29.2%.

Comparison of Operating Results for the Years Ended September 30, 2011 and 2010

General. Net income decreased $3.6 million, or 61.2%, to $2.3 million for the year ended September 30, 2011 from $5.9 million for the year ended September 30, 2010. The decrease was primarily due to the $9.3 million pre-tax acquisition gain on the assets and liabilities of MCB acquired from the FDIC on March 26, 2010, compared to a $1.1 million pre-tax acquisition gain on the assets and liabilities of FNB acquired from the FDIC on September 9, 2011. The acquisition gains represented the amounts by which the estimated fair value of the assets acquired exceeded the fair value of the liabilities assumed. Net interest income after provision for loan losses increased to $27.7 million for the year ended September 30, 2011 from $21.0 million for the year ended September 30, 2010, reflecting improved interest rate spreads and net interest margins. Our net interest margin improved to 3.59% for the year ended September 30, 2011 from 3.07% for the year ended September 30, 2010. Lower funding costs was the primary reason for the increased net interest margin. This was partially offset by an increase in noninterest expense of $3.8 million to $34.3 million for the year ended September 30, 2011 from $30.5 million for the year ended September 30, 2010.

Interest and Dividend Income. Total interest and dividend income decreased $4.2 million, or 8.4%, to $45.8 million for the year ended September 30, 2011 from $50.0 million for the year ended September 30, 2010. Interest on loans decreased $1.2 million, or 2.9%, to $41.4 million as a result of a $17.5 million, or 2.9%, decrease in the average balance of loans receivable to $585.0 million. The decrease in the average balance was primarily the result of the loan runoff during the year which was partially offset by $121.5 million of acquired loans as part of The First National Bank of Florida acquisition in September 2011. Despite a declining interest rate environment, we have maintained consistent overall loan yield by increasing the mix of covered loans in the loan portfolio.

Interest and dividend income on securities decreased $3.1 million, or 42.9%, to $4.1 million for the year ended September 30, 2011 from $7.2 million for the year ended September 30, 2010. The decrease reflected a $33.0 million, or 18.2%, decrease in the average balance of securities to $148.5 million. The decrease in the average balance of securities reflected the normal maturity and balance reductions and the sale of securities to generate increased liquidity combined with minimal reinvestment in the current low interest rate environment. Interest on mortgage-backed securities and collateralized mortgage obligations decreased $3.0 million to $4.0 million for the year ended September 30, 2011 from $7.0 million for the year ended September 30, 2010, reflecting a $50.6 million, or 28.5%, decrease in the average balance of such securities to $126.9 million and an 82 basis point decrease in average yield.

Interest and dividend income on Federal Home Loan Bank of Atlanta common stock and other equity securities increased to $92,000 for the year ended September 30, 2011 from $50,000 for the year ended September 30, 2010.

Interest Expense. Total interest expense decreased $7.5 million, or 33.1%, to $15.2 million for the year ended September 30, 2011 compared to $22.7 million for the year ended September 30, 2010. Components of interest expense changed with a 70 basis point, or 27.5%, decrease in the average cost of interest-bearing liabilities to 1.85% from 2.55%, reflecting declining market interest rates. The average balance of interest-bearing liabilities decreased by $69.2 million, or 7.8%, to $822.4 million for the year ended September 30, 2011 compared to $891.6 million at September 30, 2010.

Interest expense on deposits decreased $2.8 million, or 23.2%, to $9.4 million for the year ended September 30, 2011 compared to $12.2 million for the year ended September 30, 2010. The decrease was due to a 45 basis point decrease in average cost of deposits, a 24.9% decrease from fiscal 2010. The decrease in the average yield of deposits was largely due to lower market interest rates, the retirement of the wholesale portion of the MCB deposits using cash received in the transaction, and growth in demand deposits. Average cost on NOW accounts decreased from 0.73% for the year ended September 30, 2010 to 0.29%, or 44 basis point decrease, for the year ended September 30, 2011. Average cost on Rewards checking decreased 198 basis points to 1.50% for the year ended

September 30, 2011 compared to 3.48% for the year ended September 30, 2010. Rewards checking is a premium rate demand account based on average balance, electronic transaction activity, and other criteria. Interest expense on certificates of deposit decreased $1.8 million to $7.7 million for the year ended September 30, 2011, from $9.4 million for the year ended September 30, 2010, reflecting the $28.0 million, or 6.2%, decrease in the average balance of such deposits. Interest expense on Federal Home Loan Bank advances decreased $4.7 million to $5.8 million for the year ended September 30, 2011 compared to $10.5 million from fiscal 2010, due to a decrease of $84.8 million, or 39.4%, in the average balance of advances. There was a 42 basis points decrease in the average cost of advances at year ended September 30, 2011 compared to fiscal 2010.

Net Interest Income. Net interest income increased $3.4 million, or 12.3%, to $30.6 million for the year ended September 30, 2011, from $27.2 million for the year ended September 30, 2010. The increase was due to a decrease in interest expense of $7.5 million or 33.1%, to $15.2 million for the year ended September 30, 2011 compared to $22.7 million for the year ended September 30, 2010. The decrease in interest expense was due to a 45 basis point decline in total interest bearing deposits to 1.36% at September 30, 2011 from 1.81% at September 30, 2010, and a 42 basis point decrease in total average borrowings to 4.48% at September 30, 2011 from 4.90% at September 30, 2010. Our net interest margin increased 52 basis points to 3.59% for 2011 from 3.07% for 2010, while our net interest rate spread increased 44 basis points to 3.53% from 3.09%. Lower deposit costs and accretion of purchase discounts from the NCB, MCB and FNB acquisitions contributed to the improved net interest margin and net interest rate spread.

Provision for Non-Covered Loan Losses. The provision for loan losses for the year ended September 30, 2011 was $1.7 million for non-covered loans, compared to $5.8 million for non-covered loans for year ended September 30, 2010. Net charge-offs on non-covered loans decreased to $2.1 million for the year ended September 30, 2011, from $5.3 million for the year ended September 30, 2010. The allowance for loan losses for non-covered loans was $9.4 million, or 2.19% of total non-covered loans receivable at September 30, 2011 compared to an allowance for loan losses for non-covered loans of $9.8 million, or 2.12% of total non-covered loans receivable, at September 30, 2011.

Provision for Covered Loan Losses For the year ended September 30, 2011 the provision for covered loan losses was $1.2 million compared to $421,000 for the year ended September 30, 2010. If there are future losses due to declines in the market the losses on loans acquired from both NCB and MCB will be reimbursed at 95% and FNB at 80%. The FNB agreement provides that all losses are reimbursed at 80%. At September 30, 2011 there were $235.0 million in covered loans, with $76.0 million in related nonaccretable differences and allowances.

Noninterest Income. Noninterest income decreased $7.9 million, or 45.0%, to $9.6 million for the year ended September 30, 2011 from $17.5 million for the year ended September 30, 2010. The decrease in noninterest income for fiscal 2011 was primarily attributable to a $1.1 million purchase gain on the assets and liabilities of The First National Bank of Florida (FNB) acquired from the FDIC on September 9, 2011 compared to a $9.3 million purchase gain on the assets and liabilities of McIntosh Commercial Bank acquired from the FDIC on March 26, 2010. Also, the Company had lower discount accretion on the Company’s FDIC indemnification asset which totaled accretion of $1.0 million and $1.8 million for the fiscal years ended September 30, 2011 and 2010, respectively. The fiscal years ended September 30, 2011 and 2010 included charges of $2.3 million and $2.5 million for other-than-temporary impairment of non-agency collateralized mortgage-backed securities. These charges were partially offset by gains on the sale of securities of $774,000 and $899,000 for the fiscal years 2011 and 2010, respectively. For the year ended September 30, 2010, there was also an impairment charge of $1.0 million for an equity investment.

Noninterest Expense. Total noninterest expense increased $3.4 million, or 11.4%, to $33.9 million for the year ended September 30, 2011, compared to $30.5 million for the year ended September 30, 2010. The increase was due primarily to increases of: $1.9 million, or 14.1%, in salaries and employee benefits primarily resulting from the Company’s FDIC-assisted acquisitions; $986,000, or 51.3% in other expenses due to the McIntosh acquisition and the sale of a former branch; an $810,000 FHLB advance prepayment penalty in October of 2010; $597,000, or 39.6%, in legal and professional fees, reflecting litigation costs, foreclosure efforts, and acquisition assistance; and $575,000, or 9.7%, in occupancy due to the Company’s FDIC-assisted acquisitions. These increases were partially offset by a decrease of $1.3 million, or 50.0%, in cost of other real estate owned.

Income Taxes. Income taxes decreased to $694,000 for the year ended September 30, 2011 from $2.1 million for the year ended September 30, 2010, reflecting a decrease in income before income taxes to $3.0 million in 2011 from $8.0 million in 2010. Our effective tax rate was 23.2% in fiscal year 2011 and 26.0% in fiscal 2010. The decrease in the effective tax rate for 2011 was due to lower pretax income in 2011 and relatively stable tax exempt income.

Asset Quality

Delinquent Loans and Foreclosed Assets. Our policies require that management continuously monitor the status of the loan portfolio and report to the Loan Committee of the Board of Directors on a monthly basis. These reports include information on delinquent loans and foreclosed real estate, and our actions and plans to cure the delinquent status of the loans and to dispose of the foreclosed property. The Loan Committee consists of two inside and three outside directors. One position on the committee, the chairman, is permanent, and the other two positions alternate between four outside directors.

We generally stop accruing interest income when we consider the timely collectability of interest or principal to be doubtful. We generally stop accruing for loans that are 90 days or more past due unless the loan is well secured and we determine that the ultimate collection of all principal and interest is not in doubt. When we designate loans as nonaccrual, we reverse all outstanding interest that we had previously credited. These loans remain on nonaccrual status until a regular pattern of timely payments is established.

Impaired loans are individually assessed to determine whether the carrying value exceeds the fair value of the collateral or the present value of the expected cash flows to be received. Smaller balance homogeneous loans, such as residential mortgage loans and consumer loans, are collectively evaluated for impairment.

Real estate acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until such time as it is sold. When real estate is acquired through foreclosure or by deed in lieu of foreclosure, it is recorded at the lower of the related loan balance or its fair value as determined by an appraisal, less estimated costs of disposal. If the value of the property is less than the loan, less any related specific loan loss reserve allocations, the difference is charged against the allowance for loan losses. Any subsequent write-down of real estate owned or loss at the time of disposition is charged against earnings.

Management has taken several steps to resolve the nonperforming and classified assets acquired in the NCB, MCB, and FNB transactions, including the following:

—	Established a special assets department with experienced leadership.

—

Retained selected NCB, MCB and FNB asset resolution staff and hired a new experienced asset manager to assist in working out problem assets as quickly as possible, while minimizing the resolution costs to both CharterBank and the FDIC.

—

Reviewed all nonperforming loans to develop a resolution strategy. Through September 2012, we had received $212.9 million from the FDIC for reimbursements associated with the FDIC loss-sharing agreements.

—

Senior management reviews and updates resolution strategy quarterly, updates appraisals periodically, has an external appraisal review and validates expected cash flow through any other sources available.

As of September 30, 2012 our nonperforming assets not covered by loss sharing totaled $5.6 million, or 0.66% of total assets not covered by loss sharing. Real estate owned covered by loss sharing totaled $21.9 million. Loans covered by loss sharing were performing as anticipated due to the discount accretion and therefore are considered performing, however, $33.1 million of these covered loans are contractually delinquent.

We are also continuing to review the NCB, MCB and FNB loan portfolios with the objective of aggressively classifying all loans appropriately so that resolution plans can be established and delinquent assets can be returned to performing status.

Non-Performing Assets. The table below sets forth the amounts and categories of our non-covered non-performing assets at the dates indicated. For years prior to 2012, we did not have any material restructured loans.

	At September 30,
	2012	2011	2010	2009	2008
	(Dollars in thousands)
Non-accrual loans:
One- to four-family residential real estate	$2,038	$5,793	$5,946	$2,182	$2,027
Commercial real estate	772	5,340	5,253	10,590	8,496
Real estate construction	—	26	—	—	—
Commercial	192	438	246	146	145
Consumer and other loans	42	97	209	182	103

Total non-accrual loans	$3,044	$11,694	$11,654	$13,100	$10,771

Loans delinquent 90 days or greater and still accruing:
One- to four-family residential real estate	402	—	—	181	—
Commercial real estate	—	—	—	—	—
Real estate construction	—	—	—	—	—
Commercial	—	—	140	—	—
Consumer and other loans	—	—	—	32	—

Total loans delinquent 90 days or greater and still accruing	$402	$—	$140	$213	$—

Total non-performing loans	$3,446	$11,694	$11,794	$13,313	$10,771

Real estate owned:
One- to four-family residential real estate	735	581	1,855	1,683	788
Commercial real estate	1,233	3,170	7,786	3,095	1,892
Real estate construction	139	342	—	—	—
Commercial	—	—	—	—	—
Consumer and other loans	—	—	—	—	—

Total real estate owned	$2,107	$4,093	$9,641	$4,778	$2,680

Total non-performing assets	$5,553	$15,787	$21,425	$18,091	$13,451

Ratios:
Non-performing loans as a percentage of total non-covered loans	0.79%	2.72%	2.55%	2.82%	2.47%
Non-performing assets as a percentage of total non-covered assets	0.66%	1.99%	2.33%	2.16%	1.68%
Covered REO as a percentage of total consolidated assets (1)	2.12%	2.11%	2.50%	1.14%	—%

(1)	Loss sharing agreements cover any losses upon disposition of such assets at either 95% or 80%.

Non-performing assets not covered by loss share declined $10.2 million during the year ended September 30, 2012 due to a decrease of $4.6 million in non-performing commercial real estate not covered by loss share and a decrease of $3.8 million in non-performing one- to four-family residential real estate not covered by loss share as a result of the return of certain loans to accruing status. We have 32 non-covered loans that remain non-performing at September 30, 2012, and the largest non-performing non-covered loan had a balance of $365,000 at September 30, 2012 and was secured by commercial real estate. In addition, real estate owned decreased $2.0 million during the year ended September 30, 2012 due primarily to the disposition of $1.9 million in commercial real estate owned by CharterBank.

For the years ended September 30, 2012 and 2011, gross interest income that would have been recorded had our non-accruing non-covered loans been current in accordance with their original terms was $159,513 and $563,610, respectively. Interest income recognized on such loans for the years ended September 30, 2012 and 2011 was $714,191 and $213,243, respectively.

Troubled Debt Restructurings. Loans are classified as restructured when certain modifications are made to the loan terms and concessions are granted to the borrowers due to financial difficulty experienced by those borrowers. We only restructure loans for borrowers in financial difficulty that have designed a viable business plan to fully pay off all obligations, including outstanding debt, interest, and fees, either by generating additional income from the business or through liquidation of assets. Generally, these loans are restructured to provide the borrower additional time to execute upon their plans. The concessions granted on troubled debt restructurings generally include terms to reduce the interest rate or extend the term of the debt obligation.

Loans on nonaccrual status at the date of modification are initially classified as nonaccrual troubled debt restructurings. At September 30, 2012, we had $521,000 in nonaccrual troubled debt restructurings. Loans on accruing status at the date of concession are initially classified as accruing troubled debt restructurings if the loan is reasonably assured of repayment and performance is expected in accordance with its modified terms. At September 30, 2012, we had $14.4 million in accruing troubled debt restructurings. Such loans may be designated as nonaccrual loans subsequent to the concession date if reasonable doubt exists as to the collection of interest or principal under the restructuring agreement. Troubled debt restructurings are returned to accruing status when there is economic substance to the restructuring, there is documented credit evaluation of the borrower’s financial condition, the remaining balance is reasonably assured of repayment in accordance with its modified terms, and the borrower has demonstrated sustained repayment performance in accordance with the modified terms for a reasonable period of time (generally a minimum of six months). As of September 30, 2012, no loans that were modified as troubled debt restructurings within the previous twelve months defaulted after their restructure. The tables below show the number and amount of non-covered non-accruing troubled debt restructurings at September 30, 2012 and 2011.

	Non-Accruing Troubled Debt Restructurings
	Number	Amount
	(Dollars in thousands)
At September 30, 2012
One- to four-family residential real estate	—	$—
Commercial real estate	3	502
Real estate construction	1	19
Commercial	—	—
Consumer and other loans	—	—

Total troubled debt restructurings	4	$521

	Non-Accruing Troubled Debt Restructurings
	Number	Amount
	(Dollars in thousands)
At September 30, 2011
One- to four-family residential real estate	—	$—
Commercial real estate	4	1,272
Real estate construction	2	89
Commercial	—	—
Consumer and other loans	—	—

Total troubled debt restructurings	6	$1,361

Delinquent Loans, Excluding Nonaccrual Loans. The following tables set forth certain information with respect to our loan portfolio delinquencies as to contractual payments, excluding nonaccrual loans (refer to preceding page for disclosure of nonaccrual loans), at the dates indicated.

	Loans Delinquent and Still Accruing For				Total
	30-89 Days		90 Days and Over
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At September 30, 2012
Non-covered Loans:
One- to four-family residential real estate	24	$1,252	2	$402	26	$1,654
Commercial real estate	4	1,276	—	—	4	1,276
Real estate construction	—	—	—	—	—	—
Commercial	5	126	—	—	5	126
Consumer and other loans	11	124	—		11	124

Total non-covered loans	44	$2,778	2	$402	46	$3,180

Covered Loans:
One- to four-family residential real estate	8	$506	—	$—	8	$506
Commercial real estate	9	2,114	—	—	9	2,114
Real estate construction	—	—	—	—	—	—
Commercial	8	708	—	—	8	708
Consumer and other loans	2	11	—	—	2	11

Total covered loans	27	$3,339	—	$—	27	$3,339

Total loans	71	$6,117	2	$402	73	$6,519

	Loans Delinquent and Still Accruing For				Total
	30-89 Days		90 Days and Over
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At September 30, 2011
Non-covered Loans:
One- to four-family residential real estate	34	$580	—	$—	34	$580
Commercial real estate	11	1,351	—	—	11	1,351
Real estate construction	—	—	—	—	—	—
Commercial	4	103	—	—	4	103
Consumer and other loans	17	163	—		17	163

Total non-covered loans	66	$2,197	—	$—	66	$2,197

Covered Loans:
One- to four-family residential real estate	5	$367	—	$—	5	$367
Commercial real estate	9	588	—	—	9	588
Real estate construction	—	—	—	—	—	—
Commercial	3	551	—	—	3	551
Consumer and other loans	3	63	—	—	3	63

Total covered loans	20	$1,569	—	$—	20	$1,569

Total loans	86	$3,766	—	$—	86	$3,766

	Loans Delinquent and Still Accruing For				Total
	30-89 Days		90 Days and Over
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At September 30, 2010
Non-covered Loans:
One- to four-family residential real estate	27	$2,387	—	$—	27	$2,387
Commercial real estate	14	2,576	—	—	14	2,576
Real estate construction	—	—	—	—	—	—
Commercial	13	428	1	140	14	568
Consumer and other loans	19	296	—		19	296

Total non-covered loans	73	$5,687	1	$140	74	$5,827

Covered Loans:
One- to four-family residential real estate	7	$544	—	$—	7	$544
Commercial real estate	20	6,192	1	49	21	6,241
Real estate construction	—	—	—	—	—	—
Commercial	29	2,244	—	—	29	2,244
Consumer and other loans	12	437	—	—	12	437

Total covered loans	68	$9,417	1	$49	69	$9,466

Total loans	141	$15,104	2	$189	143	$15,293

	Loans Delinquent and Still Accruing For
	30-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At September 30, 2009
Non-covered Loans:
One- to four-family residential real estate	15	$2,631	3	$181	18	$2,812
Commercial real estate	15	4,296	—	—	15	4,296
Real estate construction	—	—	—	—	—	—
Commercial	2	190	—	—	2	190
Consumer and other loans	20	109	2	32	22	141

Total non-covered loans	52	$7,226	5	$213	57	$7,439

Covered Loans:
One- to four-family residential real estate	—	$—	—	$—	—	$—
Commercial real estate	—	—	—	—	—	—
Real estate construction	1	86	—	—	1	86
Commercial	17	695	—	—	17	695
Consumer and other loans	16	330	—	—	16	330

Total covered loans	34	$1,111	—	$—	34	$1,111

Total loans	86	$8,337	5	$213	91	$8,550

	Loans Delinquent and Still Accruing For
	30-89 Days	90 Days and Over	Total
	(Dollars in thousands)
At September 30, 2008	$1,029	$—	$1,029
One- to four-family residential real estate	1,564	—	1,564
Commercial real estate	376	—	376
Real estate construction	318	—	318
Commercial	144	—	144

Consumer and other loans

Total loans	$3,431	$—	$3,431

Classification of Assets. Our policies, consistent with regulatory guidelines, provide for the classification of loans considered to be of lesser quality as “substandard,” “doubtful,” or “loss” assets. An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that we will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” so that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not expose the savings institution to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated “special mention.”

Nonperforming Non-Covered Loans (in thousands)
At September 30,	Balance
2012	$3,446
2011	11,694
2010	11,794
2009	13,313
2008	10,771

We regularly review our asset portfolio to determine whether any assets require classification in accordance with applicable regulations. We regularly monitor the value of underlying collateral on classified and nonperforming loans. This monitoring involves physical site inspection, consultation with real estate professionals, our knowledge of our markets, and assessing appraisal trends.

Potential problem loans are non-covered loans as to which management has serious doubts as to the ability of the borrowers to comply with present repayment terms. Management classifies potential problem loans as either special mention or substandard. Potential problem loans aggregated $47.7 million and $63.3 million at September 30, 2012 and 2011, respectively, with $15.9 million and $36.0 million classified special mention and $31.8 million and $27.3 million classified substandard.

The following table sets forth the aggregate amount of our classified assets at the dates indicated. Classified assets as of September 30, 2012, 2011 and 2010 have been divided into those assets that were acquired in connection with the NCB, MCB and FNB transactions and are covered under the loss sharing agreement with the FDIC, and those assets that are not covered by the loss sharing agreement.

	At September 30,
	2012		2011		2010
	Non-Covered	Covered(2)	Non-Covered	Covered(2)	Non-Covered	Covered(2)

Substandard assets:
Loans	$31,790	$9,916	$27,251	$13,021	$17,949	$8,872
Other real estate owned	2,107	1,909	4,093	2,926	9,641	5,925
Repossessed Assets	—	5	—	40	—	46
Securities(1)	5,574	—	7,812	—	11,522	—
Doubtful loans	—	326	281	1,803	564	1,380
Loss assets	—	—	—	—	—	—

Total classified assets	39,471	$12,156	$39,437	$17,790	$39,676	$16,223

(1)	Substandard securities represent certain non-investment grade investments.
(2)	Covered assets represent only the portion of the asset that is not covered by FDIC loss sharing agreements. The remaining portion of the covered assets is not shown because they are covered by FDIC loss sharing agreements, and therefore cannot be considered classified assets.

Our largest substandard loan at September 30, 2012 was a $6.3 million loan relationship which is subject to an agreement with the borrower to liquidate collateral and reduce the balance of the borrowing and pay interest. As of September 30, 2012, all interest and taxes due relating to the loan relationship have been paid. The loan relationship is collateralized by land in Georgia, Florida and Alabama. We believe we are adequately collateralized, even at lower current real estate values. The present liquidity position of the borrower likely dictates the liquidation of collateral to service debt obligations. If the relationship is placed on nonaccrual position in the first fiscal quarter of 2013, accrued interest and other charges of approximately $1,200 may be required to be reversed.

Allowance for Loan Losses. The allowance for loan losses represents a reserve for probable loan losses in the loan portfolio. The adequacy of the allowance for loan losses is evaluated periodically based on a review of all significant loans with particular emphasis on impaired, non-accruing, past due and other loans that management believes require special attention. The determination of the allowance for loan losses is considered a critical accounting policy.

Additions to the allowance for loan losses are made periodically to maintain the allowance at an appropriate level based on management’s analysis of loss inherent in the loan portfolio. The amount of the provision for loan losses is determined by an evaluation of the level of loans outstanding, loss risk as determined based on a loan grading system, the level of non-performing loans, historical loss experience, delinquency trends, the amount of losses charged to the allowance in a given period, and an assessment of economic conditions. Management believes the current allowance for loan losses is adequate based on its analysis of the losses in the portfolio.

During 2012, we did not make significant changes to our methodology for determining the loan loss allowance. Our allowance for loan loss methodology is a loan classification-based system. Our allowance for loan losses is segmented into the following four major categories: (1) specific reserves; (2) general allowances for Classified/Watch loans; (3) general allowances for loans with satisfactory ratings; and (4) an unallocated amount. We base the required reserve on a percentage of the loan balance for each type of loan and classification level. Loans may be classified manually and are automatically classified if they are not previously classified when they reach certain levels of delinquency. Unclassified loans are reserved at different percentages based on our loan loss history for the last two years. Reserve percentages are also adjusted based upon our estimate of the effect that the current economic environment will have on each type of loan.

We have no loans for which there is known information about possible credit problems of borrowers that causes management to have serious doubts about their ability to comply with present loan repayment terms that are not currently disclosed as non-accrual, past due, classified, underperforming, restructured or potential problem.

As of September 30, 2012 and 2011, allowances of $8.9 million and $6.9 million, respectively, had been established for loan losses on covered loans acquired in the NCB transaction. In addition $1.4 million in allowances had been established for expected losses incurred on FNB loans. The nonaccretable discounts for covered loans amounted to $19.4 million and $69.1 million at September 30, 2012 and 2011, respectively.

No allowance was established for loans acquired in the MCB or FNB acquisition at the time of acquisition as accounting standards prohibit carrying over an allowance for loan losses for loans purchased in those acquisitions. These loans were recorded at fair value through establishing nonaccretable discounts. If credit deterioration is observed subsequent to the acquisition dates, such deterioration will be accounted for pursuant to our revised estimates of expected cash flows on covered loans and a provision for loan losses will be charged to earnings for our loss share with an increase to the FDIC receivable for the FDIC indemnification amount. Amounts expected to be recovered from the FDIC under loss sharing agreements are separately disclosed as the FDIC receivable.

The following table sets forth activity in our allowance for loan losses for the periods indicated. Loans covered by the loss sharing agreement with the FDIC are excluded from the table.

	At or For the Years Ended September 30,
	2012	2011	2010	2009	2008

Balance at beginning of period	$9,370	$9,797	$9,332	$8,244	$6,013

Charge-offs:
One- to four-family residential real estate	(1,181)	(600)	(486)	(648)	(348)
Commercial real estate	(2,825)	(957)	(3,084)	(2,961)	(42)
Real estate construction	(29)	(22)	(1,281)	(31)	(424)
Commercial	(408)	(517)	(524)	(119)	(136)
Consumer and other loans	(88)	(152)	(32)	(55)	(97)

Total charge-offs(1)	(4,531)	(2,248)	(5,407)	(3,814)	(1,047)

Recoveries:
One- to four-family residential real estate	4	63	40	41	1
Commercial real estate	—	—	—	300	—
Real estate construction	—	—	—	—	—
Commercial	42	37	—	2	11
Consumer and other loans	5	21	32	9	16

Total recoveries	51	121	72	352	28

Net (charge-offs) recoveries	(4,480)	(2,127)	(5,335)	(3,462)	(1,019)
Provision for loan losses	3,300	1,700	5,800	4,550	3,250

Balance at end of year	$8,190	$9,370	$9,797	$9,332	$8,244

Ratios:
Net (charge-offs) recoveries as a percentage of average non-covered loans outstanding	(0.86)%	(0.48)%	(0.90)%	(0.71)%	(0.29)%
Allowance for loan losses as a percentage of non-covered non-performing loans at year end	237.69%	80.13%	84.06%	70.01%	77.00%
Allowance for loan losses as a percentage of total non-covered loans receivable at year end (2)	1.87%	2.19%	2.12%	1.97%	1.88%

(1)	CharterBank’s primary regulator changed from the Office of Thrift Supervision to the Office of the Comptroller of the Currency during the later part of the 2011 fiscal year, and the Office of the Comptroller of the Currency’s policy is for the immediate charge-off of specific allowances on impaired loans, which increased our charge-offs by $1.2 million in 2012.
(2)	Does not include loans held for sale or deferred fees.

The following table sets forth activity in our covered allowance for loan losses for the periods indicated. Fiscal 2008 is not presented because there were no covered loans for that year. In fiscal 2009, there were no charge-offs or recoveries on covered loans.

	2012	2011	2010

Balance at beginning of year	$6,893	$15,554	$23,832

Charge-offs:
One- to four-family residential real estate	(113)	(307)	—
Commercial real estate	(4,643)	(11,457)	(10,787)
Real estate construction	(2)	(338)	—
Commercial	(1633)	(2,874)	—
Consumer and other loans	(309)	(1,128)	—

Total charge-offs	(6,700)	(16,104)	(10,787)

Recoveries:
One- to four-family residential real estate	—	—	—
Commercial real estate	171	43	406
Real estate construction	—	—	—
Commercial	571	1,400	—
Consumer and other loans	2	—	—

Total recoveries	744	1,443	406

Net (charge-offs) recoveries	(5,956)	(14,661)	(10,382)
Provision for loan losses	9,404	6,000	2,103

Balance at end of year	$10,341	$6,893	$15,554

Allocation of Allowance for Loan Losses. The following tables set forth the allowance for loan losses for non-covered loans allocated by loan category and the percent of loans in each category to total loans at the dates indicated. Loans covered by the loss sharing agreement with the FDIC are excluded from the table. An unallocated allowance is generally maintained in a range of 4% to 12.0% of the total allowance in recognition of the imprecision of the estimates. In times of greater economic downturn and uncertainty, the higher end of this range is provided. Decreased allocations in the real estate construction portfolio reflected decreased nonperforming loans, decreased charge-offs in the recent two year period, and improved credit quality of those loans. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At September 30,
	2012		2011		2010
	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)

One- to four-family residential real estate	$880	24.1%	$633	23.0%	$1,023	23.0%
Commercial real estate	5,480	57.6	5,972	58.5	6,103	58.0
Real estate construction	287	10.4	1,066	9.7	1,236	9.9
Commercial	711	3.8	822	4.1	624	4.2
Consumer and other loans	80	4.1	48	4.7	79	4.9

Total allocated allowance	7,438		8,541		9,065
Unallocated	752	—	829	—	732	—

Total	$8,190	100.0%	$9,370	100.0%	$9,797	100.0%

	At September 30,
	2009		2008
	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
One- to four-family residential real estate	$451	26.6%	$563	31.6%
Commercial real estate	5,540	57.1	4,823	50.8
Real estate construction	2,157	9.3	1,439	9.0
Commercial	99	2.2	267	3.6
Consumer and other loans	117	4.8	202	5.0

Total allocated allowance	8,364		7,294
Unallocated	968	—	950	—

Total	$9,332	100.0%	$8,244	100.0%

Management of Market Risk

As a financial institution, we face risk from interest rate volatility. Fluctuations in interest rates affect both our level of income and expense on a large portion of our assets and liabilities. Fluctuations in interest rates also affect the market value of all interest-earning assets.

The primary goal of our interest rate risk management strategy is to maximize net interest income while maintaining an acceptable interest rate risk profile. We seek to coordinate asset and liability decisions so that, under changing interest rate scenarios, portfolio equity and net interest income remain within an acceptable range.

We have emphasized commercial real estate lending, and to a lesser extent, one- to four-family residential lending. Our sources of funds include retail deposits, Federal Home Loan Bank advances and wholesale deposits. We employ several strategies to manage the interest rate risk inherent in our mix of assets and liabilities, including:

—	selling fixed rate mortgages we originate to the secondary market, generally on a servicing released basis;

—	maintaining the diversity of our existing loan portfolio by originating commercial real estate and consumer loans, which typically have adjustable rates and shorter terms than residential mortgages;

—	emphasizing investments with adjustable interest rates;

—	maintaining fixed rate borrowings from the Federal Home Loan Bank of Atlanta; and

—	increasing retail transaction deposit accounts, which typically have long durations.

Changes in market interest rates have a significant impact on the repayment and prepayment of loans. Prepayment rates also vary due to a number of other factors, including the regional economy in the area where the loans were originated, seasonal factors, demographic changes, the assumability of the loans, related refinancing opportunities and competition. We monitor interest rate sensitivity so that we can attempt to adjust our asset and liability mix in a timely manner and thereby minimize the negative effects of changing rates.

Extension risk, or lower prepayments causing loans to have longer average lives, is our primary exposure to higher interest rates. Faster prepayment of loans and investing the funds from prepayments in mortgage loans and securities at lower interest rates results in a lower net interest income and is our primary exposure to declining market interest rates.

Interest Risk Measurement.

We compute amounts by which the difference between the present value of an institution’s assets and liabilities (the institution’s net portfolio value or “NPV”) would change in the event of a range of assumed changes in market interest rates. Our simulation model uses a discounted cash flow analysis to measure the interest rate sensitivity of NPV. Depending on current market interest rates we historically have estimated the economic value of these assets and liabilities under the assumption that interest rates experience an instantaneous and sustained increase of 100, 200, or 300 basis points, or a decrease of 100 and 200 basis points, which is based on the current interest rate environment. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below. Given the current relatively low level of market interest rates, a NPV calculation for an interest rate decrease of greater than 100 basis points has not been prepared.

The table below sets forth, as of September 30, 2012, the simulation model’s calculation of the estimated changes in our net portfolio value that would result from the designated instantaneous changes in the interest rate yield curve.

Change in Interest Rates (bp) (1)	Estimated NPV (2)	Estimated Increase (Decrease) in NPV	Percentage Change in NPV	NPV Ratio as a Percent of Present Value of Assets (3)(4)	Increase (Decrease) in NPV Ratio as a Percent or Present Value of Assets (3)(4)
	(Dollars in thousands)

+300	$ 126,886	$6,323	5.2%	12.4%	0.6%
+200	$ 127,266	$6,703	5.6%	12.4%	0.6%
+100	$ 125,958	$5,395	4.5%	12.3%	0.5%
0	$ 120,563	$—	—%	11.8%	—%
(100)	$ 120,921	$358	0.3%	11.8%	—%

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.
(2)	NPV is the difference between the present value of an institution’s assets and liabilities.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

The table above indicates that at September 30, 2012, in the event of a 200 basis point increase in interest rates, we would experience a 5.6% increase in net portfolio value. In the event of a 100 basis point decrease in interest rates, we would experience a 0.3% increase in net portfolio value. Additionally, our internal policy states that our minimum NPV of estimated present value of assets shall range from a low of 5.5% for a 300 basis point change in rates to 7.5% for no change in interest rates. As of September 30, 2012, we were in compliance with our Board approved policy limits.

The effects of interest rates on net portfolio value and net interest income are not predictable. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments, and deposit run-offs, and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in these computations. Although some assets and liabilities may have similar maturity or periods of repricing, they may react at different times and in different degrees to changes in market interest rates. Rates on other types of assets and liabilities may lag behind changes in market interest rates. Assets, such as adjustable rate mortgages, generally have features that restrict changes in interest rates on a short-term basis and over the life of the asset. After a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making the calculations set forth above. Additionally, increased credit risk may result if our borrowers are unable to meet their repayment obligations as interest rates increase.

Liquidity and Capital Resources

Liquidity is the ability to meet current and future short-term financial obligations. Our primary sources of funds consist of deposit inflows, advances from the Federal Home Loan Bank, loan payments and prepayments, mortgage-backed securities and collateralized mortgage obligations repayments and maturities and sales of loans and other securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by market interest rates, economic conditions and competition. Our Asset/Liability Management Committee is responsible for establishing and monitoring our liquidity targets and strategies in order to ensure that sufficient liquidity exists for meeting the borrowing needs of our customers as well as unanticipated contingencies. September 30, 2012 and 2011, we had access to immediately available funds of approximately $297.6 million and $254.7 million, respectively, including overnight funds, FHLB borrowing capacity and a Federal Reserve line of credit.

We regularly adjust our investments in liquid assets based upon our assessment of expected loan demand, expected deposit flows, yields available on interest-earning deposits and securities, and the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning deposits and short- and intermediate-term securities.

During the years ended September 30, 2012 and 2011, we closed five of the branches acquired in the FNB transaction and lowered the rates on other deposits acquired in the transaction. We funded this reduction in deposits with cash, loss sharing reimbursements from the FDIC, and the liquidation of other assets acquired in the transaction.

Our most liquid assets are cash and cash equivalents. The levels of these assets are subject to our operating, financing, lending and investing activities during any given period. At September 30, 2012, cash and cash equivalents totaled $108.8 million. Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $189.4 million at September 30, 2012. At September 30, 2012, we had $81.0 million in advances from the FHLB outstanding. However, based on available collateral other than cash, $140.7 million in additional advances would be available.

Our cash flows are derived from operating activities, investing activities and financing activities as reported in our Consolidated Statements of Cash Flows included in our Consolidated Financial Statements.

At September 30, 2012, we had $1.0 million of new loan commitments outstanding, and $42.8 million of unfunded construction and development loans. In addition to commitments to originate loans, we had $11.7 million of unused lines of credit to borrowers. Certificates of deposit due within one year of September 30, 2012 totaled $215.2 million, or 26.9% of total deposits. If these deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and Federal Home Loan Bank advances. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before September 30, 2012. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

Our primary investing activities are the origination of loans and the purchase of securities. During the year ended September 30, 2012, we originated $318.4 million of loans and purchased $135.3 million of securities.

Financing activities consist primarily of additions to deposit accounts and Federal Home Loan Bank advances. We experienced a net decrease in total deposits of $110.8 million for the year ended September 30, 2012. This decrease represented reductions in our time deposits. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors.

Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank, which provides an additional source of funds. Federal Home Loan Bank of Atlanta advances decreased by $29.0 million to $81.0 million during the year ended September 30, 2012. Federal Home Loan Bank advances have been used primarily to fund loan demand and to purchase securities. Our current asset/liability management strategy has been to pay off Federal Home Loan Bank of Atlanta advances as cash is available and the advances mature.

Cash receipts arising from payments on covered loans and loss-sharing collections from the FDIC are providing and are expected to continue to provide positive net cash flows in periods following the wholesale funding outflows.

CharterBank is subject to various regulatory capital requirements, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At September 30, 2012, CharterBank exceeded all regulatory capital requirements. CharterBank is considered “well-capitalized” under regulatory guidelines. See “Supervision and Regulation—Federal Banking Regulation—Capital Requirements” and Note 16 of the Notes to our Consolidated Financial Statements.

The table of regulatory compliance with capital requirements for CharterBank is presented below.

	Actual		For Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
September 30, 2012
Total Capital (to Risk-Weighted Assets)	$133,626	19.2%	$55,610	8.0%	$69,512	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$124,931	18.0%	$27,805	4.0%	$41,707	6.0%
Tier 1 Capital (to Average Assets)	$124,931	12.2%	$41,097	4.0%	$51,371	5.0%

September 30, 2011
Total Risk Based Capital (to Risk-Weighted Assets)	$123,295	24.4%	$40,498	8.0%	$50,623	10.0%
Tier 1 Risk Based Capital (to Risk-Weighted Assets)	$116,975	23.1%	$20,249	4.0%	$30,374	6.0%
Tangible Equity (to Average Assets) (1)	$124,757	10.7%	$46,709	4.0%	$58,387	5.0%

(1)	Tangible Equity to Tangible Assets is calculated using period-end assets in accordance with Office of Thrift Supervision guidelines, CharterBank’s primary regulator at September 30, 2011.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit, standby letters of credit and unused lines of credit. While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans made by us. We consider commitments to extend credit in determining our allowance for loan losses.

Contractual Obligations. The following table summarizes our significant fixed and determinable contractual obligations and other funding needs by payment date at September 30, 2012. The payment amounts represent those amounts due to the recipient and do not include any unamortized premiums or discounts or other similar carrying amount adjustments. Fixed rates on loans ranged from 3.25% to 7.00% as of September 30, 2012.

	Payments Due by Period
Contractual Obligations	One year or less	More than one year to three years	More than three years to five years	More than five years	Total
	(In thousands)

Loan commitments to originate mortgage loans .	$1,002	$—	$—	$—	$1,002
Loan commitments to fund construction loans in process	35,879	—	—	—	35,879
Available unadvanced lines of credit on commercial loans	1,257	—	—	—	1,257
Loan commitments to fund commercial real estate loans in process	6,970	—	—	—	6,970
Available home equity and unadvanced lines of credit	10,489	—	—	—	10,489
Letters of credit	889	—	—	—	889
Lease agreements	648	1,382	718	213	2,961
Certificates of deposit	215,173	103,198	25,598	—	343,969
FHLB advances	21,000	10,000	25,000	25,000	81,000

Total	$293,307	$114,580	$51,316	$25,213	$484,416

Impact of Inflation and Changing Prices

The consolidated financial statements and related notes of Old Charter Financial have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration of changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

BUSINESS OF NEW CHARTER FINANCIAL

New Charter Financial is a Maryland corporation that was organized in December 2009. Upon completion of the conversion, New Charter Financial will become the holding company of CharterBank and will succeed to all of the business and operations of Old Charter Financial and each of Old Charter Financial and First Charter, MHC will cease to exist.

Initially following the completion of the conversion, New Charter Financial will have approximately $11.7 million in cash and other assets held by Old Charter Financial and First Charter, MHC as of September 30, 2012, and the net proceeds it retains from the offering, part of which will be used to make a loan to the CharterBank Employee Stock Ownership Plan, and will have no significant liabilities. See “How We Intend to Use the Proceeds From the Offering.” New Charter Financial intends to use the support staff and offices of CharterBank and will pay CharterBank for these services. If New Charter Financial expands or changes its business in the future, it may hire its own employees.

New Charter Financial intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.” In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.

BUSINESS OF OLD CHARTER FINANCIAL

AND CHARTERBANK

Old Charter Financial

Old Charter Financial is a federally chartered corporation that owns all of the outstanding shares of common stock of CharterBank. At September 30, 2012, Old Charter Financial had consolidated assets of $1.0 billion, deposits of $800.3 million and stockholders’ equity of $142.5 million.

CharterBank became the wholly owned subsidiary of Old Charter Financial in October 2001 when CharterBank reorganized from a federally chartered mutual savings and loan association into the two-tiered mutual holding company structure. In connection with the reorganization, Old Charter Financial sold 3,964,481 shares of its common stock to the public, representing 20% of the outstanding shares at $10.00 per share, and received net proceeds of $37.2 million. An additional 15,857,924 shares, or 80% of the outstanding shares of Old Charter Financial, were issued to First Charter, MHC. As part of the reorganization and offering, we established an employee stock ownership plan that purchased 317,158 shares of Old Charter Financial common stock in the offering, financed by a loan from Old Charter Financial.

In January 2007, Old Charter Financial repurchased 508,842 shares of its common stock at $52.00 per share through a self-tender offer. Following the stock repurchase, Old Charter Financial deregistered its common stock with the Securities and Exchange Commission. Since January 2007 to 2010, Old Charter Financial repurchased an additional 678,016 shares of its common stock through open market purchases.

In September 2010, through an incremental offering, Old Charter Financial sold 4,400,000 shares of common stock receiving net proceeds of $27.9 million and First Charter, MHC canceled 4,400,000 shares of Old Charter Financial common stock that it held. The ownership percentage of public stockholders (excluding First Charter, MHC) of Old Charter Financial increased from 15.07% to 38.64% following completion of the incremental offering. Following the incremental offering, Old Charter Financial became a reporting company with the Securities and Exchange Commission and its shares of common stock began trading on the Nasdaq Capital Market. As of September 30, 2012, Old Charter Financial has repurchased 385,321 shares of its common stock since the completion of the incremental offering.

Old Charter Financial’s Internet address is www.charterbank.net. Information on this website is not and should not be considered to be a part of this prospectus. Old Charter Financial’s principal executive office is located at 1233 O.G. Skinner Drive, P.O. Box 472, West Point, Georgia 31833, and its telephone number at that address is (706) 645-1391.

CharterBank

CharterBank is a federally chartered stock savings bank headquartered in West Point, Georgia. CharterBank was originally founded in 1954 as a federally chartered mutual savings and loan association. Our principal business consists of attracting retail deposits from the general public in the areas surrounding our administrative office in West Point, Georgia and our branch offices located in west-central Georgia, east-central Alabama and now the Florida Panhandle, and investing those deposits, together with funds generated from operations, in commercial real estate loans, one- to four-family residential mortgage loans, construction loans and investment securities and, to a lesser extent, commercial business loans, home equity loans and lines of credit and other consumer loans. In addition to our branch offices in West Central Georgia, East Central Alabama and the Florida Panhandle, we operate a cashless branch office in Norcross, Georgia. CharterBank is subject to comprehensive regulation and examination by the Office of the Comptroller of the Currency. CharterBank’s executive offices are located at 1233 O.G. Skinner Dr., West Point, Georgia 31833. Its telephone number at that address is (706) 645-1391.

CharterBank has grown through strategic de novo branching and acquisitions primarily, along the I-85/I-185 corridor and adjacent areas anchored by Auburn, Alabama and Atlanta and Columbus, Georgia. In February 2003, we expanded our presence in the Auburn-Opelika, Alabama market through the acquisition of EBA Bancshares and its subsidiary, Eagle Bank of Alabama. In March 2005 and May 2007, new branches were opened in Lagrange, Georgia. In June 2009, we entered into an agreement with the FDIC to acquire certain assets and assume all of the deposits of Neighborhood Community Bank, a full-service commercial bank headquartered in Newnan, Georgia, and in March 2010, we entered into an agreement with the FDIC to acquire certain assets and assume all of the deposits of McIntosh Commercial Bank, a full-service commercial bank headquartered in Carrollton, Georgia. In September 2011, we entered into an agreement with the FDIC to acquire certain assets and assume all of the deposits of The First National Bank of Florida, a full-service commercial bank headquartered in Milton, Florida. The agreements with the FDIC in connection with the acquisitions of NCB, MCB and FNB also included loss-sharing agreements with respect to certain loans and assets.

Market Area

Prior to acquiring branch offices of NCB, MCB and FNB, we conducted operations primarily in western Georgia and eastern Alabama, through our main office in West Point, Georgia (Troup County), a branch in Valley, Alabama (Chambers County), three branches in LaGrange, Georgia (Troup County), a branch in Opelika, Alabama (Lee County), and two branch offices in Auburn, Alabama (Lee County), for a total of eight branch offices. We acquired four branches in Georgia, along the I-85 corridor, in the NCB acquisition in June 2009, and closed one branch. In March 2010, we acquired four branches of MCB and subsequently closed three of these branches, further expanding our presence in west-central Georgia with an office in Carrollton (Carroll County). In September 2011, we acquired eight branches of FNB and we subsequently closed five of these branches in Northwest Florida. We kept two branches located in Santa Rosa County and one branch in Escambia County. The acquisitions have complemented the corporate expansion we have achieved in recent years both through de novo branching and acquisitions. Management believes that the acquisitions are key components to building our retail franchise, as we now have 16 branches on the I-85 corridor and adjacent areas between Newnan, Georgia and Auburn, Alabama, and in the Florida Panhandle. The focus of our near-term acquisition strategy will be to acquire additional franchises primarily with FDIC assistance.

According to the 2010 U.S. Census, population in our Georgia market area has increased from 2000 to 2010, with growth rates of 26.7%, 42.7%, 16.8%, 35.2% and 14.4% for Carroll, Coweta, Fayette, Harris, and Troup Counties, respectively. As of 2010, the Georgia market area’s median household income of $55,342 was above both the national and state levels. Consistent with national trends, the Georgia market area unemployment in 2012 decreased from 2011 levels. As of October 2012, the unemployment rate for Carroll, Coweta, Fayette, Harris, and Troup Counties was 8.9%, 7.5%, 7.1%, 6.4% and 9.3%, respectively.

According to the 2010 U.S. Census, from 2000 to 2010, our Alabama market area population decreased in Chambers County by 6.5% while increasing in Lee County by 21.9% and our median household income of $34,964 was below both the national and Alabama state levels as of 2010. Our Alabama market area has seen its unemployment rate in 2012 decrease from 2011 levels, with the Chambers County and Lee County unemployment rate at 9.4% and 6.7%, respectively, as of October 2012.

In our Florida market area, population increased 28.6% and 1.1% for Santa Rosa County and Escambia County, respectively, from 2000 to 2010 according to the 2010 U.S. Census. Median household income in our Florida market area for 2010 was $46,000, which was below the national level but above the Florida level. Our Florida market area has seen its unemployment rate in 2012 decrease from 2011 levels, with the Santa Rosa and Escambia County unemployment rate at 7.0% and 8.1%, respectively, as of October 2012.

The outlook for our market area is for modest growth supported by a $1.0 billion KIA Motors assembly plant, which opened in February 2010 in West Point, Georgia. As of November 2012, the 2.2 million square-foot automobile manufacturing plant and its nearby suppliers have created more than 10,000 jobs in the area. The outlook for modest growth is also supported by a military base realignment which has added significantly to employment at Fort Benning in Columbus, Georgia. Additionally, in the spring of 2012, Point University, formerly known as Atlanta Christian College, moved their main campus from East Point, Georgia to West Point, Georgia, and with it, its students and numerous facility and staff. However, the market area is significantly overbanked, especially Newnan and Coweta County. This has limited our ability to expand organically, thus making geographic expansion more dependent upon acquisitions and de novo branching into new markets. We will seek to take advantage of the profitable growth opportunities presented within our expanded market area, and capitalize on our expanded retail footprint resulting from acquisitions. The economy of the Florida Panhandle is primarily dependent upon tourism and hospitality, farming, forestry, paper mills, import/export shipping, shipbuilding, and commercial fishing. Over the next five years, our Florida markets are projected to experience moderate growth in terms of total population and number of households. The outlook for our Florida Panhandle market is affected by the heavy influences of military bases and tourism.

Competition

We face intense competition both in making loans and attracting deposits. West-central Georgia, east-central Alabama and the Florida Panhandle have a high concentration of financial institutions, many of which are branches of large money center, super-regional, and regional banks that have resulted from the consolidation of the banking industry in Florida, Alabama, and Georgia. Many of these competitors have greater resources than we do and may offer services that we do not provide.

Our competition for loans comes from commercial banks, savings institutions, mortgage banking firms, credit unions, finance companies, credit card banks, insurance companies, and brokerage and investment banking firms. Our most direct competition for deposits historically has come from commercial banks, savings banks, savings and loan associations, credit unions, and mutual funds. We face additional competition for deposits from short-term money market funds and other corporate and government securities funds, from brokerage firms, insurance companies and non-traditional financial institutions, including non-depository financial services providers.

Lending Activities

We offer a broad range of loan products with a variety of rates and terms. Our lending operations consist of the following major segments: commercial real estate lending; single-family residential mortgage lending for retention in our portfolio; construction lending; and residential mortgage lending for resale in the secondary mortgage market, generally on a servicing-released basis. To a lesser extent, we also originate consumer loans (including home equity loans and other forms of consumer installment credit), and commercial business loans. This strategy is consistent with our community bank orientation.

We have pursued loan diversification with the objective of lowering credit concentration risk, enhancing yields and earnings, and improving the interest sensitivity of our assets. Historically, we have focused our lending activities on residential and commercial mortgage loans as well as consumer loans, primarily to local customers. We also have initiated retail and commercial business lending in the markets formerly served by NCB, MCB and FNB branches.

Commercial Real Estate Loans. Commercial real estate lending is an integral part of our operating strategy and we intend to continue to take advantage of opportunities to originate commercial real estate loans, especially in our new markets of Carroll, Coweta and Fayette Counties in Georgia and Santa Rosa and Escambia Counties in Florida. Commercial real estate loans typically have higher yields, better interest rate risk characteristics and larger loan balances compared to residential mortgage loans. Commercial real estate lending also has provided us with another means of broadening our range of customer relationships. As of September 30, 2012, non-covered commercial real estate loans totaled $251.4 million, or 57.5% of our total non-covered loan portfolio. Additionally, at September 30, 2012, we had $160.2 million (contractual amount) of commercial real estate loans covered by FDIC loss-sharing agreements, or 76.6% of total covered loans.

Commercial real estate loans are generally made to Georgia, Alabama or Florida entities and are secured by properties in these states. Commercial real estate loans are generally made for up to 85% of the value of the underlying real estate. Our commercial real estate loans are typically secured by offices, hotels, strip shopping centers, warehouses/distribution facilities land or convenience stores located principally in Georgia, Alabama and Florida. Multi-family mortgage loans, which we categorize as a subset of our commercial real estate loans, are originated for both new and existing properties and are made on apartment buildings with a wide range of tenant income levels. Many of our multi-family mortgage loans are secured by properties located near college campuses.

Commercial real estate lending involves additional risks compared to one- to four-family residential lending. Repayment of commercial real estate loans often depends on the successful operations and income stream of the borrowers, and commercial real estate loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to residential real estate loans. To compensate for the increased risk, our commercial real estate loans generally have higher interest rates and shorter maturities than our residential mortgage loans. We offer commercial real estate loans at fixed rates and adjustable rates tied to the prime interest rate. However, the interest rates on a portion of our commercial real estate loan portfolio are tied to yields on U.S. Treasury securities or LIBOR. We currently offer fixed-rate terms of 15 years; however, in prior years we originated fixed-rate loans with maturities of up to 20 years.

Our underwriting criteria for commercial real estate loans include maximum loan-to-value ratios, debt coverage ratios, secondary sources of repayment, guarantor requirements, net worth requirements and quality of cash flow. As part of our loan approval and underwriting of commercial real estate loans, we undertake a cash flow analysis, and we generally require a debt-service coverage ratio of at least 1.15 times. We believe that this segment of the market offers an opportunity to expand our portfolio while realizing strong risk-adjusted returns because many lenders are no longer active in this market. Our capacity to expand this portfolio may be tempered by lack of demand from qualified borrowers, intense competition for good loans, and possible loan concentrations.

Residential Mortgage Loans. We originate first and second mortgage loans secured by one- to four-family residential properties within Georgia, Florida and Alabama. We currently originate mortgages at all of our offices, but utilize centralized processing at our corporate office. As of September 30, 2012, non-covered residential mortgage loans totaled $105.5 million, or 24.1% of total non-covered loans. As of September 30, 2012, covered residential mortgage loans totaled $15.0 million, or 7.2% of total covered loans.

We originate both fixed rate and adjustable rate one- to four-family residential mortgage loans. Fixed rate, 30 year, conforming loans are generally originated for resale into the secondary market on a servicing-released basis. We generally retain in our portfolio loans that are 15 year fixed rate or non-conforming due to property exceptions and loans that have adjustable rates. As of September 30, 2012, approximately 51.3% of our one- to four-family loan portfolio consisted of fixed-rate mortgage loans and 48.7% consisted of either adjustable rate mortgage loans (“ARMs”) or hybrid loans with fixed interest rates for the first one, three, five or seven years of the loan, and adjustable rates thereafter. After the initial term, the interest rate on ARMs generally adjusts on an annual basis at a fixed spread over the monthly average yield on United States Treasury securities, the prime interest rate as listed in The Wall Street Journal, or LIBOR. The interest rate adjustments are generally subject to a maximum increase of 2% per adjustment period and 6% over the life of the loan.

Traditionally, we have sought to distinguish ourselves in the area of non-conforming residential mortgage lending. While the risks of non-conforming lending may be somewhat higher than originating conforming residential mortgage loans, we believe that the greater yield and shorter repricing terms of these loans compensate us for this additional risk. Additionally, management believes that the credit quality of our loan portfolio is largely unaffected by the non-conforming loans, since the majority of these loans are non-conforming due to factors unrelated to credit quality (i.e., high acreage, leased land, multiple structures or newly self-employed borrowers).

The loans may also be non-conforming because of a deficiency in the credit record of a borrower, but which management believes does not impair the borrower’s ability to repay the loan. Thus, the non-conforming loans we originate are not subprime loans. CharterBank originates one- to four-family loans with loan-to-values of up to 80%. We will occasionally originate loans with loan-to-values in excess of 80% with private mortgage insurance. The substantial portion of our one- to four-family residential mortgage loans are secured by properties in Georgia, Alabama and Florida.

The amount of subprime loans held by CharterBank is not material. We consider “subprime” loans to be loans originated to borrowers having credit scores below 580 at the time of origination. We do not, and have not, originated “low documentation” or “no documentation” loans, “option ARM” loans, or other loans with special or unusual payment arrangements.

We modify residential mortgage loans when it is mutually beneficial to us and the borrower, and on terms that are appropriate to the circumstances. We have no non-covered loans in government modification programs. Covered loans have FDIC modification programs available, these programs are outlined in their respective purchase and assumption agreements.

Construction and Development Loans. Consistent with our community bank strategy, construction and development lending has been an integral part of our overall lending strategy. While current market conditions have suppressed demand for construction and land loans, there are opportunities to lend to quality borrowers in our market area. Management believes that the reduction in the number of construction lenders has reduced the supply of construction loans, and there is an opportunity to lend to borrowers with superior liquidity, capital and management skills. We intend to remain an active participant in the construction lending market, primarily through our cashless branch in Norcross, Georgia. We are making virtually no development loans and we are providing very limited financing for the purchase of building lots. Construction loans represent an important segment of the loan portfolio, totaling $45.4 million, or 10.4% of non-covered loans at September 30, 2012.

We make loans primarily for the construction of one- to four-family residences but also for multi-family and nonresidential real estate projects on a select basis. We offer two principal types of construction loans: builder loans, including both speculative (unsold) and pre-sold loans to pre-approved local builders; and construction/permanent loans to property owners that are converted to permanent loans at the end of the construction phase. The number of speculative loans that we will extend to a builder at one time depends upon the financial strength and credit history of the builder. Our construction loan program is expected to remain a modest portion of our loan volume. We generally limit the number of outstanding loans on unsold homes under construction within a specific area and/or to a specific borrower.

Commercial Loans and Consumer Loans. To a much lesser extent, we also originate non-mortgage loans, including commercial business and consumer loans. At September 30, 2012, non-covered commercial loans totaled $16.6 million, or 3.8% of total non-covered loans, and non-covered consumer and other loans totaled $18.1 million, or 4.1% of non-covered loans. Additionally, at September 30, 2012, we had $26.0 million (contractual amount) of commercial loans and $6.2 million (contractual amount) of consumer and other loans covered by FDIC loss sharing agreements.

The majority of our non-mortgage non-covered loans are consumer loans, including loans on deposits, second mortgage loans, home equity lines of credit, automobile loans and various other installment loans. We primarily offer consumer loans (excluding second mortgage loans and home equity lines of credit) as an accommodation to customers. Consumer loans tend to have a higher credit risk than residential mortgage loans because they may be secured by rapidly depreciable assets, or may be unsecured. Our consumer lending generally follows accepted industry standards for non sub-prime lending, including credit scores and debt to income ratios.

We offer home equity lines of credit as a complement to our one- to four-family residential mortgage lending. We believe that offering home equity credit lines helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities. Home equity credit lines have adjustable-rates and are secured by a first or second mortgage on owner-occupied one- to four-family residences located primarily in Georgia, Alabama and Florida. Home equity credit lines enable customers to borrow at rates tied to the prime rate as reported in The Wall Street Journal. The underwriting standards applicable to home equity credit lines are similar to those for one- to four-family residential mortgage loans, except for slightly more stringent credit-to-income and credit score requirements. Home equity loans are generally limited to 80% of the value of the underlying property unless the loan is covered by private mortgage insurance or a loss sharing agreement. At September 30, 2012, we had $14.0 million of home equity lines of credit and second mortgage loans not covered by the FDIC. Of the funded home equity loans not covered by the FDIC $1.6 million had current credit scores of 650 or under as of October 2012. We had $8.7 million of unfunded home equity line of credit commitments not covered by the FDIC at September 30, 2012.

Our commercial business loans are generally limited to terms of five years or less. We typically attempt to collateralize these loans with a lien on commercial real estate or, occasionally, with a lien on business assets and equipment. We also generally require the personal guarantee of the business owner. Interest rates on commercial business loans are generally higher than interest rates on residential or commercial real estate loans due to the risk inherent in this type of loan. Commercial business loans are generally considered to have more risk than residential mortgage loans or commercial real estate loans because the collateral may be in the form of intangible assets and/or readily depreciable inventory. Commercial business loans may also involve relatively large loan balances to single borrowers or groups of related borrowers, with the repayment of such loans typically dependent on the successful operation and income stream of the borrower. Such risks can be significantly affected by economic conditions. In addition, commercial business lending generally requires substantially greater supervision efforts by our management compared to residential mortgage or commercial real estate lending.

Loan Origination and Approval Procedures and Authority. The following describes our current lending procedures for residential mortgage loans and home equity loans and lines of credit. Upon receipt of a completed loan application from a prospective borrower, we order a credit report and verify other information. If necessary, we obtain additional financial or credit related information. We require an appraisal for all residential and mortgage loans, except for home equity loans or lines where a valuation may be used to determine the loan-to-value ratio. Appraisals are performed by licensed or certified third-party appraisal firms and are reviewed by our lending department. We require title insurance or a title opinion on all mortgage loans.

We require borrowers to obtain hazard insurance and we may require borrowers to obtain flood insurance prior to closing. For properties with a private sewage disposal system, we also require evidence of compliance with applicable laws on residential mortgage loans. Further, we generally require borrowers to advance funds on a monthly basis together with each payment of principal and interest to a mortgage escrow account from which we make disbursements for items such as real estate taxes, hazard insurance, flood insurance, and private mortgage insurance premiums, if required.

Commercial loans are approved through CharterBank’s Management Loan Committee process. The Management Loan Committee consists of the Chief Executive Officer, the President, the Chief Financial Officer, the Senior Credit Administrator, and certain other senior lending and credit officers. Commercial loan relationships of $1.0 million or less may be approved outside the Committee process by two senior officers who have commercial loan authority. Commercial loan relationships greater than $1.0 million are approved by the Management Loan Committee.

Loan Originations, Participations, Purchases and Sales. Most of our loan originations are generated by our loan personnel operating at our corporate headquarters and banking office locations. All loans we originate are underwritten pursuant to our policies and procedures. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon relative borrower demand and the pricing levels as set in the local marketplace by competing banks, thrifts, credit unions, and mortgage banking companies. Our volume of real estate loan originations is influenced significantly by market interest rates, and, accordingly, the volume of our real estate loan originations can vary from period to period.

Consistent with our interest rate risk strategy, in the low interest rate environment that has existed in recent years, we have sold almost all fixed-rate, 30-year conforming one- to four-family residential mortgage loans in the secondary market generally on a servicing-released basis while retaining commercial real estate loans and non-conforming or 15-year fixed rate one- to four-family residential mortgage loans for retention in our portfolio. We sold $40.1 million of loans in fiscal 2012.

Infrequently, we have purchased loan participations in commercial loans in which we are not the lead lender that are secured by real estate or other assets. With regard to all loan participations, we follow our customary loan underwriting and approval policies, and although we may be only approving and servicing a portion of the loan, we underwrite the loan request as if we had originated the loan to ensure cash flow and collateral are sufficient. At September 30, 2012, our loan participations totaled $2.7 million, or 0.61%, of our non-covered loan portfolio. As of September 30, 2012, all of our loan participations were performing in accordance with their terms.

During fiscal 2012, we did not purchase any loans.

Investments

The Board of Directors reviews and approves our investment policy. The Chief Executive Officer and Chief Financial Officer, as authorized by the Board, implement this policy based on the established guidelines within the written investment policy, and other established guidelines, including those set periodically by the Asset-Liability Management Committee.

The primary goal of our investment policy is to invest funds in assets with varying maturities that will result in the best possible yield while maintaining the safety of the principal invested and assisting in managing our interest rate risk. We also seek to use our strong capital position to maximize our net income by investing in higher yielding mortgage-related securities funded by borrowings. We also consider our investment portfolio as a source of liquidity.

The broad objectives of our investment portfolio management are to:

—	minimize the risk of loss of principal or interest;

—	generate favorable returns without incurring undue interest rate and credit risk;

—	manage the interest rate sensitivity of our assets and liabilities;

—	meet daily, cyclical and long term liquidity requirements while complying with our established policies and regulatory liquidity requirements;

—	provide a stream of cash flow;

—	diversify assets and address maturity or interest repricing imbalances; and

—	provide collateral for pledging requirements.

In determining our investment strategies, we consider our interest rate sensitivity, yield, credit risk factors, maturity and amortization schedules, asset prepayment risks, collateral value and other characteristics of the securities to be held.

Sources of Funds

Deposits are the major source of balance sheet funding for lending and other investment purposes. Additional significant sources of funds include liquidity, repayment of loans, loan sales, maturing investments, and borrowings. We believe that our standing as a sound and secure financial institution and our emphasis on the convenience of our customers will continue to contribute to our ability to attract and retain deposits. We offer extended hours at the majority of our offices and alternative banking delivery systems that allow customers to pay bills, transfer funds and monitor account balances at any time. We also offer competitive rates as well as a competitive selection of deposit products, including checking, NOW, money market, regular savings and term certificate accounts. In addition, we offer a Rewards checking product that offers a higher rate on deposit balances up to $15,000 if certain conditions are met. These conditions include receiving only electronic statements, having at least one monthly ACH transaction and ten or more point of sale transactions per month. For accounts that do not meet these conditions in any given month, the rate paid on the balances is reduced.

We also rely on advertising and long-standing relationships to maintain and develop depositor relationships, while competitive rates are also paid to attract and retain deposits. Furthermore, the NCB, MCB, and FNB acquisitions are expected to enhance customer convenience by broadening the markets currently served by CharterBank.

We continually evaluate opportunities to enhance deposit growth. Potential avenues of growth include de novo branching and branch or institution acquisitions. Additionally, to the extent additional funds are needed, we may employ available collateral to reduce borrowings, which are expected to consist primarily of Federal Home Loan Bank advances. Based on asset limitations we have $234.5 million available at the Federal Home Loan Bank of Atlanta at September 30, 2012. Based on available collateral we are limited to $140.7 million at September 30, 2012. However, we have reduced and intend to continue to reduce our reliance on wholesale funds. We have a source of emergency liquidity with the Federal Reserve, and at September 30, 2012 we had collateral pledged that provided access to approximately $48.1 million of discount window borrowings.

Employees

As of September 30, 2012, we had 286 full-time employees and 12 part-time employees. Our employees are not represented by any collective bargaining group. Management believes that we have a good working relationship with our employees.

Subsidiary Activities

Old Charter Financial has no direct or indirect subsidiaries other than CharterBank.

The Charter Foundation, Inc.

The Charter Foundation, Inc. (“Charter Foundation”), a nonprofit charitable foundation, was established in December 1994 by members of CharterBank. Charter Foundation provides funds to eligible nonprofit organizations to help them carry out unique, innovative projects in specific fields of interest. Charter Foundation’s goal is to fund projects that will enhance the quality of life in the communities served by CharterBank.

Charter Foundation at September 30, 2012 had approximately $7.0 million in assets and annually distributes 5% of its net asset value in grants to the local community. The grants and gifts provided by Charter Foundation are generally for charitable causes, and to enhance the quality of life and housing in CharterBank’s markets. CharterBank indirectly benefits from the favorable publicity and elevated public standing generated through Charter Foundation’s gifts.

Legal Proceedings

In the normal course of business, we may be party to various outstanding legal proceedings and claims. In the opinion of management, the consolidated financial statements will not be materially affected by the outcome of such legal proceedings and claims as of September 30, 2012.

Properties

The following table provides certain information as of September 30, 2012 with respect to our administrative office located in West Point, our 15 branch offices and one cashless branch:

Location	Leased or Owned	Year Acquired or Leased	Square Footage	Net Book Value of Real Property
				(In thousands)
Administrative Office:

1233 O.G. Skinner Drive West Point, GA	Owned	2005	28,000	$1,991

Full Service Branches:

600 Third Avenue West Point, GA	Owned	1965	8,922	1,230

300 Church Street LaGrange, GA	Owned	1976	2,941	1,076

3500 20th Avenue Valley, AL	Owned	1963	6,000	1,792

1605 East University Drive Auburn, AL	Owned	2001	6,000	1,855

555 South Davis Road LaGrange, GA	Owned	2005	6,900	2,656

701 2nd Avenue Opelika, AL	Owned	2006	6,800	1,867

1684 South College Street Auburn, AL	Owned	2006	6,000	2,663

2231 West Point Rd. LaGrange, GA	Owned	2009	1,560	261

145 Millard Farmer Industrial Blvd. Newnan, GA 30263	Leased	2009	15,000	2,372

60 Salbide Avenue Newnan, GA 30263	Owned/Land Lease	2009	2,378	130

820 Dixie Street Carrollton, GA 30117	Owned	2010	18,500	2,970

6512 Caroline Street Milton, FL	Leased	2011	9,950	327

1289 Airport Boulevard Pensacola, FL	Leased	2011	9,250	121

4104 Highway 90 Pace, FL	Leased	2011	3,250	68

2008 Highway 54 Fayetteville, GA	Owned/Land Lease	2011	3,900	292

Cashless Branch:

5448 Spalding Drive Building 100, Suite C Norcross, GA 30092	Leased	2007	3,000	13

Other Properties:

336 Lee Road 785 Valley, AL	Owned/Land Lease	2012	N/A	288

2139 Greenville Rd. LaGrange, GA	Owned	2012	N/A	473

91 River Road Valley, AL	Owned	1989	N/A	98

1 East Newnan Crossing Blvd. Newnan, GA	Owned	2006	N/A	1,068

SUPERVISION AND REGULATION

General

CharterBank is a federally chartered savings bank that is regulated, examined and supervised by the Office of the Comptroller of the Currency and the FDIC. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the FDIC’s deposit insurance fund and depositors, and not for the protection of security holders. Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. CharterBank also is regulated to a lesser extent by the Federal Reserve Board, governing reserves to be maintained against deposits and other matters. The Office of the Comptroller of the Currency examines CharterBank and prepares reports for the consideration of its board of directors on any operating deficiencies. CharterBank’s relationship with its depositors and borrowers also is regulated to a great extent by federal law and, to a much lesser extent, state law, especially in matters concerning the ownership of deposit accounts and the form and content of CharterBank’s loan documents. CharterBank is also a member of and owns stock in the Federal Home Loan Bank of Atlanta, which is one of the twelve regional banks in the Federal Home Loan Bank System.

As a savings and loan holding company following the conversion, New Charter Financial will be required to comply with the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with and will be subject to examination by and the enforcement authority of the Federal Reserve Board. New Charter Financial will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the FDIC, the Office of the Comptroller of the Currency, the Federal Reserve Board or Congress, could have a material adverse impact on the operations and financial performance of New Charter Financial and CharterBank.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to CharterBank and New Charter Financial. The description is limited to certain material aspects of the statutes and regulations addressed and is not intended to be a complete description of such statutes and regulations and their effects on CharterBank and New Charter Financial.

Dodd-Frank Act

The Dodd-Frank Act significantly changed the bank regulatory structure and has affected the lending, investment, trading and operating activities of depository institutions and their holding companies. The Dodd-Frank Act eliminated our primary federal regulator, the Office of Thrift Supervision, as of July 21, 2011, and required CharterBank to be supervised and examined by the Office of the Comptroller of the Currency, the primary federal regulator of national banks. On the same date, the Federal Reserve Board assumed regulatory jurisdiction over savings and loan holding companies, in addition to its role of supervising bank holding companies.

The Dodd-Frank Act also created a new Consumer Financial Protection Bureau with extensive powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau also has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets, such as CharterBank, will continue to be examined by their applicable federal bank regulators. The legislation gives state attorneys general the ability to enforce applicable federal consumer protection laws.

The Dodd-Frank Act broadened the base for FDIC assessments for deposit insurance, permanently increased the maximum amount of deposit insurance to $250,000 per depositor and authorized non-interest bearing transaction accounts with unlimited deposit insurance through December 31, 2012. The legislation also, among other things, requires originators of certain securitized loans to retain a portion of the credit risk, stipulates regulatory rate-setting for certain debit card interchange fees, repealed restrictions on the payment of interest on commercial demand deposits and contains a number of reforms related to mortgage originations. The Dodd-Frank Act increased stockholder influence over boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to company executives, regardless of whether the company is publicly traded or not.

Many of the provisions of the Dodd-Frank Act are subject to delayed effective dates and/or require the issuance of implementing regulations, and therefore their impact on our operations cannot be fully determined at this time. However, it is likely that the Dodd-Frank Act will increase the regulatory burden, compliance costs and interest expense for CharterBank and New Charter Financial.

Business Activities

A federal savings bank derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and the regulations of the Office of the Comptroller of the Currency. Under these laws and regulations, CharterBank may originate mortgage loans secured by residential and commercial real estate, commercial business loans and consumer loans, and it may invest in certain types of debt securities and certain other assets. Certain types of lending, such as commercial and consumer loans, are subject to aggregate limits calculated as a specified percentage of CharterBank’s capital or assets. CharterBank also may establish subsidiaries that may engage in a variety of activities, including some that are not otherwise permissible for CharterBank, including real estate investment and securities and insurance brokerage.

The Dodd-Frank Act removed federal statutory restrictions on the payment of interest on commercial demand deposit accounts, effective July 21, 2011.

Loans-to-One-Borrower

We generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of our unimpaired capital and unimpaired surplus. An additional amount may be lent, equal to 10% of unimpaired capital and unimpaired surplus, if the loan is secured by readily marketable collateral, which is defined to include certain financial instruments and bullion, but generally does not include real estate. As of September 30, 2012, we were in compliance with our loans-to-one-borrower limits.

Qualified Thrift Lender Test

We are required to satisfy a qualified thrift lender (“QTL”) test, which required us to either qualify as a “domestic building and loan” association as defined by the Internal Revenue Code or maintain at least 65% of our “portfolio assets” in “qualified thrift investments.” “Qualified thrift investments” consist primarily of residential mortgages and related investments, including mortgage-backed and related securities. “Portfolio assets” generally means total assets less specified liquid assets up to 20% of total assets, goodwill and other intangible assets and the value of property used to conduct business. A savings institution that fails the qualified thrift lender test must operate under specified restrictions. The Dodd-Frank Act made noncompliance with the QTL test also subject to agency enforcement action for a violation of law. As of September 30, 2012, we maintained 74.82% of our portfolio assets in qualified thrift investments and, therefore, we satisfied the QTL test.

Standards for Safety and Soundness

Federal law requires each federal banking agency to prescribe for insured depository institutions under its jurisdiction standards relating to, among other things, internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, employee compensation, and other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to submit or implement an acceptable plan, the appropriate federal banking agency may issue an enforceable order requiring correction of the deficiencies.

Capital Requirements

Federal regulations require savings institutions to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS financial institution rating system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. Federal regulations also require that in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities that are not permissible for a national bank.

The risk-based capital standard for savings institutions requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by capital regulations based on the risks believed inherent in the type of asset. Core capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets, and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital. Additionally, a savings institution that retains credit risk in connection with an asset sale may be required to maintain additional regulatory capital because of the potential recourse against the savings bank. In assessing an institution’s capital adequacy, the Office of the Comptroller of the Currency takes into consideration not only these numeric factors but also qualitative factors, and has the authority to establish higher capital requirements for individual associations where necessary.

On June 6, 2012, the Office of the Comptroller of the Currency and the other federal bank regulatory agencies issued a series of proposed rules to revise their risk-based and leverage capital requirements and their method for calculating risk-weighted assets, to make them consistent with the agreements that were reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (“Basel III”). The proposed rules would apply to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more, and top-tier savings and loan holding companies (“banking organizations”). Among other things, the proposed rules establish a new common equity tier 1 minimum capital requirement and a higher minimum tier 1 capital requirement, and assign higher risk weightings (150%) to exposures that are more than 90 days past due or are on nonaccrual status and certain commercial real estate facilities that finance the acquisition, development or construction of real property. The proposed rules also limit a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of a specified amount of common equity tier 1 capital in addition to the amount necessary to meet its minimum risk-based capital requirements. Under the proposed rules, the final rules will become effective on January 1, 2013, and the changes set forth in the final rules will be phased in from January 1, 2013 through January 1, 2019. However on November 9, 2012, the U.S. federal banking agencies announced that they do not expect that any of the proposed rules would become effective on January 1, 2013.

At September 30, 2012, CharterBank met each of its capital requirements.

Prompt Corrective Regulatory Action

Under the federal Prompt Corrective Action statute, the Office of the Comptroller of the Currency is required to take supervisory actions against undercapitalized national banks and federal savings associations depending upon each institution’s capital levels. A savings institution that has total risk-based capital of less than 8% or a leverage ratio or a Tier 1 risk-based capital ratio that generally is less than 4% is considered to be undercapitalized. A savings institution that has total risk-based capital of less than 6%, a Tier 1 core risk-based capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be “significantly undercapitalized.” A savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.”

Generally, the Office of the Comptroller of the Currency is required to appoint a receiver or conservator for a savings institution that is “critically undercapitalized” within specific time frames. The regulations also provide that a capital restoration plan must be filed with the Office of the Comptroller of the Currency within 45 days of the date a savings institution receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Any holding company for the savings institution required to submit a capital restoration plan must guarantee the lesser of an amount equal to 5% of the savings institution’s assets at the time it was notified or deemed to be undercapitalized by the Office of the Comptroller of the Currency, or the amount necessary to restore the savings institution to adequately capitalized status. This guarantee remains in place until the Office of the Comptroller of the Currency notifies the savings institution that it has maintained adequately capitalized status for each of four consecutive calendar quarters, and the Office of the Comptroller of the Currency has the authority to require payment and collect payment under the guarantee. Various restrictions, such as restrictions on capital distributions and growth, also apply to “undercapitalized” institutions. The Office of the Comptroller of the Currency may also take any one of a number of discretionary supervisory actions against undercapitalized institutions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

Capital Distributions

Federal regulations restrict capital distributions by savings institutions, which include cash dividends, stock repurchases and other transactions charged to the capital account of a savings institution. A federal savings institution must file an application with the Office of the Comptroller of the Currency for approval of the capital distribution if:

—

the total capital distributions for the applicable calendar year exceeds the sum of the institution’s net income for that year to date plus the institution’s retained net income for the preceding two years that is still available to be paid as a dividend;

—	the institution would not be at least adequately capitalized following the distribution;

—	the distribution would violate any applicable statute, regulation, agreement or written regulatory condition; or

—

the institution is not eligible for expedited review of its filings (i.e., generally, institutions that do not have safety and soundness, compliance and Community Reinvestment Act ratings in the top two categories or fail a capital requirement).

A savings institution that is a subsidiary of a holding company, which is the case with CharterBank, must file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend or approves a capital distribution, and must receive Federal Reserve Board non-objection to the payment of the dividend.

Applications or notices may be denied if the institution would be undercapitalized after the dividend, the proposed dividend raises safety and soundness concerns or the proposed dividend would violate a law, regulation enforcement order or regulatory condition.

In the event a savings institution’s capital falls below its regulatory requirements or is notified by the regulatory agency that it is in need of more than normal supervision, its ability to make capital distributions would be restricted. In addition, any proposed capital distribution could be prohibited if the regulatory agency determines that the distribution would constitute an unsafe or unsound practice.

Transactions with Related Parties

A savings institution’s authority to engage in transactions with related parties or “affiliates” is limited by Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve Board’s Regulation W. The term “affiliate” generally means any company that controls or is under common control with an institution, including New Charter Financial and its non-savings institution subsidiaries. Applicable law limits the aggregate amount of “covered” transactions with any individual affiliate, including loans to the affiliate, to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution’s capital and surplus. Certain covered transactions with affiliates, such as loans to or guarantees issued on behalf of affiliates, are required to be secured by specified amounts of collateral. Purchasing low quality assets from affiliates is generally prohibited. Regulation W also provides that transactions with affiliates, including covered transactions, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited by law from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

Our authority to extend credit to executive officers, directors or 10% or greater stockholders (“insiders”), as well as entities controlled by these persons, is governed by Sections 22(g) and 22(h) of the Federal Reserve Act and Federal Reserve Board Regulation O. Among other things, loans to insiders must be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for bank-wide lending programs that do not discriminate in favor of insiders. Regulation O also places individual and aggregate limits on the amount of loans that may be made to insiders based, in part, on the institution’s capital position, and requires that certain prior board approval procedures be followed. Extensions of credit to executive officers are subject to additional restrictions on the types and amounts of loans that may be made. At September 30, 2012, we were in compliance with these regulations.

Enforcement

The Office of the Comptroller of the Currency has primary enforcement responsibility over federal savings institutions, including the authority to bring enforcement action against “institution-related parties,” which includes officers, directors, certain stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors of the institution, receivership, conservatorship or the termination of deposit insurance. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1.0 million per day.

Deposit Insurance

CharterBank is a member of the Deposit Insurance Fund, which is administered by the FDIC. Deposit accounts in CharterBank are insured up to a maximum of $250,000 for each separately insured depositor. In addition, certain non-interest-bearing transaction accounts are fully insured, regardless of the dollar amount, until December 31, 2012.

The FDIC assesses deposit insurance premiums on all insured depository institutions. Under the FDIC’s risk-based assessment system, insured institutions are assigned to risk categories based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s assessment rate depends upon the category to which it is assigned and certain adjustments specified by FDIC regulations, with less risky institutions paying lower rates. Assessment rates (inclusive of possible adjustments) currently range from 2  1/2 to 45 basis points of each institution’s total assets less tangible capital. The FDIC may increase or decrease the range of assessments uniformly, except that no adjustment can deviate more than two basis points from the base assessment rate without notice and comment rulemaking. The FDIC’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s aggregate deposits.

In addition to the FDIC assessments, the Financing Corporation is authorized to impose and collect, through the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the Financing Corporation in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the Financing Corporation are due to mature in 2017 through 2019. For the quarter ended September 30, 2012, the annualized Financing Corporation assessment was equal to 0.66 basis points of total assets less tangible capital.

For the year ended September 30, 2012, CharterBank paid $59,000 related to the FICO bonds and was assessed $743,000 pertaining to deposit insurance assessments. Deposit insurance assessments were prepaid in December 2009, for calendar years 2010 through 2012, while FICO bond payments were prepaid, one quarter in advance.

The Dodd-Frank Act increased the minimum target ratio for the Deposit Insurance Fund from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits, and the FDIC must achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more are required to fund the increase. The Dodd-Frank Act also eliminated the 1.5% maximum fund ratio, and instead gives the FDIC discretion to determine the maximum fund ratio. The FDIC has exercised this discretion by establishing a long-term fund ratio of 2%.

On November 12, 2009, the FDIC approved a final rule requiring insured depository institutions to prepay, on December 30, 2009, their estimated quarterly risk-based assessments for the fourth quarter of 2009, and for all of 2010, 2011, and 2012. Estimated assessments for the fourth quarter of 2009 and for all of 2010 were based upon the assessment rate in effect on September 30, 2009, with three basis points added for the 2011 and 2012 assessment rates. In addition, a 5% annual growth in the assessment base was assumed. Prepaid assessments were applied against the actual quarterly assessments until exhausted, and may not be applied to any special assessments that may occur in the future. Any unused prepayments will be returned to the institution on June 30, 2013. On December 30, 2009, CharterBank prepaid $3.5 million in estimated assessment fees for the fourth quarter of 2009 through 2012.

The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the results of operations of CharterBank. Management cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. Management of CharterBank does not know of any practice, condition or violation that may lead to termination of our deposit insurance.

Federal Home Loan Bank System

CharterBank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. As a member of the Federal Home Loan Bank of Atlanta, we are required to acquire and hold a specified amount of shares of capital stock in Federal Home Loan Bank.

Community Reinvestment Act and Fair Lending Laws

Savings institutions have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. An institution’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in regulatory restrictions on certain activities such as branching and acquisitions. CharterBank received a “Satisfactory” Community Reinvestment Act rating in its most recent examination.

Other Regulations

Interest and other charges collected or contracted for by CharterBank are subject to state usury laws and federal laws concerning interest rates. CharterBank’s operations are also subject to federal laws applicable to credit transactions, such as the:

—	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

—

Real Estate Settlement Procedures Act, requiring that borrowers for mortgage loans for one- to four-family residential real estate receive various disclosures, including good faith estimates of settlement costs, lender servicing and escrow account practices, and prohibiting certain practices that increase the cost of settlement services;

—

Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

—	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

—	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

—	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

—	Truth in Savings Act; and

—	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of CharterBank also are subject to the:

—

Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

—

Electronic Funds Transfer Act, which governs automatic deposits in and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

—

Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

—

The USA PATRIOT Act, which requires banks and savings institutions to, among other things, establish broadened anti-money laundering compliance programs and due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement pre-existing compliance requirements that apply to financial institutions under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

—	The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties and requires all financial institutions offering products or services to retail customers to provide such customers with the financial institution’s privacy policy and allow such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

New Charter Financial will be a unitary savings and loan holding company subject to regulation and supervision by the Federal Reserve Board. The Federal Reserve Board will have enforcement authority over New Charter Financial and its non-savings institution subsidiaries. Among other things, that authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a risk to CharterBank.

As a savings and loan holding company, New Charter Financial’s activities will be limited to those activities permissible by law for financial holding companies, bank holding companies under section 4(c)(8) of the Bank Holding Company Act of 1956, as amended or multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. Such activities include lending activities, insurance and underwriting equity securities. A savings and loan holding company must elect such status in order to engage in activities permissible for a financial holding company, must meet the qualitative requirements for a bank holding company to qualify as a financial holding company and conduct the activities in accordance with the requirements that would apply to a financial holding company’s conduct of the activity.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or savings and loan holding company without prior written approval of the Federal Reserve Board and from acquiring or retaining control of any depository institution not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider such things as the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on and the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors. A savings and loan holding company may not acquire a savings institution in another state and hold the target institution as a separate subsidiary unless it is a supervisory acquisition under Section 13(k) of the Federal Deposit Insurance Act or the law of the state in which the target is located authorizes such acquisitions by out-of-state companies.

Savings and loan holding companies historically have not been subject to consolidated regulatory capital requirements. However, the Dodd-Frank Act requires the Federal Reserve Board to set for all depository institution holding companies minimum consolidated capital levels that are as stringent as those required for the insured depository subsidiaries. The components of Tier 1 capital would be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions, which would exclude instruments such as trust preferred securities and cumulative preferred stock. Instruments issued before May 19, 2010 are grandfathered for companies with consolidated assets of $15 billion or less. Holding companies that were not regulated by the Federal Reserve Board as of May 19, 2010 receive a five year phase-in from the July 21, 2010 date of enactment of the Dodd-Frank Act.

The Dodd-Frank Act extended the “source of strength” doctrine to savings and loan holding companies. The regulatory agencies must promulgate regulations implementing the “source of strength” doctrine which requires holding companies to act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

The Federal Reserve Board has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies and savings and loan holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory review of capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The policy statement also states that a holding company should inform the Federal Reserve Board supervisory staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, as of the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of New Charter Financial to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

Federal Securities Laws

New Charter Financial common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. New Charter Financial will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in New Charter Financial’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of New Charter Financial may be resold without registration. Shares purchased by an affiliate of New Charter Financial will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If New Charter Financial meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of New Charter Financial that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of New Charter Financial, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, New Charter Financial may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. We have existing policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company such as New Charter Financial unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquiror has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with New Charter Financial, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

TAXATION

Federal Taxation

General. First Charter, MHC, Old Charter Financial and CharterBank are, and New Charter Financial will be, subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Old Charter Financial, New Charter Financial or CharterBank.

Method of Accounting. For federal income tax purposes, Old Charter Financial currently reports its income and expenses on the accrual method of accounting and uses a tax year ending September 30 for filing its federal and state income tax returns.

Bad Debt Reserves. Historically, CharterBank has been subject to special provisions in the tax law regarding allowable tax bad debt deductions and related reserves. Tax law changes were enacted in 1996, pursuant to the Small Business Protection Act of 1996 (the “1996 Act”), that eliminated the use of the percentage of taxable income method for tax years after 1995 and required recapture into taxable income over a six year period all bad debt reserves accumulated after 1987. CharterBank has recaptured its reserves accumulated after 1987.

Currently, the Old Charter Financial consolidated group uses the specific charge off method to account for bad debt deductions for income tax purposes.

Taxable Distributions and Recapture. Prior to 1996, bad debt reserves created prior to 1988 were subject to recapture into taxable income if CharterBank failed to meet certain thrift asset and definitional tests or made certain distributions. Tax law changes in 1996 eliminated thrift-related recapture rules. However, under current law, pre-1988 tax bad debt reserves remain subject to recapture if CharterBank makes certain non-dividend distributions, repurchases any of its common stock, pays dividends in excess of earnings and profits, or fails to qualify as a “bank” for tax purposes.

At September 30, 2012, the total federal pre-base year bad debt reserve of CharterBank was approximately $2.1 million.

Alternative Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, less any available exemption. The alternative minimum tax is imposed to the extent it exceeds the regular income tax. Net operating losses can offset no more than 90% of alternative taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Old Charter Financial’s consolidated group has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

Net Operating Loss Carryovers. Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. However, subject to certain limitations, the carryback period for net operating losses incurred in 2008 or 2009 (but not both years) was expanded to five years. At September 30, 2012, First Charter, MHC had a federal tax loss carryforward of approximately $3.5 million that is subject to a Section 382 limit of $116,550 per year. There is also a remaining Georgia carryforward of approximately $3.5 million that is also limited by Section 382. First Charter, MHC also has a Georgia charitable contribution carryover of $1.1 million and a capital loss carryover of $77,000. It is not expected that New Charter Financial will benefit from such loss, capital loss, nor charitable contribution carryforwards. Old Charter Financial had no loss carryforwards at September 30, 2012.

Corporate Dividends-Received Deduction. Old Charter Financial may exclude from its federal taxable income 100% of dividends received from CharterBank as a wholly-owned subsidiary by filing consolidated tax returns. The corporate dividends-received deduction is 80% when the corporation receiving the dividend owns at least 20% of the stock of the distributing corporation. The dividends-received deduction is 70% when the corporation receiving the dividend owns less than 20% of the distributing corporation.

Audit of Tax Returns. First Charter, MHC, Old Charter Financial and CharterBank’s federal income taxes for 2009 to 2011 are in the process of being audited by the Internal Revenue Service. Tax years 2009 through 2011 are subject to examination by the Internal Revenue Service and state taxing authorities in Georgia and Alabama.

State Taxation

CharterBank currently files, and after the stock offering will continue to file, Georgia, Florida and Alabama income tax returns. Generally, the income of financial institutions in Georgia, Alabama and Florida, which is calculated based on federal taxable income, subject to certain adjustments, is subject to Georgia, Alabama and Florida tax, respectively.

Old Charter Financial is required to file a Georgia income tax return and will be generally subject to a state income tax rate that is the same tax rate as the tax rate imposed on financial institutions in Georgia.

As a Maryland business corporation, New Charter Financial is required to file an annual report with and pay franchise taxes to the state of Maryland.

MANAGEMENT

Shared Management Structure

The directors of New Charter Financial are the same persons who are the directors of CharterBank. In addition, each executive officer of New Charter Financial is also an executive officer of CharterBank. We expect that New Charter Financial and CharterBank will continue to have common executive officers until there is a business reason to establish separate management structures.

Executive Officers of New Charter Financial and CharterBank

The following table sets forth information regarding the executive officers of New Charter Financial and CharterBank. Age information is as of September 30, 2012. The executive officers of New Charter Financial and CharterBank are elected annually.

Name	Age	Position
Robert L. Johnson	58	President, Chief Executive Officer and Director
Lee Washam	51	President of CharterBank
Curtis R. Kollar	60	Senior Vice President and Chief Financial Officer
Curti M. Johnson	53	Senior Vice President, General Counsel and Director

The business experience for the past five years of each of our executive officers other than Messrs. Robert Johnson and Curti Johnson are set forth below. Unless otherwise indicated, executive officers have held their positions for at least the past five years.

Curtis R. Kollar. Mr. Kollar is a Certified Public Accountant (CPA) and Certified Management Accountant (CMA). He has been the Vice President and Treasurer of CharterBank since 1991 and was named Chief Financial Officer of Old Charter Financial in October of 2001 and of CharterBank in January of 2001. He has an undergraduate degree from Ohio Wesleyan University and an M.S. in Accounting from Syracuse University. He is a graduate of the Graduate School of Community Bank Management. Mr. Kollar has 26 years experience in the banking field. Mr. Kollar serves as treasurer of West Point First United Methodist Church and he is a past President and member of the Board of Directors of the Chattahoochee Valley Hospital Society and a past President of the West Point Rotary Club.

Lee Washam. Mr. Washam has been President of CharterBank since January of 2007. Before that, he served as Executive Vice President for six years. Mr. Washam is a former Executive Vice President of Flag Bank, LaGrange, Georgia and has over 29 years of banking experience. He received his B.S. in Business Administration from LaGrange College in 1983 and is a 1995 graduate of The Graduate School of Banking at Louisiana State University. Mr. Washam’s current affiliations include: LaGrange Lions Club, Leadership Troup, Georgia Community Bankers Association and the Board of Governors of Highland Country Club.

Directors of New Charter Financial and CharterBank

New Charter Financial has seven directors. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of CharterBank will be elected by New Charter Financial as its sole stockholder. The following table states our directors’ names, their ages as of September 30, 2012, the years when they began serving as directors of CharterBank and when their current term expires.

Name(1)	Position(s) Held With Old Charter Financial	Age	Director Since	Current Term Expires

Edward D. Smith	Director	39	2011	2013
Curti M. Johnson	Director, Senior Vice President and General Counsel	53	2007	2013

Robert L. Johnson	Chairman of the Board of Directors, President and Chief Executive Officer	58	1986	2014
David Z. Cauble, III	Director	60	1996	2014
David L. Strobel	Director	61	2003	2014
Thomas M. Lane	Director	58	1996	2015
Jane W. Darden	Director	62	1988	2015

(1)	The mailing address for each person listed is 1233 O.G. Skinner Drive, West Point, Georgia 31833. Each of the persons listed as a director is also a director of CharterBank, as well as First Charter, MHC.

The Business Background of Our Directors

The business experience for the past five years of each of our directors is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating Committee and the board of directors to determine that the person should serve as a director. Each director is also a director of CharterBank. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Edward D. Smith. Mr. Smith is co-owner and Executive Vice-President of Hutchinson Traylor, an insurance and financial services firm. He has his resident and surplus lines licenses in Life & Health and Property & Casualty insurance, and has also earned his Series 6, 63 & 65 Securities Licenses and obtained the Certified Insurance Counselor (CIC) designation. Prior to joining Hutchinson Traylor, Mr. Smith served several years in the Financial Services Division of Accenture, LLP. Mr. Smith attended Wake Forest University where he graduated Magna Cum Laude from the Wayne Calloway School of Business and Accountancy. Mr. Smith actively participates in several community service organizations. He is a member of the Executive Committee and chairs the Development Committee as part of his service on the Board of Trustees of LaGrange College. He also serves as Past President of the College’s Leadership Council. He is the Vice-Chair of the Downtown LaGrange Development Authority and Past President of the Board of Directors for both the LaGrange Rotary Club and the local Boys & Girls Club of West Georgia. Mr. Smith’s extensive and diverse experience in insurance, retirement planning and financial services, including employee benefits, as well as his active role in the community served by CharterBank, will provide the Board with valuable insight in these areas.

Curti M. Johnson. Mr. Johnson serves as a Senior Vice President and General Counsel of CharterBank. He is a member of both the Georgia and Alabama Bar Associations. Prior to joining CharterBank on a full-time basis on January 3, 2011, Mr. Johnson was a partner in the law firm of Johnson, Caldwell & McCoy in Lanett, Alabama, where he practiced law since 1990. Prior to that time, Mr. Johnson was an associate attorney with Burr & Forman in Birmingham, Alabama. Mr. Johnson served as a director of Citizens BancGroup, a bank holding company in Valley, Alabama, from 1988 until it was acquired by CharterBank in 1999. He served as Chairman of

Citizens BancGroup from 1996 through 1999. He received his B.A. degree from Vanderbilt University and his law degree from the University of Virginia School of Law. Mr. Johnson is President and founding board member of the Chattahoochee Fuller Center Project, Inc. Mr. Johnson is the brother of Robert L. Johnson, our Chairman of the Board and Chief Executive Officer. Mr. Johnson’s legal expertise provides the Board of Directors with insight on legal matters involving CharterBank, and his local contacts with customers and businesses assist CharterBank with business generation and product offerings.

Robert L. Johnson. Mr. Johnson has been the President and Chief Executive Officer of Old Charter Financial since its inception in 2001, Chief Executive Officer of CharterBank since 1996 and President of CharterBank from 1996 to January 2007. On November 27, 2007, Mr. Johnson was elected Chairman of the Board of Directors upon the retirement of Mr. John W. Johnson, Jr. Prior to 1996, he served as Financial Analyst, then Senior Vice President and Chief Financial Officer of CharterBank. He began continuous service with CharterBank in 1984. Mr. Johnson has an undergraduate degree from Vanderbilt University and a Master’s Degree in Business Administration with a concentration in Finance from the University of Alabama. He is a graduate of the University of Texas at Austin Graduate School of Community Bank Management. He also serves on the LaGrange College Board of Trustees, the Point University Board of Trustees and is Chairman of The Charter Foundation, Inc. Mr. Johnson also is affiliated with the West Point Rotary Club. Mr. Johnson is the brother of Curti M. Johnson, a director of Old Charter Financial and General Counsel and a Senior Vice President of CharterBank. Mr. Johnson provides the Board of Directors with broad perspective on Old Charter Financial’s strategies, challenges and opportunities as a result of his long affiliation with CharterBank in a variety of senior management roles.

David Z. Cauble, III. Mr. Cauble is self-employed as a food service consultant and investor. He was the Owner and President of Vend-All Company in LaGrange, Georgia, until its sale in 1996. Previously he was Vice President-Sales in his family’s Coca-Cola Bottling business. He is a graduate of Washington & Lee University, serves as Chairman of Cobb Foundation, is a member of Young Presidents’ Organization. As a manager and owner of several businesses and as an investor, Mr. Cauble provides the Board of Directors with insight concerning the opportunities and risks associated with lending to commercial companies and small businesses.

David L. Strobel. Mr. Strobel has been the Executive Vice President and General Manager of Shannon, Strobel & Weaver Constructors & Engineers, Inc. since 1977. He received his B.S. in Mechanical Engineering from the University of Notre Dame in 1973, and is a Registered Professional Engineer in 18 states. Mr. Strobel served as a member of the Board of Directors of EBA Bancshares and Eagle Bank of Alabama from 1998 until their acquisition by CharterBank in 2003. In February 1999, he assumed the position of chairman of EBA Bancshares. He joined the Board of Directors of CharterBank and Old Charter Financial in August 2003. Mr. Strobel’s other affiliations include the Auburn City Schools Board of Education and several professional societies. Mr. Strobel’s experience in managing the operations of a construction and engineering business provides the Board of Directors with general business acumen, and his real estate and construction knowledge and experience and prior service on the board of another financial institution provides the Board of Directors with perspective and experience in CharterBank’s lending operations.

Thomas M. Lane. Mr. Lane is Chief Financial Officer of Lanier Health Services. He was the Senior Vice President and Treasurer of WestPoint Home, Inc. and its predecessors from March 2000 until March 2007. He previously served as its Treasurer from 1997 to 1999. Prior to that time, he served as Controller of Budgets and Analysis for WestPoint Pepperell, one of the predecessors of West Point Home, Inc. He had been continuously employed in various financial and accounting positions with WestPoint Home and its predecessor companies since June 1976. Mr. Lane received his B.S. in Business Administration from Auburn University in 1976. Mr. Lane’s diverse senior management experiences in financial and accounting roles for several large enterprises provide the Board of Directors with perspective on CharterBank’s financial and accounting practices and procedures, financial reporting, as well as Old Charter Financial’s relationship with its internal and external accounting firms. In addition, Mr. Lane has been designated as an audit committee financial expert by the Board of Directors.

Jane W. Darden. Ms. Darden is responsible for overall management, including bookkeeping, for family assets which include investments and timberland. She was formerly employed in the banking field for five years, and has a B.A. in Psychology from Converse College. Ms. Darden serves on Library Committee, Stewardship Committee, Altar Guild and Meals on Wheels for First United Methodist Church of West Point, Georgia. As a manager of a variety of different businesses, and with her experience in banking, Ms. Darden provides the Board of Directors with a number of different perspectives and insights.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of Robert L. Johnson, Curti M. Johnson and David L. Strobel, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Robert L. Johnson is not independent because he is one of our executive officers. Curti M. Johnson is not independent because he is an executive officer and Robert L. Johnson’s brother. David L. Strobel is not independent due to compensation paid in fiscal 2011 by CharterBank to Shannon, Strobel & Weaver Constructors and Engineers, Inc., a construction and engineering firm of which Mr. Strobel is a one-third owner, executive vice president and general manager. In determining the independence of directors, the Board of Directors considered the payment of approximately $148,000 to Hutchinson Traylor Insurance during fiscal 2012, of which director Smith is a 50% owner. CharterBank purchases various insurance products through Hutchinson Traylor Insurance.

Codes of Conduct and Ethics

Old Charter Financial has adopted a Code of Ethics that is applicable to the officers, directors and employees of Old Charter Financial, including Old Charter Financial’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Transactions With Certain Related Persons

At September 30, 2012, loans and drawn open lines of credit to executive officers, directors and their associates totaled approximately $803,000. Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Loans to executive officers must be approved by the full Board of Directors regardless of amounts.

The law firm of Johnson, Caldwell & McCoy, of which director Curt Johnson was a partner prior to leaving the firm to work full time for CharterBank, has provided legal services to CharterBank on a regular basis. Legal fees for services rendered to CharterBank by Johnson, Caldwell & McCoy in fiscal 2011 during director Johnson’s tenure at Johnson, Caldwell & McCoy, were approximately $134,548. During the year ended September 30, 2011, CharterBank paid approximately $1.3 million for branch renovations to a construction company in which Director David Strobel is one of the owners. In addition, during the years ended September 30, 2012 and 2011, CharterBank paid approximately $148,000 and $92,000, respectively, to Hutchinson Traylor Insurance, of which director Smith is a 50% owner. CharterBank purchases various insurance products through Hutchinson Traylor Insurance.

CharterBank makes loans to its directors, executive officers and employees through an employee loan program. The program applies only to first or second mortgage loans on a primary or secondary residence, and provides for an origination fee of $500 compared to our usual origination fee of 1% of the amount of the loan. Except for the reduced origination fee, these loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

	Position	Nature of Transaction	Largest Aggregate Balance from 10/1/11 to 9/30/12	Interest Rate	Principal Balance 9/30/12	Principal Paid 10/1/11 to 9/30/12	Interest Paid 10/1/11 to 9/30/12

Curti M. Johnson	Director	1-4 family	$73,463.34	4.25%	$64,410.35	$9,052.81	$2,947.19
Curti M. Johnson	Director	Consumer	$6,025.03	5.75%	$5,136.25	$888.78	$325.20
Edward D. Smith	Director	1-4 family	$175,796.00	4.25%	$171,304.00	$4,492.00	$6,770.00
Edward D. Smith	Director	Commercial	$555,538.00	5.25%	$487,550.00	$67,988.00	$28,012.00
Edward D. Smith	Director	Commercial	$86,106.00	4.25%	$74,557.00	$11,550.00	$3,495.00

Executive Compensation

Summary Compensation Table

The following table sets forth for the years ended September 30, 2012 and 2011 certain information as to the total remuneration paid by Old Charter Financial to Robert L. Johnson, President and Chief Executive Officer, and the three other most highly compensated executive officers of Old Charter Financial (the “Named Executive Officers”).

Name and principal position	Year	Salary ($)(2)	Bonus ($)	Stock awards ($)	Option awards ($)	Change in pension value and nonqualified deferred compensation earnings ($)(3)	All other compensation ($)(4)	Total ($)
Robert L. Johnson President, Chief Executive Officer and Director	2012 2011	308,214 298,017	117,651 —	— —	— —	71,387 93,654	168,083 145,246	665,335 536,917

Curtis R. Kollar Senior Vice President and Chief Financial Officer	2012 2011	181,481 176,205	36,402 —	— —	— —	18,320 23,319	16,671 17,240	252,874 216,764

Lee Washam President of Charter Bank	2012 2011	206,123 200,119	50,278 —	— —	— —	33,581 43,796	40,224 31,859	330,206 275,774

Curti M. Johnson (1) Senior Vice President and General Counsel	2012	189,447	36,402	—	—	—	37,908	263,757

(1)	Curti M. Johnson was first employed by CharterBank on January 3, 2011 as Senior Vice President and General Counsel and first became a named executive officer in the current fiscal year.
(2)	For 2012, includes $15,786, $11,947, and $9,048 of elective deferrals to Old Charter Financial’s 401(k) plan by Messrs. Robert Johnson, Kollar, and Washam, respectively. For Mr. Robert Johnson, includes director fees of $38,100 and $39,100 for fiscal 2012 and 2011, respectively, and for Mr. Curti Johnson includes director fees of $36,100 for fiscal 2012.
(3)	Reflects change in value in Salary Continuation Agreements only.
(4)	All other compensation was comprised of the following elements for the fiscal year ended September 30, 2012:

	R. L. Johnson		Kollar	Washam	C.M. Johnson

Employee Stock Ownership Plan (ESOP)(1)	13,076		11,001	12,561	1,184
Dividends and Interest on Restricted Stock(2)	85,491		525	19,145	—
Directors Fees	38,100		—	—	36,100
Automobile	2,734		—	2,676	—
Country Club Dues	2,100		—	2,121	—
Executive Health Benefits	9,287		—	—	—
Life Insurance (Split Dollar and Group Term)	16,947		4,797	3,373	276
Long-term Disability Premiums	348		348	348	348

Total	168,08	3	16,671	40,224	37,908

(1)	Reflects the September 30, 2012 value of shares allocated to the executive’s ESOP account for the plan year ended December 31, 2011.
(2)	Reflects dividends and interest paid on shares of restricted common stock that vested during fiscal 2012, which we reported as taxable compensation on the Named Executive’s Officer’s Form W-2.

Employment Agreements

We entered into an employment agreement with Mr. Robert L. Johnson, our President and Chief Executive Officer. The employment agreement was amended in December 2009 (as amended, the “employment agreement”). The employment agreement has a term of three years and may be renewed annually after a review of the executive’s performance. In addition to base salary, currently $317,858, the executive may receive other cash compensation in an amount not to exceed $100,000 in any year. In addition, the agreement provides for participation in employee benefit plans and programs maintained by us, including retirement, pension, savings, profit-sharing or stock bonus plans, any group life, health, dental, accident and long-term disability insurance plans, incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans. Cash compensation paid under any of the plans and programs identified in the preceding sentence is not included in the $100,000 limit. We will provide the executive with the use of an automobile and reimburse him for business expenses, including membership fees in clubs and organizations that are necessary and appropriate for business purposes. The agreement also guarantees customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and for six years after termination. The employment agreement also provides uninsured disability benefits.

We may terminate the executive’s employment, and the executive may resign, at any time with or without cause. However, in the event of termination during the term of employment without cause, we will owe the executive his earned but unpaid compensation and benefits due under our employee benefit plans and programs and those of CharterBank (the “standard termination entitlements”) and he will also receive a lump-sum severance payment equal to three times his five-year average compensation (the “additional termination entitlements”), payable within 60 days of his termination of employment, unless the executive is considered a “specified employee” of a publicly traded company, in which case such payment will be delayed for six months after termination of employment, if necessary, to avoid a tax under Section 409A of the Internal Revenue Code. The same severance benefits would be payable if the executive resigns during the term of employment following:

—

our failure to appoint or re-appoint or elect or re-elect him to his executive position or, if he is also a director, the failure of the stockholders to elect or re-elect him as a member of the Board of Directors;

—

a material reduction in duties, functions or responsibilities not cured after 30 days notice; involuntary relocation of the executive’s principal place of employment to a location more than 35 miles from our principal office in West Point, Georgia, and more than 35 miles from the executive’s principal residence;

—

any reduction in base salary in effect from time to time or any change in the terms of any compensation or benefits programs in which he participates, which individually, or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or

—	other material breach of contract by Old Charter Financial or CharterBank which is not cured within 30 days.

Mr. Johnson is subject to a covenant not to compete for one year following termination during the employment period, unless his termination occurs under circumstances entitling him to the additional termination entitlements. He is also subject to non-solicitation and confidentiality provisions under the employment agreement.

Change in Control Agreements

CharterBank entered into two-year change of control agreements with Curtis R. Kollar, Lee Washam and two additional senior officers. These agreements are guaranteed by Old Charter Financial. The term of these agreements is perpetual until CharterBank gives notice of non-extension, at which time the term is fixed for two years.

Generally, CharterBank may terminate the employment of any officer covered by these agreements, with or without cause, at any time prior to a change in control or a pending change in control. In such case, the executive will be entitled to his or her earned but unpaid compensation as of the date of termination, without obligation for additional severance benefits. However, if CharterBank or Old Charter Financial signs a merger agreement or other business combination agreement, or if a third party makes a tender offer or initiates a proxy contest, it may not terminate an officer’s employment without cause without liability for severance benefits. The severance benefits would generally be made in a lump-sum payment equal to two times the executive’s salary, bonus, short-term and long-term cash compensation received in the two years prior to the occurrence of termination of employment. In addition, CharterBank will provide the executive and his or her dependents with continued group life, health, dental, accident and long-term disability insurance benefits on the same terms as prior to termination for a period of two years, subject to reduction to the extent that such coverage is provided by a subsequent employer or through Medicare. CharterBank would be required to pay the same severance benefits if the officer resigns after a change of control following:

—

a loss of title or position held immediately prior to the change of control or failure to vest in the executive the functions, duties or responsibilities customarily associated with such position that is not cured within 30 days after notice from the executive;

—

any reduction in base salary in effect from time to time or any change in the terms of any compensation or benefits programs in which the executive participates, which individually, or together with other changes, has a material adverse effect on the aggregate value of his total compensation package;

—

an involuntary relocation of his principal place of employment to a location more than 35 miles from CharterBank’s principal office on the day before the change of control and more than 35 miles from the officer’s principal residence; or

—	any other material breach of contract which is not cured within 30 days.

In the event of the executive’s disability occurring during a pending change of control or following a change of control, these agreements also provide uninsured disability benefits for the executive.

Incentive Compensation Plan. We maintain an incentive compensation plan that provides for an incentive bonus based on performance as measured by the attainment of certain performance targets. Pay-outs under the incentive compensation plan are determined based on achievement of pre-established fiscal year budget targets for categories of strategic criteria in comparison to actual results. The performance targets include measures for net income, asset quality and franchise growth. In addition, the plan includes an activator based on return on average assets (“ROAA”), which must exceed 0.40% for any bonus to be paid, and a de-activator based on certain possible deteriorations in regulatory relations, which if triggered, would eliminate any bonus payment. For the fiscal year ended September 30, 2012, the performance target was set at a net income of 0.50% return on average assets (ROAA) as the threshold goal and net income of 1.00% ROAA set as the “stretch” goal that would have resulted in payment of bonuses in excess of target.

In fiscal year 2012, we recognized a net income of 0.46% ROAA. Since the ROAA activator was met but our ROAA was under the threshold performance target of 0.50% ROAA, no bonus was paid on the net income component. However, since the ROAA activator was met and no de-activator occurred to prevent a bonus, bonuses were paid on the asset quality and franchise growth key performance indicators. Notwithstanding the foregoing, our Board has discretion under the incentive compensation plan to reduce the bonus payable when the targets are met or exceeded and to pay a bonus when the targets are not met. For this reason, we have included our bonus payments received under the discretionary bonus column of the Summary Compensation Table.

Stock-Based Benefit Plans. Old Charter Financial has implemented two stock-based incentive plans that are discussed below. The purpose of the plans is to better align the interests of our management and Board of Directors with those of our stockholders, provide performance incentives to our senior officers and directors, and to encourage the retention of key employees and directors by facilitating the purchase of our stock through the exercise of options as well as the ownership of our stock through restricted stock awards.

2001 Stock Option Plan. A total of 707,943 shares have been reserved for issuance under the 2001 Stock Option Plan. Stock option awards may be made to eligible employees and directors of CharterBank or Old Charter Financial. Pursuant to the plan, option grants may be made that are intended to qualify as incentive stock options as well as options that do not so qualify. Incentive stock options may only be granted to employees. The plan is administered by a committee consisting of the members of the Personnel & Compensation Committee of Old Charter Financial. Unless the Personnel & Compensation Committee provides otherwise, stock options will vest no more rapidly than 20% per year, commencing on the first anniversary of initial stockholder approval of the plan, provided that all awards will become fully vested in the event of the award recipient’s death, disability, retirement or a change of control. A stock option may generally be exercised for a period of ten years, except in certain circumstances. The exercise price of stock options will be at least equal to 100% of the fair market value of the underlying common stock on the date of grant.

2001 Recognition and Retention Plan. The maximum number of shares of Old Charter Financial common stock available for awards under the 2001 Recognition and Retention Plan is 283,177 shares. Stock awards may be made to eligible employees and directors of CharterBank or Old Charter Financial. The plan is administered by a committee consisting of the members of the Personnel & Compensation Committee of Old Charter Financial. Unless the Personnel & Compensation Committee provides otherwise, shares of common stock subject to an award will become vested at the rate of 20% per year, commencing 20 calendar days after the end of the calendar quarter that includes the first anniversary of the plan’s effective date, and will become fully vested on the 20th calendar day after the end of the calendar quarter that includes the fifth anniversary of the plan’s effective date, provided that all awards will become fully vested in the event of the award recipient’s death, disability, termination of service upon retirement, or upon a change in control. Unless the Committee determines otherwise, any cash dividends or distributions declared and paid with respect to shares subject to an award that are allocated to an eligible director or employee in connection with such award will be subject to the same vesting and other restrictions as the shares to which the award relates, and will be invested for the benefit of the eligible director or employee in money market accounts or certificates of deposit. Any dividends or distributions declared and paid in property other than cash with respect to shares of common stock will be subject to the same vesting and other restrictions as the shares to which the award relates. All voting rights pertaining to unvested shares related to an award or to shares that are contained in the fund established under the plan and not allocated in connection with an award will be exercised by the funding agent in such manner as to reflect the voting directions given for all other outstanding shares, except for shares voted by First Charter, MHC. An award is not transferable by the eligible director or employee other than by will or the laws of descent and distribution, and the shares granted pursuant to such award and held in the trust will be distributable, during the lifetime of the recipient, only to the recipient.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of September 30, 2012 for the Named Executive Officers. All equity awards reflected in this table were granted pursuant to Charter Financial Corporation’s 2001 Recognition and Retention Plan or 2001 Stock Option Plan, described above.

			Option awards			Stock awards

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

Robert L. Johnson	—	50,000(2)	—	$10.20	6/22/20	5,191(3)	$50,612	—	—
	—	74,000(4)	—	$11.00	1/27/19

Curtis R. Kollar	—	25,000(5)	—	$10.20	6/22/20	4,500(6)	$43,875	—	—
	—	31,875(4)	—	$11.00	1/27/19

Lee Washam	—	30,000(7)	—	$10.20	6/22/20	7,500(8)	$73,125	—	—
	—	30,000(4)	—	$11.00	1/27/19

Curti M. Johnson	—	5,000(9)	—	$10.20	6/22/20	—	—	—	—
	—	5,000(4)	—	$11.00	1/27/19

(1)	Based on the $9.75 per share trading price of our common stock on September 28, 2012.
(2)	1,000 options vest in 2013, and the remaining options vest in 5 equal annual installments commencing on June 22, 2015.
(3)	These restricted stock awards will vest on July 27, 2013.
(4)	These options vest on January 27, 2014.
(5)	9,800 options vest on each of June 22, 2015 and June 22, 2016, and 5,400 options vest on June 22, 2017.
(6)	1,500 stock awards vest on June 22, 2013, 2014 and 2015.
(7)	600 options vest on June 22, 2013, and the remaining options vest in three equal annual installments beginning on June 22, 2015.
(8)	Restricted stock awards vest in three equal installments commencing on June 22, 2013.
(9)	These options vest on June 22, 2015.

Salary Continuation Plan. CharterBank entered into Salary Continuation Plan Agreements with Messrs. Robert L. Johnson, Curtis R. Kollar, and Lee Washam, effective as of January 1, 2009. On the date of the executive’s separation from service on or after attainment of normal retirement age (the later of age 65 or ten years of service) for reasons other than death, disability, termination for cause or other circumstances specified in the plan, or upon a separation from service within two years after a change in control, the executive will receive an annual benefit equal to a percentage (50% for Mr. Johnson, 10% for Mr. Kollar and 30% for Mr. Washam) of the executive’s average base salary for the highest three consecutive calendar years ending on the earlier of the executive’ normal retirement age or the date of the executive’s separation from service within two years after a change in control, payable in equal monthly installments for 15 years beginning on the first day of the month after the executive’s normal retirement date.

Upon the executive’s early retirement date (defined as the executive’s separation from service upon or following the completion of ten years of service and attainment of age 62, but before normal retirement age, for reasons other than death, disability, termination for cause or other circumstances specified in the plan, or upon a separation from service within two years after a change in control), the executive will be entitled to an amount equal to the accrual balance (as defined in the plan) earned as of the last day of the month immediately preceding the executive’s early retirement date, payable in 180 equal monthly installments beginning on the first day of the month after the executive’s early retirement date. Upon the executive’s early termination date (defined as separation from service upon or following completion of ten years of service but before reaching his early retirement date or normal retirement date, for reasons other than death, disability, termination for cause or other circumstances specified in the plan, or separation from service within two years after a change in control), the executive will receive an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding or coinciding with the executive’s early termination date, payable in 180 equal monthly installments beginning on the first day of the month after the executive’s normal retirement age.

In the event the executive becomes disabled before reaching normal retirement age, the executive will receive an annual amount equal to the normal retirement benefit computed as if the executive had continued in the employ of CharterBank at the rate of the annual base salary in effect at the date of his disability determination until attainment of normal retirement age. The disability benefit will be payable in equal monthly installments for 15 years beginning on the first day of the month after the executive’s disability determination.

In the event of separation from service within two years after a change in control, the executive will receive an amount equal to the normal retirement benefit or the executive’s accrual balance as of the last day of the plan year preceding the change in control’s effective date, whichever is greater, payable in 180 equal monthly installments beginning on the first day of the month after the month after the executive’s separation from service.

The distribution of Mr. Robert Johnson’s benefit under his Salary Continuation Plan Agreement is subject to the following reduction: in the event Mr. Johnson’s benefit under the Benefit Restoration Plan (described below) is paid in 120 equal monthly installments, then each of the last 120 monthly installments payable under Mr. Johnson’s Salary Continuation Plan Agreement will be reduced by each corresponding monthly installment payment paid under the Benefit Restoration Plan during such 120-month period. If Mr. Johnson’s benefit under the Benefit Restoration Plan is paid in a lump sum, then each monthly installment under Mr. Johnson’s Salary Continuation Plan Agreement will be reduced by the amount of the monthly payment that would have been made under the Benefit Restoration Plan if 180 equal monthly installments with a present value equal to such lump sum had been paid under the Benefit Restoration Plan.

In connection with the execution of the Supplemental Executive Retirement Plan Agreements discussed below, the existing Salary Continuation Plans between Charter Bank and each of the named executive officers of Old Charter Financial, Messrs. Robert Johnson, Lee Washam and Curt Kollar, were frozen on September 25, 2012, so that no further benefits will accrue under said plans.

Supplemental Executive Retirement Plan Agreements with Robert Johnson, Lee Washam and Curt Kollar. On September 25, 2012, CharterBank entered into Supplemental Executive Retirement Plan Agreements (“SERPs”) with each of its named executive officers (referred to herein as the “executives”). The SERPs provide supplemental retirement benefits to the executives under certain circumstances, including at normal retirement (retirement after the later of age 65 (age 60 in the case of Mr. Washam) and 10 years of service) or early retirement

(retirement after the later of age 62 (age 57 in the case of Mr. Washam) and 10 years of service), disability or following a change in control. The executive is also entitled to a death benefit under the SERP. The terms “disability” and “change in control” are defined in the SERPs in accordance with Section 409A of the Internal Revenue Code. CharterBank has purchased annuity contracts and income riders to informally fund the benefits promised under the SERPs. The income rider generally increases the benefit payable at early or normal retirement age or upon disability by supplementing the amount paid from the executive’s account balance, provided that the income rider is maintained until distributions commence.

Upon normal retirement or early retirement, an executive will receive a benefit in the form of a single life annuity, in an amount determined under the income rider. If the executive becomes disabled prior to normal retirement age, CharterBank will continue to make contributions and interest credits to the SERP in accordance with a schedule appended to the executive’s SERP, and a disability benefit in the form of a single life annuity will be paid to the executive commencing at normal retirement age. If a change in control of CharterBank or Old Charter Financial occurs prior to the executive’s separation from service, the executive will be entitled to the payment of a benefit equal to the cash surrender value of the annuity contract plus any surrender charge (as defined in the annuity contract) determined as of the date of the change in control and payable in a lump sum within 30 days of the change in control. CharterBank may assign the annuity contract and income rider to the executive in satisfaction of the benefit payable upon a change in control. If the executive is a specified employee of a publicly traded company, then to the extent applicable, payments to the executive will be delayed for six months from the executive’s date of separation from service. Any payments so delayed will be held and paid to the executive in a lump sum within five business days after the end of the six month period and the remainder of the payments will be paid in the manner specified in the SERP.

If an executive dies prior to retirement or other separation from service, the executive’s beneficiary will receive the executive’s account balance paid in 180 equal monthly installments, beginning on the first day of the month following submission of proof of claim substantiating the executive’s death. If an executive dies after separation from service while eligible for or receiving an early or normal retirement benefit or a disability benefit, the executive’s beneficiary will be entitled to the executive’s remaining account balance under the SERP, payable in a lump sum within 30 days after submission of proof of claim substantiating the executive’s death.

Benefit Restoration Plan. CharterBank established the Benefit Restoration Plan in order to provide restorative payments to selected executives who are prevented from receiving the full benefits contemplated by the ESOP’s benefit formula and the full matching contribution under our 401(k) plan. Robert L. Johnson is the only participant in the plan. The restorative payments under the Benefit Restoration Plan consist of payments in lieu of shares that cannot be allocated to the participant under the employee stock ownership plan and payments for employer matching contributions that cannot be allocated under the 401(k) plan due to the legal limitations imposed on tax-qualified plans. Also, in the case of a participant who retires before the repayment in full of the employee stock ownership plan’s loan, the restorative payments include a payment in lieu of the shares that would have been allocated if employment had continued through the full term of the loan.

Due to the complicated nature of the computation of benefits under the Benefit Restoration Plan, the Personnel & Compensation Committee decided to freeze the plan, effective January 2009. At that time, the Personnel & Compensation Committee implemented the Salary Continuation Plan for the benefit of Messrs. Johnson, Washam and Kollar.

Split Dollar Life Insurance Plans. In 2006, CharterBank entered into an endorsement split-dollar life insurance plan covering Messrs. Robert Johnson, Washam and Kollar that provided death benefits to each such executive’s beneficiaries. CharterBank purchased a life insurance policy on the life of each executive in an amount sufficient to provide for the benefits under the plan. The executive has the right to designate the beneficiary who will receive his share of the proceeds payable upon his death. The policies are owned by CharterBank, which pays each premium due on the policies. Upon the death of a covered executive, the proceeds of the policy are divided between the executive’s beneficiary, who is entitled to $100,000 on the executive’s death, and CharterBank, which is entitled to the remainder of the death benefit. Upon the occurrence of certain events specified in each plan, such as the executive’s termination of employment with CharterBank for any reason, total cessation of CharterBank’s business, bankruptcy, receivership or dissolution of CharterBank, receipt by CharterBank of written notification from the executive requesting to terminate the participation agreement, surrender, lapse, or other termination of the policy on the life of the executive by CharterBank, the executive’s participation in the plan will terminate and all death proceeds will be paid solely to CharterBank. CharterBank has the right to terminate each policy at any time and for any reason.

In 2010, CharterBank entered into additional endorsement split dollar agreements (the “2010 Split Dollar Agreements”) with Messrs. Robert Johnson, Washam and Kollar that increased the death benefit payable to their beneficiaries by $2,000,000, $1,000,000 and $500,000, respectively, or, if less, the net amount at risk under the policy, assuming their death occurs while employed. For these purposes, the net amount at risk is the difference between the death benefit payable under the policy and the cash value of the policy. If the executive dies after retirement but before his 80th birthday, the executive’s beneficiary will receive 25% of the net amount at risk under the policy, assuming the agreement is still in effect. In the event the executive dies after retirement and after his 80th birthday but before his 85th birthday, in the case of Messrs. Robert Johnson and Washam, the executive’s beneficiary will receive the lesser of $250,000 or the net amount at risk. In the event either Mr. Robert Johnson or Washam retires and dies after age 85, his beneficiary will be entitled to a death benefit equal to the lesser of $100,000 or the net amount at risk. In the case of Mr. Kollar, if his death occurs after retirement and after he attains age 80, his beneficiary will be entitled to a death benefit equal to the lesser of $100,000 or the net amount at risk, assuming the agreement remains in effect.

On September 25, 2012, CharterBank amended the 2010 Split Dollar Agreements between CharterBank and each of Messrs. Robert Johnson, Washam and Kollar to increase the death benefits payable to each executive in the event of their pre—or post-retirement death. The amount of additional death benefits paid under the 2010 Split Dollar Agreements depends on the year in which the executive dies. The amounts range from $118,001 to $148,809 for Mr. Robert Johnson, from $104,300 to $569,652 for Mr. Washam, and from $17,418 to $115,208 for Mr. Kollar.

Employee Stock Ownership Plan. Old Charter Financial sponsors a tax-qualified employee stock ownership plan (“ESOP”) that covers substantially all employees who have attained age 20  1/2 and have completed at least three months of service with CharterBank. CharterBank implemented the plan in connection with the 2001 reorganization into the mutual holding company structure and minority stock offering. Old Charter Financial made a loan to the ESOP to purchase 8% of the shares sold in the initial offering, or 317,158 shares. In 2010, Old Charter Financial made a second loan to the ESOP to purchase 300,000 shares in an incremental offering and the remaining balance of the first loan was rolled into the 2010 loan. The ESOP loan has a term of 30 years, but may be prepaid more rapidly. The shares purchased with the ESOP loan were initially held as pledged collateral for the loan in a suspense account but are released from the suspense account and allocated to participants’ accounts as the ESOP loan is repaid. In connection with the second step conversion and offering, our ESOP is expected to obtain a new loan in order to purchase up to 2% of the shares sold in the offering. The 2010 loan will be consolidated with the new loan. Although contributions to this plan are discretionary, CharterBank intends to contribute enough each year to make the required principal and interest payments on the loan.

401(k) Plan. CharterBank sponsors a 401(k) plan, which is a tax-qualified defined contribution plan, for employees of CharterBank who have attained age 20  1/2 and have completed at least three months of service. Eligible employees may contribute up to 100% of annual compensation on a pre-tax basis each year, subject to limitations of the Internal Revenue Code. The 401(k) plan has an individual account for each participant’s contributions and allows each participant to direct the investment of his or her account. In connection with the second step conversion and offering, New Charter Financial intends to permit participants to purchase stock in the stock offering through their 401(k) plan accounts.

Director Compensation

The following table provides the compensation received by individuals who served as directors of Old Charter Financial during the 2012 fiscal year and who are not also executive officers of Old Charter Financial.

Name	Fees earned or paid in cash(1)	Stock awards(2)	Option awards(3)	All other compensation(4)	Total
David Z. Cauble, III	$39,700	$—	$—	$1,647	$41,347
Jane W. Darden	40,700	—	—	1,647	42,347
Thomas M. Lane	41,800	—	—	1,647	43,447
Edward D. Smith	39,800	—	—	—	39,800
David L. Strobel	38,700	—	—	1,647	40,347

(1)	See table below for breakdown of fees earned in the fiscal year ended September 30, 2012.
(2)	At September 30, 2012, each director shown had 100 unvested shares or restricted stock, except for director Curti Johnson and Edward Smith who had no unvested shares of restricted stock.
(3)	At September 30, 2012, directors Darden, Cauble and Hudson each had 16,000 stock options outstanding, and directors Lane and Strobel had 13,600 and 13,000 stock options outstanding, respectively.
(4)	Represents income recognized when dividends on stock awards are distributed as a result of the underlying award vesting and payments for life insurance reported as taxable compensation on the individual’s Form 1099.

	Fees Earned or Paid in Cash
Name	Charter Bank Board Fee ($)	First Charter, MHC Board Fee ($)	Old Charter Financial Board Fee ($)	Charter Bank Committee Fees ($)	Old Charter Financial Committee Fees ($)
David Z. Cauble, III	13,000	9,500	12,200	2,000	3,000
Jane W. Darden	14,500	10,000	12,600	2,400	1,200
Thomas M. Lane	14,000	10,000	12,600	2,200	3,000
Edward D. Smith	14,000	10,000	12,800	2,200	800
David L. Strobel	13,500	10,000	12,400	2,600	200

Director Fees. Each individual who serves as a director of Old Charter Financial currently also serves as a director of First Charter, MHC and CharterBank and earns director fees in each capacity.

Each non-employee director of First Charter, MHC is paid an annual retainer of $8,000. In addition, Robert L. Johnson, as the Chairman of the Board of First Charter, MHC, is paid an annual retainer of $9,000. The Board of Directors of First Charter, MHC meets quarterly. Board members receive $500 for each board meeting attended.

Old Charter Financial pays board members an annual retainer of $10,000 per year and committee chairmen also receive an additional retainer of $1,000 per year. Board members also receive $200 per board meeting attended and, other than employee directors, $200 per committee meeting attended. Old Charter Financial has three standing committees: the Audit Committee, the Nominating & Corporate Governance Committee and the Personnel & Compensation Committee.

The directors of CharterBank, other than the Chairman of the Board, receive an annual retainer of $8,000, and the Chairman of the Board of CharterBank receives an annual retainer of $9,000. The directors also receive $500 for each board meeting attended and $200 for each committee meeting attended. Committee chairs also receive an additional $1,000 annual retainer.

Split Dollar Life Insurance Plans. CharterBank entered into an endorsement split-dollar life insurance plan with each director, other than Curti M. Johnson and Edward D. Smith, to provide death benefits to each participant’s beneficiaries. CharterBank purchased life insurance policies on the life of each participant in an amount sufficient to provide for the benefits under the plan. The participant has the right to designate the beneficiary who will receive the participant’s share of the proceeds payable upon the participant’s death. The policies are owned by CharterBank which pays each premium due on the policies. Upon the death of a participant, the proceeds of the policies are divided between the participant’s beneficiary, who is entitled to $100,000 as of the participant’s date of death, and CharterBank, which is entitled to the remainder of the death proceeds. Upon the occurrence of certain events specified in each plan, such as the participant’s termination of service with CharterBank for any reason, total cessation of CharterBank’s business, bankruptcy, receivership or dissolution of CharterBank, receipt by CharterBank of written notification from the participant to terminate the participation agreement, surrender, lapse, or other termination of the policy on the life of the participant by CharterBank, the director’s participation in the plan will terminate and all death proceeds will be paid solely to CharterBank.

Benefits to be Considered Following Completion of the Conversion

Following the stock offering, we intend to adopt a new stock-based benefit plan that will provide for grants of stock options and restricted common stock awards. If adopted within 12 months following the completion of the conversion, the number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plan would generally be limited to 10% and 4%, respectively, of the shares sold in the stock offering, subject to adjustment as may be required by federal regulations or policy to reflect shares of common stock or stock options previously granted by Old Charter Financial or CharterBank, so that the total shares reserved for stock options and restricted stock awards does not exceed 10% and 4%, respectively, of New Charter Financial’s outstanding shares immediately after the conversion and offering.

The stock-based benefit plan will not be established sooner than six months after the stock offering and if adopted within one year after the stock offering would require the approval of a majority of the votes eligible to be cast by stockholders. If the stock-based benefit plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast. The following additional restrictions would apply to our stock-based benefit plan only if the plan is adopted within one year after the stock offering:

—	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

—	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

—	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

—

any tax-qualified employee stock benefit plans and management stock benefit plans, in the aggregate, may not hold more than 10% of the shares sold in the offering, unless CharterBank has tangible capital of 10% or more, in which case any tax-qualified employee stock benefit plans and management stock benefit plans, may hold up to 12% of the shares sold in the offering;

—	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan;

—	accelerated vesting is not permitted except for death, disability or upon a change in control of CharterBank or New Charter Financial; and

—

our executive officers or directors must exercise or forfeit their options in the event that CharterBank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present the stock-based benefit plan for stockholder approval prior to or more than 12 months after the completion of the conversion. In the event either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under the stock-based benefit plan will be based in part on the price of New Charter Financial’s common stock at the time the shares are awarded. The stock-based benefit plan is subject to stockholder approval, and cannot be implemented until at least six months after the offering. The following table presents the total value of all shares that would be available for award and issuance under the stock-based benefit plan, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	459,000 Shares Awarded at Minimum of Offering Range	540,000 Shares Awarded at Midpoint of Offering Range	621,000 Shares Awarded at Maximum of Offering Range

$ 8.00	$3,672,000	$4,320,000	$4,968,000
10.00	4,590,000	5,400,000	6,210,000
12.00	5,508,000	6,480,000	7,452,000
14.00	6,426,000	7,560,000	8,694,000

The grant-date fair value of the options granted under the stock-based benefit plan will be based in part on the price of shares of common stock of New Charter Financial at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	1,147,500 Options at Minimum of Offering Range	1,350,000 Options at Midpoint of Offering Range	1,552,500 Options at Maximum of Offering Range

$ 8.00	$2.17	$2,490,075	$2,929,500	$3,368,925
10.00	2.71	3,109,725	3,658,500	4,207,275
12.00	3.25	3,729,375	4,387,500	5,045,625
14.00	3.79	4,349,025	5,116,500	5,883,975

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 19.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the beneficial ownership of shares of common stock of Old Charter Financial held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of February 4, 2013. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown and has not pledged any shares of common stock as security for a loan.

Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of All Common Stock Outstanding

Directors:
Robert L. Johnson	150,779 (1)	*
David Z. Cauble, III	19,610 (2)	*
Jane W. Darden	30,883 (3)	*
Curti M. Johnson	22,642 (4)	*
Thomas M. Lane	25,680 (5)	*
Edward D. Smith	1,000 (6)	*
David L. Strobel	6,772 (7)	*

Executive Officers Other Than Directors:
Curtis R. Kollar	69,881 (8)	*
Lee Washam	76,482 (9)	*

All directors and executive officers as a group (9 persons)	403,729	2.2%

First Charter, MHC 1233 O.G. Skinner Drive West Point, Georgia 31833	11,457,924	62.9%

First Charter, MHC and all directors and executive officers as a group	11,861,653	65.1%

Jacobs Asset Management, L.L.C. 11 East 26th Street, Suite 1900, New York, New York 10010	1,352,735(10)	7.4%

*	Less than 1%.
(1)	Includes 5,191 shares of unvested restricted stock, 12,706 shares held in the ESOP, 7,865 shares held by Mr. Johnson’s 401(k) account, 22,578 shares held in Mr. Johnson’s Individual Retirement Account, 2,500 shares held in his spouse’s Individual Retirement Account, and 8,126 shares for which Mr. Johnson is custodian.
(2)	Includes 100 shares of unvested restricted stock.
(3)	Includes 100 shares of unvested restricted stock, 5,000 shares held by her spouse and 5,325 shares held in trust for which Ms. Darden is trustee.
(4)	Includes 273 shares held in the ESOP, 1,000 shares for which Mr. Johnson is custodian and 400 shares held by his spouse in an Individual Retirement Account.
(5)	Includes 100 shares of unvested restricted stock and 21,881 shares held jointly with Mr. Lane’s wife and 3,599 shares held in Mr. Lane’s wife’s retirement account.
(6)	All shares are held in Mr. Smith’s 401(k) account.
(7)	Includes 100 shares of unvested restricted stock.
(8)	Includes 4,500 shares of unvested restricted stock, 10,847 shares held in the ESOP, 22,299 shares held by Mr. Kollar’s 401(k) account, 10,270 shares held in Mr. Kollar’s Individual Retirement Account, 10,000 shares held by his spouse’s living trust, and 1,634 shares held in his spouse’s Individual Retirement Account.
(9)	Includes 7,500 shares of unvested restricted stock, 12,114 shares held in the ESOP, 523 shares held in a 401(k) account and 25,345 shares held in an Individual Retirement Account.
(10)	Based on information contained in a Form 13F filed with the Securities and Exchange Commission on January 22, 2013.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of New Charter Financial’s directors and executive officers, and for all of these individuals as a group, the following information:

(i)	the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Old Charter Financial common stock as of February 4, 2013;

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that subscription shares are sold at the minimum of the offering range. See “The Conversion and Offering—Additional Limitations on Common Stock Purchases.” Federal regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase. Subscriptions by management through our 401(k) plan are included in the proposed purchases set forth below and will be counted as part of the maximum number of shares such individuals may subscribe for in the stock offering and as part of the maximum number of shares directors and officers may purchase in the stock offering.

		Proposed Purchases of Stock in the Offering (1)		Total Common Stock to be Held at Minimum of Offering Range (3)
Name of Beneficial Owner	Number of Exchange Shares to Be Held (2)	Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding

David Z. Cauble, III, Director	19,610	5,000	$50,000	24,639	*	%
Jane W. Darden, Director	30,883	5,000	50,000	35,929	*
Curti M. Johnson, Director	22,642	5,000	50,000	27,675	*
Robert L. Johnson, Chairman, President and Chief Executive Officer	150,779	10,000	100,000	161,005	*
Thomas M. Lane, Director	25,718	5,000	50,000	30,751	*
Edward D. Smith, Director	1,000	5,000	50,000	6,001	*
David L. Strobel, Director	6,772	1,000	10,000	7,782	*
Curtis R. Kollar, Senior Vice President and Chief Financial Officer	69,881	10,000	100,000	79,985	*
Lee Washam, President	76,596	10,000	100,000	86,706	*

Total for Directors and Executive Officers	403,881	56,000	$560,000	460,473	2.5%

*	Less than 1%.
(1)	Includes proposed subscriptions, if any, by associates.
(2)	Based on information presented in “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 1.0015 at the minimum of the offering range.
(3)	At the maximum of the offering range, directors and executive officers would own 603,258 shares, or 2.4% of our outstanding shares of common stock.

THE CONVERSION AND OFFERING

The board of directors of Old Charter Financial and First Charter, MHC have approved the plan of conversion and reorganization. The plan of conversion and reorganization must also be approved by the members of First Charter, MHC (depositors and certain borrowers of CharterBank) and the stockholders of Old Charter Financial. A special meeting of members and a special meeting of stockholders have been called for this purpose. The Board of Governors of the Federal Reserve System has conditionally approved the application that includes the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.

General

The Boards of Directors of Old Charter Financial and First Charter, MHC adopted the plan of conversion and reorganization on November 27, 2012, which was subsequently amended. Pursuant to the plan of conversion and reorganization, our organization will convert from the mutual holding company form of organization to the fully stock form. First Charter, MHC, the mutual holding company parent of Old Charter Financial, will be merged into Old Charter Financial, and First Charter, MHC will no longer exist. Old Charter Financial, which owns 100% of CharterBank, will be merged into a new Maryland corporation named Charter Financial Corporation. As part of the conversion, the 62.85% ownership interest of First Charter, MHC in Old Charter Financial will be offered for sale in the stock offering. When the conversion is completed, all of the outstanding common stock of CharterBank will be owned by New Charter Financial, and all of the outstanding common stock of New Charter Financial will be owned by public stockholders. First Charter, MHC and Old Charter Financial will cease to exist. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.

Under the plan of conversion and reorganization, at the completion of the conversion and offering, each share of Old Charter Financial common stock owned by persons other than First Charter, MHC will be converted automatically into the right to receive new shares of New Charter Financial common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Old Charter Financial for new shares of New Charter Financial, the public stockholders will own the same aggregate percentage of shares of common stock of New Charter Financial that they owned in Old Charter Financial immediately prior to the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares.

We intend to retain between $52.3 million and $70.9 million of the net proceeds of the offering and to invest between $54.6 million and $74.0 million of the net proceeds in CharterBank. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.

The plan of conversion and reorganization provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, supplemental eligible account holders and other members. In addition, we may offer common stock for sale in a community offering, with preference given in the following order:

(i)	Natural persons (including trusts of natural persons) residing in the States of Georgia, Alabama and Florida;

(ii)	Old Charter Financial’s public stockholders as of February 4, 2013; and

(iii)	Members of the general public.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as or after the subscription offering commences and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Federal Reserve Board. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated offering or firm commitment underwritten offering with Stifel, Nicolaus & Company, Incorporated serving as sole book-running manager and Sterne, Agee & Leach, Inc. acting as co-manager. See “—Syndicated or Firm Commitment Underwritten Offering” herein.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of New Charter Financial. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion and reorganization. A copy of the plan of conversion and reorganization is available for inspection at each branch office of CharterBank. The plan of conversion and reorganization is also filed as an exhibit to First Charter, MHC’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion and reorganization is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Our primary reasons for converting and undertaking the stock offering are to:

—

Eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation. The Dodd-Frank Act has changed our primary bank and holding company regulator, which has resulted in changes in regulations applicable to First Charter, MHC and Old Charter Financial. Under the Dodd-Frank Act, the Federal Reserve Board became the federal regulator of all savings and loan holding companies and mutual holding companies, and the Federal Reserve Board historically has not allowed mutual holding companies to waive the receipt of dividends from their mid-tier holding company subsidiaries. Absent approval for First Charter, MHC to waive dividends, any dividend declared on Old Charter Financial’s common stock would have to be paid to First Charter, MHC as well as our public stockholders, resulting in a tax liability for First Charter, MHC and a decrease in the exchange ratio for our public stockholders upon conversion to stock form. The Federal Reserve Board currently requires a “grandfathered” mutual holding company, like First Charter, MHC, to obtain member (depositors and certain borrowers) approval and comply with other procedural requirements prior to waiving dividends, which makes dividend waivers more difficult to obtain. The conversion will eliminate our mutual holding company structure and will enable us to continue paying dividends to our stockholders, subject to the customary legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.” It will also eliminate the risk that the Federal Reserve Board will amend existing regulations applicable to the conversion process in a manner disadvantageous to our public stockholders or members.

—

Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company form will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions as opportunities arise. The additional capital raised in the offering will also enable us to consider larger transactions. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions, although applicable regulations prohibit the acquisition of New Charter Financial for three years following completion of the conversion, without regulatory approval.

—

Improve the liquidity of our shares of common stock. The larger number of shares that will be outstanding after completion of the conversion and offering is expected to result in a more liquid and active market than currently exists for Old Charter Financial common stock. A more liquid and active market would make it easier for our stockholders to buy and sell our common stock and would give us greater flexibility in implementing capital management strategies.

—

Transition us to a more familiar and flexible organizational structure. The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors, and will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings.

Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the members of First Charter, MHC is required to approve the plan of conversion and reorganization. By their approval of the plan of conversion and reorganization, the members of First Charter, MHC will also be approving the merger of First Charter, MHC into Old Charter Financial. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Old Charter Financial and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Old Charter Financial held by the public stockholders of Old Charter Financial (stockholders other than First Charter, MHC) are also required to approve the plan of conversion and reorganization. The plan of conversion and reorganization also must be approved by the Federal Reserve Board, which has approved the application that includes the plan of conversion and reorganization. In addition, New Charter Financial’s application to become a bank holding company under Georgia Law has been approved by the Georgia Department of Banking and Finance.

Share Exchange Ratio for Public Stockholders

Federal regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Federal Reserve Board that the basis for the exchange is fair and reasonable. At the completion of the conversion, each publicly held share of Old Charter Financial common stock will be converted automatically into the right to receive a number of shares of New Charter Financial common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in New Charter Financial after the conversion as they held in Old Charter Financial immediately prior to the conversion, exclusive of their purchase of shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares. The exchange ratio will not depend on the market value of Old Charter Financial common stock. The exchange ratio will be based on the percentage of Old Charter Financial common stock held by the public, the independent valuation of New Charter Financial prepared by RP Financial, LC., and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 1.0015 exchange shares for each publicly held share of Old Charter Financial at the minimum of the offering range to 1.3550 exchange shares for each publicly held share of Old Charter Financial at the maximum of the offering range.

The following table shows how the exchange ratio will adjust, based on the appraised value of New Charter Financial as of November 23, 2012, assuming public stockholders of Old Charter Financial own 37.15% of Old Charter Financial common stock immediately prior to the completion of the conversion. The table also shows how many shares of New Charter Financial a hypothetical owner of Old Charter Financial common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

	Shares to be Sold in This Offering		Shares of New Charter Financial to be Issued for Shares of Old Charter Financial		Total Shares of Common Stock to be Issued in Exchange and Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price (1)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share (2)	Shares to be Received for 100 Existing Shares (3)
	Amount	Percent	Amount	Percent

Minimum	11,475,000	62.85%	6,781,928	37.15%	18,256,928	1.0015	$10.02	$13.12	100
Midpoint	13,500,000	62.85	7,978,739	37.15	21,478,739	1.1782	11.78	14.11	117
Maximum	15,525,000	62.85	9,175,550	37.15	24,700,550	1.3550	13.55	15.12	135

(1)

Represents the value of shares of New Charter Financial common stock to be received in the conversion by a holder of one share of Old Charter Financial, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.
(3)	Cash will be paid in lieu of fractional shares.

Options to purchase shares of Old Charter Financial common stock that are outstanding immediately prior to the completion of the conversion will be converted into options to purchase shares of New Charter Financial common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.

Exchange of Old Charter Financial Public Stockholders’ Shares

The conversion of outstanding publicly held shares of Old Charter Financial common stock into the right to receive shares of New Charter Financial common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our exchange agent will send a transmittal form to each public stockholder of Old Charter Financial who holds physical stock certificates. The transmittal form will contain instructions on how to surrender certificates evidencing Old Charter Financial common stock in exchange for shares of New Charter Financial common stock in book entry. New Charter Financial will not issue stock certificates. We expect that a statement reflecting your ownership of shares of common stock of New Charter Financial will be distributed by our transfer agent within five business days after the exchange agent receives properly executed transmittal forms, Old Charter Financial stock certificates and other required documents. Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged within their accounts automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of New Charter Financial common stock will be issued to any public stockholder of Old Charter Financial when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Old Charter Financial stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of a fractional share in your brokerage account.

You should not forward your stock certificate(s) until you have received a transmittal form, which will include forwarding instructions. After the conversion, stockholders will not receive shares of New Charter Financial common stock and will not be paid dividends on the shares of New Charter Financial common stock until certificates representing shares of Old Charter Financial common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Old Charter Financial common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of New Charter Financial common stock into which those shares have been converted by virtue of the conversion.

If a certificate for Old Charter Financial common stock has been lost, stolen or destroyed, the stockholder will be required to submit necessary forms to our transfer agent and to purchase a bond from a surety company at the stockholder’s expense.

All shares of New Charter Financial common stock that we issue in exchange for existing shares of Old Charter Financial common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. The conversion will not affect the normal business of CharterBank of accepting deposits and making loans. CharterBank will continue to be a federally chartered savings bank and will continue to be regulated by the Office of the Comptroller of the Currency. After the conversion, CharterBank will continue to offer existing services to depositors, borrowers and other customers. The directors serving Old Charter Financial at the time of the conversion will be the directors of New Charter Financial after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion and reorganization, each depositor of CharterBank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from CharterBank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. At present, all depositors and certain borrowers of CharterBank are members of, and have voting rights in, First Charter, MHC as to all matters requiring membership action. Upon completion of the conversion, depositors and certain borrowers will cease to be members of First Charter, MHC and will no longer have voting rights. Upon completion of the conversion, all voting rights in CharterBank will be vested in New Charter Financial as the sole stockholder of CharterBank. The stockholders of New Charter Financial will possess exclusive voting rights with respect to New Charter Financial common stock.

Tax Effects. We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and an opinion of tax advisor with regard to the state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to First Charter, MHC, Old Charter Financial, the public stockholders of Old Charter Financial (except for cash paid for fractional shares), members of First Charter, MHC, Eligible Account Holders, Supplemental Eligible Account Holders, or CharterBank. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in CharterBank has both a deposit account in CharterBank and a pro rata ownership interest in the net worth of First Charter, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of First Charter, MHC and CharterBank. Any depositor who opens a deposit account obtains a pro rata ownership interest in First Charter, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of First Charter, MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that First Charter, MHC and CharterBank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of First Charter, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, Eligible Account Holders and Supplemental Eligible Account Holders will receive an interest in liquidation accounts maintained by New Charter Financial and CharterBank in an aggregate amount equal to (i) First Charter, MHC’s ownership interest in Old Charter Financial’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of First Charter, MHC as of the date of the latest statement of financial condition of First Charter, MHC prior to the consummation of the conversion (excluding its ownership of Old Charter Financial). New Charter Financial and CharterBank will hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in CharterBank after the conversion. The liquidation accounts would be distributed to Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts in CharterBank only in the event of a liquidation of (a) New Charter Financial and CharterBank or (b) CharterBank. The liquidation account in CharterBank would be used only in the event that New Charter Financial does not have sufficient assets to fund its obligations under its liquidation account. The total obligation of New Charter Financial and CharterBank under their liquidation accounts will never exceed the dollar amount of New Charter Financial’s liquidation account as adjusted from time to time pursuant to the plan of conversion and federal regulations. See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing the initial valuation, RP Financial, LC. will receive a fee of $90,000, as well as payment for reimbursable expenses and an additional $7,500 for each valuation update, as necessary. We have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from RP Financial, LC.’s bad faith or negligence.

The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in this prospectus, including the consolidated financial statements of Old Charter Financial. RP Financial, LC. also considered the following factors, among others:

—	the present results and financial condition of Old Charter Financial and the projected results and financial condition of New Charter Financial;

—	the economic and demographic conditions in Old Charter Financial’s existing market area;

—	certain historical, financial and other information relating to Old Charter Financial;

—

a comparative evaluation of the operating and financial characteristics of Old Charter Financial with those of other similarly situated publicly traded savings institutions located throughout the United States;

—	the effect of the conversion and offering on New Charter Financial’s stockholders’ equity and earnings potential;

—	the proposed dividend policy of New Charter Financial; and

—	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation appraisal considered the pro forma effect of the offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. RP Financial, LC. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial, LC. considered the pro forma price to assets approach to be less meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price to assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive reported and core earnings.

In applying each of the valuation methods, RP Financial, LC. considered adjustments to the pro forma market value based on a comparison of New Charter Financial with the peer group. RP Financial, LC. made a slight upward adjustment for financial condition, and slight downward adjustments for profitability, growth and viability of earnings, market area and marketing of the issue. RP Financial, LC. made no adjustments for liquidity of the shares, asset growth, management or effect of government regulations and regulatory reform. The slight downward adjustment for profitability, growth and viability of earnings reflected New Charter Financial’s lower pro forma return on average assets and return on equity on a core earnings basis.

Included in RP Financial, LC.’s independent valuation were certain assumptions as to the pro forma earnings of New Charter Financial after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 0.38% for the twelve months ended September 30, 2012 on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of November 23, 2012, the estimated pro forma market value of New Charter Financial was $214.8 million. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $182.6 million and a maximum of $247.0 million. The board of directors decided to offer the shares of common stock for a price of $10.00 per share primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Old Charter Financial common stock owned by First Charter, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Old Charter Financial common stock owned by First Charter, MHC and the $10.00 price per share, the minimum of the offering range is 11,475,000 shares, the midpoint of the offering range is 13,500,000 shares and the maximum of the offering range is 15,525,000 shares.

The board of directors of New Charter Financial reviewed the independent valuation and, in particular, considered the following:

—	Old Charter Financial’s financial condition and results of operations;

—	a comparison of financial performance ratios of Old Charter Financial to those of other financial institutions of similar size;

—	market conditions generally and in particular for financial institutions; and

—	the historical trading price of the publicly held shares of Old Charter Financial common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Federal Reserve Board, if required, as a result of subsequent developments in the financial condition of Old Charter Financial or CharterBank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of New Charter Financial to less than $182.6 million or more than $247.0 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to New Charter Financial’s registration statement.

The following table presents a summary of selected pricing ratios for New Charter Financial (on a pro forma basis) and the peer group companies based on earnings and other information as of and for the twelve months ended September 30, 2012, and stock price information for the peer group companies as of November 23, 2012, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 12.3% on a price-to-book value basis, a discount of 14.2% on a price-to-tangible book value basis and a premium of 113.6% on a price-to-earnings basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of Old Charter Financial’s common stock. The closing price of the common stock was $9.32 per share on November 23, 2012, the effective date of the appraisal, and $9.22 per share on November 27, 2012, the last trading day immediately preceding the announcement of the conversion.

	Price-to-earnings multiple (1)	Price-to-book value ratio	Price-to-tangible book value ratio
New Charter Financial (on a pro forma basis, assuming completion of the conversion)
Maximum	82.40x	87.80%	89.61%
Midpoint	68.50x	81.70%	83.47%
Minimum	55.77x	74.57%	76.34%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	32.07x	93.21%	97.29%
Medians	28.69x	90.42%	94.47%

(1)

Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core,” or recurring, earnings on a trailing twelve-month basis through September 30, 2012. These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial, LC. did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers CharterBank as a going concern and should not be considered as an indication of the liquidation value of CharterBank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 price per share.

We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. Similarly, we will not increase the maximum of the valuation range and the maximum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $247.0 million and a corresponding increase in the offering range to more than 15,525,000 shares, or a decrease in the minimum of the valuation range to less than $182.6 million and a corresponding decrease in the offering range to fewer than 11,475,000 shares, then we will cancel stock orders, promptly return with interest at 0.05% per annum all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations. After consulting with the Federal Reserve Board, we may terminate the plan of conversion and reorganization.

Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of subscribers or take other actions as permitted by the Federal Reserve Board in order to complete the offering. In the event that we extend the offering and conduct a resolicitation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and New Charter Financial’s pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and New Charter Financial’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum and overall purchase and ownership limitations set forth in the plan of conversion and reorganization and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor of CharterBank with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on September 30, 2011 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $1.5 million (150,000 shares) of our common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on September 30, 2011. In the event of an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Old Charter Financial or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding September 30, 2011.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, including our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase 2% of the shares of common stock sold in the offering. We reserve the right to have our employee stock ownership plan purchase more than 2% of the stock sold in the offering to the extent necessary to complete the offering at the minimum of the offering range. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to fill all or a portion of its intended subscription by purchasing shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board. The amount of the subscription requests by the 401(k) plan will be determined by its participants, who will have the right to invest all or a portion of their 401(k) plan accounts in our common stock, subject to the maximum and overall purchase limitations. However, to comply with the limitations applicable to our tax-qualified employee plans, our 401(k) plan may purchase no more than 6% of the shares of common stock sold in the offering.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each depositor of CharterBank with a Qualifying Deposit at the close of business on December 31, 2012 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $1.5 million (150,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at December 31, 2012. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each depositor of CharterBank as of the close of business on February 4, 2013 and each borrower of CharterBank as of October 16, 2001 whose borrowing remained outstanding as of the close of business on February 4, 2013 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $1.5 million (150,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit or loan accounts in which he or she had an ownership interest at February 4, 2013. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The subscription offering will expire at 2:00 p.m., Eastern Time, on [offering deadline], unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each eligible accountholder can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond             , 2015, which is two years after the special meeting of members to vote on the plan of conversion and reorganization. New Charter Financial is not required to give subscribers notice of any such extension unless such period extends beyond [extension deadline], in which event we will resolicit subscribers, as described under “—Procedure for Purchasing Shares in Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion and reorganization in a community offering. Shares will be offered in the community offering with the following preferences:

(i)	Natural persons (including trusts of natural persons) residing in the States of Georgia, Alabama and Florida;

(ii)	Old Charter Financial’s public stockholders as of February 4, 2013; and

(iii)	Members of the general public.

Subscribers in the community offering may purchase up to $1.5 million (150,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The minimum purchase is 25 shares. The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons (including trusts of natural persons) residing in the States of Georgia, Alabama and Florida, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons residing in those states whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription instead occurs due to the orders of public stockholders of Old Charter Financial or to members of the general public, the allocation procedures described above will apply to the stock orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the States of Georgia, Alabama or Florida, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering, if commenced, may begin at the same time as or after the subscription offering commences, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. New Charter Financial may decide to extend the community offering for any reason and is not required to give subscribers notice of any such extension unless such period extends beyond [extension deadline], in which event we will resolicit subscribers, as described under “—Procedure for Purchasing Shares in Subscription and Community Offerings—Expiration Date.”.

Syndicated or Firm Commitment Underwritten Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated offering or firm commitment underwritten offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated or firm commitment underwritten offering is held, Stifel, Nicolaus & Company, Incorporated will serve as sole book-running manager and Sterne, Agee & Leach, Inc. will act as co-manager. In the event that shares of common stock are sold in a syndicated or firm commitment underwritten offering, we will pay fees of 5% of the aggregate amount of common stock sold in the syndicated or firm commitment underwritten offering to the sole book-running manager, co-manager and any other broker-dealers included in the syndicated or firm commitment underwritten offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

In the event of a syndicated offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of order forms and the submission of funds directly to New Charter Financial or its agents for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at CharterBank or wire transfers). See “—Procedure for Purchasing Shares in Subscription and Community Offerings.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated offering to the extent consistent with Rules 10b-9 and 15c2-4 and then-existing guidance and interpretations thereof of the Securities and Exchange Commission regarding the conduct of “min/max” offerings.

In the event of a firm commitment underwritten offering, the proposed underwriting agreement will not be entered into with Stifel, Nicolaus & Company, Incorporated, Sterne, Agee & Leach, Inc. and New Charter Financial, CharterBank, Old Charter Financial and First Charter, MHC until immediately prior to the completion of the firm commitment underwritten offering. At that time, Stifel, Nicolaus & Company, Incorporated, Sterne, Agee & Leach, Inc. and any other broker-dealers included in the firm commitment underwritten offering will represent that they have received sufficient indications of interest to complete the offering. Pursuant to the terms of the underwriting agreement, and subject to certain customary provisions and conditions to closing, upon execution of the underwriting agreement, Stifel, Nicolaus & Company, Incorporated, Sterne, Agee & Leach, Inc. and any other underwriters will be obligated to purchase all the shares subject to the firm commitment underwritten offering.

If for any reason we cannot affect a syndicated or firm commitment underwritten offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Federal Reserve Board and the Financial Industry Regulatory Authority must approve any such arrangements.

Execution of Orders

We will not execute orders until at least the minimum number of shares of common stock have been subscribed for or otherwise sold in the offering. If the minimum number of shares have not been subscribed for or sold by [offering deadline], unless such period is extended with the consent of the Federal Reserve Board, stock orders will be cancelled, all funds received will be returned promptly to the subscribers with interest, for funds received in the subscription and community offerings and all deposit account withdrawal authorizations will be cancelled. If an extension beyond [extension deadline] is granted, we will notify subscribers of the extension of time and subscribers will have the right to confirm, modify or rescind their subscriptions. If we do not receive a response from a subscriber to any resolicitation, the subscriber’s stock order will be rescinded and all funds received will be returned promptly with interest at 0.05% per annum, or withdrawal authorization will be cancelled.

Additional Limitations on Common Stock Purchases

The plan of conversion and reorganization includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(i)	No person may purchase fewer than 25 shares of common stock;

(ii)	Tax qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering;

(iii)	Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $3.0 million (300,000 shares) of common stock in all categories of the offering combined;

(iv)	Stockholders of Old Charter Financial are subject to an ownership limitation. As previously described, stockholders of Old Charter Financial as of the effective date of the conversion will receive shares of New Charter Financial common stock in exchange for their existing shares of Old Charter Financial common stock. Subject to the individual purchase limit and the in concert purchase limit set forth in clause (iii) above, the maximum number of shares of common stock that a stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Old Charter Financial common stock, may not exceed 9.9% of the shares of common stock of New Charter Financial to be issued and outstanding at the completion of the conversion; and

(v)	The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of CharterBank and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 25% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with the approval of the Federal Reserve Board and without further approval of members of First Charter, MHC, may decrease or increase the purchase and ownership limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount and who indicated on their stock order form an interest in being resolicited will be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering. Requests to purchase additional shares of common stock in the event that the purchase limitation is so increased will be determined by the boards of directors of New Charter Financial and First Charter, MHC in their sole discretion.

The term “associate” of a person means:

(i)	any corporation or organization, other than Old Charter Financial, CharterBank or a majority-owned subsidiary of CharterBank, of which the person is a senior officer, partner or 10% beneficial stockholder;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Old Charter Financial or CharterBank.

The term “acting in concert” means:

(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons having the same address, and persons exercising subscription rights through qualifying accounts registered at the same address will be deemed to be acting in concert unless we determine otherwise.

Our directors are not treated as associates of each other solely because of their membership on the board of directors. Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of New Charter Financial or CharterBank and except as described below. Any purchases made by any associate of New Charter Financial or CharterBank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of New Charter Financial.”

Plan of Distribution; Selling Agent and Underwriter Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Stifel, Nicolaus & Company, Incorporated, which is a broker-dealer registered with the Financial Industry Regulatory Authority. Stifel, Nicolaus & Company, Incorporated will assist us on a best efforts basis in the subscription and community offerings by:

(i)	acting as our financial advisor for the conversion and offering;

(ii)	providing administrative services and managing the Stock Information Center;

(iii)	educating our employees regarding the stock offering;

(iv)	targeting our sales efforts, including assisting in the preparation of marketing materials; and

(v)	soliciting orders for shares of common stock.

For these services, Stifel, Nicolaus & Company, Incorporated has received an advisory and administrative fee of $50,000 which will be credited to the amount described below. Stifel, Nicolaus & Company, Incorporated will receive a fee of (i) 1.0% on the first $30.0 million of common sold in the subscription and community offerings; (ii) 3.0% on the amount greater than $30.0 million of common stock sold in the subscription and community offerings. No fee will be payable to Stifel, Nicolaus & Company, Incorporated with respect to shares purchased by officers, directors, employees or their immediate families and shares purchased by our tax-qualified and non-qualified employee benefit plans, however such amounts will apply to the $30.0 million of common stock sold in the subscription and community offerings described above. No sales fee will be payable with respect to the exchange shares.

In the event that we are required to resolicit subscribers for shares of our common stock in the subscription and community offerings, Stifel, Nicolaus & Company, Incorporated will be required to provide significant additional services in connection with the resolicitation (including repeating the services described above), we may pay Stifel, Nicolaus & Company, Incorporated an additional fee for those services that will not exceed $50,000.

Syndicated or Firm Commitment Underwritten Offering. In the event that Stifel, Nicolaus & Company, Incorporated and Sterne, Agee & Leach, Inc. sells shares of common stock through a group of broker-dealers in a syndicated offering, it will be paid a fee equal to 1% of the dollar amount of total shares sold in the syndicated offering, which fee, along with the fee payable to selected dealers (which will include Stifel, Nicolaus & Company, Incorporated and Sterne, Agee & Leach, Inc.), shall not exceed 5.0% in the aggregate. Stifel, Nicolaus & Company, Incorporated will serve as sole book-running manager and Sterne, Agee & Leach, Inc. will act as co-manager. All fees payable with respect to a syndicated offering will be in addition to fees payable with respect to the subscription and community offerings.

In the event that shares of common stock are sold in a firm commitment underwritten offering, an underwriting discount will not exceed 5% of the aggregate amount of common stock sold in the firm commitment underwritten offering to the sole book-running manager, co-manager and any other broker-dealers included in the firm commitment underwritten offering.

Expenses. Stifel, Nicolaus & Company, Incorporated also will be reimbursed for allocable expenses in amount not to exceed $40,000 in the subscription and community offering, $50,000 in the syndicated offering or firm commitment underwritten offering and $150,000 for attorney’s fees and expenses. The expenses may be increased by mutual consent of Stifel, Nicolaus & Company, Incorporated and New Charter Financial and Old Charter Financial, including in the event of a material delay in the offering which would require an update of the financial information in the prospectus to a period later than the original filing; under such circumstances, Stifel, Nicolaus & Company, Incorporated may be reimbursed for additional allowable expenses in excess of $10,000, or additional fees and expenses of its attorneys in excess of $25,000 such that the aggregate of all reimbursable expenses and legal fees will not exceed $275,000.

Records Management

We have also engaged Stifel, Nicolaus & Company, Incorporated as records management agent in connection with the conversion and the subscription and community offerings. In its role as records management agent, Stifel, Nicolaus & Company, Incorporated, will assist us in the offering in the:

—	consolidation of deposit and loan accounts and vote calculation;

—	preparation of information for stock order forms and proxy cards;

—	interfacing with our financial printer;

—	recording stock order information; and

—	tabulating proxy votes.

For these services, Stifel, Nicolaus & Company, Incorporated will receive a fee of $50,000, of which $10,000 has already been paid. Additional fees not to exceed $10,000 may be negotiated if significant work is required due to unexpected circumstances. We will also reimburse Stifel, Nicolaus & Company, Incorporated for its reasonable out-of-pocket expenses in connection with these services, not to exceed $5,000.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of CharterBank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Stifel, Nicolaus & Company, Incorporated. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Lock-up Agreements

We, and each of our directors and executive officers have agreed, subject to certain exceptions, that during the period beginning on the date of this prospectus and ending 90 days after the closing of the offering, without the prior written consent of Stifel, Nicolaus & Company, Incorporated, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of New Charter Financial common stock or any securities convertible into or exercisable or exchangeable for shares of New Charter Financial stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of New Charter Financial common stock, (iii) exercise any stock options providing for the issuance of shares of New Charter Financial common stock during the offering, or (iv) announce any intention to take any of the foregoing actions. In the event that either (1) during the last 17 days of the restricted period described above we issue an earnings release or material news or a material event relating to us occurs; or (2) prior to the expiration of the restricted period described above, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Procedure for Purchasing Shares in Subscription and Community Offerings

Expiration Date. The subscription offering and community offering, if commenced, will expire at 2:00 p.m., Eastern Time, on [offering deadline], unless we extend one or both for up to 45 days, with the approval of the Federal Reserve Board, if required. This extension may be approved by us, in our sole discretion, without notice to subscribers in the offering. Any extension of the subscription and/or community offerings beyond [extension deadline] would require the Federal Reserve Board’s approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will cancel your stock order, promptly return your funds with interest at 0.05% per annum from the date your payment is processed for funds received in the subscription and community offerings or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds received for the purchase of stock in the subscription and community offerings will be returned promptly, with interest at 0.05% per annum. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel stock orders, cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.05% per annum from the date your payment is processed, as described above.

Use of Order Forms in the Subscription and Community Offerings. In order to purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) prior to 2:00 p.m., Eastern Time, on [offering deadline]. We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your stock order form and payment in one of three ways: by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the address noted on the stock order form, or by hand-delivery to CharterBank’s executive office, located at 1233 O.G. Skinner Drive, West Point, Georgia. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our banking offices. Please do not mail stock order forms to CharterBank.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion and reorganization. Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by CharterBank or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(i)	personal check, bank check or money order, made payable to Charter Financial Corporation; or

(ii)	authorization of withdrawal of available funds from the types of CharterBank deposit accounts designated on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at CharterBank are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current savings account rate subsequent to the withdrawal.

In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at CharterBank and will earn interest at 0.05% per annum from the date payment is processed until the offering is completed or terminated.

You may not remit cash, wire transfers, CharterBank line of credit checks or any type of third-party checks (including those payable to you and endorsed over to New Charter Financial). You may not designate on your stock order form direct withdrawal from a CharterBank retirement account. See “—Using Retirement Account Funds.” Additionally, you may not designate a direct withdrawal from CharterBank accounts with check-writing privileges. Please provide a check instead. If you request that we directly withdraw the funds, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your account. If permitted by the Federal Reserve Board, in the event we resolicit large subscribers, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds.

Once your executed stock order form is received, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by [extension deadline]. In such event, unless an extension is granted by the Federal Reserve Board, stock orders will be cancelled and funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly, with interest at 0.05% per annum. Additionally, all deposit account withdrawal authorizations will be canceled. If an extension is granted, we will resolicit subscribers for a specified period of time, as described under “—Execution of Orders.”

Regulations prohibit CharterBank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or New Charter Financial to lend to the employee stock ownership plan the necessary amount to fund the purchase. In addition, if our 401(k) plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering.

Using Retirement Account Funds. If you are interested in using funds in your individual retirement account, or IRA or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account. By regulation, CharterBank’s retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use funds that are currently in a CharterBank IRA or other retirement account, then, prior to placing a stock order, the funds you wish to use for the purchase of common stock will have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. An annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at CharterBank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the [offering deadline] offering deadline. Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock Purchased in the Subscription and Community Offerings. All shares of New Charter Financial common stock sold will be issued in book entry form and held electronically on the books of our transfer agent. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order form as soon as practicable following consummation of the conversion. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion and reorganization reside in such state;

(ii)	the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Regulations of the Federal Reserve Board prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion and reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. On the stock order form, you should not add the name(s) of others for joint registration who do not have subscription rights or who qualify only in a lower purchase priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your category of eligibility. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The toll-free phone number is [SIC telephone number]. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on weekends and bank holidays.

Liquidation Rights

Liquidation prior to the conversion. In the unlikely event that First Charter, MHC is liquidated prior to the conversion, all claims of creditors of First Charter, MHC would be paid first. Thereafter, if there were any assets of First Charter, MHC remaining, these assets would first be distributed to certain depositors of CharterBank under such depositors’ liquidation rights. The amount received by such depositors would be equal to their pro rata interest in the remaining value of First Charter, MHC after claims of creditors, based on the relative size of their deposit accounts.

Liquidation following the conversion. The plan of conversion and reorganization provides for the establishment, upon the completion of the conversion, of a liquidation account by New Charter Financial for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) First Charter, MHC’s ownership interest in Old Charter Financial’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of First Charter, MHC as of the date of the latest statement of financial condition of First Charter, MHC prior to the consummation of the conversion (excluding its ownership of Old Charter Financial). The plan of conversion also provides for the establishment of a parallel liquidation account in CharterBank to support the New Charter Financial liquidation account in the event New Charter Financial does not have sufficient assets to fund its obligations under the New Charter Financial liquidation account.

In the unlikely event that CharterBank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in New Charter Financial, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of CharterBank or New Charter Financial above that amount.

The liquidation account established by New Charter Financial is designed to provide qualifying depositors a liquidation interest (exchanged for the liquidation interests such persons had in First Charter, MHC) after the conversion in the event of a complete liquidation of New Charter Financial and CharterBank or a liquidation solely of CharterBank. Specifically, in the unlikely event that either (i) CharterBank or (ii) New Charter Financial and CharterBank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of September 30, 2011 and December 31, 2012 of their interests in the liquidation account maintained by New Charter Financial. Also, in a complete liquidation of both entities, or of CharterBank only, when New Charter Financial has insufficient assets (other than the stock of CharterBank) to fund the liquidation account distribution due to Eligible Account Holders and Supplemental Eligible Account Holders and CharterBank has positive net worth, CharterBank shall immediately make a distribution to fund New Charter Financial’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by New Charter Financial as adjusted from time to time pursuant to the plan of conversion and federal regulations. If New Charter Financial is completely liquidated or sold apart from a sale or liquidation of CharterBank, then the New Charter Financial liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the CharterBank liquidation account, subject to the same rights and terms as the New Charter Financial liquidation account.

Pursuant to the plan of conversion and reorganization, after two years from the date of conversion, New Charter Financial may upon the prior written approval of the Board of Governors of the Federal Reserve System and will upon the written request of the Board of Governors of the Federal Reserve System, transfer the liquidation account and the depositors’ interests in such account to CharterBank and the liquidation account shall thereupon be subsumed into the liquidation account of CharterBank.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which New Charter Financial or CharterBank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in CharterBank on September 30, 2011 or December 31, 2012 equal to the proportion that the balance of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s deposit account on September 30, 2011 and December 31, 2012, respectively, bears to the balance of all deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders in CharterBank on such date.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on September 30, 2011 or December 31, 2012, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income tax consequences of conversion to First Charter, MHC, Old Charter Financial,

CharterBank, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of First Charter, MHC. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that New Charter Financial or CharterBank would prevail in a judicial proceeding.

First Charter, MHC, Old Charter Financial, CharterBank and New Charter Financial have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.	The merger of First Charter, MHC with and into Old Charter Financial will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.	The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in First Charter, MHC for liquidation interests in Old Charter Financial will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.	None of First Charter, MHC, Old Charter Financial, Eligible Account Holders nor Supplemental Eligible Account Holders, will recognize any gain or loss on the transfer of the assets of First Charter, MHC to Old Charter Financial in constructive exchange for liquidation interests in Old Charter Financial.

4.	The basis of the assets of First Charter, MHC and the holding period of such assets to be received by Old Charter Financial will be the same as the basis and holding period of such assets in First Charter, MHC immediately before the exchange.

5.	The merger of Old Charter Financial with and into New Charter Financial will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Old Charter Financial nor New Charter Financial will recognize gain or loss as a result of such merger.

6.	The basis of the assets of Old Charter Financial and the holding period of such assets to be received by New Charter Financial will be the same as the basis and holding period of such assets in Old Charter Financial immediately before the exchange.

7.	Current stockholders of Old Charter Financial will not recognize any gain or loss upon their exchange of Old Charter Financial common stock for New Charter Financial common stock.

8.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Old Charter Financial for interests in the liquidation account in New Charter Financial.

9.	The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in Old Charter Financial for interests in the liquidation account established in New Charter Financial will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

10.	Each stockholder’s aggregate basis in shares of New Charter Financial common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Old Charter Financial common stock surrendered in the exchange.

11.	Each stockholder’s holding period in his or her New Charter Financial common stock received in the exchange will include the period during which the Old Charter Financial common stock surrendered was held, provided that the Old Charter Financial common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

12.	Cash received by any current stockholder of Old Charter Financial in lieu of a fractional share interest in shares of New Charter Financial common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of New Charter Financial common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase New Charter Financial common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of New Charter Financial common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.	It is more likely than not that the fair market value of the benefit provided by the liquidation account of CharterBank supporting the payment of the New Charter Financial liquidation account in the event New Charter Financial lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the CharterBank liquidation account as of the effective date of the merger of Old Charter Financial with and into New Charter Financial.

15.	It is more likely than not that the basis of the shares of New Charter Financial common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the New Charter Financial common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

16.	No gain or loss will be recognized by New Charter Financial on the receipt of money in exchange for New Charter Financial common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to First Charter, MHC, Old Charter Financial, CharterBank, New Charter Financial and persons receiving subscription rights and stockholders of Old Charter Financial. With respect to items 13 and 15 above, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial, LC. has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in CharterBank are reduced; and (iv) the CharterBank liquidation account payment obligation arises only if New Charter Financial lacks sufficient assets to fund the liquidation account.

In addition, we have received a letter from RP Financial, LC. stating its belief that the benefit provided by the CharterBank liquidation account supporting the payment of the liquidation account in the event New Charter Financial lacks sufficient net assets does not have any economic value at the time of the conversion. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes it is more likely than not that such rights in the CharterBank liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman Pomerenk & Schick, P.C., unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received opinions from Bryan Cave LLP that the Georgia, Alabama and Florida state income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as an exhibit to New Charter Financial’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or certain officers of CharterBank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of New Charter Financial also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

Federal regulations prohibit New Charter Financial from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders (with Federal Reserve Board approval) or tax-qualified employee stock benefit plans. In addition, the repurchase of shares of common stock is subject to Federal Reserve Board policy related to repurchases of shares by financial institution holding companies.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING STOCKHOLDERS OF OLD CHARTER FINANCIAL

General. As a result of the conversion, existing stockholders of Old Charter Financial will become stockholders of New Charter Financial. There are differences in the rights of stockholders of Old Charter Financial and stockholders of New Charter Financial caused by differences between federal and Maryland law and regulations and differences in Old Charter Financial’s federal stock charter and bylaws and New Charter Financial’s Maryland articles of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of New Charter Financial’s articles of incorporation and bylaws.

Authorized Capital Stock. The authorized capital stock of Old Charter Financial consists of 50,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, having no par value.

The authorized capital stock of New Charter Financial consists of 100,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Under the Maryland General Corporation Law and New Charter Financial’s articles of incorporation, the board of directors may increase or decrease the number of authorized shares without stockholder approval. Stockholder approval is required to increase or decrease the number of authorized shares of Old Charter Financial.

Old Charter Financial’s charter and New Charter Financial’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control. We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, First Charter, MHC is required to own not less than a majority of the outstanding shares of Old Charter Financial common stock. First Charter, MHC will no longer exist following completion of the conversion.

New Charter Financial’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Old Charter Financial’s stock charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by the stockholders. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by New Charter Financial stockholders due to requirements of the Nasdaq Stock Market and in order to qualify stock options for favorable federal income tax treatment.

Voting Rights. Neither Old Charter Financial’s stock charter or bylaws nor New Charter Financial’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

Payment of Dividends. Old Charter Financial’s ability to pay dividends depends, to a large extent, upon CharterBank’s ability to pay dividends to Old Charter Financial, which is restricted by federal regulations and by federal income tax considerations related to federally-chartered savings associations.

The same restrictions will apply to CharterBank’s payment of dividends to New Charter Financial. In addition, Maryland law generally provides that New Charter Financial is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make it insolvent.

Board of Directors. Old Charter Financial’s bylaws and New Charter Financial’s articles of incorporation require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under Old Charter Financial’s bylaws, any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. Persons elected by the board of directors of Old Charter Financial to fill vacancies may only serve until the next election of directors by stockholders. Under New Charter Financial’s bylaws, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Limitations on Liability. The charter and bylaws of Old Charter Financial do not limit the personal liability of directors or officers.

New Charter Financial’s articles of incorporation provide that directors and officers will not be personally liable for monetary damages to New Charter Financial for certain actions as directors or officers, except for (i) receipt of an improper personal benefit, (ii) actions or omissions that are determined to have materially involved active and deliberate dishonesty, or (iii) to the extent allowed by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit New Charter Financial.

Indemnification of Directors, Officers, Employees and Agents. As generally allowed under current Board of Governors of the Federal Reserve System regulations, Old Charter Financial will indemnify its directors, officers and employees for any reasonable costs incurred in connection with any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Old Charter Financial or its stockholders. Old Charter Financial also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Old Charter Financial is required to notify the Board of Governors of the Federal Reserve System of its intention, and such payment cannot be made if the Board of Governors of the Federal Reserve System objects to such payment.

The articles of incorporation of New Charter Financial provide that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses, and (ii) other employees or agents to such extent as shall be authorized by the board of directors and Maryland law, all subject to any applicable federal law. Maryland law allows New Charter Financial to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of New Charter Financial. No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Special Meetings of Stockholders. Old Charter Financial’s bylaws provide that special meetings of stockholders may be called by the chairman, the president, a majority of the members of the board of directors or the holders of not less than 10% of the outstanding capital stock entitled to vote at the meeting. New Charter Financial’s bylaws provide that special meetings of stockholders may be called by the chairperson, the vice chairperson, by a majority vote of the total authorized directors, or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Stockholder Nominations and Proposals. Old Charter Financial’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Old Charter Financial at least five days before the date of any such meeting.

New Charter Financial’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to New Charter Financial at least 80 days prior and not earlier than 90 days prior to such meeting. However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Management believes that it is in the best interest of New Charter Financial and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

Stockholder Action Without a Meeting. Neither the bylaws of Old Charter Financial nor New Charter Financial provide for action to be taken by stockholders without a meeting. However, under Maryland law, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

Stockholder’s Right to Examine Books and Records. A federal regulation, which is applicable to Old Charter Financial, provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, hold at least 5% of the company’s total shares, have the right to inspect a company’s stock ledger, list of stockholders and books of accounts.

Limitations on Voting Rights of Greater-than-10% Stockholders. New Charter Financial’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. Old Charter Financial’s charter no longer provides such a limit on voting common stock.

In addition, federal regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of New Charter Financial’s equity securities without the prior written approval of the Board of Governors of the Federal Reserve System. Where any person acquires beneficial ownership of more than 10% of a class of New Charter Financial’s equity securities without the prior written approval of the Board of Governors of the Federal Reserve System, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between New Charter Financial and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of New Charter Financial’s voting stock after the date on which New Charter Financial had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of New Charter Financial at any time after the date on which New Charter Financial had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of New Charter Financial. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between New Charter Financial and an interested stockholder generally must be recommended by the board of directors of New Charter Financial and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of New Charter Financial, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of New Charter Financial other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if New Charter Financial’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Current federal regulations do not provide a vote standard for business combinations involving federal mid-tier stock holding companies.

Mergers, Consolidations and Sales of Assets. Under New Charter Financial’s articles of incorporation, a merger or consolidation of New Charter Financial requires approval of a majority of all votes entitled to be cast by stockholders. However, no approval by stockholders is required for a merger if:

—	the plan of merger does not make an amendment to the articles of incorporation that would be required to be approved by the stockholders;

—

each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

—

the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of New Charter Financial.

Under Maryland law, a sale of all or substantially all of New Charter Financial’s assets other than in the ordinary course of business, or a voluntary dissolution of New Charter Financial, requires the approval of its board of directors and the affirmative vote of two-thirds of the votes entitled to be cast on the matter.

Current federal regulations do not provide a vote standard for mergers, consolidations or sales of assets by federal mid-tier stock holding companies.

Evaluation of Offers. The articles of incorporation of New Charter Financial provide that its board of directors, when evaluating a transaction that would or may involve a change in control of New Charter Financial (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New Charter Financial and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

—	the economic effect, both immediate and long-term, upon New Charter Financial’s stockholders, including stockholders, if any, who do not participate in the transaction;

—

the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, New Charter Financial and its subsidiaries and on the communities in which New Charter Financial and its subsidiaries operate or are located;

—	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of New Charter Financial;

—	whether a more favorable price could be obtained for New Charter Financial’s stock or other securities in the future;

—

the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of New Charter Financial and its subsidiaries;

—	the future value of the stock or any other securities of New Charter Financial or the other entity to be involved in the proposed transaction;

—	any antitrust or other legal and regulatory issues that are raised by the proposal;

—

the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

—

the ability of New Charter Financial to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Old Charter Financial’s charter and bylaws do not contain a similar provision.

Dissenters’ Rights of Appraisal. Under Maryland law, stockholders of New Charter Financial will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which New Charter Financial is a party as long as the common stock of New Charter Financial trades on a national securities exchange.

Current federal regulations do not provide for dissenters’ appraisal rights in business combinations involving federal mid-tier stock holding companies.

Amendment of Governing Instruments. No amendment of Old Charter Financial’s stock charter may be made unless it is first proposed by the board of directors then approved or preapproved by the Board of Governors of the Federal Reserve System, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Amendments to Old Charter Financial’s bylaws require either preliminary approval by or post-adoption notice to the Board of Governors of the Federal Reserve System as well as approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the stockholders of Old Charter Financial at any legal meeting.

New Charter Financial’s articles of incorporation may be amended, upon the submission of an amendment by the board of directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that directors may only be removed for cause and by the affirmative vote of at least a majority of the votes eligible to be cast by stockholders;

(v)	The ability of the board of directors to amend and repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire New Charter Financial;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The indemnification of current and former directors and officers, as well as employees and other agents, by New Charter Financial;

(xi)	The limitation of liability of officers and directors to New Charter Financial for money damages;

(xii)	The inability of stockholders to cumulate their votes in the election of directors;

(xiii)	The advance notice requirements for stockholder proposals and nominations; and

(xiv)	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiii) of this list.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

RESTRICTIONS ON ACQUISITION OF NEW CHARTER FINANCIAL

Although the board of directors of New Charter Financial is not aware of any effort that might be made to obtain control of New Charter Financial after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of New Charter Financial’s articles of incorporation to protect the interests of New Charter Financial and its stockholders from takeovers which the board of directors might conclude are not in the best interests of CharterBank, New Charter Financial or New Charter Financial’s stockholders.

The following discussion is a general summary of the material provisions of Maryland law, New Charter Financial’s articles of incorporation and bylaws, CharterBank’s charter and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. New Charter Financial’s articles of incorporation and bylaws are included as part of First Charter, MHC’s application for conversion filed with the Federal Reserve Board and New Charter Financial’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Maryland Law and Articles of Incorporation and Bylaws of New Charter Financial

Maryland law, as well as New Charter Financial’s articles of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of New Charter Financial more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. The bylaws establish qualifications for board members, including restrictions on affiliations with competitors of CharterBank and restrictions based upon prior legal or regulatory violations. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Restrictions on Call of Special Meetings. The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the president, by a majority of the whole board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of our then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights.”).

Authorized but Unissued Shares. After the conversion, New Charter Financial will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of New Charter Financial Following the Conversion.” The articles of incorporation authorize 50,000,000 shares of serial preferred stock. New Charter Financial is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of New Charter Financial that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of New Charter Financial. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by the board of directors and also by at least a majority of the outstanding shares of the voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions. A list of these provisions is provided under “Comparison of Stockholders’ Rights For Existing Stockholders of Old Charter Financial—Amendment of Governing Instruments” above.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of New Charter Financial’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be cast at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the total votes eligible to be cast.

The provisions requiring the affirmative vote of 80% of the total eligible votes eligible to be cast for certain stockholder actions have been included in the articles of incorporation of New Charter Financial in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law. Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Business Combinations with Interested Stockholders. Maryland law restricts mergers, consolidations, sales of assets and other business combinations between New Charter Financial and an “interested stockholder”. See “Comparison of Stockholder Rights for Existing Stockholders of Charter Financial Corporation—Mergers, Consolidations and Sales of Assets” above.

Evaluation of Offers. The articles of incorporation of New Charter Financial provide that its board of directors, when evaluating a transaction that would or may involve a change in control of New Charter Financial (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New Charter Financial and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors. For a list of these enumerated factors, see “Comparison of Stockholder Rights for Existing Stockholders of Charter Financial Corporation—Evaluation of Offers” above.

Purpose and Anti-Takeover Effects of New Charter Financial’s Articles of Incorporation and Bylaws. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. Our board of directors believes these provisions are in the best interests of New Charter Financial and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of New Charter Financial and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of New Charter Financial and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of New Charter Financial and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of New Charter Financial for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of New Charter Financial’s assets.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of New Charter Financial’s articles of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Charter of CharterBank

CharterBank’s charter will provide that for a period of five years from the closing of the conversion and offering, no person other than New Charter Financial may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of CharterBank. This provision does not apply to any tax-qualified employee benefit plan of CharterBank or New Charter Financial or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of New Charter Financial or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of CharterBank. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

Conversion Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of an insured savings association or its parent holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. The Federal Reserve Board takes into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. In addition, federal regulations provide that no company may acquire control of a savings association without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with New Charter Financial, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Federal Reserve Board regulations provide that parties seeking to rebut control will be provided an opportunity to do so in writing.

DESCRIPTION OF CAPITAL STOCK OF NEW CHARTER FINANCIAL FOLLOWING THE CONVERSION

General

New Charter Financial is authorized to issue 100,000,000 shares of common stock, par value of $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. New Charter Financial currently expects to issue in the offering and exchange up to 24,700,550 shares of common stock. New Charter Financial will not issue shares of preferred stock in the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

Common Stock

Dividends. New Charter Financial may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by our board of directors. The payment of dividends by New Charter Financial is also subject to limitations that are imposed by law and applicable regulation, including restrictions on payments of dividends that would reduce New Charter Financial’s assets below the then-adjusted balance of its liquidation account. The holders of common stock of New Charter Financial will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If New Charter Financial issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon completion of the conversion, the holders of common stock of New Charter Financial will have exclusive voting rights in New Charter Financial. They will elect New Charter Financial’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of New Charter Financial’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If New Charter Financial issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.

As a federal stock savings association, corporate powers and control of CharterBank are vested in its board of directors, who elect the officers of CharterBank and who fill any vacancies on the board of directors. Voting rights of CharterBank are vested exclusively in the owners of the shares of capital stock of CharterBank, which will be New Charter Financial, and voted at the direction of New Charter Financial’s board of directors. Consequently, the holders of the common stock of New Charter Financial will not have direct control of CharterBank.

Liquidation. In the event of any liquidation, dissolution or winding up of CharterBank, New Charter Financial, as the holder of 100% of CharterBank’s capital stock, would be entitled to receive all assets of CharterBank available for distribution, after payment or provision for payment of all debts and liabilities of CharterBank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of New Charter Financial, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of New Charter Financial available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of New Charter Financial will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of the shares of New Charter Financial’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for New Charter Financial’s common stock is American Stock Transfer & Trust Company, LLC.

EXPERTS

The consolidated financial statements of Old Charter Financial and subsidiaries as of September 30, 2012 and 2011, and for each of the years in the three-year period ended September 30, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2012, have been included herein in reliance upon the reports of Dixon Hughes Goodman LLP, independent registered public accounting firm, which are included herein and upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC. has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to New Charter Financial, First Charter, MHC, Old Charter Financial and CharterBank, will issue to New Charter Financial its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Bryan Cave LLP, Atlanta, Georgia has provided opinions to us regarding the Georgia, Alabama and Florida income tax consequences of the conversion. Certain legal matters will be passed upon for Stifel, Nicolaus & Company, Incorporated by Silver, Freedman & Taff, L.L.P., Washington, D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

New Charter Financial has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including New Charter Financial. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

First Charter, MHC has filed with the Board of Governors of the Federal Reserve System an Application on Form AC with respect to the conversion, and New Charter Financial has filed with the Board of Governors of the Federal Reserve System an Application H-(e)1-s with respect to its acquisition of CharterBank. This prospectus omits certain information contained in those applications. To obtain a copy of the applications filed with the Board of Governors of the Federal Reserve System, you may contact Chapelle Davis, Assistant Vice President of the Federal Reserve Bank of Atlanta, at (404) 498-7278. The Plan of Conversion and Reorganization is available, upon request, at each of CharterBank’s offices.

In connection with the offering, New Charter Financial will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, New Charter Financial and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion and reorganization, New Charter Financial has undertaken that it will not terminate such registration for a period of at least three years following the offering.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF

CHARTER FINANCIAL CORPORATION AND SUBSIDIARY

Report of Independent Registered Public Accounting Firm	F-2

Report of Independent Registered Public Accounting Firm	F-3

Consolidated Statements of Financial Condition at September 30, 2012 and 2011	F-4

Consolidated Statements of Income for the Years Ended September 30, 2012, 2011 and 2010	F-5

Consolidated Statements of Comprehensive Income for the Years Ended September 30, 2012, 2011 and 2010	F-6

Consolidated Statements of Stockholders’ Equity for the Years Ended September 30, 2012, 2011 and 2010	F-7

Consolidated Statements of Cash Flows for the Years Ended September 30, 2012, 2011 and 2010	F-9

Notes to Consolidated Financial Statements	F-11

*** All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Charter Financial Corporation

We have audited internal control over financial reporting of Charter Financial Corporation and subsidiary (the “Company”) as of September 30, 2012, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Charter Financial Corporation maintained, in all material respects, effective internal control over financial reporting as of September 30, 2012, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of Charter Financial Corporation and subsidiary as of September 30, 2012 and 2011, and for each of the years in the three-year period ended September 30, 2012, and our report dated December 14, 2012, expressed an unqualified opinion on those consolidated financial statements.

/s/ Dixon Hughes Goodman LLP

December 14, 2012

Report of Independent Registered Public Accounting Firm

The Board of Directors

Charter Financial Corporation:

We have audited the accompanying consolidated statements of financial condition of Charter Financial Corporation and subsidiary as of September 30, 2012 and 2011, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Charter Financial Corporation and subsidiary as of September 30, 2012 and 2011, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal controls over financial reporting as of September 30, 2012, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated December 14, 2012, expressed an unqualified opinion thereon.

/s/ Dixon Hughes Goodman LLP

December 14, 2012

CHARTER FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Financial Condition

	September 30,	September 30,
	2012	2011
Assets
Cash and amounts due from depository institutions	$13,221,291	$9,780,584
Interest-bearing deposits in other financial institutions	95,606,929	139,981,062

Cash and cash equivalents	108,828,220	149,761,646

Loans held for sale, fair value of $2,741,672 and $299,744	2,691,508	291,367
Securities available for sale	189,379,333	158,736,574
Federal Home Loan Bank stock	5,318,200	10,590,900
Loans receivable:
Not covered under FDIC loss sharing agreements	436,966,775	430,359,086
Covered under FDIC loss sharing agreements, net	166,228,316	235,049,585
Unamortized loan origination fees, net (non-covered loans)	(1,101,481)	(1,010,480)
Allowance for loan losses (non-covered loans)	(8,189,895)	(9,369,837)

Loans receivable, net	593,903,715	655,028,354

Other real estate owned:
Not covered under FDIC loss sharing agreements	2,106,757	4,093,214
Covered under FDIC loss sharing agreements	21,903,204	24,671,626
Accrued interest and dividends receivable	3,241,320	3,690,433
Premises and equipment, net	23,610,642	21,765,298
Goodwill	4,325,282	4,325,282
Other intangible assets, net of amortization	1,280,309	1,827,462
Cash surrender value of bank owned life insurance	33,831,920	32,774,523
FDIC receivable for loss sharing agreements	35,135,533	96,777,791
Deferred income taxes	6,176,199	4,557,858
Other assets	487,954	2,817,922

Total assets	$1,032,220,096	$1,171,710,250

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$800,261,546	$911,093,806
FHLB advances and other borrowings	81,000,000	110,000,000
Advance payments by borrowers for taxes and insurance	651,520	462,882
Other liabilities	7,786,262	10,737,862

Total liabilities	889,699,328	1,032,294,550

Stockholders’ equity:
Common stock, $0.01 par value; 19,859,219 shares issued at September 30, 2012 and September 30, 2011, respectively; 18,229,760 shares outstanding at September 30, 2012 and 18,603,889 shares outstanding at September 30, 2011	198,592	198,592
Preferred stock, no par value; 10,000,000 shares authorized	—	—
Additional paid-in capital	73,483,605	73,083,363
Treasury stock, at cost; 1,629,459 shares at September 30, 2012 and 1,255,330 shares at September 30, 2011	(39,362,686)	(36,127,940)
Unearned compensation – ESOP	(3,571,121)	(3,729,390)
Retained earnings	111,568,998	107,962,533
Accumulated other comprehensive gain (loss) – net unrealized holding gain (losses) on securities available for sale, net of tax	203,380	(1,971,458)

Total stockholders’ equity	142,520,768	139,415,700

Commitments and contingencies
Total liabilities and stockholders’ equity	$1,032,220,096	$1,171,710,250

See accompanying notes to consolidated financial statements.

CHARTER FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Income

	Years Ended September 30,
	2012	2011	2010
Interest and dividend income:
Loans receivable	$44,194,909	$41,361,825	$42,594,530
Mortgage-backed securities and collateralized mortgage obligations	3,368,183	3,943,269	6,983,394
Federal Home Loan Bank Stock	114,580	91,706	50,407
Other investment securities available for sale	261,600	153,977	195,080
Interest-bearing deposits in other financial institutions	161,766	235,535	135,379

Total interest and dividend income	48,101,038	45,786,312	49,958,790

Interest expense:
Deposits	6,594,261	9,395,545	12,227,345
Borrowings	3,994,754	5,831,992	10,530,124

Total interest expense	10,589,015	15,227,537	22,757,469

Net interest income	37,512,023	30,558,775	27,201,321
Provision for loan losses, not covered under FDIC loss sharing agreement	3,300,000	1,700,000	5,800,000
Provision for covered loan losses	1,201,596	1,200,000	420,635

Net interest income after provision for loan losses	33,010,427	27,658,775	20,980,686

Noninterest income:
Service charges on deposit accounts	7,001,967	5,843,016	5,789,043
Gain on securities available for sale	939,766	774,277	898,915
Total impairment losses on securities	(2,573,625)	(5,598,920)	(4,884,612)
Portion of losses recognized in other comprehensive income	2,300,366	3,302,678	2,357,938

Net impairment losses recognized in earnings	(273,259)	(2,296,242)	(2,526,674)
Impairment loss on equity security	—	—	(1,000,000)
Loss on sale of other assets held for sale	(146,299)	(349,585)	—
Bank owned life insurance	1,057,397	1,096,510	1,128,164
Gain on sale of loans and loan servicing release fees	961,605	655,977	796,459
Loan servicing fees	386,656	388,625	334,255
Brokerage commissions	557,821	693,926	518,762
Acquisition gain	—	1,095,003	9,342,816
FDIC receivable for loss sharing agreements accretion	1,461,779	1,035,125	1,840,856
Other	967,505	346,322	387,129

Total noninterest income	12,914,938	9,282,954	17,509,725

Noninterest expenses:
Salaries and employee benefits	19,332,621	15,762,074	13,812,938
Occupancy	7,789,954	6,520,914	5,945,678
FHLB advance prepayment penalty	—	809,558	—
Legal and professional	1,627,769	2,105,319	1,507,993
Marketing	1,875,591	1,619,275	1,576,574
Federal insurance premiums and other regulatory fees	1,351,185	1,252,717	1,387,264
Net cost of operations of real estate owned	2,144,882	1,341,120	2,683,375
Furniture and equipment	919,525	772,716	669,572
Postage, office supplies and printing	1,025,597	962,239	780,079
Core deposit intangible amortization expense	547,153	237,437	183,194
Other	3,693,346	2,558,616	1,922,093

Total noninterest expenses	40,307,623	33,941,985	30,468,760

Income before income taxes	5,617,742	2,999,744	8,021,651
Income tax expense	639,050	694,392	2,086,661

Net income	$4,978,692	$2,305,352	$5,934,990

Basic net income per share	$0.28	$0.13	$0.32

Diluted net income per share	$0.28	$0.13	$0.32

Weighted average number of common shares outstanding	17,907,597	18,146,627	18,422,050

Weighted average number of common and potential common shares outstanding	17,936,493	18,183,938	18,473,624

See accompanying notes to consolidated financial statements.

CHARTER FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Comprehensive Income

	Years Ended September 30,
	2012	2011	2010

Net income	$4,978,692	$2,305,352	$5,934,990
Less reclassification adjustment for net gains realized in net income, net of taxes of $362,749, $298,871, and $346,981, respectively	(577,017)	(475,406)	(551,934)
Net unrealized holding gains on investment and mortgage securities available for sale arising during the year, net of taxes of $1,624,516, $372,130, and $2,376,153, respectively	2,584,074	591,938	3,779,684
Other-than-temporary impairment losses recognized in earnings, net of taxes of $105,478, $886,349, and $975,296, respectively	167,781	1,409,893	1,551,378

Comprehensive income	$7,153,530	$3,831,777	$10,714,118

See accompanying notes to consolidated financial statements.

CHARTER FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

Years ended September 30, 2012, 2011, and 2010

	Common stock
	Number of shares	Amount	Additional paid-in capital	Treasury stock	Unearned compensation ESOP	Retained earnings	Accumulated other comprehensive income (loss)	Total stockholders’ equity
Balance at September 30, 2009	19,859,219	$198,592	$42,751,898	$(36,948,327)	$(1,683,990)	$103,304,016	$(8,277,011)	$99,345,178

Net income	—	—	—	—	—	5,934,990	—	5,934,990
Change in unrealized loss on securities	—	—	—	—	—	—	4,779,128	4,779,128
Dividends paid, $0.40 per share	—	—	—	—	—	(1,640,926)	—	(1,640,926)
Allocation of ESOP common stock	—	—	—	—	137,000	—	—	137,000
Stock issuance	4,400,000	440,000	30,191,569	—	(2,334,000)	—	—	27,857,569
Cancellation of shares previously owned by First Charter, MHC	(4,400,000)	(440,000)	—	—	—	—	—	—
Effect of restricted stock awards	—	—	68,563	333,679	—	—	—	402,242
Stock option expense	—	—	61,186	—	—	—	—	61,186

Balance at September 30, 2010	19,859,219	$198,592	$73,073,216	$(36,614,648)	$(3,880,990)	$107,598,080	$(3,497,883)	$136,876,367

Net income	—	—	—	—	—	2,305,352	—	2,305,352
Change in unrealized loss on securities	—	—	—	—	—	—	1,526,425	1,526,425
Dividends paid, $0.20 per share	—	—	—	—	—	(1,940,899)	—	(1,940,899)
Allocation of ESOP common stock	—	—	—	—	151,600	—	—	151,600
Effect of restricted stock awards	—	—	(94,944)	486,708	—	—	—	391,764
Stock option expense	—	—	105,091	—	—	—	—	105,091

Balance at September 30, 2011	19,859,219	$198,592	$73,083,363	$(36,127,940)	$(3,729,390)	$107,962,533	$(1,971,458)	$139,415,700

(continued)

See accompanying notes to consolidated financial statements.

CHARTER FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

Years ended September 30, 2012, 2011, and 2010

(continued)

	Common stock
	Number of shares	Amount	Additional paid-in capital	Treasury stock	Unearned compensation ESOP	Retained earnings	Accumulated other comprehensive income (loss)	Total stockholders’ equity
Balance at September 30, 2011	19,859,219	$198,592	$73,083,363	$(36,127,940)	$(3,729,390)	$107,962,533	$(1,971,458)	$139,415,700

Net income	—	—	—	—	—	4,978,692	—	4,978,692
Change in unrealized loss on securities	—	—	—	—	—	—	2,174,838	2,174,838
Dividends paid, $0.10 per share	—	—	—	—	—	(1,372,227)	—	(1,372,227)
Allocation of ESOP common stock	—	—	—	—	158,269	—	—	158,269
Effect of restricted stock awards	—	—	306,366	353,267	—	—	—	659,633
Stock option expense	—	—	93,876	—	—	—	—	93,876
Repurchase of shares	—	—	—	(3,588,013)	—	—	—	(3,588,013)

Balance at September 30, 2012	19,859,219	$198,592	$73,483,605	$(39,362,686)	$(3,571,121)	$111,568,998	$203,380	$142,520,768

See accompanying notes to consolidated financial statements.

CHARTER FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Cash Flows

	Years Ended September 30,
	2012	2011	2010
Cash flows from operating activities:
Net income	$4,978,692	$2,305,352	$5,934,990
Adjustments to reconcile net income to net cash used in operating activities:
Provision for loan losses, not covered under FDIC loss sharing agreements	3,300,000	1,700,000	5,800,000
Provision for covered loan losses	1,201,596	1,200,000	420,635
Depreciation and amortization	1,782,588	1,335,515	1,097,217
Deferred income tax expense (benefit)	(2,738,714)	(1,973,499)	(277,892)
Accretion and amortization of premiums and discounts, net	2,974,208	1,995,603	1,343,798
Accretion of fair value discounts related to covered loans	(8,987,715)	(8,248,209)	(7,760,565)
Accretion of fair value discounts related to FDIC receivable	(1,461,779)	(1,035,125)	(1,840,856)
Gain on sale of loans and loan servicing release fees	(961,605)	(655,977)	(796,459)
Proceeds from sale of loans	40,057,748	33,976,397	21,775,030
Originations and purchases of loans held for sale	(41,496,284)	(31,550,298)	(21,916,571)
Gain on acquisition	—	(1,095,003)	(9,342,816)
Gain on sale of mortgage-backed securities, collateralized mortgage obligations, and other investments	(939,766)	(774,277)	(898,915)
Other-than-temporary impairment-securities	273,259	2,296,242	2,526,674
Other-than-temporary impairment-other	—	—	1,000,000
Write down of real estate owned	1,298,041	774,616	1,399,111
Loss on sale and writedowns of real estate owned	24,074	44,894	102,235
Loss on sale and writedowns of other assets held for sale	588,299	349,585	—
FHLB advance prepayment penalty	—	809,558	—
Recovery payable to FDIC on other real estate owned gains	—	—	(259,726)
Restricted stock award expense	108,845	216,668	191,906
Stock option expense	93,876	105,091	61,186
Increase in cash surrender value on bank owned life insurance	(1,057,397)	(1,096,510)	(1,128,164)
Changes in assets and liabilities:
Decrease in accrued interest and dividends receivable	449,113	267,173	1,163,551
Decrease (increase) in other assets	1,741,670	4,125,736	(5,182,241)
(Decrease) increase in other liabilities	(2,242,543)	(5,239,014)	2,902,698

Net cash used in operating activities	(1,013,794)	(165,482)	(3,685,174)

Cash flows from investing activities:

Proceeds from sales of securities available for sale	41,638,363	41,338,234	54,299,637

Principal collections on securities available for sale	57,210,142	52,477,822	58,531,300
Purchase of securities available for sale	(135,293,105)	(111,244,487)	(14,582,959)
Proceeds from maturities of other securities available for sale	6,789,350	3,574,950	3,568,829
Proceeds from redemption of FHLB stock	5,317,700	4,473,912	1,085,900
Purchase of FHLB stock	(45,000)	—	—
Net decrease in loans receivable	40,430,538	59,326,132	21,252,730
Net decrease in FDIC receivable	70,878,537	45,638,131	49,515,577
Proceeds from sale of real estate owned	20,364,484	31,784,268	17,781,589
Proceeds from sale of premises and equipment	148,418	412,980	—
Purchases of premises and equipment	(2,755,197)	(839,960)	(5,777,124)
Net cash received from acquisitions	—	49,326,291	68,914,993

Net cash provided by investing activities	104,684,230	176,268,273	254,590,472

See accompanying notes to consolidated financial statements.

CHARTER FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Cash Flows (Continued)

	Years Ended September 30,
	2012	2011	2010
Cash flows from financing activities:
Purchase of treasury stock	(3,588,013)	—	—
Dividends paid	(1,372,227)	(1,940,899)	(1,640,926)
Stock issuance	—	—	27,857,569
Decrease in deposits	(110,832,260)	(156,755,359)	(70,489,262)
Proceeds from Federal Home Loan Bank advances	1,000,000	—	—
Principal payments on Federal Home Loan Bank advances	(30,000,000)	(102,809,558)	(24,491,486)
Net increase (decrease) in advance payments by borrowers for taxes and insurance	188,638	(473,911)	(342,647)

Net cash used in financing activities	(144,603,862)	(261,979,727)	(69,106,752)

Net (decrease) increase in cash and cash equivalents	(40,933,426)	(85,876,936)	181,798,546
Cash and cash equivalents at beginning of period	149,761,646	235,638,582	53,840,036

Cash and cash equivalents at end of period	$108,828,220	$149,761,646	$235,638,582

Supplemental disclosures of cash flow information:
Interest paid	$10,973,958	$16,565,221	$22,918,703

Income taxes paid	$2,529,000	$1,678,641	$3,724,092

Supplemental disclosure of noncash activities:
Real estate acquired through foreclosure of collateral on loans receivable	$25,180,220	$14,830,664	$30,466,966

Premises and equipment acquired through foreclosure of collateral on loans receivable	$474,000	$286,154	$-

Issuance of ESOP common stock	$158,269	$151,600	$137,000

Effect of restricted stock awards	$659,633	$391,764	$402,242

Unrealized gain on securities available for sale, net	$2,174,838	$1,526,425	$4,779,128

Acquisitions
Assets acquired at fair value	$—	$248,978,989	$316,233,077
Liabilities assumed at fair value	—	248,304,905	310,627,386

Net assets acquired	$—	$674,084	$5,605,691

See accompanying notes to consolidated financial statements.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Note 1: Summary of Significant Accounting Policies

The consolidated financial statements of Charter Financial Corporation and subsidiary (the Company) include the financial statements of Charter Financial Corporation and its wholly owned subsidiary, CharterBank (the Bank). All intercompany accounts and transactions have been eliminated in consolidation.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enacted on July 21, 2010, is significantly changing the bank regulatory structure and affecting the lending, investment, trading and operating activities of depository institutions and their holding companies. The Dodd-Frank Act eliminated the Company’s former primary federal regulator, the Office of Thrift Supervision, and required the Bank to be regulated by the Office of the Comptroller of the Currency (the primary federal regulator for national banks). The Dodd-Frank Act also authorized the Federal Reserve Bank to supervise and regulate all savings and loan holding companies, including mutual holding companies and their mid-tier holding companies, like First Charter, MHC (the “MHC”) and Charter Financial, in addition to bank holding companies which the FRB already regulated.

Charter Financial Corporation was formed through the reorganization of CharterBank in October 2001. At that time, CharterBank converted from a federally chartered mutual savings and loan association into a two–tiered mutual holding company structure and became a direct wholly owned subsidiary of Charter Financial Corporation. Through a public offering during the same year, Charter Financial Corporation sold 20% of its common stock. During the year ended September 30, 2007 the Company repurchased approximately 500,000 of its shares and deregistered with the Securities and Exchange Commission. In conjunction with the deregistration from the Securities and Exchange Commission the Company moved the trading of its stock from NASDAQ to the Over-the-Counter Bulletin Board. First Charter, MHC, (“First Charter”) a federal mutual holding company, owns approximately 63% and 61%, respectively, of the outstanding shares of the common stock of Charter Financial Corporation at September 30, 2012 and 2011 following various treasury stock transactions of the Company. In September 2010, the Company completed an incremental stock offering in which 4,400,000 shares were sold to the public and First Charter cancelled 4,400,000 shares of Company stock that it held. In conjunction with the incremental stock offering, the Company moved the trading of its stock to the NASDAQ Capital Market.

On September 27, 2011, Charter Financial announced a 5% stock repurchase plan with repurchased shares being held in treasury and available for general corporate purposes and under this stock buyback plan 335,321 shares have been repurchased at a cost of $3,118,014.

On August 27, 2012, Charter Financial announced a 5% stock repurchase plan with repurchased shares being held in treasury and available for general corporate purposes. For the year ended September 30, 2012, 50,000 shares have been repurchased at a cost of $470,000.

First Charter, MHC waived dividends of $422,896, $1.7 million, and $5.7 million during the years ended September 30, 2012, 2011, and 2010, respectively.

The Company primarily provides real estate loans and a full range of deposit products to individual and small business consumers through its branch offices in West Central Georgia, East Central Alabama and the Florida Panhandle. In addition, the Company operates a cashless branch in Norcross, Georgia. The Company primarily competes with other financial institutions in its market area. The Company’s primary lending market has been the states of Georgia and Alabama with Florida being added as a result of the acquisition of The First National Bank of Florida (“FNB”). The Company operates and manages as a one-bank holding company and, as such, has no reportable segments.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America and to prevailing practices within the financial institutions industry. The following is a summary of the significant accounting policies that the Company follows in presenting its consolidated financial statements.

(a)	Basis of Presentation

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenue and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, the estimates used for fair value acquisition accounting and the FDIC receivable for loss sharing agreements, and the assessment for other-than-temporary impairment of investment securities, mortgage-backed securities, and collateralized mortgage obligations. In connection with the determination of the allowance for loan losses and the value of real estate owned, management obtains independent appraisals for significant properties. In connection with the assessment for other-than-temporary impairment of investment securities, mortgage-backed securities, and collateralized mortgage obligations, management obtains fair value estimates by independent quotations, assesses current credit ratings and related trends, reviews relevant delinquency and default information, assesses expected cash flows and coverage ratios, assesses the relative strength of credit support from less senior tranches of the securities, reviews average credit score data of underlying mortgages, and assesses other current data. The severity and duration of an impairment and the likelihood of potential recovery of an impairment is considered along with the intent and ability to hold any impaired security to maturity or recovery of carrying value.

A substantial portion of the Company’s loans is secured by real estate located in its market area. Accordingly, the ultimate collectability of a substantial portion of the Company’s loan portfolio is susceptible to changes in the real estate market conditions of this market area.

Certain reclassifications of 2010 and 2011 balances have been made to conform to classifications used in 2012. These reclassifications did not change net income.

(b)	Cash and Cash Equivalents

Cash and cash equivalents, as presented in the consolidated financial statements, include amounts due from other depository institutions and interest–bearing deposits in other financial institutions. Generally, interest–bearing deposits in other financial institutions are for one–day periods.

(c)	Investments, Mortgage–Backed Securities, and Collateralized Mortgage Obligations

Investments, mortgage–backed securities, and collateralized mortgage obligations available for sale are reported at fair value, as determined by pricing services. The pricing service valuations are reviewed by management for reasonableness. Investment in stock of the Federal Home Loan Bank (FHLB) is required of every federally insured financial institution, which utilizes its services. The investment in FHLB stock is carried at cost and such stock is evaluated for any potential impairment.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Purchase premiums and discounts on investment securities are amortized and accreted to interest income using a level yield method over the period to maturity of the related securities. Purchase premiums and discounts on mortgage–backed securities and collateralized mortgage obligations are amortized and accreted to interest income using the interest method over the remaining lives of the securities, taking into consideration assumed prepayment patterns.

Gains and losses on sales of investments, mortgage–backed securities, and collateralized mortgage obligations are recognized on the trade date, based on the net proceeds received and the adjusted carrying amount of the specific security sold.

A decline in the market value of any available for sale security below cost that is deemed other-than-temporary results in a charge to earnings and the establishment of a new cost basis for that security.

(d)	Loans and Interest Income

Loans are reported at the principal amounts outstanding, net of unearned income, deferred loan fees/origination costs, and the allowance for loan losses.

Interest income is recognized using the simple interest method on the balance of the principal amount outstanding. Unearned income, primarily arising from deferred loan fees, net of certain origination costs, and deferred gains on the sale of the guaranteed portion of Small Business Administration (SBA) loans, is amortized over the expected lives of the underlying loans using the interest method.

Generally, the accrual of interest income is discontinued on loans when reasonable doubt exists as to the full, timely collection of interest or principal. Interest previously accrued but not collected is reversed against current period interest income when such loans are placed on nonaccrual status. Interest on nonaccrual loans, which is ultimately collected, is credited to income in the period received.

Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, or at the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. The Company considers a loan impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the note agreement. Large pools of smaller balance homogeneous loans, such as consumer and installment loans, are collectively evaluated for impairment by the Company. Impairment losses are included in the allowance for loan losses through a charge to the provision for loan losses. Cash receipts on impaired loans for which the accrual of interest has been discontinued are recorded as income when received unless full recovery of principal is in doubt whereby cash received is recorded as principal reduction.

Gains or losses on the sale of mortgage loans are recognized at settlement dates and are computed as the difference between the sales proceeds received and the net book value of the mortgage loans sold.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Loans held for sale are carried at the lower of aggregate cost or market, with market determined on the basis of open commitments for committed loans. For uncommitted loans, market is determined on the basis of current delivery prices in the secondary mortgage market.

Acquired loans are recorded at fair value at the date of acquisition. The fair values of loans with evidence of credit deterioration (impaired loans) are recorded net of a non-accretable difference and, if appropriate, an accretable yield. The difference between contractually required principal and interest payments at acquisition and the cash flows expected to be collected at acquisition is the non-accretable difference, which is included in the carrying amount of acquired loans. Subsequent decreases to the expected cash flows will generally result in a provision for loan losses. Subsequent significant increases in cash flows result in a reversal of the provision for loan losses to the extent of prior provisions, or a reclassification of the difference from non-accretable to accretable with a positive impact on the accretion of interest income in future periods. Any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan when there is reasonable expectation about the amount and timing of such cash flows. The expected cash flows method of income recognition is also used for other acquired loans in the NCB and MCB acquisitions.

Performing loans acquired in the FNB acquisition are accounted for using the contractual cash flows method of recognizing discount accretion based on the acquired loans’ contractual cash flows. Purchased performing loans are recorded at fair value. Credit losses on acquired performing loans are estimated based on analysis of the performing portfolio. Such estimated credit losses are recorded as an acquisition fair value adjustment and are accreted as an adjustment to yield over the estimated lives of the loans. Effective October 1, 2009, as a result of the adoption of new accounting guidance, there is no allowance for loan losses established at the acquisition date for purchased performing loans. A provision for loan losses is recorded for any further deterioration in these loans subsequent to the acquisition.

Loans covered under loss sharing agreements with the FDIC (Covered Loans) are reported in loans exclusive of the expected reimbursement from the FDIC as it is not contractually embedded in the loans and loss sharing is not transferable with the loans should a decision be made to dispose of them. Covered Loans are initially recorded at fair value at the acquisition date and we continually reviewed for collectability based on the expectation of cash flows on these loans. Prospective losses incurred on Covered Loans are eligible for partial reimbursement by the FDIC under loss sharing agreements. Subsequent decreases in the amount expected to be collected result in a provision for credit losses, an increase in the allowance for loan and lease losses, and a proportional adjustment to the FDIC receivable for the estimated amount to be reimbursed. Subsequent significant increases in the amount expected to be collected result in the reversal of any previously recorded provision for credit losses and related allowance for loan and lease losses and adjustments to the FDIC receivable, or accretion of certain fair value amounts into interest income in future periods if no provision for credit losses had been recorded. Adjustments of the FDIC receivable are recorded over the lesser of the remaining life of applicable covered loans or the remaining term of loss sharing. Interest is accrued daily on the outstanding principal balances of non-impaired loans. Accretable discounts related to certain fair value adjustments are accreted into income over the estimated lives of the loans on a level yield basis.

Covered Loans which are more than 90 days past due with respect to contractual interest or principal, unless they are well secured and in the process of collection, and other covered loans on

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

which full recovery of principal or interest is in doubt, are placed on nonaccrual status as to contractual interest. Substantially all covered loans record accretion income based on the expected cash flows method.

In accordance with the loss sharing agreements with the FDIC, certain expenses relating to covered assets of external parties such as legal, property taxes, insurance, and the like may be partially reimbursed by the FDIC. Such qualifying future expenditures on covered assets will result in an increase to the FDIC receivable.

(e)	Allowance for Loan Losses

The allowance for loan losses is adjusted through provisions for loan losses charged or credited to operations. Loans are charged off against the allowance for loan losses when management believes that the collection of the principal is unlikely. Subsequent recoveries are added to the allowance. The allowance is determined through consideration of such factors as changes in the nature and volume of the portfolio, overall portfolio quality, delinquency trends, adequacy of collateral, loan concentrations, specific problem loans, and economic conditions that may affect the borrowers’ ability to pay.

To the best of management’s ability, all known and inherent losses that are both probable and reasonable to estimate have been recorded. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to adjust the allowance based on their judgment about information available to them at the time of their examination.

(f)	Real Estate Owned

Real estate acquired through foreclosure, consisting of properties obtained through foreclosure proceedings or acceptance of a deed in lieu of foreclosure, is reported on an individual asset basis at the lower of cost or fair value, less disposal costs. Fair value is determined on the basis of current appraisals, comparable sales, and other estimates of value obtained principally from independent sources. When properties are acquired through foreclosure, any excess of the loan balance at the time of foreclosure over the fair value of the real estate held as collateral is recognized and charged to the allowance for loan losses. Subsequent write–downs are charged to a separate allowance for losses pertaining to real estate owned, established through provisions for estimated losses on real estate owned charged to operations. Based upon management’s evaluation of the real estate acquired through foreclosure, additional expense is recorded when necessary in an amount sufficient to reflect any estimated declines in fair value. Gains and losses recognized on the disposition of the properties are recorded in noninterest expense in the consolidated statements of income.

Other real estate acquired through foreclosure covered under loss sharing agreements with the FDIC is reported exclusive of expected reimbursement cash flows from the FDIC. Subsequent decreases to the estimated recoverable value of covered other real estate result in a reduction of covered other real estate, and a charge to other expense, and an increase in the FDIC receivable for the estimated amount to be reimbursed, with a corresponding amount recorded in noninterest expense.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Costs of improvements to real estate are capitalized, while costs associated with holding the real estate are charged to operations.

(g)	Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation, which is computed using the straight–line method over the estimated useful lives of the assets. The estimated useful lives of the assets range from 20 to 39 years for buildings and improvements and 3 to 15 years for furniture, fixtures, and equipment.

(h)	Receivable from FDIC for Loss Sharing Agreements

Under loss sharing agreements with the FDIC, the Bank recorded a receivable from the FDIC equal to the reimbursable portion of the estimated losses in the covered loans and other real estate acquired. The receivable is measured separately from the covered assets acquired as it is not contractually embedded in the loans and not transferrable with the loans should a decision be made to dispose of them. The receivable was recorded at the present value of the estimated cash flows using discount rates of approximately four percent, one and a half percent, and two percent, respectively, at the date of the respective acquisition and will be reviewed and updated prospectively as loss estimates related to covered loans and other real estate acquired through foreclosure change. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss share reimbursements from the FDIC. Certain adjustments to the receivable are recorded over the lesser of the remaining life of applicable covered loans or the term of loss sharing. Most third party expenses on real estate and covered loans are covered under the loss sharing agreements and the cash flows from the reimbursable portion are included in the estimate of cash flows.

(i)	Mortgage Banking Activities

As a part of normal business operations, the Company originates residential mortgage loans that have been pre-approved by secondary investors. The terms of the loans are set by the secondary investors, and the purchase price that the investor will pay for the loan is agreed to prior to the commitment of the loan by the Company. Generally within three weeks after funding, the loans are transferred to the investor in accordance with the agreed-upon terms. The Company records gains from the sale of these loans on the settlement date of the sale equal to the difference between the proceeds received and the carrying amount of the loan. The gain generally represents the portion of the proceeds attributed to servicing release premiums received from the investors and the realization of origination fees received from borrowers which were deferred as part of the carrying amount of the loan. Between the initial funding of the loans by the Company and the subsequent reimbursement by the investors, the Company carries the loans on its balance sheet at the lower of cost or market. The fair value of the underlying commitment is not material to the consolidated financial statements.

Fees for servicing loans for investors are based on the outstanding principal balance of the loans serviced and are recognized as income when earned.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

(j)	Income Taxes

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies by jurisdiction and entity in making this assessment. The Company allocates income taxes to the members of the consolidated tax return group based on their proportion of taxable income.

(k)	Comprehensive Income

Comprehensive income for the Company consists of net income for the period, unrealized holding gains and losses on investments, mortgage–backed securities, and collateralized mortgage obligations classified as available for sale, net of income taxes, and certain reclassification adjustments.

(l)	Goodwill and Other Intangible Assets

Intangible assets include costs in excess of net assets acquired and core deposit intangibles recorded in connection with the acquisitions of EBA Bancshares, Inc. and subsidiary, Eagle Bank of Alabama (collectively “EBA”), McIntosh Commercial Bank and The First National Bank of Florida. The core deposit intangible is being amortized over thirteen, five and six years, respectively.

The Company tests its goodwill for impairment annually and upon certain triggering events on an interim basis. The primary method used in the Company’s impairment assessment is the monitoring of the Company’s market capitalization, adjusted for an estimated control premium, compared to its recorded stockholders’ equity. No impairment charges have been recognized through September 30, 2012.

(m)	Acquisitions

Accounting principles generally accepted in the United States (US GAAP) requires that the acquisition method of accounting, formerly referred to as purchase method, be used for all business combinations and that an acquirer be identified for each business combination. Under US GAAP, the acquirer is the entity that obtains control of one or more businesses in the business combination, and the acquisition date is the date the acquirer achieves control. US GAAP requires that the acquirer recognize the fair value of assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date.

The Company’s wholly-owned subsidiary acquired certain assets and liabilities of Neighborhood Community Bank (“NCB”) headquartered in Newnan, Georgia on June 26, 2009. The acquisition was completed with the assistance of the Federal Deposit Insurance Corporation (FDIC), which had been appointed Receiver of the entity by its state banking authority immediately prior to the Bank’s acquisition. The acquired assets and assumed liabilities of NCB were measured at estimated fair

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

value. Management made significant estimates and exercised significant judgment in accounting for the acquisition of NCB. Management judgmentally assigned risk ratings to loans based on appraisals and estimated collateral values, expected cash flows, prepayment speeds and estimated loss factors to measure fair values for loans. Other real estate acquired through foreclosure was valued based upon pending sales contracts and appraised values, adjusted for current market conditions. Management used quoted or current market prices to determine the fair value of investment securities, short-term borrowings and long-term obligations that were assumed from NCB. The carrying value of certain long-term assets acquired in the acquisition of NCB, primarily the estimated value of core deposits of approximately $1.1 million, were reduced to zero by the excess of fair value of net assets acquired over liabilities assumed in the acquisition.

The Company’s wholly-owned subsidiary acquired certain assets and liabilities of McIntosh Commercial Bank (“MCB”) headquartered in Carrollton, Georgia on March 26, 2010. The acquisition was completed with the assistance of the Federal Deposit Insurance Corporation (FDIC), which had been appointed Receiver of the entity by its state banking authority immediately prior to the Bank’s acquisition. The acquired assets and assumed liabilities of MCB were measured at estimated fair value. Management made significant estimates and exercised significant judgment in accounting for the acquisition of MCB. Management judgmentally assigned risk ratings to loans based on appraisals and estimated collateral values, expected cash flows, and estimated loss factors to measure fair values for loans. Other real estate acquired through foreclosure was valued based upon pending sales contracts and appraised values, adjusted for current market conditions. Management used quoted or current market prices to determine the fair value of investment securities, short-term borrowings and long-term obligations that were assumed from MCB.

The Company’s wholly-owned subsidiary acquired certain assets and liabilities of The First National Bank of Florida (“FNB”) headquartered in Milton, Florida on September 9, 2011. The acquisition was completed with the assistance of the Federal Deposit Insurance Corporation (FDIC), which had been appointed Receiver of the entity by its state banking authority immediately prior to the Bank’s acquisition. The acquired assets and assumed liabilities of FNB were measured at estimated fair value. Management made significant estimates and exercised significant judgment in accounting for the acquisition of FNB. Management judgmentally assigned risk ratings to loans based on appraisals and estimated collateral values, expected cash flows, prepayment speeds and estimated loss factors to measure fair values for loans. Other real estate acquired through foreclosure was valued based upon pending sales contracts and appraised values, adjusted for current market conditions. Management used quoted or current market prices to determine the fair value of investment securities acquired from FNB.

(n)	Stock–Based Compensation

The Company recognizes the estimated fair value of such equity instruments as expense as services are performed. The Company recognizes the total cost of the Company’s share based awards equal to the grant date fair value as expense on a straight line basis over the service periods of the awards.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

(o)	Income Per Share

Basic net income per share is computed on the weighted average number of shares outstanding. Diluted net income per share is computed by dividing net income by weighted average shares outstanding plus potential common shares resulting from dilutive stock options, determined using the treasury stock method.

	Years Ended September 30,
	2012	2011	2010
Net income	$4,978,692	$2,305,352	$5,934,990

Denominator:
Weighted average common shares outstanding	17,907,597	18,146,627	18,422,050
Equivalent shares issuable upon vesting of restricted stock awards and dilutive shares	28,896	37,311	51,574

Diluted shares	17,936,493	18,183,938	18,473,624

Net income per share:
Basic	$0.28	$0.13	$0.32

Diluted	$0.28	$0.13	$0.32

(p)	Treasury Stock

Treasury stock is accounted for at cost.

(q)	Employee Stock Ownership Plan (ESOP)

The Company has an internally-leveraged ESOP trust that covers substantially all of its employees. The Company’s common stock not yet allocated to participants is reflected as unearned compensation in stockholders’ equity. The Company records compensation expense associated with the ESOP based on the average market price (fair value) of the total Company shares committed to be released, and subsequently allocated to participants, during the year. The Company further records as compensation expense any dividends declared on unallocated Company shares in the ESOP trust. Earnings per share computations include any allocated shares in the ESOP trust.

(r)	Bank Owned Life Insurance

The Company owns life insurance policies to provide for the payment of death benefits related to existing deferred compensation and supplemental income plans maintained for the benefit of certain executives and directors of the Company. The total cash surrender value amounts of such policies at September 30, 2012 and 2011 was $33,831,920 and $32,774,523, respectively. The Company recorded, as income, increases to the cash surrender value of $1,057,397, $1,096,510, and $1,128,164, for the three years ended September 30, 2012, 2011, and 2010, respectively.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

(s)	Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued an update to the accounting standards for amendments to achieve common fair value measurements and disclosure requirements in U.S. generally accepted accounting principles (“GAAP”) and International Financial Reporting Standards (“IFRS”). This update, which is a joint effort between the FASB and the International Accounting Standards Board (“IASB”), amends existing fair value measurement guidance to converge the fair value measurement guidance in U.S. GAAP and IFRS. This update clarifies the application of existing fair value measurement requirements, changes certain principles in existing guidance and requires additional fair value disclosures. The update permits measuring financial assets and liabilities on a net credit risk basis, if certain criteria are met, increases disclosure surrounding company determined market prices (Level 3) financial instruments, and also requires the fair value hierarchy disclosure of financial assets and liabilities that are not recognized at fair value in the financial statements, but are included in disclosures at fair value. This update is effective for interim and annual periods beginning after December 15, 2011, and did not have a significant impact on the Company’s financial statements.

In June 2011, the FASB issued an update to the accounting standards relating to the presentation of comprehensive income. This update amends current accounting standards to require that all nonowner changes in stockholders’ equity be presented in either a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently, in December 2011, the FASB issued another update to defer the effective date for amendments to the presentation of reclassifications of items out of accumulated other comprehensive income as previously established in the June 2011 update. The option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity was eliminated. This update is effective for interim and annual periods beginning after December 15, 2011. The Company has presented a separate consolidated statement of comprehensive income.

In September 2011, the FASB issued an update to the accounting standards relating to testing goodwill for impairment. This guidance allows companies to waive comparing the fair value of a reporting unit to its carrying amount in assessing the recoverability of goodwill if, based on qualitative factors, it is not more likely than not that the fair value of a reporting unit is less than its carrying amount. This update will be effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Management is evaluating the impact of this update on the Company’s consolidated financial statements.

In October 2012, the FASB issued an update to the accounting standards to provide guidance on the subsequent accounting treatment for an indemnification asset recognized at the acquisition date as a result of a government-assisted acquisition of a financial institution. The amendments in update require entities that recognize an indemnification asset (in accordance with Subtopic 805-20) as a result of a government-assisted acquisition of a financial institution and subsequently a change in the cash flows expected to be collected on the indemnification asset occurs (as a result of a change in cash flows expected to be collected on the assets subject to indemnification) to subsequently account for the change in the measurement of the indemnification asset on the same basis as the change in the assets subject to indemnification. Any amortization of changes in value should be limited to the contractual term of the indemnification agreement (that is, the lesser of the term of the indemnification agreement and the remaining life of the indemnified assets). The amendments in this guidance are effective for the Company for fiscal years, and interim periods within those years,

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

beginning on or after December 15, 2012. Early adoption is permitted. The adoption of this update has no impact on the consolidated financial statements because the Company’s accounting procedures for the indemnification asset is in compliance with this amendment.

Note 2: Goodwill and Other Intangible Assets

Goodwill and other intangible assets include cost in excess of net assets acquired and core deposit intangibles recorded in connection with certain acquisitions. Management tests goodwill for impairment on an annual basis, or more often if events or circumstances indicate there may be impairment. The core deposit intangibles are being amortized over the average remaining life of the acquired customer deposits, ranging from five to thirteen years. The Company recorded amortization expense related to the core deposit intangible of $547,153, $237,437, and $183,194 for the years ended September 30, 2012, 2011, and 2010, respectively.

At September 30, 2012 and 2011, intangible assets are summarized as follows:

	September 30,
	2012	2011

Goodwill	$4,325,282	$4,325,282

Core deposit intangible	$3,369,449	$3,369,449
Less accumulated amortization	2,089,140	1,541,987

	$1,280,309	$1,827,462

Amortization expense for the core deposit intangible for the next five years as of September 30, 2012 is as follows:

Year Ending September 30

2013	$476,422
2014	380,210
2015	266,180
2016	132,887
2017	24,610

$1,280,309

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Note 3: Federally Assisted Acquisitions

Neighborhood Community Bank

On June 26, 2009, the Bank purchased substantially all of the assets and assumed substantially all the liabilities of Neighborhood Community Bank from the FDIC, as Receiver of NCB. NCB operated four commercial banking branches primarily within the Newnan, Georgia area. The FDIC took NCB under receivership upon its closure by the Georgia Department of Banking and Finance. The Bank’s bid to purchase NCB included the purchase of substantially all NCB’s assets at a discount of $26,900,000 in exchange for assuming certain NCB deposits and certain other liabilities. No cash, deposit premium or other consideration was paid by the Bank. The Bank and the FDIC entered into loss sharing agreements regarding future losses incurred on loans and other real estate acquired through foreclosure existing at the acquisition date. Under the terms of the loss sharing agreements, the FDIC will reimburse the Bank for 80 percent of net losses on covered assets incurred up to $82,000,000, and 95 percent of net losses exceeding $82,000,000. The term for loss sharing on residential real estate loans is ten years, while the term for loss sharing on non-residential real estate loans is five years in respect to losses and eight years in respect to loss recoveries. As a result of the loss sharing agreements with the FDIC, the Bank recorded a receivable of $49,991,245 at the time of acquisition. As of September 30, 2012, the Bank has submitted $77,320,746, in cumulative net losses to the FDIC under the loss-sharing agreements of which $61,856,597 is reimbursable.

McIntosh Commercial Bank

On March 26, 2010, the Bank purchased substantially all of the assets and assumed substantially all the liabilities of McIntosh Commercial Bank (MCB) from the FDIC, as Receiver of MCB. MCB operated four commercial banking branches and was headquartered in Carrollton, Georgia. The FDIC took MCB under receivership upon its closure by the Georgia Department of Banking and Finance. The Bank’s bid to purchase MCB included the purchase of substantially all MCB’s assets at a discount of $53,000,000 in exchange for assuming certain MCB deposits and certain other liabilities. No cash, deposit premium or other consideration was paid by the Bank. The Bank and the FDIC entered into loss sharing agreements regarding future losses incurred on loans and other real estate acquired through foreclosure existing at the acquisition date. Under the terms of the loss sharing agreements, the FDIC will reimburse the Bank for 80 percent of net losses on covered assets incurred up to $106,000,000, and 95 percent of net losses exceeding $106,000,000. The term for loss sharing on residential real estate loans is ten years, while the term of for loss sharing on non-residential real estate loans is five years in respect to losses and eight years in respect to loss recoveries. As a result of the loss sharing agreements with the FDIC, the Bank recorded a receivable of $108,252,007 at the time of acquisition. As of September 30, 2012, the Bank has submitted $130,225,904 in net cumulative losses to the FDIC under the loss-sharing agreements of which $107,814,609 is reimbursable.

The acquisition of MCB was accounted for under the acquisition method of accounting. The statement of net assets acquired and the resulting acquisition date purchase gain is presented in the following table. As explained in the explanatory notes that accompany the following table, the purchased assets, assumed liabilities and identifiable intangible assets were recorded at the acquisition date fair value.

For the quarter ended March 31, 2010 and the year ended September 30, 2010, the Company retrospectively lowered the bargain purchase gain recognized on the purchase of MCB from $15.6 million to $9.3 million. This was required by FASB ASC 805, “Business Combinations,” when, subsequent to the

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

acquisition date, the Company obtained third-party appraisals and other valuations for the majority of MCB’s collateral-dependent problem loans and foreclosed real estate indicating, overall, that the appraised values were lower than the Company’s original estimates made as of the acquisition date. Such revisions to initial fair value estimates were determined to relate to facts and circumstances that existed at the acquisition date. Any information obtained after the acquisition date that is not about facts and circumstances that existed at the applicable acquisition date that affect estimated covered asset fair values are reflected as a provision for loan losses regardless of whether it was ascertained within a one-year measurement period following the acquisition date. Any losses beyond the revised estimate, should they occur, would be covered by the FDIC at the 95% reimbursement rate provided in the loss share agreement with the FDIC.

The application of the acquisition method of accounting resulted in a pre-tax bargain purchase gain of $9,342,816 for the year ended September 30, 2010 which was included in noninterest income. The amount of the gain is equal to the excess of the fair value of the recorded assets acquired over the fair value of liabilities assumed.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

The following table presents the assets acquired and liabilities assumed, as recorded by MCB on the acquisition date and as adjusted for purchase accounting adjustments.

	As recorded by MCB		Fair value adjustments		As recorded by CharterBank
Assets
Cash and due from banks	$32,285,757		$36,629,236	(a)	$68,914,993
FHLB and other bank stock	1,321,710		(200,410	)(b)	1,121,300
Mortgage-backed securities	24,744,318		(75,028	)(c)	24,669,290
Loans	207,644,252		(110,645,341	)(d)	96,998,911
Other real estate owned	55,267,968		(40,136,424	)(e)	15,131,544
FDIC receivable for loss sharing agreements	—		108,252,007	(f)	108,252,007
Core deposit intangible	—		258,811	(g)	258,811
Other assets	1,313,923		(427,702	)(h)	886,221

Total assets	$322,577,928		$(6,344,851)		$316,233,077

Liabilities
Deposits:
Noninterest-bearing	$5,443,673		$—		$5,443,673
Interest-bearing	289,862,953		683,100	(i)	290,546,053

Total deposits	295,306,626		683,100		295,989,726
FHLB advance and other borrowings	9,491,486		—		9,491,486
Deferred tax liability	—		3,737,126	(j)	3,737,126
Other liabilities	1,409,048		—		1,409,048

Total liabilities	306,207,160		4,420,226		310,627,386

Excess of assets acquired over liabilities assumed	$16,370,768	(k)

Aggregate fair value adjustments			$(10,765,077)

Net assets of MCB acquired					$5,605,691

Explanation of fair value adjustments

(a)	–	Adjustment reflects the initial wire received from the FDIC on the acquisition date.
(b)	–	Adjustment reflects the estimated fair value of other bank stock.
(c)	–	Adjustment reflects fair value adjustments based on the Bank’s evaluation of the acquired mortgage-backed securities portfolio.
(d)	–	Adjustment reflects fair value adjustments based on the Bank’s evaluation of the acquired loan portfolio. The fair value adjustment includes adjustments for estimated credit losses, liquidity and servicing costs.
(e)	–	Adjustment reflects the estimated other real estate owned losses based on the Bank’s evaluation of the acquired other real estate owned portfolio.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

(f)	–	Adjustment reflects the estimated fair value of payments the Bank will receive from the FDIC under loss sharing agreements. The receivable was recorded at present value of the estimated cash flows using an average discount rate of one and a half percent.
(g)	–	Adjustment reflects fair value adjustments to record the estimated core deposit intangible.
(h)	–	Adjustment reflects fair value adjustments to record certain other assets acquired in this transaction.
(i)	–	Adjustment reflects fair value adjustments based on the Bank’s evaluation of the acquired time deposit portfolio.
(j)	–	Adjustment reflects differences between the financial statement and tax bases of assets acquired and liabilities assumed.
(k)	–	Amount represents the excess of assets acquired over liabilities assumed and since the asset discount bid by CharterBank of $53 million exceeded this amount, the difference resulted in a cash settlement with the FDIC on the acquisition date.

Results of operations for MCB prior to the acquisition date are not included in the income statement for the year ended September 30, 2010. Due to the significant amount of fair value adjustments, the resulting accretion of those fair value adjustments and the protection resulting from the FDIC loss sharing agreements, historical results of MCB are not relevant to the Bank’s results of operations. Therefore, no pro forma information is presented.

Accounting standards prohibit carrying over an allowance for loan losses for impaired loans purchased in the MCB FDIC-assisted acquisition transaction. On the acquisition date, the preliminary estimate of the contractually required principal payments receivable for all impaired loans acquired in the MCB acquisition were $136,860,724 and the estimated fair value of the loans were $50,415,463. At such date, the Company established a credit risk related non-accretable discount (a discount representing amounts which are not expected to be collected from the customer nor liquidation of collateral) of $73,841,461 relating to these impaired loans, reflected in the recorded net fair value. Such amount is reflected as a non-accretable fair value adjustment to loans and a portion is also reflected in a receivable from the FDIC. The Company further estimated the timing and amount of expected cash flows in excess of the estimated fair value and established an accretable discount of $12,603,800 on the acquisition date relating to these impaired loans.

On the acquisition date, the preliminary estimate of the contractually required principal payments receivable for all other loans acquired in the acquisition was $70,783,528 and the estimated fair value of the loans were $46,583,448. At such date, the Company established a credit risk related non-accretable discount of $18,896,737 on these loans representing amounts which are not expected to be collected from the customer nor liquidation of collateral. In its estimate of cash flows for such loans, the Company also recorded an accretable discount of $5,303,343 relating to these other loans which will be recognized on a level yield basis over the life of the loans, representing periods up to sixty months, because accretable yield represents cash flows expected to be collected.

At the time of acquisition, the Company also recorded a net FDIC receivable of $108,252,007, representing FDIC indemnification under loss sharing agreements for covered loans and other real estate. Such receivable has been discounted by $1,677,938 for the expected timing of receipt of these cash flows.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

The First National Bank of Florida

On September 9, 2011, the Bank purchased substantially all of the assets and assumed substantially all the liabilities of The First National Bank of Florida (FNB) from the FDIC, as Receiver of FNB. FNB operated eight commercial banking branches and was headquartered in Milton, Florida. The FDIC took FNB under receivership upon its closure by the Office of the Comptroller of the Currency. The Bank’s bid to purchase FNB included the purchase of substantially all FNB’s assets at a discount of $28,000,000 in exchange for assuming all FNB deposits and certain other liabilities. No cash, deposit premium or other consideration was paid by the Bank. The Bank and the FDIC entered into loss sharing agreements regarding future losses incurred on loans and other real estate acquired through foreclosure existing at the acquisition date. Under the terms of the loss sharing agreements, the FDIC will reimburse the Bank for 80 percent of net losses on covered assets. The term for loss sharing on residential real estate loans is ten years, while the term for loss sharing on non-residential real estate loans is five years in respect to losses and eight years in respect to loss recoveries. As a result of the loss sharing agreements with the FDIC, the Bank recorded a receivable of $51,555,999 at the time of acquisition. As of September 30, 2012, the Bank has submitted $47,316,518 in net cumulative losses to the FDIC under the loss-sharing agreements of which $37,853,214 is reimbursable.

The loss share agreements include a true-up payment in the event FNB’s losses do not reach the FDIC’s total intrinsic loss estimate, as defined in the loss sharing agreement, of $59,483,125. On September 9, 2021, the true-up measurement date, CharterBank is required to make a true-up payment to the FDIC equal to 50 percent of the excess, if any, of the following calculation: A-(B+C+D), where (A) equals 20 percent of the Total Intrinsic Loss Estimate, or $11,896,625; (B) equals 20 percent of the Net Loss Amount; (C) equals 25 percent of the asset (discount) bid, or ($7,000,000); and (D) equals 3.5 percent of total Shared Loss Assets at Bank Closing or $7,380,467. Current loss estimates indicate that no true-up payment will be paid to the FDIC. The FDIC assisted acquisitions of Neighborhood Community Bank (NCB”) and McIntosh Commercial Bank (“MCB”) are not subject to true-up payments.

The acquisition of FNB was accounted for under the acquisition method of accounting. The statement of net assets acquired and the resulting acquisition date purchase gain is presented in the following table. As explained in the explanatory notes that accompany the following table, the purchased assets, assumed liabilities and identifiable intangible assets were recorded at the acquisition date fair value. Fair values are preliminary and subject to refinement for up to one year after the closing date of the acquisition as additional information regarding the closing date fair values become available.

Noninterest income includes a pre-tax gain on acquisition of $1,095,003 for the year ended September 30, 2011. The amount of the gain is equal to the excess of the fair value of the recorded assets over the fair value of liabilities assumed.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

The following table shows adjustments to the fair value of the assets and liabilities acquired and the resulting gain from the FNB acquisition as of September 9, 2011.

	As recorded by FNB		Fair value adjustments		As recorded by CharterBank
Assets
Cash and due from banks	$25,689,080		$23,637,211	(a)	$49,326,291
FHLB and FRB stock	993,612		—		993,612
Investment securities available for sale	13,002,568		(97,407	)(b)	12,905,161
Loans, net of unearned income	185,927,300		(61,459,964	)(c)	124,467,336
Other real estate owned	24,943,178		(17,387,076	)(d)	7,556,102
FDIC receivable for loss sharing agreements	—		51,555,999	(e)	51,555,999
Core deposit intangible	—		1,134,697	(f)	1,134,697
Other assets	1,291,037		(251,246	)(g)	1,039,791

Total assets acquired	$251,846,775		$(2,867,786)		$248,978,989

Liabilities
Deposits	244,715,032		—		244,715,032
Deferred tax liability	—		420,919	(j)	420,919
Other liabilities	2,768,954		400,000	(i)	3,168,954

Total liabilities assumed	247,483,986		820,919		248,304,905

Excess of assets acquired over liabilities assumed	$4,362,789	(h)

Aggregate fair value adjustments			$(3,688,705)

Net assets of FNB acquired					$674,084

Explanation of fair value adjustments

(a)	–	Adjustment reflects the initial wire received from the FDIC adjusted for overpayment by the FDIC on the acquisition date.
(b)	–	Adjustment reflects fair value adjustments based on the Bank’s evaluation of the acquired investment securities portfolio.
(c)	–	Adjustment reflects fair value adjustments based on the Bank’s evaluation of the acquired loan portfolio. The fair value adjustment includes adjustments for estimated credit losses, liquidity and servicing costs.
(d)	–	Adjustment reflects the estimated other real estate owned losses based on the Bank’s evaluation of the acquired other real estate owned portfolio.
(e)	–	Adjustment reflects the estimated fair value of payments the Bank will receive from the FDIC under loss sharing agreements. The receivable was recorded at present value of the estimated cash flows using an average discount rate of approximately two percent.
(f)	–	Adjustment reflects fair value adjustments to record the estimated core deposit intangible.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

(g)	–	Adjustment reflects fair value adjustments to record certain other assets acquired in this transaction.
(h)	–	Amount represents the excess of assets acquired over liabilities assumed and since the asset discount bid by CharterBank of $28 million exceeded this amount, the difference resulted in a cash settlement with the FDIC on the acquisition date.
(i)	–	Adjustment reflects fair value adjustments to record certain other liabilities in this transaction.
(j)	–	Adjustment reflects differences between the financial statement and tax bases of assets acquired and liabilities assumed.

Results of operations for FNB prior to the acquisition date are not included in the income statement for the year ended September 30, 2011. Due to the significant amount of fair value adjustments, the resulting accretion of those fair value adjustments and the protection resulting from the FDIC loss sharing agreements, historical results of FNB are not relevant to the Bank’s results of operations. Therefore, no pro forma information is presented.

Accounting standards prohibit carrying over an allowance for loan losses for impaired loans purchased in the FNB FDIC-assisted acquisition transaction. On the acquisition date, the preliminary estimate of the contractually required principal payments receivable for all impaired loans acquired in the FNB acquisition were $121,640,137 and the estimated fair value of the loans were $57,815,980. At such date, the Company established a credit risk related non-accretable discount (a discount representing amounts which are not expected to be collected from the customer nor liquidation of collateral) of $52,620,752 relating to these impaired loans, reflected in the recorded net fair value. Such amount is reflected as a non-accretable fair value adjustment to loans and a portion is also reflected in a receivable from the FDIC. The Company further estimated the timing and amount of expected cash flows in excess of the estimated fair value and established an accretable discount of $11,203,405 on the acquisition date relating to these impaired loans.

On the acquisition date, the preliminary estimate of the contractually required principal payments receivable for all other loans acquired in the acquisition was $64,287,163 and the estimated fair value of the loans were $63,647,526. In its estimate of cash flows for such loans, the Company also recorded an accretable discount of $639,637 relating to these other loans which will be recognized as interest income utilizing the level yield method over the life of the loans, representing periods up to sixty months.

At the time of acquisition, the Company also recorded a net FDIC receivable of $51,555,999, representing FDIC indemnification under loss sharing agreements for covered loans and other real estate.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Note 4: Securities Available for Sale

Securities available for sale are summarized as follows, credit ratings are current as of September 30, 2012:

	September 30, 2012
	Amortized Cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
Other investment securities:
Tax-free municipals	$11,555,068	$25,004	$(1,571)	$11,578,501
U.S. government sponsored entities	16,519,624	107,431	—	16,627,055
Mortgage-backed securities:
FNMA certificates	84,836,714	1,748,088	—	86,584,802
GNMA certificates	4,568,181	377,231	—	4,945,412
FHLMC certificates	45,178,602	1,065,844	—	46,244,446
Collateralized mortgage obligations:
FNMA	7,712,770	314,386	—	8,027,156
GNMA	499,503	3,960	(152)	503,311
FHLMC	533,379	46,710	—	580,089
Private-label mortgage securities:
Investment grade	2,480,412	32,214	(155,882)	2,356,744
Split Rating [1]	6,922,884	—	(676,581)	6,246,303
Non investment grade	8,264,044	—	(2,578,530)	5,685,514

Total	$189,071,181	$3,720,867	$(3,412,716)	$189,379,333

[1]	Bonds with split ratings represent securities with separate investment and non investment grades.

	September 30, 2011
	Amortized Cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
Other investment securities:
Tax-free municipals	$10,618,273	$21,404	$(13,452)	$10,626,225
U.S. government sponsored entities	17,414,309	95,567	—	17,509,876
Mortgage-backed securities:
FNMA certificates	62,750,950	856,995	—	63,607,945
GNMA certificates	5,841,685	246,044	—	6,087,729
FHLMC certificates	20,634,103	657,084	—	21,291,187
Collateralized mortgage obligations:
FNMA	16,682,474	451,103	—	17,133,577
GNMA	3,648,357	29,348	(1,130)	3,676,575
FHLMC	870,973	72,653	—	943,626
Private-label mortgage securities:
Investment grade	3,212,607	35,163	(424,674)	2,823,096
Split Rating [1]	9,041,253	6,335	(995,327)	8,052,261
Non investment grade	11,008,649	—	(4,024,172)	6,984,477

Total	$161,723,633	$2,471,696	$(5,458,755)	$158,736,574

[1]	Bonds with split ratings represent securities with separate investment and non investment grades.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Proceeds from called or matured securities available for sale during the years ended September 30, 2012, 2011 and 2010 were $6,789,350, $3,574,950, and $3,568,829, respectively. Proceeds from sales of securities available for sale during years ended September 30, 2012, 2011, and 2010 were $41,638,363, $41,338,234, and $54,299,637, respectively. Gross realized gains on the sale of these securities were $950,511, $774,277, and $1,108,584, for the years ended September 30, 2012, 2011 and 2010, respectively and gross realized losses were $10,745, $0, and $209,669, for the years ended September 30, 2012, 2011, and 2010, respectively.

The amortized cost and estimated fair value of investment securities available for sale as of September 30, 2012, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized cost	Estimated fair value
Less than 1 year	$1,619,783	$1,627,437
1-5 years	17,977,502	18,081,140
Greater than 5 years	8,477,407	8,496,978
Mortgage-backed securities	160,996,489	161,173,778

	$189,071,181	$189,379,333

The Company’s investment in FHLB stock was $5,318,200 and $10,590,900 September 30, 2012 and 2011, respectively. The investment in FHLB stock is carried at cost because it is considered a restricted stock investment with no readily determinable market value. As of September 30, 2012, the investment in FHLB stock represented approximately 0.515 percent of total assets and the amortized cost and fair value of this investment are equal. In determining the carrying amount of the FHLB stock, the Company evaluated the ultimate recoverability of the par value. The Company has reviewed the assessments by rating agencies, which have concluded that debt ratings are likely to remain unchanged and the FHLB has the ability to absorb economic losses, given the expectation that the various FHLB Banks have a very high degree of government support.

Furthermore, the Company currently has sufficient liquidity or has access to other sources of liquidity to meet all operational needs in the foreseeable future, and would not have the need to dispose of this stock below the recorded amount. For the reasons above, the Company concluded that the investment in FHLB stock is not other than temporarily impaired as of September 30, 2012 and ultimate recoverability of the par value of this investment is probable.

Securities available for sale with an aggregate carrying amount of $127,617,291 and $56,190,496 at September 30, 2012 and 2011, respectively, were pledged to secure FHLB advances.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

There were no securities available for sale in a continuous unrealized loss position for less than 12 months at September 30, 2012. Securities available for sale in a continuous unrealized loss position for less than 12 months at September 30, 2011 are as follows:

	September 30, 2011
	Amortized cost	Gross unrealized losses	Estimated fair value
Other investment securities:
Tax-free municipals	$1,339,585	$(13,452)	$1,326,133
Collateralized mortgage obligations:
Private-label mortgage securities	1,782,525	(110,599)	1,671,926

	$3,122,110	$(124,051)	$2,998,059

Securities available for sale that have been in a continuous unrealized loss position for greater than 12 months at September 30, 2012 and 2011 are as follows:

	September 30, 2012
	Amortized cost	Gross unrealized losses	Estimated fair value
Other investment securities:
Tax-free municipals	$262,550	(1,571)	260,979
Collateralized mortgage obligations:
GNMA	133,587	(152)	133,435
Private-label mortgage securities	16,485,944	(3,410,993)	13,074,951

	$16,882,081	$(3,412,716)	$13,469,365

	September 30, 2011
	Amortized cost	Gross unrealized losses	Estimated fair value
Collateralized mortgage obligations:
GNMA	$346,140	$(1,130)	$345,010
Private-label mortgage securities	18,833,695	(5,333,574)	13,500,121

	$19,179,835	$(5,334,704)	$13,845,131

At September 30, 2012, the Company had approximately $3.4 million of gross unrealized losses on non-GSE collateralized mortgage obligations with aggregate amortized cost of approximately $16.5 million. During the year ended September 30, 2012 the Company recorded approximately $273,000 in other than temporary impairment on one security with this security being written off during the quarter ending March 31,

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

2012 bringing the cumulative other than temporary impairment to $380,000 at September 30, 2012. Other than previously stated, the Company is projecting that it will receive all contractual cash flows so there is no break in yield or additional other than temporary impairment. The remaining decline in fair value of the mortgage securities resulted from illiquidity and other concerns in the market place. The increase in the fair value of the remaining mortgage securities primarily resulted from increased liquidity and an overall improvement in the market for these securities.

Regularly, the Company performs an assessment to determine whether there have been any events or economic circumstances to indicate that a security on which there is an unrealized loss is impaired other-than-temporarily. The assessment considers many factors including the severity and duration of the impairment, the Company’s intent and ability to hold the security for a period of time sufficient for recovery in value, recent events specific to the industry, and current characteristics of each security such as delinquency and foreclosure levels, credit enhancements, and projected losses and loss coverage ratios. It is possible that the underlying collateral of these securities will perform worse than current expectations, which may lead to adverse changes in cash flows on these securities and potential future other-than-temporary impairment losses. Events that may trigger material declines in fair values for these securities in the future include but are not limited to, deterioration of credit metrics, significantly higher levels of default and severity of loss on the underlying collateral, deteriorating credit enhancement and loss coverage ratios, or further illiquidity. All of these securities were evaluated for other-than-temporary impairment based on an analysis of the factors and characteristics of each security as previously enumerated. The Company considers these unrealized losses to be temporary impairment losses primarily because of continued sufficient levels of credit enhancements and credit coverage levels of less senior tranches to tranches held by the Company.

The following table summarizes the changes in the amount of credit losses on the Company’s investment securities recognized in earnings for the years ended September 30, 2012, 2011 and 2010:

	Years Ended September 30,
	2012	2011	2010

Beginning balance of credit losses previously recognized in earnings	$4,822,916	$2,526,674	$—
Amount related to credit losses for securities for which an other-than-temporary impairment was not previously recognized in earnings	—	—	2,526,674
Amount related to credit losses for securities for which an other-than-temporary impairment was recognized in earnings	273,259	2,296,242	—
Reduction due to credit impaired securities sold or fully settled	(4,715,729)	—	—

Ending balance of cumulative credit losses recognized in earnings	$380,446	$4,822,916	$2,526,674

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

The following table shows issuer-specific information, including current par value, book value, fair value, credit rating and unrealized gain (loss) for the Company’s portfolio of private label mortgage obligations as of September 30, 2012.

Cusip	Description	Credit Rating [1]			Cumulative Net Impairment Losses Recognized in Earnings	Current Par Value	Amortized Cost	Market Value	Unrealized Gain (Loss)
		Moody	S&P	Fitch			(Dollars in thousands)
Investment Grade
36228FQF6	GSR 2003-4F 1A2	n/a	AAA/*-	AAA/*-	$—	$353	$353	$359	$6
55265KL80	MASTR 2003-8 4A1	n/a	AAA/*-	AAA	—	835	829	854	25
86359BVF5	SARM 2004-6 3A3	n/a	A+	n/a	—	1,299	1,299	1,143	(156)

	Total				$—	$2,487	$2,481	$2,356	$(125)

Split Rating
17307GDL9	CMLTI 2004-HYB1 A31	B1	n/a	AA/*-	$—	$1,449	$1,449	$1,446	$(3)
576433QD1	MARM 2004-7 5A1	Ba3	BBB-/*	n/a	—	5,474	5,474	4,802	(672)

	Total				$—	$6,923	$6,923	$6,248	$(675)

Non Investment Grade
576433UQ7	MARM 2004-13 B1	NR	B-/*	n/a	$380	$5,954	$5,574	$3,273	$(2,301)
576433VN3	MARM 2004-15 4A1	B3	n/a	B	—	2,690	2,690	2,412	(278)

	Total				$380	$8,644	$8,264	$5,685	$(2,579)

	Grand Total				$380	$18,054	$17,668	$14,289	$(3,379)

[1]	Credit ratings are current as of September 30, 2012.

During the year ended September 30, 2012, three of the Bank’s private-label mortgage securities experienced a rating downgrade while one experienced a rating upgrade. The MARM 2004-15 4A1 was downgraded by Moody’s from Ba3 to B3. The downgraded instrument has a book value of $2.7 million. This instrument continues to maintain a favorable credit support level and Bloomberg coverage ratio. The credit support and Bloomberg coverage ratio for the MARM 2004-15 4A1 was reported at 13.41 and 3.16, respectively, at September 30, 2012. The Bank is projecting no break in yield or other than temporary impairment on this instrument.

The MARM 2004-7 5A1 was downgraded by S&P subsequent to September 30, 2012 from BBB- to BB. This compares to AAA for the year ended September 30, 2011. This split rated bond maintains a book value of $5.5 million. It also maintains a 11.95 credit support, a Bloomberg coverage ratio of 3.16 and shows no losses under the Bloomberg credit model. This tranche has a total of 15 loans of which 13 or

CHARTER FINANCIAL CORPORATION

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Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

85% are timely payers for the past 24 months. One loan is in foreclosure and the other is in bankruptcy. The HALTV on the foreclosure loan is 53% and the bankruptcy loan is reported at 45%. The housing price index adjusted weighted average loan-to-value ratio on the entire loan pool is 54% with the highest HALTV reported at 72%.

The SARM 2004-6 3A3 was downgraded by S&P from AAA to A+. The single rated instrument has a book value of $1.3 million. This tranche continues to maintain a favorable credit support level and Bloomberg coverage ratio. The credit support and Bloomberg coverage ratio for the SARM 2004-6 3A3 was reported at 13.36 and 6.11, respectively, at September 30, 2012. There is no loss projected by the Bloomberg Credit Model and the Bank is projecting no break in yield or other than temporary impairment on this instrument.

The CMLTI 2004-HYB1 A31 was upgraded by Moody’s from B3 to B1 during the year. This split rated bond maintains a book value of $1.4 million. The credit support on the CMLTI 2004-HYB1 A31 is 18.04 which is an increase from the original structure of 4.3. The Bloomberg coverage ratio was reported at 4.09 at September 30, 2012.

The investment in the MARM 2004-13 B1 security represents the largest unrealized loss position in the investment portfolio at $2.3 million. Based on assessments of expected cash flows, it has been concluded that no additional other than temporary impairment exists on this security at September 30, 2012. This bond has previously taken a total of $380,000 in OTTI. The favorable cash flow profile is attributable to a number of pertinent factors, including the relatively low levels of delinquency and the stable levels of default, foreclosure, and severities upon foreclosure. The security has a housing price index adjusted weighted average loan-to-value ratio of 55% on the underlying mortgages, average credit scores of 737 and its 2004 origination indicates its seasoning. Furthermore, 90% of the underlying mortgages have been timely payers for the past 24 months. The unrealized loss position is attributed to liquidity risk.

CHARTER FINANCIAL CORPORATION

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Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Note 5: Loans Receivable

Loans receivable are summarized as follows:

	September 30, 2012	September 30, 2011
Loans not covered by loss sharing agreements:
1-4 family residential real estate	$105,514,544	$98,844,828
Commercial real estate	251,379,010	252,037,202
Commercial	16,596,833	17,612,661
Real estate construction	45,369,190	41,726,520
Consumer and other	18,107,198	20,137,875

Loans receivable, net of undisbursed proceeds of loans in process	436,966,775	430,359,086
Less:
Unamortized loan origination fees, net	1,101,481	1,010,480
Allowance for loan losses	8,189,895	9,369,837

Total loans not covered, net	$427,675,399	$419,978,769

The carrying amount of covered loans at September 30, 2012 and 2011 consisted of impaired loans at acquisition date and all other acquired loans and are presented in the following tables.

	September 30, 2012
	Impaired Loans at Acquisition	All Other Acquired Loans	Total Covered Loans
Loans covered by loss sharing agreements:
1-4 family residential real estate	$5,619,110	$9,421,190	$15,040,300
Commercial real estate	71,806,980	88,353,272	160,160,252
Commercial	12,081,845	13,885,559	25,967,404
Real estate construction	1,321,752	559,675	1,881,427
Consumer and other	708,832	5,458,309	6,167,141

Loans receivable, gross	91,538,519	117,678,005	209,216,524
Less:
Non-accretable difference	14,285,220	5,096,952	19,382,172
Allowance for covered loan losses	1,793,943	8,546,872	10,340,815
Accretable discount	9,869,297	3,055,050	12,924,347
Discount on acquired performing loans	—	308,728	308,728
Unamortized loan origination fees, net	—	32,146	32,146

Total loans covered, net	$65,590,059	$100,638,257	$166,228,316

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

	September 30, 2011
	Impaired Loans at Acquisition	All Other Acquired Loans	Total Covered Loans
Loans covered by loss sharing agreements:
1-4 family residential real estate	$8,662,904	$11,261,058	$19,923,962
Commercial real estate	142,358,465	120,903,232	263,261,697
Commercial	10,263,020	22,478,750	32,741,770
Real estate construction	8,059,927	778,764	8,838,691
Consumer and other	866,166	7,715,276	8,581,442

Loans receivable, gross	170,210,482	163,137,080	333,347,562
Less:
Non-accretable difference	61,346,002	7,799,285	69,145,287
Allowance for covered loan losses	—	6,892,425	6,892,425
Accretable discount	16,893,100	4,705,432	21,598,532
Discount on acquired performing loans	—	622,258	622,258
Unamortized loan origination fees, net	—	39,475	39,475

Total loans covered, net	$91,971,380	$143,078,205	$235,049,585

The following table documents changes in the accretable discount on acquired loans during the years ended September 30, 2012 and 2011:

	Impaired Loans At Acquisition	All Other Acquired Loans	Total Covered Loans
Balance, September 30, 2010	$10,166,664	$8,476,672	$18,643,336
Accretable yield acquired	11,203,405	—	11,203,405
Loan accretion	(4,476,969)	(3,771,240)	(8,248,209)

Balance, September 30, 2011	16,893,100	4,705,432	21,598,532
Loan accretion	(7,023,803)	(1,650,382)	(8,674,185)

Balance, September 30, 2012	$9,869,297	$3,055,050	$12,924,347

The following is a summary of transactions during the years ended September 30, 2012, 2011 and 2010 in the allowance for loan losses on loans covered by loss sharing:

	September 30,
	2012	2011	2010
Balance, beginning of year	$6,892,425	$15,553,536	$23,832,265
Loans charged-off (gross)	(6,700,215)	(16,103,611)	(10,786,622)
Recoveries on loans previously charged-off	744,850	1,442,500	404,716
Provision for loan losses charged to FDIC receivable	8,202,159	4,800,000	1,682,542
Provision for loan losses charged to operations	1,201,596	1,200,000	420,635

Balance, end of year	$10,340,815	$6,892,425	$15,553,536

CHARTER FINANCIAL CORPORATION

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Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

The following table documents changes in the carrying value of the FDIC receivable for loss sharing agreements relating to covered loans and other real estate owned during the years ended September 30, 2012 and 2011:

	September 30,
	2012	2011

Balance, beginning of year	$96,777,791	$89,824,798
Fair value of FDIC receivable for loss sharing agreements at acquisition	—	51,555,999
Receipt of payments from FDIC	(80,528,485)	(53,615,832)
Accretion of fair value adjustment	1,461,779	1,035,125
Recovery of previous loss reimbursements	(3,252,736)	(3,617,003)
Provisions for estimated losses on covered assets	15,976,659	4,800,000
External expenses qualifying under loss sharing agreements	4,700,525	6,794,704

Balance, end of year	$35,135,533	$96,777,791

Loan Origination and Risk Management. The Company has certain lending policies and procedures in place that are designed to maximize loan income within an acceptable level of risk. Management reviews and approves these policies and procedures on a regular basis. A reporting system supplements the review process by providing management with frequent reports related to loan production, loan quality, concentrations of credit, loan delinquencies and non-performing and potential problem loans. Diversification in the loan portfolio is a means of managing risk associated with fluctuations in economic conditions.

Commercial real estate loans are generally made by the Company to Georgia, Alabama or Florida panhandle entities and are secured by properties in these states. Commercial real estate lending involves additional risks compared to one- to four-family residential lending. Repayment of commercial real estate loans often depends on the successful operations and income stream of the borrowers, and commercial real estate loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to residential real estate loans. The Company’s underwriting criteria for commercial real estate loans include maximum loan-to-value ratios, debt coverage ratios, secondary sources of repayment, guarantor requirements, net worth requirements and quality of cash flow. As part of the loan approval and underwriting of commercial real estate loans, management undertakes a cash flow analysis, and generally requires a debt-service coverage ratio of at least 1.15 times. In addition, management tracks the level of owner-occupied commercial real estate loans versus non-owner occupied loans. At September 30, 2012, approximately 36.7% of the outstanding principal balance of the Company’s commercial real estate loans were secured by owner-occupied properties.

The Company makes construction and land development loans primarily for the construction of one- to four-family residences but also for multi-family and nonresidential real estate projects on a select basis. While current market conditions have suppressed demand for construction and land loans, there are opportunities to lend to quality borrowers in the Company’s market area for construction loans. The Company offers two principal types of construction loans: builder loans, including both speculative (unsold) and pre-sold loans to pre-approved local builders; and construction/permanent loans to property owners that are converted to permanent loans at the end of the construction phase. The number of

CHARTER FINANCIAL CORPORATION

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Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

speculative loans that management will extend to a builder at one time depends upon the financial strength and credit history of the builder. The Company’s construction loan program is expected to remain a modest portion of the loan volume and management generally limits the number of outstanding loans on unsold homes under construction within a specific area.

The Company also originates first and second mortgage loans secured by one- to four-family residential properties within Georgia, Alabama and the Florida panhandle. Management currently originates mortgages at all branch locations, but utilizes a centralized processing location to reduce the underwriting risk. The Company originates both fixed rate and adjustable rate one- to four-family residential mortgage loans. Fixed rate 30 year conforming loans are generally originated for resale into the secondary market on a servicing-released basis and loans that are non-conforming due to property exceptions and that have adjustable rates are generally retained in the Company’s portfolio. The non-conforming loans originated are not considered to be subprime loans and the amount of subprime and low documentation loans held by the Company is not material.

The Company originates consumer loans that consist of loans on deposits, second mortgage loans, home equity lines of credit, auto loans and various other installment loans. The Company primarily offers consumer loans (excluding second mortgage loans and home equity lines of credit) as an accommodation to customers. Consumer loans tend to have a higher credit risk than residential mortgage loans because they may be secured by rapidly depreciable assets, or may be unsecured. The Company’s consumer lending generally follows accepted industry standards for non sub-prime lending, including credit scores and debt to income ratios. The Company also offers home equity lines of credit as a complement to one- to four-family residential mortgage lending. The underwriting standards applicable to home equity credit lines are similar to those for one- to four-family residential mortgage loans, except for slightly more stringent credit-to-income and credit score requirements. Home equity loans are generally limited to 80% of the value of the underlying property unless the loan is covered by private mortgage insurance or a loss sharing agreement. At September 30, 2012, the Company had $14.0 million of home equity lines of credit and second mortgage loans not covered by FDIC loss sharing agreements (“loss sharing”).

The Company’s commercial business loans are generally limited to terms of five years or less. Management typically collateralizes these loans with a lien on commercial real estate or, rarely, with a lien on business assets and equipment. Management also generally requires the personal guarantee of the business owner. Interest rates on commercial business loans are generally higher than interest rates on residential or commercial real estate loans due to the risk inherent in this type of loan. Commercial business loans are generally considered to have more risk than residential mortgage loans or commercial real estate loans because the collateral may be in the form of intangible assets and/or readily depreciable inventory. Commercial business loans may also involve relatively large loan balances to single borrowers or groups of related borrowers, with the repayment of such loans typically dependent on the successful operation and income stream of the borrower. Such risks can be significantly affected by economic conditions. In addition, commercial business lending generally requires substantially greater supervision efforts by Management compared to residential mortgage or commercial real estate lending.

The Company maintains an internal loan review function that reviews and validates the credit risk program on a periodic basis. Results of these reviews are presented to management. The loan review process complements and reinforces the risk identification and assessment decisions made by lenders and credit personnel, as well as the Company’s policies and procedures. The Company further engages an independent, external loan reviewer on an annual basis.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Nonaccrual and Past Due Loans. Nonaccrual loans not covered by loss sharing, segregated by class of loans were as follows:

	September 30, 2012	September 30, 2011
1-4 family residential real estate	$2,038,340	$5,793,073
Commercial real estate	771,711	5,339,730
Commercial	191,499	438,161
Real estate construction	—	26,291
Consumer and other	42,363	96,954

Total	$3,043,913	$11,694,209

An age analysis of past due loans not covered by loss sharing, segregated by class of loans at September 30, 2012 and 2011 were as follows:

September 30, 2012

	30-89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Current	Total Loans	Loans > 90 Days Accruing
1-4 family residential real estate	$1,460,017	$621,257	$2,081,274	$103,433,270	$105,514,544	$401,726
Commercial real estate	1,459,472	—	1,459,472	249,919,538	251,379,010	—
Commercial	145,001	—	145,001	16,451,832	16,596,833	—
Real estate construction	—	—	—	45,369,190	45,369,190	—
Consumer and other	125,054	—	125,054	17,982,144	18,107,198	—

	$3,189,544	$621,257	$3,810,801	$433,155,974	$436,966,775	$401,726

September 30, 2011

	30-89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Current	Total Loans	Loans > 90 Days and Accruing
1-4 family residential real estate	$1,261,293	$2,434,213	$3,695,506	$95,149,322	$98,844,828	$—
Commercial real estate	3,073,129	1,671,035	4,744,164	247,293,038	252,037,202	—
Commercial	315,882	160,558	476,440	17,136,221	17,612,661	—
Real estate construction	—	26,291	26,291	41,700,229	41,726,520	—
Consumer and other	197,125	—	197,125	19,940,750	20,137,875	—

	$4,847,429	$4,292,097	$9,139,526	$421,219,560	$430,359,086	$—

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

An age analysis of past due loans covered by loss sharing, segregated by class of loans at September 30, 2012 and 2011 were as follows:

September 30, 2012

	30-89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Current	Total Loans [1]	Loans > 90 Days Accruing [2]
1-4 family residential real estate	$734,789	$834,569	$1,569,358	$11,460,232	$13,029,590	$834,570
Commercial real estate	6,546,132	20,588,187	27,134,319	115,540,726	142,675,045	20,588,187
Commercial	917,019	2,984,197	3,901,216	13,723,435	17,624,651	2,984,197
Real estate construction	—	—	—	1,343,072	1,343,072	—
Consumer and other	55,441	391,755	447,196	4,373,983	4,821,179	391,754

	$8,253,381	$24,798,708	$33,052,089	$146,441,448	$179,493,537	$24,798,708

[1]	Covered loan balances are net of non-accretable differences and allowance for covered loan losses and have not been reduced by $13,233,075 of accretable discounts.
[2]	Covered loans contractually past due greater than ninety days are reported as accruing loans because of accretable discounts established at the time of acquisition.

September 30, 2011

	30-89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Current	Total Loans [1]	Loans > 90 Days and Accruing [2]
1-4 family residential real estate	$1,263,640	$1,852,536	$3,116,176	$13,377,864	$16,494,040	$1,852,536
Commercial real estate	6,890,156	19,890,694	26,780,850	175,314,919	202,095,769	19,890,694
Commercial	1,840,322	4,854,955	6,695,277	18,340,062	25,035,339	4,854,955
Real estate construction	—	3,617,000	3,617,000	2,251,184	5,868,184	3,617,000
Consumer and other	233,527	142,184	375,711	7,440,807	7,816,518	142,184

	$10,227,645	$30,357,369	$40,585,014	$216,724,836	$257,309,850	$30,357,369

[1]	Covered loan balances are net of non-accretable differences and allowance for covered loan losses and have not been reduced by $22,220,790 of accretable discounts.
[2]	Covered loans contractually past due greater than ninety days are reported as accruing loans because of accretable discounts established at the time of acquisition.

CHARTER FINANCIAL CORPORATION

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Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Impaired Loans. The Company evaluates “impaired” loans, which includes nonperforming loans and accruing troubled debt restructured loans, having risk characteristics that are unique to an individual borrower on a loan-by-loan basis with balances above a specified level. For smaller loans, the allowance is calculated based on the credit grade utilizing historical loss experience and other qualitative factors.

Impaired loans not covered by loss sharing, segregated by class of loans were as follows:

September 30, 2012

				Year Ended September 30, 2012
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Investment in Impaired Loans	Interest Income Recognized
With no related allowance recorded:
1-4 family residential real estate	$2,500,824	$2,982,895	$—	$2,867,188	$31,122
Commercial real estate	12,469,240	14,063,513	—	13,689,972	568,615
Commercial	2,847,862	2,860,935	—	2,908,659	95,676
Real estate construction	5,925	34,844	—	32,735	296

Grand Total:	$17,823,851	$19,942,187	$—	$19,498,554	$695,709

There were no recorded allowances for impaired loans not covered by loss sharing at September 30, 2012. The recorded investment in accruing troubled debt restructured loans at September 30, 2012 totaled $14,420,575 and are included in the impaired loan table above.

CHARTER FINANCIAL CORPORATION

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Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

September 30, 2011

				Year Ended September 30, 2011
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Investment in Impaired Loans	Interest Income Recognized
With no related allowance recorded:
1-4 family residential real estate	$5,854,706	$5,934,610	$—	$5,970,816	$111,556
Commercial real estate	7,345,478	7,548,674	—	7,443,685	290,456
Commercial	2,425,539	2,430,884	—	3,216,788	88,665
Real estate construction	1,577,590	1,577,590	—	1,593,908	78,181

Subtotal:	17,203,313	17,491,758	—	18,225,197	568,858
With an allowance recorded:
1-4 family residential real estate	$—	$—	$—	$—	$—
Commercial real estate	2,881,355	2,881,355	1,162,795	2,950,237	63,857
Commercial	64,568	63,318	66,818	74,431	—
Real estate construction	—	—	—	—	—

Subtotal:	2,945,923	2,946,673	1,229,613	3,024,668	63,857
Totals:
1-4 family residential real estate	$5,854,706	$5,934,610	$—	$5,970,816	$111,556
Commercial real estate	10,226,833	10,430,029	1,162,795	10,393,922	354,313
Commercial	2,490,107	2,496,202	66,818	3,291,219	88,665
Real estate construction	1,577,590	1,577,590	—	1,593,908	78,181

Grand Total:	$20,149,236	$20,438,431	$1,229,613	$21,249,865	$632,715

Credit Quality Indicators. As part of the ongoing monitoring of the credit quality of the Company’s loan portfolio for both loans covered and not covered by loss sharing agreements, management tracks certain credit quality indicators including the level of classified loans, net charge-offs, non-performing loans (see details above) and the general economic conditions in its market areas.

The Company utilizes a risk grading to assign a risk grade to each of its loans. Loans are graded on a scale of 1 to 8. A description of the general characteristics of the 8 risk grade factors is as follows:

The risk grade for each individual loan is determined by the loan officer and other approving officers at the time of loan origination and is changed from time to time to reflect an ongoing assessment of loan risk. Risk grades are reviewed on specific loans monthly for all delinquent loans as a part of monthly meetings held by the Loan Committee, quarterly for all nonaccrual and special reserve loans, and annually as part of the Company’s internal loan review process. In addition, individual loan risk grades are reviewed in connection with all renewals, extensions and modifications. Risk grades for covered loans are determined by officers within the Special Assets Division based on an ongoing assessment of loan risk. Such risk grades are updated in a manner consistent with non-covered loans, except the grading of such loans are assessed quarterly, as applicable, relating to revised estimates of expected cash flows.

Grade 1: Virtual Absence of Credit Risk (Pass 1) – Loans graded 1 are substantially risk-free or have limited risk. They are characterized by loans to borrowers with unquestionable financial strength and a long history of solid earnings performance. Loans to borrowers collateralized by cash or equivalent liquidity may be included here. Loans secured, by readily marketable collateral may also be graded 1 provided the relationship meets all other characteristics of the grade.

CHARTER FINANCIAL CORPORATION

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Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Grade 2: Minimal Credit Risk (Pass 2) – Loans graded 2 represent above average borrowing relationships, generally with local borrowers. Such loans will have clear, demonstrative sources of repayment, financially sound guarantors, and adequate collateral.

Grade 3: Less Than Average Credit Risk (Pass 3) – Loans graded 3 are of average credit quality, are properly structured and documented and require only normal supervision. Financial data is current and document adequate revenue, cash flow, and satisfactory payment history to indicate that financial condition is satisfactory. Unsecured loans are normally for a specific purpose and short term. Secured loans have properly margined collateral. Repayment terms are realistic, clearly defined and based upon a primary, identifiable source of repayment. All grade 3 loans meet the Company’s lending guidelines.

Grade 4: Acceptable With Average Risk (Pass 4) – Loans graded 4 represent loans where a borrower’s character, capacity, credit or collateral may be a concern. Grade 4 loans will be performing credits and will not necessarily represent weakness unless that area of weakness remains unresolved. Loans most commonly graded 4 will likely include loans with technical exceptions, loans outside of policy parameters without justification for exception and loans with collateral imperfections. Loans in this category, while acceptable, generally warrant close monitoring. Resolution of questionable areas will generally result in an upgrade or downgrade.

Grade 5: Special Mention – (Greater Than Normal Credit Risk) – Loans graded 5 have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or the bank’s credit position at a future date. Grade 5 loans should include loans where repayment is highly probable, but timeliness of repayment is uncertain due to unfavorable developments. Special Mention assets are not adversely classified and do not expose the bank to sufficient risk to warrant adverse classification. Assets that could be included in this category include loans that have developed credit weaknesses since origination as well as those that were originated with such weaknesses. Special Mention is not to be used to identify an asset that has as its sole weakness credit data exceptions or collateral documentation exceptions that are not material to the timely repayment of the asset.

Grade 6: Substandard – (Excessive Credit Risk) – Grade 6 loans are inadequately protected by current sound worth and paying capacity of the borrower or of collateral pledged. Substandard assets have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. Loans in this category are characterized by the distinct probability that the bank will sustain some loss if the deficiencies are not corrected.

Grade 7: Doubtful – (Potential Loss) – Loans graded 7 possess all of the characteristics of Substandard loans with the addition that full collection is improbable on the basis of existing facts, values, and conditions. Possibility of loss is high; however, due to important and reasonably specific pending factors that may work to the loans’ advantage, a precise indication of estimated loss is deferred until a more exact status can be determined. The Doubtful classification is not to be used to defer the full recognition of an expected loss.

CHARTER FINANCIAL CORPORATION

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Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Grade 8: Loss – That portion of an asset classified Loss is considered uncollectible and of such little value that its continuance as an asset, without establishment of a specific valuation allowance or charge-off is not warranted. This classification does not necessarily mean that an asset has absolutely no recovery or salvage value; but rather, it is not practical or desirable to defer writing off a basically worthless asset (or portion) even though partial recovery may be affected in the future. An asset may be subject to a split classification whereby two or more portions of the same asset are given separate classifications.

The following table presents the risk grades of the loan portfolio not covered by loss sharing, segregated by class of loans:

September 30, 2012

	1-4 family residential real estate	Commercial real estate	Commercial	Real estate construction	Consumer and other	Total
Pass (1-4)	$97,045,428	$217,582,908	$13,252,993	$44,075,754	$17,357,541	$389,314,624
Special Mention (5)	3,525,488	11,396,970	93,033	286,505	559,982	15,861,978
Substandard (6)	4,943,628	22,399,132	3,250,807	1,006,931	189,675	31,790,173
Doubtful (7)	—	—	—	—	—	—
Loss (8)	—	—	—	—	—	—

Total not covered loans	$105,514,544	$251,379,010	$16,596,833	$45,369,190	$18,107,198	$436,966,775

September 30, 2011

	1-4 family residential real estate	Commercial real estate	Commercial	Real estate construction	Consumer and other	Total
Pass (1-4)	$89,121,799	$210,707,732	$13,629,735	$33,824,113	$19,539,636	$366,823,015
Special Mention (5)	3,486,324	25,456,968	448,711	6,230,194	381,414	36,003,611
Substandard (6)	6,236,705	15,756,651	3,373,657	1,672,213	212,093	27,251,319
Doubtful (7)	—	115,851	160,558	—	4,732	281,141
Loss (8)	—	—	—	—	—	—

Total not covered loans	$98,844,828	$252,037,202	$17,612,661	$41,726,520	$20,137,875	$430,359,086

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

The following tables present the risk grades, ignoring grade enhancement provided by the FDIC loss sharing, of the loan portfolio covered by loss sharing agreements, segregated by class of loans at September 30, 2012 and 2011. Numerical risk ratings 5-8 constitute classified assets for regulatory reporting; however, regulatory authorities consider the FDIC loss sharing percentage of either 80% or 95%, as applicable, as a reduction of the regulatory classified balance for covered loans.

September 30, 2012

	1-4 family residential real estate	Commercial real estate	Commercial	Real estate construction	Consumer and other	Total
Numerical risk rating (1-4)	$7,153,464	$56,448,239	$6,912,992	$—	$4,011,268	$74,525,963
Numerical risk rating (5)	2,223,780	27,564,628	4,040,798	1,343,072	224,720	35,396,998
Numerical risk rating (6)	3,217,548	54,282,789	5,127,288	—	581,495	63,209,120
Numerical risk rating (7)	434,798	4,379,389	1,543,573	—	3,696	6,361,456
Numerical risk rating (8)	—	—	—	—	—	—

Total covered loans [1]	$13,029,590	$142,675,045	$17,624,651	$1,343,072	$4,821,179	$179,493,537

[1]	Covered loan balances are net of non-accretable differences and allowances for covered loan losses and have not been reduced by $13,233,075 of accretable discounts.

September 30, 2011

	1-4 family residential real estate	Commercial real estate	Commercial	Real estate construction	Consumer and other	Total
Numerical risk rating (1-4)	$10,693,680	$103,968,632	$12,378,784	$2,251,184	$6,563,123	$135,855,403
Numerical risk rating (5)	1,266,882	25,350,072	1,773,795	—	292,054	28,682,803
Numerical risk rating (6)	4,018,325	63,319,301	5,879,654	3,617,000	913,673	77,747,953
Numerical risk rating (7)	515,153	9,457,764	5,003,106	—	47,668	15,023,691
Numerical risk rating (8)	—	—	—	—	—	—

Total covered loans [1]	$16,494,040	$202,095,769	$25,035,339	$5,868,184	$7,816,518	$257,309,850

[1]	Covered loan balances are net of non-accretable differences and allowances for covered loan losses and have not been reduced by $22,220,790 of accretable discounts.

With respect to classified assets covered by loss sharing agreements, numerical risk ratings 5-8, for regulatory reporting purposes are done under FDIC guidance reporting the bank’s non-reimbursable amount of the book balance of the loan as classified. The remaining reimbursable portion is classified as pass, numerical risk ratings 1-4.

Allowance for Loan Losses. The allowance for loan losses is established through a provision for loan losses charged to expense and is an amount that management believes will be adequate to absorb losses on existing loans that become uncollectible, based on evaluations of the collectability of loans. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, historical loss rates, overall portfolio quality, review of specific problem loans, and current economic conditions and trends that may affect a borrower’s ability to repay. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely and subsequent recoveries are added to the allowance.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Management’s allowance for loan losses methodology is a loan classification-based system. Management bases the required reserve on a percentage of the loan balance for each type of loan and classification level. Loans may be classified manually and are automatically classified if they are not previously classified when they reach certain levels of delinquency. Unclassified loans are reserved at different percentages based on the loan loss history of the last two years. Reserve percentages are also adjusted based upon our estimate of the effect that the current economic environment will have on each type of loan.

Management segments its allowance for loan losses into the following four major categories: (1) specific reserves; (2) general allowances for Classified/Watch loans; (3) general allowances for loans with satisfactory ratings; and (4) an unallocated amount. Risk ratings are initially assigned in accordance with CharterBank’s loan and collection policy. An organizationally independent department reviews risk grade assignments on an ongoing basis. Management reviews current information and events regarding a borrowers’ financial condition and strengths, cash flows available for debt repayment, the related collateral supporting the loan and the effects of known and expected economic conditions. When the evaluation reflects a greater than normal risk associated with the individual loan, management classifies the loan accordingly. If the loan is determined to be impaired, management allocates a portion of the allowance for loan losses for that loan based on the fair value of the collateral, if the loan is considered collateral-dependent, as the measure for the amount of the impairment. Impaired and Classified/Watch loans are aggressively monitored.

The allowances for loans by credit grade are further subdivided by loan type. Charter Financial has developed specific quantitative allowance factors to apply to each loan which considers loan charge-off experience over the most recent two years by loan type. In addition, loss estimates are applied for certain qualitative allowance factors that are subjective in nature and require considerable judgment on the part of management. Such qualitative factors include economic and business conditions, the volume of past due loans, changes in the value of collateral of collateral-dependent loans, and other economic uncertainties. An unallocated component of the allowance is also established for losses that specifically exist in the remainder of the portfolio, but have yet to be identified.

An unallocated allowance is generally maintained in a range of 4% to 12% of the total allowance in recognition of the imprecision of the estimates and other factors. In times of greater economic downturn and uncertainty, the higher end of this range is provided.

Through the FDIC-assisted acquisitions of the loans of NCB, MCB and FNB, management established non-accretable discounts for the acquired impaired loans and also for all other loans of MCB. These non-accretable discounts were based on estimates of future cash flows. Subsequent to the acquisition dates, management continues to assess the experience of actual cash flows compared to estimates. When management determines that non-accretable discounts are insufficient to cover expected losses in the

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

applicable covered loan portfolios, the allowance for covered loans is increased with a corresponding provision for covered loan losses as a charge to earnings and an increase in the applicable FDIC receivable based on loss sharing indemnification. During the years ended September 30, 2012 and 2011 the Company increased its allowance for loan losses on loans covered by loss sharing relating to NCB acquired loans by $7.8 million and $6.0 million, respectively, and recorded $888,000 and $1.2 million, respectively, as a charge to earnings with $6.9 million and $4.8 million, respectively, recorded as an increase to the FDIC receivable. Additionally, during the year ended September 30, 2012, the Company increased its allowance for loan losses on loans covered by loss sharing relating to FNB acquired loans by $1.6 million and recorded $313,000 as a charge to earnings with $1.3 million recorded as an increase to the FDIC receivable. There were no such provisions related to FNB acquired loans during the year ended September 30, 2011.

The Company maintained its allowance for loan losses for the years ended September 30, 2012 and 2011 in response to continued weak economic conditions, net charge-offs, financial indicators for borrowers in the real estate sectors, continuing low collateral values of commercial and residential real estate, and nonaccrual and impaired loans. The following table details the allowance for loan losses on loans not covered by loss sharing by portfolio segment as of September 30, 2012 and 2011. Allocation of a portion of the allowance to one category of loans does not preclude availability to absorb losses in other categories.

The following tables are a summary of transactions in the allowance for loan losses on loans not covered by loss sharing by portfolio segment:

	Year ended September 30, 2012
	1-4 family real estate	Commercial real estate	Commercial	Real estate construction	Consumer and other	Unallocated	Total

Allowance for loan losses:
Balance at beginning of year	$633,364	$5,972,310	$821,830	$1,065,512	$48,276	$828,545	$9,369,837
Charge-offs	(1,180,899)	(2,824,917)	(408,314)	(28,919)	(87,735)	—	(4,530,784)
Recoveries	3,881	359	41,473	—	5,129	—	50,842
Provision	1,423,508	2,332,380	256,605	(749,464)	113,957	(76,986)	3,300,000

Ending balance	$879,854	$5,480,132	$711,594	$287,129	$79,627	$751,559	$8,189,895

Ending balance: individually evaluated for impairment	$—	$—	$—	$—	$—		$—

Loans:
Ending balance	$105,514,544	$251,379,010	$16,596,833	$45,369,190	$18,107,198		$436,966,775

Ending balance: individually evaluated for impairment	$2,500,824	$12,469,240	$2,847,862	$5,925	$—		$17,823,851

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

	Year Ended September 30, 2011
	1-4 family real estate	Commercial real estate	Commercial	Real estate construction	Consumer and other	Unallocated	Total

Allowance for loan losses:
Balance at beginning of year	$1,023,078	$6,103,391	$623,479	$1,236,169	$79,149	$731,829	$9,797,095
Charge-offs	(600,210)	(957,064)	(517,435)	(21,822)	(151,992)	—	(2,248,523)
Recoveries	63,310	—	36,756	159	21,040	—	121,265
Provision	147,186	825,983	679,030	(148,994)	100,079	96,716	1,700,000

Ending balance	$633,364	$5,972,310	$821,830	$1,065,512	$48,276	$828,545	$9,369,837

Ending balance: individually evaluated for impairment	$—	$1,162,795	$66,818	$—	$—		$1,229,613

Loans:
Ending balance	$98,844,828	$252,037,202	$17,612,661	$41,726,520	$20,137,875		$430,359,086

Ending balance: individually evaluated for impairment	$5,854,706	$10,226,833	$2,490,107	$1,577,590	$—		$20,149,236

Allowance for loan losses	Year Ended September 30, 2010
Balance, at beginning of year	$9,331,612
Charge-offs	(5,407,747)
Recoveries	73,230
Provision	5,800,000

Ending balance	$9,797,095

The following tables detail the nonaccretable discount and allowance for loan losses on loans covered by loss sharing by portfolio segment.

	Year Ended September 30, 2012
	1-4 family real estate	Commercial real estate	Commercial	Real estate construction	Consumer and other	Total

Non-accretable differences [1]:
Balance at beginning of year	$3,429,923	$61,165,928	$7,706,431	$2,970,506	$764,924	$76,037,712
Charge-offs	(1,515,979)	(49,170,125)	(6,664,343)	(2,533,954)	(390,044)	(60,274,445)
Recoveries	7,665	394,841	4,150,489	—	2,970	4,555,965
Provision for loan losses charged to FDIC receivable	85,717	4,165,963	2,907,496	96,225	946,758	8,202,159
Provision for loan losses charged to operations	3,383	928,599	242,681	5,578	21,355	1,201,596

Ending balance	$2,010,709	$17,485,206	$8,342,754	$538,355	$1,345,963	$29,722,987

Covered loans:
Ending contractual balance	$15,040,300	$160,160,252	$25,967,404	$1,881,427	$6,167,141	$209,216,524

[1]	Amounts include the allowance for covered loan losses.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

	Year Ended September 30, 2011
	1-4 family real estate	Commercial real estate	Commercial	Real estate construction	Consumer and other	Total

Non-accretable differences [1]:
Balance at beginning of year	$1,856,851	$39,160,920	$23,266,859	$2,497,018	$1,632,467	$68,414,115
Charge-offs	(53,748)	(24,943,324)	(20,020,399)	(2,811,511)	(1,887,271)	(49,716,253)
Recoveries	67,943	1,220,753	3,334,031	74,875	41,249	4,738,851
Acquisition	1,310,279	41,265,945	1,060,365	2,962,061	2,349	46,600,999
Provision for loan losses charged to FDIC receivable	198,879	3,569,308	52,460	198,449	780,904	4,800,000
Provision for loan losses charged to operations	49,719	892,326	13,115	49,614	195,226	1,200,000

Ending balance	$3,429,923	$61,165,928	$7,706,431	$2,970,506	$764,924	$76,037,712

Covered loans:
Ending contractual balance	$19,923,962	$263,261,697	$32,741,770	$8,838,691	$8,581,442	$333,347,562

[1]	Amounts include the allowance for covered loan losses.

In addition to the above, the Company was servicing loans primarily for others with aggregate principal balances of $10,858,784, $14,863,296, and $17,698,462 at September 30, 2012, 2011, and 2010, respectively. Further, see note 11 for loans pledged as collateral.

Loans to certain executive officers, directors, and their associates totaled $802,957 and $1,521,462 at September 30, 2012 and 2011, respectively. At September 30, 2012 there were no commitments to fund construction loans to certain executive officers, directors, and their associates. Management believes that such loans were made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal credit risk nor present other unfavorable features.

The following is a summary of activity with respect to such aggregate loans to these individuals and their associates and affiliated companies:

	September 30,
	2012	2011
Beginning balance	$1,521,462	$10,102,736
Additions to new officer loans	—	817,443
Repayments	(718,505)	(9,398,717)

Ending balance	$802,957	$1,521,462

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

For the years ended September 30, 2012 and 2011, the following tables present a breakdown of the types of concessions determined to be troubled debt restructurings (“TDRs”) during the period by loan class.

	Accruing Loans			Nonaccrual Loans
	Year Ended September 30, 2012			Year Ended September 30, 2012
		Pre-Modification	Post-Modification		Pre-Modification	Post-Modification
	Number of	Outstanding	Outstanding	Number of	Outstanding	Outstanding
	Loans	Recorded Investment	Recorded Investment	Loans	Recorded Investment	Recorded Investment
Below market interest rate
Commercial Real Estate	10	$4,854,691	$4,802,649	—	$—	$—
Commercial	1	2,656,363	2,624,018	—	—	—

Total	11	$7,511,054	$7,426,667	—	$—	$—

Payment structure modification
Commercial Real Estate	2	$94,792	$94,792	1	$131,841	$131,022

Total	2	$94,792	$94,792	1	$131,841	$131,022

Grand Total	13	$7,605,846	$7,521,459	1	$131,841	$131,022

	Accruing Loans			Nonaccrual Loans
	Year Ended September 30, 2011			Year Ended September 30, 2011
		Pre-Modification	Post-Modification		Pre-Modification	Post-Modification
	Number of	Outstanding	Outstanding	Number of	Outstanding	Outstanding
	loans	Recorded Investment	Recorded Investment	loans	Recorded Investment	Recorded Investment
Extended payment terms
Commercial Real Estate	—	$—	$—	1	$918,268	$918,268

Total	—	$—	$—	1	$918,268	$918,268

Payment structure modification
1-4 Family Residential Real Estate	1	$61,633	$61,633	—	$—	$—
Commercial Real Estate	4	3,669,828	3,669,828	1	57,834	57,834
Commercial Non Real Estate	1	1,987,378	1,987,378	1	24,269	24,269
Real Estate Construction	9	1,551,298	1,551,298	—	—	—

Total	15	$7,270,137	$7,270,137	2	$82,103	$82,103

Grand Total	15	$7,270,137	$7,270,137	3	$1,000,371	$1,000,371

Loans are classified as restructured by the Company when certain modifications are made to the loan terms and concessions are granted to the borrowers due to financial difficulty experienced by those borrowers. The Company only restructures loans for borrowers in financial difficulty that have designed a viable business plan to fully pay off all obligations, including outstanding debt, interest, and fees, either by generating additional income from the business or through liquidation of assets. Generally, these loans are restructured to provide the borrower additional time to execute upon their plans. The concessions granted on TDRs generally include terms to reduce the interest rate or extend the term of the debt obligation.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Loans on nonaccrual status at the date of modification are initially classified as nonaccrual TDRs. Loans on accruing status at the date of concession are initially classified as accruing TDRs if the loan is reasonably assured of repayment and performance is expected in accordance with its modified terms. Such loans may be designated as nonaccrual loans subsequent to the concession date if reasonable doubt exists as to the collection of interest or principal under the restructuring agreement. TDRs are returned to accruing status when there is economic substance to the restructuring, there is documented credit evaluation of the borrower’s financial condition, the remaining balance is reasonably assured of repayment in accordance with its modified terms, and the borrower has demonstrated sustained repayment performance in accordance with the modified terms for a reasonable period of time (generally a minimum of six months).

At September 30, 2012, restructured loans with a modified balance of $14,420,575 were performing and $521,604 were nonperforming. At September 30, 2011, restructured loans with a modified balance of $7,526,538 were performing and $1,361,255 were nonperforming.

As of September 30, 2012, loans with a balance of $199,000 defaulted within twelve months after their restructure. As of September 30, 2011 no loans that were modified as troubled debt restructurings within the previous twelve months defaulted after their restructure.

Note 6: Derivative Instruments and Hedging Activities

The Bank has entered into an interest rate swap contract in connection with its hedging of a specific loan. As of September 30, 2012, the Bank has entered into an interest rate swap totaling $1,207,703 using a receive-variable swap to mitigate the exposure to changes in the fair value attributable to the benchmark interest rate (fixed rate) and the hedged items (loans receivable) from the effective date of the hedged instruments. As structured, the pay-fixed, receive-variable swap is evaluated as a fair value hedge and is considered highly effective. As a highly effective fair value designated hedge, the underlying hedged instrument is recorded on the balance sheet at fair value of $1.2 million with the periodic changes of the fair value reported in the consolidated statements of income.

For the year ended September 30, 2012, the interest rate swap designated as a fair value hedge resulted in a reduction to interest income of $5,830 on the related loans receivable. The fair value of the swap at September 30, 2012 was recorded on the consolidated statements of financial condition as a liability of $12,443.

The fixed rate loan being hedged with an interest rate swap is structured to include a prepayment make-whole clause. The prepayment make-whole fee represents a reasonable estimate of the economic loss (if any) from the early prepayment, in part or in whole, of the loan.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Note 7: Accrued Interest and Dividends Receivable

At September 30, 2012 and 2011, accrued interest and dividends receivable are summarized as follows:

	September 30,
	2012	2011
Loans Receivable	$2,520,272	$2,806,716
Mortgage – backed securities and collaterized mortgage obligations	462,466	461,486
Other investment securities	258,582	422,231

	$3,241,320	$3,690,433

Note 8: Real Estate Owned

The following is a summary of transactions in the real estate owned:

Non-covered real estate owned

	September 30,
	2012	2011	2010
Balance, beginning of year	$4,093,214	$9,641,425	$4,777,542
Real estate acquired through foreclosure of loans receivable	2,577,269	3,760,607	10,528,383
Real estate sold	(3,453,111)	(8,203,154)	(4,789,815)
Write down of real estate owned	(612,541)	(774,616)	(707,519)
Gain (loss) on sale of real estate owned	(24,074)	(44,894)	(167,166)
Real estate transferred to premises and equipment	(474,000)	(286,154)	—

Balance, end of year	$2,106,757	$4,093,214	$9,641,425

Covered real estate owned

	September 30,
	2012	2011	2010
Balance, beginning of year	$24,671,626	$29,626,581	$10,681,499
Real estate acquired and subject to FDIC loss sharing agreement	—	7,556,102	15,131,544
Real estate acquired through foreclosure of loans receivable	22,602,951	11,070,057	19,938,614
Real estate sold	(16,911,373)	(23,581,114)	(12,667,118)
Provision for losses on other real estate owned recognized in noninterest expense	(685,500)	—	(691,592)
Increase of FDIC receivable for loss sharing agreements	(7,774,500)	—	(2,766,366)

Balance, end of year	$21,903,204	$24,671,626	$29,626,581

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Note 9: Premises and Equipment

Premises and equipment at September 30, 2012 and 2011 is summarized as follows:

	September 30,
	2012	2011
Land	$6,882,381	$6,399,132
Buildings and improvements	18,564,624	17,001,254
Furniture, fixtures, and equipment	6,470,985	5,697,504
Construction in progress	90,248	—

	32,008,238	29,097,890
Less accumulated depreciation	8,397,596	7,332,592

	$23,610,642	$21,765,298

Depreciation expense for premises and equipment for the years ended September 30, 2012, 2011, and 2010, was $1,235,436, $1,096,342, and $914,022, respectively.

Note 10: Deposits

At September 30, 2012 and 2011, deposits are summarized as follows:

	September 30, 2012			September 30, 2011
	Amount	Range of interest rates	Weighted average interest rates	Amount	Range of interest rates	Weighted average interest rates
Demand, NOW, and money market accounts	$405,100,488	0.00-1.49%	0.22%	$390,319,695	0.00-1.49%	0.36%
Savings deposits	51,191,715	0.05-0.05%	0.05%	56,856,613	0.00-0.88%	0.53%
Time deposits by original term:
Time deposits $100,000 and over	177,919,765	0.00-4.35%	1.41%	243,488,663	0.00-5.92%	1.93%
Other time deposits:
12 months or less	113,512,566	0.03-5.40%	0.65%	154,118,379	0.00-5.36%	1.19%
13-36 months	40,164,500	0.05-4.35%	1.72%	44,608,981	0.40-5.40%	1.94%
37 months or more	12,372,512	0.15-2.58%	1.67%	21,701,475	0.75-3.70%	2.78%

Total deposits	800,261,546		0.62%	911,093,806		1.07%
Accrued interest payable	117,630			470,917

	$800,379,176			$911,564,723

Accrued interest payable is included in other liabilities in the consolidated statements of financial condition.

The Company accepted out of market time deposits from various credit unions and/or brokers as a source of funds. The balance of the broker deposits was $10.2 million at both September 30, 2012 and September 30, 2011 and the balance of the credit union deposits was $10.7 million and $17.5 million at September 30, 2012 and 2011, respectively.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

At September 30, 2012, scheduled maturities of time deposits are as follows:

2013	$215,172,920
2014	54,916,591
2015	48,282,316
2016	12,377,589
2017 and thereafter	13,219,927

$343,969,343

Interest expense on deposits for the years ended September 30, 2012, 2011, and 2010 is summarized as follows:

	Years Ended September 30,
	2012	2011	2010

Demand, NOW, and money market accounts	$1,035,681	$1,691,458	$2,720,807
Savings deposits	104,043	37,212	69,004
Time deposits	5,454,537	7,666,875	9,437,534

	$6,594,261	$9,395,545	$12,227,345

Deposits of certain officers, directors, and their associates totaled $3.9 million and $4.6 million at September 30, 2012 and 2011, respectively. Management believes that such deposits have substantially the same terms as those for comparable transactions with other unrelated parties.

Note 11: Borrowings

At September 30, 2012 and 2011, borrowings are summarized as follows:

	September 30,
	2012	2011

Federal Home Loan Bank advances	$81,000,000	$110,000,000

Total Borrowings	$81,000,000	$110,000,000

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

FHLB advances at September 30, 2012 and 2011 are summarized by year of maturity in the table below:

	September 30, 2012			September 30, 2011
	Amount	Range of interest rates	Weighted average interest rates	Amount	Range of interest rates	Weighted average interest rates

Less than one year	$21,000,000	0.36-3.88%	3.49%	$30,000,000	3.30-4.87%	4.61%

One to two years	5,000,000	3.80%	3.80%	20,000,000	3.42-3.88%	3.65%

Two to three years	5,000,000	3.99%	3.99%	5,000,000	3.80%	3.80%

Three to four years	25,000,000	4.33%	4.33%	5,000,000	3.99%	3.99%

Four to five years	—	—	—	25,000,000	4.33%	4.33%

Thereafter	25,000,000	4.30%	4.30%	25,000,000	4.30%	4.30%

	$81,000,000		4.05%	$110,000,000		4.24%

During 2012 the Company paid off $30 million of FHLB advances which had maturities in March 2012. During 2011 the Company prepaid $60 million of FHLB advances which had maturities in January 2011. A prepayment penalty of $809,558 was included in noninterest expense which represented approximate net present value of contractual interest payments to the January 2011 maturity of these $60 million of advances.

At September 30, 2012, the Company has pledged, under a blanket floating collateral lien with the FHLB, all stock of the FHLB, certain qualifying first mortgage loans with unpaid principal balances totaling $62,601,169 certain commercial loans with unpaid principal balances totaling $73,102,194, and certain available for sale securities, with an aggregate carrying amount of $127,617,291.

All of the FHLB advances are fixed rates at September 30, 2012. The Company’s FHLB advances include $25.0 million of advances that are callable by the FHLB under certain circumstances. The advances from the FHLB are subject to prepayment penalties.

At September 30, 2012, the Company had available line of credit commitments with the FHLB totaling $315,510,000, of which $81,000,000 was advanced and $234,510,000 was available at September 30, 2012 based on total assets; however, based on actual collateral available, only $140,741,581 was available. At September 30, 2012, the Company had an available line of credit based on the collateral available of $48,097,919 with the Federal Reserve Bank of Atlanta.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Interest expense on borrowings for the years ended September 30, 2012, 2011, and 2010, is summarized as follows:

	Years Ended September 30,
	2012	2011	2010

Securities sold under agreements to repurchase	$—	$536	$599
Federal Home Loan
Bank advances	3,994,754	5,831,456	10,529,525

	$3,994,754	$5,831,992	$10,530,124

Note 12: Income Taxes

Income tax expense (benefit) attributable to income from continuing operations for the years ended September 30, 2012, 2011, and 2010 consists of:

	Years Ended September 30,
	2012	2011	2010
Federal
Current	$3,057,729	$2,518,411	$2,264,618
Deferred	(2,247,339)	(1,767,062)	(236,153)

Total federal tax expense	810,390	751,349	2,028,465
State
Current	320,035	149,480	99,935
Deferred	(491,375)	(206,437)	(41,739)

Total state tax expense	(171,340)	(56,957)	58,196

	$639,050	$694,392	$2,086,661

The difference between the actual total provision for federal and state income taxes and federal income taxes computed at the statutory rate of 35% for the years ended September 30, 2012, 2011, and 2010 is summarized as follows:

	Years Ended September 30,
	2012	2011	2010

Computed “expected” tax expense	$1,966,210	$1,049,910	$2,807,578
Increase (decrease) in tax expense resulting from:
State income taxes, net of federal tax effect	(111,371)	(37,022)	37,827
Tax-exempt income	(437,006)	(383,779)	(394,857)
Market value depreciation of ESOP shares	(2,816)	—	1,492
Management retirement plan	51,224	—	—
Release of uncertain tax position reserve	(1,010,000)	—	—
Other, net	182,809	65,283	(365,379)

	$639,050	$694,392	$2,086,661

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

The effective tax rate for the years ended September 30, 2012, 2011, and 2010, was 11.38%, 23.15%, and 26.01%, respectively.

In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies by jurisdiction and entity in making this assessment.

Based upon the level of historical taxable income and projections for future taxable income over the periods which the temporary differences resulting in the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences at September 30, 2012.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of September 30, 2012 and 2011 are presented below:

	September 30,
	2012	2011
Deferred tax assets:
Allowance for loan losses	$3,192,375	$3,654,711
Deferred compensation	987,061	899,934
Stock compensation expense	810,415	795,589
Real estate acquired through foreclosure	736,677	743,353
State credits	261,718	485,765
Investment securities market adjustment for tax reporting	133,964	110,146
FDIC transactions	455,005	—
Other than temporary impairment	1,432,675	1,327,033
Net unrealized holding losses on securities available for sale	—	1,015,600
Other	1,115,169	719,247

Total gross deferred tax assets	9,125,059	9,751,378

Deferred tax liabilities:
Deferred loans cost, net	381,048	351,876
Depreciation	2,226,714	2,367,985
FDIC transaction	—	2,411,750
Net unrealized holding losses on securities available for sale	104,772	—
Other	236,326	61,909

Total gross deferred tax liabilities	2,948,860	5,193,520

Net deferred tax assets	$6,176,199	$4,557,858

The Company adopted the accounting standard relating to accounting for uncertainty in income taxes during 2009. The Company classifies interest and penalties related to income tax assessments, if any, in income tax expense in the consolidated statements of operations. Tax years 2009 through 2011 are subject to examination by the Internal Revenue Service and state taxing authorities in Georgia and Alabama. The Company had no material uncertain tax positions at September 30, 2012 and 2011.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

The amounts of unrecognized tax benefits as of September 30, 2012, 2011 and 2010 were $0, $1,010,000 and $1,010,000, respectively. A reconciliation of the beginning and ending unrecognized tax benefit is as follows:

	Year Ended September 30,
	2012	2011	2010

Balance at beginning of the year	$1,010,000	$1,010,000	$1,010,000
Additions based on tax positions related to the current year	—	—	—
Increase (decrease) based on tax positions related to prior years	—	—	—
Reductions as a result of statutes of limitations expiring	(1,010,000)	—	—

Balance at end of the year	$—	$1,010,000	$1,010,000

Note 13: Employee Benefits

The Company has a 401(k) Profit Sharing Plan and Trust (the Plan) which covers substantially all of its employees. The Company has no match of employee contributions to the Plan.

The Company has a short–term incentive plan which covers substantially all employees. The Company also had a long–term incentive plan that covered key employees which was phased out in 2008. For the years ended September 30, 2012, 2011, and 2010, the Company expensed $1,860,695, $503,545, and $1,030,187, respectively, related to the incentive plans which is recorded in salaries and employee benefits in the consolidated statements of income.

The Company has a stock option plan which allows for stock option awards of the Company’s common stock to eligible directors and key employees of the Company. The option price is determined by a committee of the board of directors at the time of the grant and may not be less than 100% of the market value of the common stock on the date of the grant. When granted, the options vest over periods up to four or five years from grant date or upon death, disability, or qualified retirement. All options must be exercised within a 10–year period from grant date. The Company may grant either incentive stock options, which qualify for special federal income tax treatment, or nonqualified stock options, which do not receive such tax treatment. The Company’s stockholders have authorized 707,943 shares for the plan of which 73,628 have been issued upon the exercise of the option granted under the plan, 559,025 are granted and outstanding with the remaining 75,290 shares available to be granted.

The fair value of the 13,000 and 4,000 options granted during the year ended September 30, 2012 was estimated on the date of grant using the Black-Scholes-Merton model with the following assumptions:

	13,000 Options	4,000 options
Risk-free interest rate	1.80%	1.80%
Dividend yield	2.00%	2.20%
Expected life at date of grant (months)	120	120
Volatility	19.56%	19.56%
Weighted average grant-date fair value	$1.73	$1.38

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

The fair value of the 55,000 options granted during the year ended September 30, 2011 was estimated on the date of grant using the Black-Scholes-Merton model with the following assumptions:

55,000 Options
Risk-free interest rate	3.21%
Dividend yield	2.50%
Expected life at date of grant	90 months
Volatility	17.78%
Weighted average grant-date fair value	$1.27

The fair value of the 155,000 options granted during the year ended September 30, 2010 was estimated on the date of grant using the Black-Scholes-Merton model with the following assumptions:

155,000 Options
Risk-free interest rate	2.92%
Dividend yield	1.99%
Expected life at date of grant	84 months
Volatility	23.90%
Weighted average grant-date fair value	$2.20

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

The following table summarizes activity for shares under option and weighted average exercise price per share:

	Shares	Weighted average exercise price/share	Weighted average remaining life (years)

Options outstanding – September 30, 2009	357,775	11.35	10
Options exercised	—	—	—
Options forfeited	—	—	—
Options granted in 2010	155,000	10.20	7

Options outstanding – September 30, 2010	512,775	10.99	9

Options exercisable at end of year – September 30, 2010	5,750	$29.42	4

Options outstanding – September 30, 2010	512,775	10.99	9
Options exercised	—	—	—

Options forfeited	(2,500)	32.99	3
Options granted in 2011	55,000	9.00	9

Options outstanding – September 30, 2011	565,275	10.76	8

Options exercisable at end of year – September 30, 2011	5,500	$29.42	4

Options outstanding – September 30, 2011	565,275	10.76	8
Options exercised	—	—	—
Options forfeited	(23,250)	15.11	7
Options granted in 2012	17,000	9.28	9

Options outstanding – September 30, 2012	559,025	$10.54	8

Options exercisable at end of year – September 30, 2012	—	—	—

The stock price at September 30, 2012 was less than or equal to the exercise prices of options outstanding and exercisable and therefore had no intrinsic value except for 71,500 shares issued in 2012 and 2011 with an intrinsic value of $48,795.

No stock options vested during the years ended September 30, 2012, 2011 and 2010.

For the years ended September 30, 2012, 2011 and 2010 stock option expense of $93,876, $105,091 and $61,186, respectively, was recorded. As of September 30, 2012, the Company had $200,701 of unrecognized stock option expense not yet recognized which will be recognized over the next three years.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

The following table summarizes information about the options outstanding at September 30, 2012:

Number outstanding at September 30, 2012	Remaining contractual life in years	Exercise price per share
337,525	7	$11.00
150,000	8	10.20
54,500	8	9.00
13,000	9	9.15
4,000	9	9.72

559,025

In June 2012 the Company adopted a supplemental retirement plan for three executives. The benefit restoration plan and Supplemental Retirement Plan that were previously in place have been frozen. The plan targets 50%, 30% and 10% of salary as a retirement benefit at normal retirement age as a combined payout from all three plans. The Benefit Restoration Plan and prior Supplemental Retirement Plan provided benefits for 15 years. The new Supplemental Retirement Plan provides benefits for life but at the same level of payment as for the first 15 years. It does not increase to restore the benefit to the targeted level when the benefits under the other plans cease. The combined accrued liability for the three plans was at September 30, 2012 and 2011 was $1,326,929 and $1,203,641, respectively. The expense for the years ended September 30, 2012, 2011 and 2010 was $123,288, $150,820, and $135,841, respectively.

The Company has a recognition and retention plan which has been authorized to grant up to 283,177 shares of restricted stock to key employees and directors. The Company has established a grantor trust to purchase these common shares of the Company in the open market or in private transactions. The grantor trust will not purchase previously authorized but unissued shares from the Company. The grantor trust has purchased all of the 283,177 shares that have been authorized. As of September 30, 2012, 57,280 shares remain in the trust and are disclosed as treasury stock in the consolidated statements of financial condition. Of the 57,280 shares remaining in the trust, 23,891 shares have been granted and are not yet vested and 33,389 shares are available for grants.

	Years Ended September 30,
	2012	2011	2010

Shares granted	—	—	28,000
Fair value per share at grant date	—	—	10.20
Aggregate value at grant date	—	—	285,600
Vesting for current year grants	—	—	5 years
Expensed for year	$108,845	$216,668	$191,906

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

	Shares	Weighted average grant date fair value per award
Fiscal 2010 activity
Unvested Restricted stock awards – September 30, 2009	34,616	$39.96
Granted	28,000	10.20
Vested	11,042	35.52
Cancelled or expired	—	—

Unvested Restricted stock awards – September 30, 2010	51,574	22.74

Fiscal 2011 activity
Granted	—	—
Vested	15,491	25.29
Cancelled or expired	1,000	50.00

Unvested Restricted stock awards – September 30, 2011	35,083	20.84

Fiscal 2012 activity
Granted	—	—
Vested	11,192	32.15
Cancelled or expired	—	—

Unvested Restricted stock awards – September 30, 2012	23,891	$15.53

All grants prior to October 1, 2005 vest at the earlier of the scheduled vesting or death, disability, or qualified retirement which is generally age 65 or age 55 with 10 years of service. All grants prior to October 1, 2005 are expensed to the scheduled vesting date. Grants between October 1, 2005 and January 1, 2009 will be expensed to the earlier of scheduled vesting or substantive vesting which is when the recipient becomes qualified for retirement which is generally age 65 or age 55 with ten years of service. Grants subsequent to January 1, 2009 will be expensed to the earlier of scheduled vesting or substantive vesting which is when the recipient becomes qualified for retirement at age 65.

The Company has implemented the Employee Stock Ownership Plan (ESOP) which covers substantially all of its employees. During the initial stock offering of the Company, the ESOP trust borrowed $3,171,580 from the Company to purchase 317,158 shares for allocation under the ESOP. In the incremental stock offering in fiscal 2010 the ESOP purchased an additional 300,000 shares using an additional loan from the Company in the amount of $2,334,000. The loan to the ESOP is reflected as unearned compensation in stockholders’ equity. As the Company receives principal payments on the loan, shares are released for allocation to participants in the ESOP and unearned compensation is reduced. Shares of the Company are freed for allocation to participants in the ESOP based on the principal and interest allocation method. Vesting in the shares of the ESOP occurs after five years of service. Participants in the ESOP may receive a distribution equal to the value of their account upon retirement, death, disability, termination of employment, or termination of the ESOP. The Company records compensation expense associated with the ESOP based on the average market price of the total shares committed to be released during the year as well as the dividends declared on the unallocated shares. The Company expensed $311,866, $144,151, and $146,150 related to the ESOP during the years ended September 30, 2012, 2011, and 2010, respectively, which is included in salaries and employee benefits in the consolidated statements of income. The Company allocated 21,146, and 15,157, to participants in the plan during the years ended September 30, 2011 and 2010, respectively, and estimate releasing approximately 21,000 for the year ending September 30, 2012. At September 30, 2012, there were 418,393 unallocated shares with a market value of $4,079,332 in the ESOP.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Note 14: Commitments and Contingent Liabilities

The Company is a party to financial instruments with off–balance–sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company’s exposure to credit loss, in the event of nonperformance by the customer for commitments to extend credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for recorded loans.

A summary of the Company’s financial instruments with off–balance–sheet risk at September 30, 2012 and 2011 is as follows:

	September 30,
	2012	2011
Financial instruments whose contract amounts represent credit risk – commitments to originate loans:
Mortgage loans	$1,001,524	$2,113,950
Non-mortgage loans	6,969,900	4,825,144
Open-end consumer loans	10,489,768	11,451,150
Open-end commercial loans	2,145,762	10,483,615
Construction loans	35,878,900	20,334,642

Total commitments to originate loans	$56,485,854	$49,208,501

The Company sells loans on a best efforts basis and had loans as reported in the statement of condition as loans held for sale in the process of being sold.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the agreement. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case–by–case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the borrower. Collateral held varies, but consists primarily of real estate.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

The following summarizes the Company’s commitments to fund fixed rate loans at September 30, 2012 and 2011:

	Amount	Range of Rate

September 30, 2012	$697,524	2.99 - 3.99%
September 30, 2011	$4,167,350	3.25 - 7.00%

Commitments to sell fixed rate loans are contracted on a best efforts basis and the value of the funded commitments approximates the commitment to sell the loans.

In the origination of mortgage loans, the Company enters into adjustable interest rate contracts with caps and floors written with the intent of managing its interest rate exposure. Interest rate caps and floors enable customers and the Company to transfer, modify, or reduce their interest rate risk. At September 30, 2012 and 2011, adjustable rate mortgage loans with interest rate caps and floors amounted to $58,223,438 and $66,724,000, respectively.

The carrying amount of commitments to extend credit approximates fair value. The carrying amount of the off-balance sheet financial instruments is based on fees charged to enter into such agreements.

Future minimum lease commitments under all noncancellable operating leases with terms of one year or more are as follows:

September 30,
2012

2013	$647,562
2014	678,060
2015	704,310
2016	669,600
2017	48,000
Thereafter	213,000

$2,960,532

Rent expense for the years ended September 30, 2012, 2011, and 2010 was $1,039,369, $892,227, and $688,378, respectively, which were included in occupancy expense in the consolidated statements of income.

The Company and subsidiary have been named as defendants in various legal actions arising from their normal business activities in which damages in various amounts are claimed. Although the amount of any ultimate liability with respect to such matters cannot be determined, in the opinion of management, any such liability will not have a material effect on the Company’s consolidated financial statements.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Note 15: Fair Value of Financial Instruments and Fair Value Measurement

Accounting standards define fair value as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Accounting standards also establish a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The applicable standard describes three levels of inputs that may be used to measure fair value: Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date. Level 2: Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data. Level 3: Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. The Company evaluates fair value measurement inputs on an ongoing basis in order to determine if there is a change of sufficient significance to warrant a transfer between levels. For example, changes in market activity or the addition of new unobservable inputs could, in the Company’s judgment, cause a transfer to either a higher or lower level. For the years ended September 30, 2012 and 2011, there were no transfers between levels.

At September 30, 2012, the Company holds, as part of its investment portfolio, available for sale securities reported at fair value consisting of municipal securities, U.S government sponsored entities, mortgage-backed securities, and collateralized mortgage obligations. The fair value of the majority of these securities are determined using widely accepted valuation techniques including matrix pricing and broker-quote based applications. Inputs include benchmark yields, reported trades, issuer spreads, prepayment speeds and other relevant items. These are inputs used by a third-party pricing service used by the Company. All of the Company’s available for sale securities fall into Level 2 of the fair value hierarchy. To validate the appropriateness of the valuations provided by the third party, the Company regularly updates its understanding of the inputs used and compares valuations to an additional third party source.

The Company uses interest-rate swaps to provide long-term fixed rate funding to its customers. The majority of these derivatives are exchange-traded or traded within highly active dealer markets. In order to determine the fair value of these instruments, the Company utilizes the exchange price or dealer market price for the particular derivative contract. Therefore, these derivative contracts are classified as Level 2. The Company utilizes an independent third party valuation company to validate the dealer prices. In cases where significant credit valuation adjustments are incorporated into the estimation of fair value, reported amounts are considered as Level 3 inputs. The Company also utilizes this approach to estimate its own credit risk on derivative liability positions. To date, the Company has not realized any losses due to a counterparty’s inability to pay any net uncollateralized position.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

CASH AND CASH EQUIVALENTS – The carrying amount approximates fair value because of the short maturity of these instruments.

INVESTMENTS AVAILABLE FOR SALE AND FHLB STOCK – The fair value of investments and mortgage–backed securities and collateralized mortgage obligations available for sale is estimated based on bid quotations received from securities dealers. The FHLB stock is considered a restricted stock and is carried at cost which approximates its fair value.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

LOANS RECEIVABLE – Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type. The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit risk inherent in the loan. The estimate of maturity is based on the Company’s historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of the current economic and lending conditions.

Fair value for significant nonperforming loans is based on recent external appraisals. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information. The estimated fair value at September 30, 2012 and 2011 has been affected by an estimate of liquidity risk of 5.5%.

LOANS HELD FOR SALE – Loans held for sale are carried at the lower of cost or market value. The fair values of loans held for sale are based on commitments on hand from investors within the secondary market for loans with similar characteristics.

CASH SURRENDER VALUE OF LIFE INSURANCE – The Company’s cash surrender value of bank owned life insurance approximates its fair value.

FDIC RECEIVABLE FOR LOSS SHARING AGREEMENTS – Fair value is estimated based on discounted future cash flows using current discount rates, for instruments with similar risk and cash flow volatility.

DEPOSITS – The fair value of deposits with no stated maturity, such as noninterest–bearing demand deposits, savings, NOW accounts, and money market and checking accounts, is equal to the amount payable on demand. The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

BORROWINGS – The fair value of the Company’s Federal Home Loan Bank advances is estimated based on the discounted value of contractual cash flows. The fair value of securities sold under agreements to repurchase approximates the carrying amount because of the short maturity of these borrowings. The discount rate is estimated using rates quoted for the same or similar issues or the current rates offered to the Company for debt of the same remaining maturities.

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES – The Company uses interest-rate swaps to provide long-term fixed rate funding to its customers. The majority of these derivatives are exchange-traded or traded within highly active dealer markets. In order to determine the fair value of these instruments, the Company utilizes the exchange price or dealer market price for the particular derivative contract. Therefore, these derivative contracts are classified as Level 2. The Company utilizes an independent third party valuation company to validate the dealer prices. In cases where significant credit valuation adjustments are incorporated into the estimation of fair value, reported amounts are classified as Level 3.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

ACCRUED INTEREST AND DIVIDENDS RECEIVABLE AND PAYABLE – The carrying amount of accrued interest and dividends receivable on loans and investments and payable on borrowings and deposits approximate their fair values.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT – The value of these unrecognized financial instruments is estimated based on the fee income associated with the commitments which, in the absence of credit exposure, is considered to approximate their settlement value. Since no significant credit exposure existed, and because such fee income is not material to the Company’s financial statements at September 30, 2012 and 2011, the fair value of these commitments is not presented.

Many of the Company’s assets and liabilities are short-term financial instruments whose carrying amounts reported in the Statement of Condition approximate fair value. These items include cash and due from banks, interest-bearing bank balances, federal funds sold, other short-term borrowings and accrued interest receivable and payable balances. The estimated fair value of the Company’s remaining on-balance sheet financial instruments as of September 30, 2012 and 2011 are summarized below.

	September 30, 2012
			Estimated Fair Value
			Quoted Prices In Active	Significant Other	Significant
	Carrying	Total Estimated	Markets for Identical	Observable Inputs	Unobservable
	Value	Fair Value	Assets (Level 1)	(Level 2)	Inputs (Level 3)
Financial assets:
Cash and cash equivalents	$108,828,220	$108,828,220	$108,828,220	$—	$—
Investments available for sale	189,379,333	189,379,333	—	189,379,333	—
FHLB Stock	5,318,200	5,318,200	—	5,318,200	—
Loans receivable, net	593,903,715	561,448,457	—	—	561,448,457
Loans held for sale	2,691,508	2,741,672	—	2,741,672	—
Cash surrender value of life insurance	33,831,920	33,831,920	—	33,831,920	—
FDIC receivable for loss sharing arrangements	35,135,533	35,492,184	—	—	35,492,184
Accrued interest and dividends receivable	3,241,320	3,241,320	—	721,048	2,520,272
Financial liabilities:
Deposits	$800,261,546	$805,422,429	$—	$805,422,429	$—
FHLB advances and other borrowings	81,000,000	90,732,925	—	90,732,925	—
Derivative instruments	12,443	12,443	—	12,443	—
Accrued interest payable	320,980	320,980	—	320,980	—

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

	September 30, 2011
	Carrying Amount	Estimated Fair Value
Financial assets:
Cash and cash equivalents	$149,761,646	$149,761,646
Investments available for sale	158,736,574	158,736,574
FHLB stock	10,590,900	10,590,900
Loans receivable, net	655,028,354	621,497,141
Loans held for sale	291,367	299,744
Cash surrender value of life insurance	32,774,523	32,774,523
FDIC Receivable for loss sharing agreements	96,777,791	97,106,804
Accrued interest and dividends receivable	3,690,433	3,690,433
Financial liabilities:
Deposits	$911,093,806	$919,678,187
FHLB advances and other borrowings	110,000,000	120,809,014
Accrued interest payable	705,924	705,924

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no market exists for a portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on– and off–balance–sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets or liabilities include deferred tax liabilities and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Assets and Liabilities Measured on a Recurring Basis:

Assets and liabilities measured at fair value on a recurring basis are summarized below.

	September 30, 2012
	Estimated fair value	Quoted prices in active markets for identical assets (Level 1 inputs)	Quoted prices for similar assets (Level 2 inputs)	Significant unobservable inputs (Level 3 inputs)
Assets:
Investment securities available for sale:
Tax free municipals	$11,578,501	$—	$11,578,501	$—
U.S. government sponsored entities	16,627,055	—	16,627,055	—
Mortgage–backed securities:
FNMA certificates	86,584,802	—	86,584,802	—
GNMA certificates	4,945,412	—	4,945,412	—
FHLMC certificates	46,244,446	—	46,244,446	—
Collateralized mortgage obligations:
FNMA	8,027,156	—	8,027,156	—
GNMA	503,311	—	503,311	—
FHLMC	580,089	—	580,089	—
Private-label mortgage securities:
Investment grade	2,356,744	—	2,356,744
Split rating [1]	6,246,303	—	6,246,303	—
Non investment grade	5,685,514	—	5,685,514	—

Total investment securities available for sale	189,379,333	—	189,379,333	—

Assets held for sale	1,054,280	—	1,054,280	—

Total recurring assets at fair value	$190,433,613	$—	$190,433,613	$—

Liabilities:
Derivative instruments–swap liability	$12,443	$—	$12,443	$—

Total recurring liabilities at fair value	$12,443	$—	$12,443	$—

[1]	Bonds with split ratings represent securities with separate investment and non investment grades.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

	September 30, 2011
	Estimated fair value	Quoted prices in active markets for identical assets (Level 1 inputs)	Quoted prices for similar assets (Level 2 inputs)	Significant unobservable inputs (Level 3 inputs)
Investment securities available for sale:
Tax free municipals	$10,626,225	$—	$10,626,225	$—
U.S. government sponsored entities	17,509,876		17,509,876
Mortgage–backed securities:
FNMA certificates	63,607,945	—	63,607,945	—
GNMA certificates	6,087,729	—	6,087,729	—
FHLMC certificates	21,291,187	—	21,291,187	—
Collateralized mortgage obligations:
FNMA	17,133,577	—	17,133,577	—
GNMA	3,676,575	—	3,676,575	—
FHLMC	943,626	—	943,626	—
Private-label mortgage securities:
Investment grade	2,823,096	—	2,823,096
Split rating [1]	8,052,261	—	8,052,261	—
Non investment grade	6,984,477	—	6,984,477	—

Available for sale securities	$158,736,574	$—	$158,736,574	$—

[1]	Bonds with split ratings represent securities with separate investment and non investment grades.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Assets and Liabilities Measured on a Nonrecurring Basis:

Assets and liabilities measured at fair value on a nonrecurring basis are summarized below.

	Fair value measurements using:
	Fair value	Quoted prices in active markets for identical assets (Level 1 inputs)	Quoted prices for similar assets (Level 2 inputs)	Significant unobservable inputs (Level 3 inputs)
September 30, 2012
Impaired loans:
Not covered under loss share	$2,925,972	$—	$—	$2,925,972
Other real estate owned:
Not covered under loss share	2,106,757	—	—	2,106,757
Covered under loss share	21,903,204	—	—	21,903,204

September 30, 2011
Impaired loans:
Not covered under loss share	$2,120,385	—	—	$2,120,385
Other real estate owned:
Not covered under loss share	4,093,214	—	—	4,093,214
Covered under loss share	24,671,626	—	—	24,671,626

Loans considered impaired are loans for which, based on current information and events, it is probable that the creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are subject to nonrecurring fair value adjustments to reflect write-downs that are based on the market price or current appraised value of the collateral, adjusted to reflect local market conditions or other economic factors. After evaluating the underlying collateral, the fair value of the impaired loans is determined by allocating specific reserves from the allowance for loan and lease losses to the loans. Thus, the fair value reflects the loan balance less the specifically allocated reserve. Certain collateral-dependent impaired loans are reported at the fair value of the underlying collateral. Impairment is measured based on the fair value of the collateral, which is typically derived from appraisals that take into consideration prices in observed transactions involving similar assets and similar locations. Each appraisal is updated on an annual basis, either through a new appraisal or through the Company’s comprehensive internal review process. Appraised values are reviewed and monitored internally and fair value is re-assessed at least quarterly or more frequently when circumstances occur that indicate a change in fair value. The fair value of impaired loans that are not collateral dependent is measured using a discounted cash flow analysis considered to be a Level 3 input.

Other real estate owned is initially accounted for at fair value, less estimated costs to dispose of the property. Any excess of the recorded investment over fair value, less costs to dispose, is charged to the allowance for loan and lease losses at the time of foreclosure. A provision is charged to earnings for subsequent losses on other real estate owned when market conditions indicate such losses have occurred. The ability of the Company to recover the carrying value of other real estate owned is based upon future sales of the real estate. The ability to effect such sales is subject to market conditions and other factors beyond our control, and future declines in the value of the real estate would result in a charge to earnings.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

The recognition of sales and sales gains is dependent upon whether the nature and terms of the sales, including possible future involvement of the Company, if any, meet certain defined requirements. If those requirements are not met, sale and gain recognition is deferred. OREO represents real property taken by the Company either through foreclosure or through a deed in lieu thereof from the borrower. The fair value of OREO is based on property appraisals adjusted at management’s discretion to reflect a further decline in the fair value of properties since the time the appraisal analysis was performed. It has been the Company’s experience that appraisals may become outdated due to the volatile real-estate environment. Appraised values are reviewed and monitored internally and fair value is re-assessed at least quarterly or more frequently when circumstances occur that indicate a change in fair value. Therefore, the inputs used to determine the fair value of OREO and repossessed assets fall within Level 3. The Company may include within OREO other repossessed assets received as partial satisfaction of a loan. These assets are not material and do not typically have readily determinable market values and are considered Level 3 inputs.

The following table provides information describing the valuation processes used to determine recurring and nonrecurring fair value measurements categorized within Level 3 of the fair value hierarchy.

Quantitative Information about Level 3 Fair Value Measurements

	Fair value	Valuation Technique	Unobservable Input	General Range (discount)	Weighted Average Discount

Impaired loans	$2,925,972	Property appraisals	Management discount for property type and recent market volatility	10% - 55%	35%

REO	$24,009,961	Property appraisals	Management discount for property type and recent market volatility	20% - 40%	31%

Accounting standards require disclosures of fair value information about financial instruments, whether or not recognized in the Statement of Condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair value is based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented herein are based on pertinent information available to Management as of September 30, 2012 and 2011.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Note 16: Regulatory Matters

The Bank is required to maintain noninterest–bearing cash reserve balances. The aggregate average cash reserve balances maintained at September 30, 2012 and 2011 to satisfy the regulatory requirement were $10,463,000 and $13,530,000, respectively.

Under OCC regulations, the Bank is required to measure its interest rate risk and maintain the interest rate risk within limits the Bank establishes. Based on its asset/liability structure at September 30, 2012, the Bank’s earnings may be negatively impacted if interest rates decrease significantly.

The Bank is required to meet certain core, tangible, and risk–based regulatory capital ratios. The regulations require institutions to have a minimum regulatory tangible capital ratio equal to 1.5% of total assets, a minimum 3% core capital ratio, and 8% risk–based capital ratio.

The prompt corrective action regulations define specific capital categories based on an institution’s capital ratios. The capital categories, in declining order, are “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized,” and “critically undercapitalized.” Institutions categorized as “undercapitalized” or worse are subject to certain restrictions, including the requirement to file a capital plan with its primary federal regulator, prohibitions on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution either by its primary federal regulator or by the FDIC, including requirements to raise additional capital, sell assets, or sell the entire institution. Once an institution becomes “critically undercapitalized,” it must generally be placed in receivership or conservatorship within 90 days.

To be considered “adequately capitalized,” an institution must generally have a leverage ratio of at least 4%, a Tier 1 risk–based capital ratio of at least 4%, and a total risk–based capital ratio of at least 8%. An institution is deemed to be “critically undercapitalized” if it has a tangible equity ratio of 2% or less.

As of September 30, 2012, the most recent notification from the OCC categorized CharterBank as well–capitalized under the regulatory framework for prompt corrective action. To be categorized as well–capitalized, CharterBank must maintain minimum total risk–based, Tier 1 risk–based and core/leverage ratios as set forth in the following table. Management is not aware of the existence of any conditions or events occurring subsequent to September 30, 2012 which would affect CharterBank’s well–capitalized classification.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

The table of regulatory compliance with minimum capital requirements for CharterBank is presented below at September 30, 2012 and 2011 (in thousands):

					To be Well
			For Capital		Capitalized Under
			Adequacy		Prompt Corrective
	Actual		Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)

September 30, 2012
Total Risk Based Capital (to Risk-Weighted Assets)	$133,626	19.2%	$55,610	8.0%	$69,512	10.0%

Tier 1 Capital (to Risk Weighted Assets)	$124,931	18.0%	$27,805	4.0%	$41,707	6.0%

Tier 1 Capital (to Average Assets)	$124,931	12.2%	$41,097	4.0%	$51,371	5.0%

September 30, 2011
Total Capital (to Risk-Weighted Assets)	$123,295	24.4%	$40,498	8.0%	$50,623	10.0%

Tier 1 Capital (to Risk Weighted Assets)	$116,975	23.1%	$20,249	4.0%	$30,374	6.0%

Tangible Equity to Tangible Assets at Period End (1)	$124,757	10.7%	$46,709	4.0%	$58,387	5.0%

(1)	Tangible equity to tangible assets is calculated using period-end assets in accordance with Office Of Thrift Supervisor guidelines, the Bank’s primary regulator at September 30, 2011.

The OCC imposes various restrictions or requirements on CharterBank’s ability to make capital distributions, including cash dividends. A savings bank that is the subsidiary of a savings and loan holding company must file a notice with the OCC at least 30 days before making a capital distribution. CharterBank must file an application for prior approval if the total amount of its capital distributions, including the proposed distribution, for the applicable calendar year would exceed an amount equal to CharterBank’s net income for that year plus CharterBank’s retained net income for the previous two years. The OCC may disapprove a notice or application if: (a) CharterBank would be undercapitalized following the distribution; (b) the proposed capital distribution raises safety and soundness concerns; or (c) the capital distribution would violate a prohibition contained in any statute, regulation, or agreement.

The Company’s ability to pay dividends and the amount of such dividends is affected by the election of First Charter, MHC, the Company’s mutual holding company, to waive the receipt of dividends declared by Charter Financial. First Charter, MHC has historically waived its right to receive most dividends on its shares of Charter Financial common stock, which means that Charter Financial has had more cash

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

resources to pay dividends to its public stockholders than if First Charter, MHC had accepted such dividends. First Charter, MHC received a waiver in early 2011 from the OTS that provided permission to First Charter, MHC to waive dividends in calendar 2011 including the dividend that was paid on December 29, 2011. First Charter, MHC also received a waiver in 2012 from the Federal Reserve that provided permission to First Charter, MHC to waive dividends that were paid on May 25, 2012. First Charter, MHC waived dividends of $422,896, $1.7 million, and $5.7 million during the years ended September 30, 2012, 2011, and 2010, respectively.

The Dodd-Frank Act requires federally-chartered mutual holding companies to give the FRB notice before waiving the receipt of dividends, and provides that in the case of “grandfathered” mutual holding companies, like First Charter, MHC, the FRB “may not object” to a dividend waiver if the board of directors of the mutual holding company waiving dividends determines that the waiver: (i) would not be detrimental to the safe and sound operation of the subsidiary savings bank; and (ii) is consistent with the board’s fiduciary duties to members of the mutual holding company. To qualify as a grandfathered mutual holding company, a mutual holding company must have been formed, issued stock and waived dividends prior to December 1, 2009. The Dodd-Frank Act further provides that the FRB may not consider waived dividends in determining an appropriate exchange ratio upon the conversion of a grandfathered mutual holding company to stock form. In September 2011, however, the FRB issued an interim final rule that also requires as a condition to waiving dividends, that each mutual holding company obtain the approval of a majority of the eligible votes of its members within 12 months prior to the declaration of the dividend being waived. The FRB has requested comments on the interim final rule, and there can be no assurance that the rule will be amended to eliminate or modify the member vote requirement for dividend waivers by grandfathered mutual holding companies, such as First Charter, MHC. In the past, the FRB generally has not allowed dividend waivers by mutual bank holding companies and, therefore, there can be no assurance that the FRB will approve dividend waivers by First Charter, MHC in the future, or what conditions the FRB may place on any dividend waivers.

The OCC has guidelines that limit the Bank’s investment in BOLI to 25% of the Bank’s regulatory capital. The Bank subsidiary exceeds this guideline with 27.1% of its regulatory capital at September 30, 2012. Exceeding this guideline requires additional monitoring of its BOLI investment by the Bank. Management believes it is meeting its requirement for increased monitoring.

Note 17: Related Parties

During the year ended September 30, 2010, the Company paid approximately $400,094 in legal fees in the normal course of business to a law firm in which a partner was a board member and related to another board member. The partner has since been employed by the Bank as of January 1, 2011. Legal fees paid for the period October 1, 2010 through December 31, 2010, prior to his employment, were $134,548. During the year ended September 30, 2011 the Company paid approximately $1,290,204 for branch renovations to a construction company in which a board member is one of the owners. Also during the years ended September 30, 2012 and 2011 the Company paid approximately $148,449 and $92,398, respectively, in insurance premiums to a broker in which a board member is one of the principals of the company. No such amount was paid to the construction company and the insurance broker was not on the Board in 2010.

See notes 5 and 10 for disclosures of loan and deposit relationships of related parties. Management believes transactions entered into with related parties are in the ordinary course of business and on terms similar to transactions with unaffiliated parties.

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Note 18: Condensed Financial Statements of Charter Financial Corporation (Parent Only)

The following represents Parent Company only condensed financial information of Charter Financial Corporation:

	September 30,
	2012	2011
Assets
Cash	$7,766,056	$7,968,065
Investment in thrift subsidiary	130,739,990	128,938,580
Deferred tax asset	4,576,510	3,377,879
Other assets	33,464	141,421

Total assets	$143,116,020	$140,425,945

Liabilities and Stockholders’ Equity
Liabilities
Accrued expenses	$595,252	$1,010,245

Total liabilities	595,252	1,010,245

Stockholders’ equity:
Common stock, 0.01 par value; issued 19,859,219 shares at September 2012 and 2011, respectively; outstanding 18,229,760 and 18,603,889 shares in 2012 and 2011, respectively	198,592	198,592
Preferred Stock, no par value; 10,000,000 shares authorized	—	—
Additional paid-in capital	73,483,605	73,083,363
Treasury stock, at cost; 1,629,459 and 1,255,330 shares in 2012 and 2011, respectively	(39,362,686)	(36,127,940)
Unearned compensation – ESOP	(3,571,121)	(3,729,390)
Retained earnings	111,568,998	107,962,533
Accumulated other comprehensive loss	203,380	(1,971,458)

Total stockholders’ equity	142,520,768	139,415,700

Total liabilities and stockholders’ equity	$143,116,020	$140,425,945

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

	Years Ended September 30,
	2012	2011	2010
Income
Interest income	$13,976	$64,371	$88,875
Loss on other investment	—	—	(1,000,000)
Other income	—	49,837	—

Total operating income (loss)	13,976	114,208	(911,125)

Expenses:
Salaries and employee benefits	312,915	278,649	252,564
Occupancy	38,648	27,538	24,648
Legal and professional	375,298	295,216	142,420
Marketing	98,597	129,538	127,335
Other	173,305	164,557	155,813

Total operating expenses	998,763	895,498	702,780

Loss before income taxes	(984,787)	(781,290)	(1,613,905)

Income tax benefit	(333,631)	(267,338)	(682,424)

Loss before equity in undistributed net income of subsidiary	(651,156)	(513,952)	(931,481)

Equity in undistributed net income of subsidiary	5,629,848	2,819,304	6,866,471

Net income	$4,978,692	$2,305,352	$5,934,990

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

	Years Ended September 30,
	2012	2011	2010
Cash flows from operating activities:
Net income	$4,978,692	$2,305,352	$5,934,990
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Deferred tax benefit	(1,198,631)	(1,973,499)	(277,892)
Restricted stock award expense	108,845	216,668	191,906
Stock based compensation expense	93,876	105,091	61,186
Other than temporary impairment	—	—	1,000,000
Equity in undistributed net income of subsidiary	(5,629,848)	(2,819,304)	(6,866,471)
(Increase) decrease in other assets	107,958	(1,206,939)	189,639
Increase (decrease) in accrued expenses	294,062	1,156,864	7,448

Net cash (used in) provided by operating activities	(1,245,046)	(2,215,767)	240,806

Cash flows from investing activities:
Capital distribution (infusion) with Bank subsidiary	6,000,000	—	(27,000,000)

Net cash (used in) provided by investing activities	6,000,000	—	(27,000,000)

Cash flows from financing activities:
Purchase of treasury stock awards	(3,588,013)	—	—
Dividends on restricted stock awards	(80)	(610)	(1,418)
Stock issuance	—	—	27,857,569
Dividends paid	(1,368,870)	(1,939,167)	(1,619,635)

Net cash provided by (used in) financing activities	(4,956,963)	(1,939,777)	26,236,516

Net decrease in cash	(202,009)	(4,155,544)	(522,678)

Cash and cash equivalents, beginning of period	7,968,065	12,123,609	12,646,287

Cash and cash equivalents, end of period	$7,766,056	$7,968,065	$12,123,609

Supplemental disclosures of cash flow information
Income taxes paid	$5,000	$1,678,641	$3,724,092
Issuance of ESOP common stock	158,269	151,600	137,000
Effect of restricted stock awards	659,633	391,794	402,242
Unrealized gain (loss) on securities available for sale, net	2,174,838	1,526,425	4,779,128

CHARTER FINANCIAL CORPORATION

AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2012, 2011, and 2010

Note 19: Common Stock Offerings

On April 20, 2010, the Company, the Bank and First Charter, MHC adopted a stock issuance plan, pursuant to which First Charter, MHC is offering shares of Company common stock to eligible depositors of CharterBank, Neighborhood Community Bank and McIntosh Commercial Bank, the Company’s tax-qualified employee stock benefit plans, eligible borrowers of CharterBank, and to the extent shares remain available, residents of Alabama and Georgia, the Company’s shareholders other than First Charter, MHC and the general public. Following the incremental stock offering, First Charter, MHC’s total ownership interest in the Company common stock decreased to approximately 61%, and the remaining is owned by the public. Gross common stock proceeds from the offering were $30.6 million, including $2.3 million acquired by the Company’s ESOP (see note 13). Offering expenses, including selling agent fees and expenses, were $4.0 million.

Under the terms of the stock issuance plan, at the conclusion of the incremental stock offering, First Charter, MHC contributed to Charter Financial 4,400,000 shares of common stock which was equal to the number of shares of common stock that the Company sold in the incremental stock offering, and then such contributed shares were cancelled. Accordingly, the total number of outstanding shares of common stock of Charter Financial did not change as a result of the incremental stock offering.

On November 27, 2012 the Charter Financial Corporation Board of Directors adopted a plan of conversion, as amended, to convert from the mutual holding company structure to a full stock company. The Company anticipates filing the appropriate applications with the SEC and the Federal Reserve in December 2012. No offering expenses have been incurred as of September 30, 2012.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Charter Financial Corporation or CharterBank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Charter Financial Corporation or CharterBank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 15,525,000 Shares

Charter Financial Corporation

(Proposed Holding Company for

CharterBank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

Stifel Nicolaus Weisel

[Prospectus Date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until                     , 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SYNDICATED

OFFERING PROSPECTUS

CHARTER FINANCIAL CORPORATION

(Proposed Holding Company for CharterBank)

Up to 15,525,000 Shares of Common Stock

Charter Financial Corporation, a Maryland corporation, is offering up to 15,525,000 shares of common stock for sale at $10.00 per share on a best efforts basis in connection with the conversion of First Charter, MHC from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the ownership interest in Charter Financial Corporation, a federal corporation, currently owned by First Charter, MHC. In this prospectus, we will refer to Charter Financial Corporation, the Maryland corporation, as “New Charter Financial,” and we will refer to Charter Financial Corporation, the federal corporation, as “Old Charter Financial.” Old Charter Financial owns all of the outstanding shares of common stock of CharterBank, a federal savings bank, and will be succeeded by New Charter Financial. Old Charter Financial’s common stock is currently traded on the Nasdaq Capital Market under the trading symbol “CHFN,” and we expect the shares of New Charter Financial common stock will also trade on the Nasdaq Capital Market under the symbol “CHFN.”

We must sell a minimum of 11,475,000 shares in order to complete the offering and the conversion. In addition to the shares we are selling in the offering, the shares of Old Charter Financial held by the public will be exchanged for shares of common stock of New Charter Financial based on an exchange ratio that will result in the public stockholders of Old Charter Financial owning approximately the same percentage of New Charter Financial common stock as they owned in Old Charter Financial common stock immediately prior to the completion of the conversion. The number of shares we expect to issue in the exchange ranges from 6,781,928 shares to 9,175,550 shares. Completion of the conversion and offering is subject to the approval of the Board of Governors of the Federal Reserve System, the stockholders of Old Charter Financial and the members of First Charter, MHC (depositors and certain borrowers of CharterBank).

The shares are first being offered in a subscription offering to eligible depositors, certain borrowers and tax-qualified employee benefit plans of CharterBank as described in this prospectus, who have priority rights to buy all of the shares offered, and in a community offering, with a preference given to residents of the States of Georgia, Alabama and Florida and then existing stockholders of Old Charter Financial.

Shares of common stock not subscribed for in the subscription and community offerings are being offered in the syndicated offering through a syndicate of selected dealers. Stifel, Nicolaus & Company, Incorporated is serving as sole book-running manager for the syndicated offering and Sterne, Agee & Leach, Inc. is serving as co-manager for the syndicated offering. Stifel, Nicolaus & Company, Incorporated and Sterne, Agee & Leach, Inc. are not required to purchase any shares of common stock in the syndicated offering. We have not set an expiration date for the syndicated offering and the syndicated offering may expire any time on or after [expiration date].

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum
Number of shares	11,475,000	13,500,000	15,525,000
Gross offering proceeds	$114,750,000	$135,000,000	$155,250,000
Estimated offering expenses, excluding selling agent and underwriters’ commissions	$1,243,600	$1,243,600	$1,243,600
Selling agent and underwriters’ commissions (1)(2)	$4,301,500	$5,107,400	$5,913,400
Estimated net proceeds	$109,204,900	$128,649,000	$148,093,000
Estimated net proceeds per share	$9.52	$9.53	$9.54

(1)	Includes $65,000 payable to Stifel, Nicolaus & Company, Incorporated for records management and expenses of the offering.
(2)	The amounts shown assume that 50% of the shares are sold in the subscription and community offerings and the remaining 50% are sold in a syndicated or firm commitment underwritten offering. The amounts shown further assume that Stifel, Nicolaus & Company, Incorporated will receive fees in the amount of: (i) 1.0% of the first $30.0 million of shares of common stock sold in the subscription and community offerings (net of insider purchases and shares purchased by our employee stock ownership plan); and (ii) 3.0% on the amount greater than $30.0 million of shares of common stock sold in the subscription and community offerings (net of insider purchases and shares purchased by our employee stock ownership plan). The amounts shown also include fees of 5.0% of the aggregate amount of common stock sold in the syndicated or firm commitment underwritten offering, which will be paid to Stifel, Nicolaus & Company, Incorporated, Sterne, Agee & Leach, Inc. and any other broker-dealers included in the syndicated or firm commitment underwritten offering. See “The Conversion and Offering—Plan of Distribution; Selling Agent and Underwriter Compensation” for information regarding compensation to be received by Stifel, Nicolaus & Company, Incorporated in the subscription and community offerings and the compensation to be received by Stifel, Nicolaus & Company, Incorporated, Sterne, Agee & Leach, Inc. and the other broker-dealers that may participate in the syndicated or firm commitment underwritten offering. If all shares of common stock were sold in the syndicated or firm commitment underwritten offering, the selling agent and broker-dealers’ commissions would be approximately $5.7 million, $6.8 million and $7.8 million at the minimum, midpoint and maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 20.

   These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Stifel Nicolaus Weisel	STERNE AGEE

For assistance, please contact the Stock Information Center, toll-free, at [SIC telephone number].

The date of this prospectus is [Prospectus Date].

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Charter Financial Corporation or CharterBank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Charter Financial Corporation or CharterBank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 15,525,000 Shares

Charter Financial Corporation

(Proposed Holding Company for

CharterBank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

Stifel Nicolaus Weisel	STERNE AGEE

[Prospectus Date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until                    , 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[Letterhead of Charter Financial Corporation]

Dear Fellow Stockholder:

Charter Financial Corporation, a federal corporation (“Old Charter Financial”), is soliciting stockholder votes regarding the mutual-to-stock conversion of First Charter, MHC. Pursuant to a Plan of Conversion and Reorganization, our organization will convert from a partially public company to a fully public company by selling a minimum of 11,475,000 shares of common stock of a newly formed company named Charter Financial Corporation, a Maryland corporation (“New Charter Financial”), which will replace Old Charter Financial as the holding company for CharterBank.

The Proxy Vote

We have received conditional regulatory approval to implement the Plan of Conversion and Reorganization. However, we must also receive the approval of our stockholders. Enclosed is a proxy statement/prospectus describing the proposals being presented at our special meeting of stockholders. Please promptly vote the enclosed Proxy Card. Our Board of Directors urges you to vote “FOR” the approval of the Plan of Conversion and Reorganization and “FOR” the other matters being presented at the special meeting.

The Exchange

At the conclusion of the conversion, your shares of Old Charter Financial common stock will be exchanged for new shares of New Charter Financial common stock. The number of new shares that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion, our transfer agent will send a transmittal form to each stockholder of Old Charter Financial who holds stock certificates. The transmittal form explains the procedure to follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares of Old Charter Financial that are held in street name (e.g. in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.

The Stock Offering

We are offering shares of common stock of New Charter Financial for sale at $10.00 per share. The shares are being offered in a subscription offering to eligible current and former depositors of CharterBank, certain borrowers of CharterBank and tax-qualified employee benefit plans of CharterBank. If all shares are not subscribed for in the subscription offering, shares may be available in a community offering to the general public, with a preference given to residents of the States of Georgia, Alabama and Florida and then to stockholders of Old Charter Financial. We may also offer for sale shares of common stock not purchased in the subscription or community offerings in a syndicated community offering or a firm commitment underwritten offering. If you are interested in purchasing shares of common stock, you may request a stock order form and prospectus by calling our Stock Information Center at the number in the Questions and Answers section herein. Existing stockholders of Old Charter Financial do not have priority rights to buy shares of New Charter Financial common stock in the subscription offering unless they are eligible depositors or borrowers of CharterBank. The subscription offering and community offering (if commenced) are expected to expire on                             .

If you have any questions, please refer to the Questions and Answers section herein.

We thank you for your support as a stockholder of Charter Financial Corporation.

Sincerely,

Robert L. Johnson

Chairman, President and Chief Executive Officer

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS OF CHARTER FINANCIAL CORPORATION, A MARYLAND

CORPORATION

PROXY STATEMENT OF CHARTER FINANCIAL CORPORATION, A FEDERAL

CORPORATION

CharterBank is converting from the mutual holding company structure to a fully-public stock holding company structure. Currently, CharterBank is a wholly-owned subsidiary of Charter Financial Corporation, a federal corporation (“Old Charter Financial”), and First Charter, MHC owns 62.85% of Old Charter Financial’s common stock. The remaining 37.15% of Old Charter Financial’s common stock is owned by public stockholders. As a result of the conversion, a newly formed Maryland corporation named Charter Financial Corporation (“New Charter Financial”) will replace Old Charter Financial as the holding company of CharterBank. Each share of Old Charter Financial common stock owned by the public will be exchanged for between 1.0015 and 1.3550 shares of common stock of New Charter Financial so that immediately after the conversion Old Charter Financial’s existing public stockholders will own the same percentage of New Charter Financial common stock as they owned of Old Charter Financial’s common stock immediately prior to the conversion, excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, as further discussed below. The actual number of shares that you will receive will depend on the percentage of Old Charter Financial common stock held by the public at the completion of the conversion, the final independent appraisal of New Charter Financial and the number of shares of New Charter Financial common stock sold in the offering described in the following paragraph. It will not depend on the market price of Old Charter Financial common stock. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders” for a discussion of the exchange ratio. Based on the $                             per share closing price of Old Charter Financial common stock as of the last trading day prior to the date of this proxy statement/prospectus, unless at least                      shares of New Charter Financial common stock are sold in the offering (which is between the                  and the                  of the offering range), the initial value of the New Charter Financial common stock you receive in the share exchange would be less than the market value of the Old Charter Financial common stock you currently own. See “Risk Factors—The market value of New Charter Financial common stock received in the share exchange may be less than the market value of Old Charter Financial common stock exchanged.”

Concurrently with the exchange offer, we are offering up to 15,525,000 shares of common stock of New Charter Financial, representing the 62.85% ownership interest of First Charter, MHC in Old Charter Financial, for sale to eligible depositors and borrowers of CharterBank in a subscription offering, and, to the extent shares remain available, to the public, including Old Charter Financial stockholders, at a price of $10.00 per share. The conversion of First Charter, MHC and the offering and exchange of common stock by New Charter Financial is referred to herein as the “conversion and offering.” After the conversion and offering are completed, CharterBank will be a wholly-owned subsidiary of New Charter Financial, and 100% of the common stock of New Charter Financial will be owned by public stockholders. As a result of the conversion and offering, Old Charter Financial and First Charter, MHC will cease to exist.

Old Charter Financial’s common stock is currently traded on the Nasdaq Capital Market under the trading symbol “CHFN.” We expect New Charter Financial’s shares of common stock will also trade on the Nasdaq Capital Market under the symbol “CHFN.”

The conversion and offering cannot be completed unless the stockholders of Old Charter Financial approve the Plan of Conversion and Reorganization of First Charter, MHC, referred to herein as the “plan of conversion.” Old Charter Financial is holding its special meeting of stockholders at the executive offices of CharterBank, 1233 O.G. Skinner Drive, West Point, Georgia 31833, on                     , 2013, at [TIME] p.m., Eastern Time, to consider and vote upon the plan of conversion. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Old Charter Financial stockholders, including shares held by First Charter, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Old Charter Financial stockholders other than First Charter, MHC. Old Charter Financial’s board of directors unanimously recommends that stockholders vote “FOR” the plan of conversion.

This document serves as the proxy statement for the special meeting of stockholders of Old Charter Financial and the prospectus for the shares of New Charter Financial common stock to be issued in exchange for shares of Old Charter Financial common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System. This document does not serve as the prospectus relating to the offering by New Charter Financial of its shares of common stock for sale, which is being made pursuant to a separate prospectus. Stockholders of Old Charter Financial are not required to participate in the stock offering.

This proxy statement/prospectus contains information that you should consider in evaluating the plan of conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 11 for a discussion of certain risk factors relating to our business and the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For answers to your questions, please read this proxy statement/prospectus, including the Questions and Answers section, beginning on page 1. Questions about voting on the plan of conversion may be directed to our proxy information agent,                         , toll-free, at                             , Monday through Friday from              a.m. to              p.m., Eastern Time.

The date of this proxy statement/prospectus is [document date], and it is first being mailed to stockholders of Old Charter Financial on or about [mail date].

CHARTER FINANCIAL CORPORATION

1233 O.G. Skinner Drive

West Point, Georgia 31833

(706) 645-1391

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

On                     , 2013, Charter Financial Corporation will hold its special meeting of stockholders at the executive offices of CharterBank, 1233 O.G. Skinner Drive, West Point, Georgia 31833. The meeting will begin at [TIME] p.m., Eastern Time. At the meeting, stockholders will consider and act on the following:

1.	The approval of a plan of conversion and reorganization whereby First Charter, MHC and Charter Financial Corporation will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the attached proxy statement/prospectus;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization;

3.	The following informational proposals:

3a.

Approval of a provision in New Charter Financial’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New Charter Financial’s articles of incorporation;

3b.

Approval of a provision in New Charter Financial’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New Charter Financial’s bylaws;

3c.

Approval of a provision in New Charter Financial’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Charter Financial’s outstanding voting stock; and

4.	Such other business that may properly come before the meeting.

NOTE:  The board of directors is not aware of any other business to come before the meeting.

The provisions of New Charter Financial’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which our board of directors approved the plan of conversion and reorganization (referred to herein as the “plan of conversion”). These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions only provide for a vote on the entire plan of conversion and not specific parts of the plan of conversion such as the content of the governing documents of the new savings and loan holding company. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.

The board of directors has fixed February 4, 2013, as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at an adjournment or postponement thereof.

Upon written request addressed to the Corporate Secretary of Old Charter Financial at the address given above, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion and the articles of incorporation and bylaws of New Charter Financial. In order to assure timely receipt of the additional copy of the proxy statement/prospectus and/or the plan of conversion, the written request should be received by Old Charter Financial by [REQUEST DATE].

Please complete and sign the enclosed proxy card, which is solicited by the board of directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

William C. Gladden

Corporate Secretary

West Point, Georgia

[document date]

QUESTIONS AND ANSWERS

FOR STOCKHOLDERS OF OLD CHARTER FINANCIAL

REGARDING THE PLAN OF CONVERSION AND REORGANIZATION

You should read this document for more information about the conversion and reorganization. The plan of conversion and reorganization described herein (referred to as the “plan of conversion”) has been conditionally approved by Old Charter Financial’s primary federal regulator, the Board of Governors of the Federal Reserve System. However, such approval by this agency does not constitute a recommendation or endorsement of the plan of conversion.

Q.	WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.	Old Charter Financial stockholders as of February 4, 2013 are being asked to vote on the plan of conversion pursuant to which First Charter, MHC will convert from the mutual to the stock form of organization. As part of the conversion, a newly formed Maryland corporation, New Charter Financial, is offering its common stock to eligible depositors and borrowers of CharterBank, to stockholders of Old Charter Financial as of February 4, 2013 and to the public. The shares offered represent First Charter, MHC’s current 62.85% ownership interest in Old Charter Financial. Following the conversion and offering, First Charter, MHC and Old Charter Financial will no longer exist, and New Charter Financial will replace Old Charter Financial as the parent company of CharterBank. Voting for approval of the plan of conversion will also include approval of the exchange ratio and the articles of incorporation and bylaws of New Charter Financial (including the anti-takeover provisions and provisions limiting stockholder rights). Your vote is important. Without sufficient votes “FOR” its adoption, we cannot implement the plan of conversion and complete the stock offering.

In addition, Old Charter Financial stockholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

Stockholders also are asked to vote on the following informational proposals with respect to the articles of incorporation of New Charter Financial:

•

Approval of a provision in New Charter Financial’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New Charter Financial’s articles of incorporation;

•

Approval of a provision in New Charter Financial’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New Charter Financial’s bylaws; and

•

Approval of a provision in New Charter Financial’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Charter Financial’s outstanding voting stock.

The provisions of New Charter Financial’s articles of incorporation that are included as informational proposals were approved as part of the process in which our board of directors approved the plan of conversion. These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions only provide for a vote on the entire plan of conversion and not specific parts of the plan of conversion such as the content of the governing documents of the new savings and loan holding company. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New Charter Financial’s articles of incorporation that are summarized above as informational proposals may have the effect of deterring, or rendering more difficult, attempts by third parties to obtain control of New Charter Financial if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Your vote is important. We cannot implement the plan of conversion and the related stock offering unless the adoption of the plan of conversion receives the affirmative vote of a majority of shares held by our public stockholders.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND RELATED OFFERING?

A.	Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

—	eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation.

—	facilitate future mergers and acquisitions;

—	improve the liquidity of our shares of common stock; and

—	transition us to a more familiar and flexible organizational structure.

Q.	WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING OLD CHARTER FINANCIAL SHARES?

A.	As more fully described in “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders,” depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 1.0015 shares at the minimum and 1.3550 shares at the maximum of the offering range of New Charter Financial common stock (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of Old Charter Financial common stock, and the exchange ratio is 1.1782 (at the midpoint of the offering range), after the conversion you will receive 117 shares of New Charter Financial common stock and $8.20 in cash, the value of the fractional share, based on the $10.00 per share purchase price of stock in the offering.

If you own shares of Old Charter Financial common stock in a brokerage account in “street name,” your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock or receive cash in lieu of fractional shares. If you own shares in the form of Old Charter Financial stock certificates, after the completion of the conversion and stock offering, our transfer agent will mail to you a transmittal form with instructions to surrender your stock certificates. A statement reflecting your ownership of shares of common stock of New Charter Financial and a check representing cash in lieu of fractional shares will be mailed to you within five business days after the transfer agent receives a properly executed transmittal form and your Old Charter Financial stock certificate(s). New Charter Financial will not issue stock certificates. You should not submit a stock certificate until you receive a transmittal form.

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Q.	WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK PRIOR TO COMPLETION OF THE CONVERSION?

A.	The shares to be issued in the exchange will be based on a price of $10.00 per share because that is the price at which New Charter Financial will sell shares in its stock offering. The amount of common stock New Charter Financial will issue at $10.00 per share in the offering plus the exchange is based on an independent appraisal of the estimated market value of New Charter Financial, assuming the conversion and offering are completed. RP Financial, LC., an appraisal firm experienced in appraisal of financial institutions, has estimated that, as of November 23, 2012, this market value was $214.8 million. Based on Board of Governors of the Federal Reserve System regulations, this market value forms the midpoint of a range with a minimum of $182.6 million and a maximum of $247.0 million. Based on this valuation, the number of shares of common stock of New Charter Financial that public stockholders of Old Charter Financial will receive in exchange for their shares of Old Charter Financial common stock will range from 6,781,928 to 9,175,550, with a midpoint of 7,978,739 (a value of $67.8 million to $91.8 million, with a midpoint of $79.8 million, at $10.00 per share). The number of shares received by the existing public stockholders of Old Charter Financial is intended to maintain their existing 37.15% ownership in our organization (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares). The independent appraisal is based in part on Old Charter Financial’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of eleven publicly traded savings and loan holding companies that RP Financial, LC. considered comparable to Old Charter Financial.

Q.	DOES THE EXCHANGE RATIO DEPEND ON THE TRADING PRICE OF OLD CHARTER FINANCIAL COMMON STOCK?

A.	No, the exchange ratio will not be based on the market price of Old Charter Financial common stock. Instead, the purpose of the exchange ratio is to maintain the ownership percentage of existing public stockholders of Old Charter Financial. Therefore, changes in the price of Old Charter Financial common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.	WHY DOESN’T OLD CHARTER FINANCIAL WAIT TO CONDUCT THE CONVERSION AND OFFERING UNTIL THE STOCK MARKET IMPROVES SO THAT CURRENT STOCKHOLDERS CAN RECEIVE A HIGHER EXCHANGE RATIO?

A.	The board of directors believes that the stock holding company form of organization and the capital to be raised in the conversion offer important advantages and that it is in the best interest of our stockholders to complete the conversion and offering sooner rather than later. There is no way to know when market conditions will change or how changes in market conditions might affect stock prices for financial institutions, when regulations governing conversions to stock form will change, or how they may change. The board of directors concluded that it would be better to complete the conversion and offering now rather than wait an indefinite amount of time for potentially better market conditions.

Q.	SHOULD I SUBMIT MY STOCK CERTIFICATES NOW?

A.	No. If you hold stock certificate(s), instructions for surrendering the certificates will be sent to you by our transfer agent after completion of the conversion. If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

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Q.	HOW DO I VOTE?

A.	Mark your vote, sign each proxy card enclosed and return the card(s) in the enclosed proxy reply envelope. YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

Q.	IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.	No. Your broker or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker or other nominee to vote your shares, using the directions that they provide to you.

Q.	WHY SHOULD I VOTE? WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. We believe the conversion and offering are in the best interests of our stockholders and the communities we serve. However, not voting all the proxy card(s) you receive will have the same effect as voting “against” the plan of conversion. Without sufficient favorable votes “for” the plan of conversion, we cannot complete the conversion and offering.

Q.	WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

A.	Your vote is important. If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “against” the plan of conversion.

Q.	MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.	If you would like to receive a prospectus and stock order form, you may call our Stock Information Center, toll-free, at , Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center is closed weekends and bank holidays.

Eligible current and former depositors and certain borrowers of CharterBank and participants in CharterBank’s tax-qualified employee benefit plans have priority subscription rights allowing them to purchase common stock in a subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, if commenced. In the event orders for New Charter Financial common stock in a community offering exceed the number of shares available for sale, available shares will be allocated first to cover orders of natural persons (including trusts of natural persons) residing in the States of Georgia, Alabama and Florida; second to cover orders of Old Charter Financial stockholders as of February 4, 2013; and thereafter to cover orders of the general public.

Stockholders of Old Charter Financial are subject to an ownership limitation. Shares of common stock purchased in the offering by a stockholder and his or her associates or individuals acting in concert with the stockholder, plus any shares a stockholder and these individuals receive in the exchange for existing shares of Old Charter Financial common stock, may not exceed 9.9% of the total shares of common stock of New Charter Financial to be issued and outstanding after the completion of the conversion. If you currently own more than 9.9% of our total outstanding shares, you may not purchase shares in the offering.

Please note that properly completed and signed stock order forms, with full payment, must be received (not postmarked) before 2:00 p.m., Eastern Time on [offering deadline].

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Q.	WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT CHARTERBANK?

A.	No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit. Loans and rights of borrowers will not be affected. Deposit accounts will not be converted to stock.

OTHER QUESTIONS?

For answers to other questions, please read this proxy statement/prospectus. Questions about voting on the plan of conversion may be directed to our proxy information agent,                     , toll-free, at                     , Monday through Friday from          a.m. to          p.m., Eastern Time.

Questions about the stock offering may be directed to our Stock Information Center, toll-free, at                     , Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center is closed weekends and bank holidays.

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SUMMARY

This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of The Plan of Conversion and Reorganization,” “Proposal 2 — Adjournment of the Special Meeting,” “Proposals 3a through 3c — Informational Proposals Related to the Articles of Incorporation of New Charter Financial” and the consolidated financial statements and the notes to the consolidated financial statements.

The Special Meeting

Date, Time and Place.  Old Charter Financial will hold its special meeting of stockholders at the executive offices of CharterBank, 1233 O.G. Skinner Drive, West Point, Georgia 31833, on [Special Meeting Date], at [TIME], Eastern Time.

The Proposals. Stockholders will be voting on the following proposals at the special meeting:

1.	The approval of a plan of conversion and reorganization whereby First Charter, MHC and Charter Financial Corporation will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in this proxy statement/prospectus;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion;

3.	The following informational proposals:

3a.	Approval of a provision in New Charter Financial’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New Charter Financial’s articles of incorporation;

3b.	Approval of a provision in New Charter Financial’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New Charter Financial’s bylaws;

3c.	Approval of a provision in New Charter Financial’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Charter Financial’s outstanding voting stock; and

4.	Such other business that may properly come before the meeting.

The provisions of New Charter Financial’s articles of incorporation which are summarized as informational proposals 3a through 3c were approved as part of the process in which our board of directors approved the plan of conversion. These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions only provide for a vote on the entire plan of conversion and not specific parts of the plan of conversion such as the content of the governing documents of the new savings and loan holding company. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New Charter Financial’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New Charter Financial, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

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Vote Required for Approval of Proposals by the Stockholders of Old Charter Financial

Proposal 1: Approval of the Plan of Conversion and Reorganization.  We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Old Charter Financial stockholders, including shares held by First Charter, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Old Charter Financial stockholders other than First Charter, MHC.

Proposal 1 must also be approved by the depositors and certain borrowers of CharterBank at a special meeting called for that purpose.

Proposal 2:  Approval of the adjournment of the special meeting.  We must obtain the affirmative vote of at least a majority of the votes cast by Old Charter Financial stockholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Informational Proposals 3a through 3c.  The provisions of New Charter Financial’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of Old Charter Financial approved the plan of conversion. These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions only provide for a vote on the entire plan of conversion and not specific parts of the plan of conversion such as the content of the governing documents of the new savings and loan holding company. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New Charter Financial’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New Charter Financial if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Old Charter Financial. At this time, we know of no other matters that may be presented at the special meeting.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Old Charter Financial in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Vote by First Charter, MHC

Management anticipates that First Charter, MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If First Charter, MHC votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting, if necessary, would be assured.

As of February 4, 2013, the directors and executive officers of Old Charter Financial beneficially owned              shares (excluding exercisable options), or approximately     % of the outstanding shares of Old Charter Financial common stock, and First Charter, MHC owned 11,457,924 shares, or approximately 62.85% of the outstanding shares of Old Charter Financial common stock.

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Vote Recommendations

Your board of directors unanimously recommends that you vote “FOR” the plan of conversion, “FOR” the adjournment of the special meeting, if necessary, and “FOR” the Informational Proposals 3a through 3c.

The Companies

[Same as Prospectus]

Plan of Conversion and Reorganization

The Boards of Directors of Old Charter Financial, First Charter, MHC, CharterBank and New Charter Financial have adopted the plan of conversion pursuant to which CharterBank will reorganize from the mutual holding company structure to a fully public stock holding company structure. Public stockholders of Old Charter Financial will receive shares in New Charter Financial in exchange for their shares of Old Charter Financial common stock based on an exchange ratio. This conversion to a stock holding company structure also includes the offering by New Charter Financial of shares of its common stock to eligible depositors and borrowers of CharterBank and to the public, including Old Charter Financial stockholders, in a subscription offering and, if necessary, in a community offering and/or syndicated community offering or a firm commitment underwritten offering. Following the conversion and offering, First Charter, MHC and Old Charter Financial will no longer exist, and New Charter Financial will replace Old Charter Financial as the parent company of CharterBank.

The conversion and offering cannot be completed unless the stockholders of Old Charter Financial approve the plan of conversion. Old Charter Financial’s stockholders will vote on the plan of conversion at Old Charter Financial’s special meeting. This document is the proxy statement used by Old Charter Financial’s board of directors to solicit proxies for the special meeting. It is also the prospectus of New Charter Financial regarding the shares of New Charter Financial common stock to be issued to Old Charter Financial’s public stockholders in the share exchange. This document does not serve as the prospectus relating to the offering by New Charter Financial of its shares of common stock in the subscription offering and any community offering or syndicated community offering or a firm commitment underwritten offering, which will be made pursuant to a separate prospectus.

Our Current Organizational Structure

[Same as Prospectus]

Business Strategy

[Same as Prospectus]

Reasons for the Conversion and Offering

[Same as Prospectus]

Terms of the Offering

[Same as Prospectus]

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

[Same as Prospectus]

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The Exchange of Existing Shares of Old Charter Financial Common Stock

[Same as Prospectus]

How We Intend to Use the Proceeds From the Offering

[Same as Prospectus]

Market for Common Stock

[Same as Prospectus]

Our Dividend Policy

[Same as Prospectus]

Purchases by Officers and Directors

[Same as Prospectus]

Conditions to Completion of the Conversion

[Same as Prospectus]

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

[Same as Prospectus]

Possible Change in the Offering Range

[Same as Prospectus]

Possible Termination of the Offering

[Same as Prospectus]

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

[Same as Prospectus]

Tax Consequences

[Same as Prospectus]

Changes in Stockholders’ Rights for Existing Stockholders of Old Charter Financial

As a result of the conversion, existing stockholders of Old Charter Financial will become stockholders of New Charter Financial. Some rights of stockholders of New Charter Financial will be reduced compared to the rights stockholders currently have in Old Charter Financial. The reduction in stockholder rights results from differences between the federal and Maryland charters and bylaws, and from distinctions between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of New Charter Financial are not mandated by Maryland law but have been chosen by management as being in the best interests of New Charter Financial and all of its stockholders. The differences in stockholder rights in the articles of incorporation and bylaws of New Charter Financial include the following: (i) greater lead time required for

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stockholders to submit proposals for certain provisions of new business or to nominate directors; (ii) approval by at least 80% of outstanding shares required to amend the bylaws and certain provisions of the articles of incorporation; and (iii) a limit on voting rights of shares beneficially owned in excess of 10% of New Charter Financial’s outstanding voting stock. See “Comparison of Stockholders’ Rights For Existing Stockholders of Old Charter Financial” for a discussion of these differences.

Dissenters’ Rights

Stockholders of Old Charter Financial do not have dissenters’ rights in connection with the conversion and offering.

Important Risks in Owning New Charter Financial’s Common Stock

Before you decide to purchase stock, you should read the “Risk Factors” section beginning on page        of this proxy statement/prospectus.

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RISK FACTORS

You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of New Charter Financial common stock.

Risks Related to Our Business

[Same as Prospectus]

Risks Related to the Offering and the Exchange

The market value of New Charter Financial common stock received in the share exchange may be less than the market value of Old Charter Financial common stock exchanged.

The number of shares of New Charter Financial common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Old Charter Financial common stock held by the public prior to the completion of the conversion and offering, the final independent appraisal of New Charter Financial common stock prepared by RP Financial, LC. and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public stockholders of Old Charter Financial common stock will own the same percentage of New Charter Financial common stock after the conversion and offering as they owned of Old Charter Financial common stock immediately prior to completion of the conversion and offering (excluding any shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares). The exchange ratio will not depend on the market price of Old Charter Financial common stock.

The exchange ratio ranges from 1.0015 shares at the minimum to 1.3550 shares at the maximum of the offering range of New Charter Financial common stock per share of Old Charter Financial common stock. Shares of New Charter Financial common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Old Charter Financial common stock at the time of the exchange, the initial market value of the New Charter Financial common stock that you receive in the share exchange could be less than the market value of the Old Charter Financial common stock that you currently own. Based on the most recent closing price of Old Charter Financial common stock prior to the date of this proxy statement/prospectus, which was $                      , unless at least                    shares of New Charter Financial common stock are sold in the offering (which is between the                            and the                                  of the offering range), the initial value of the New Charter Financial common stock you receive in the share exchange would be less than the market value of the Old Charter Financial common stock you currently own.

[Remaining risks same as Prospectus]

11

INFORMATION ABOUT THE SPECIAL MEETING

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of Old Charter Financial of proxies to be voted at the special meeting of stockholders to be held at the executive offices of CharterBank, 1233 O.G. Skinner Drive, West Point, Georgia 31833, on [Special Meeting Date], at [TIME], Eastern Time, and any adjournment or postponement thereof.

At the special meeting, stockholders will consider and vote upon the plan of conversion and reorganization of First Charter, MHC (referred to herein as the “plan of conversion”).

In addition, stockholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

Voting in favor of or against the plan of conversion includes a vote for or against the conversion of First Charter, MHC to a stock holding company as contemplated by the plan of conversion. Voting in favor of the plan of conversion will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at CharterBank.

Who Can Vote at the Meeting

You are entitled to vote your Old Charter Financial common stock if our records show that you held your shares as of the close of business on February 4, 2013. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on February 4, 2013, there were [Outstanding Stock] shares of Old Charter Financial common stock outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are a stockholder as of the close of business on February 4, 2013, you may attend the meeting. However, if you hold your shares in street name, you will need proof of stock ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Old Charter Financial common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) two-thirds of the outstanding common stock of Old Charter Financial entitled to be cast at the special meeting, including shares held by First Charter, MHC, and (ii) a majority of the outstanding shares of common stock of Old Charter Financial entitled to be cast at the special meeting, other than shares held by First Charter, MHC.

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Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Old Charter Financial stockholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

Informational Proposals 3a through 3c. The provisions of New Charter Financial’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of Old Charter Financial approved the plan of conversion. These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions only provide for a vote on the entire plan of conversion and not specific parts of the plan of conversion such as the content of the governing documents of the new savings and loan holding company. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New Charter Financial’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New Charter Financial, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Old Charter Financial. At this time, we know of no other matters that may be presented at the special meeting.

Shares Held by First Charter, MHC and Our Executive Officers and Directors

As of February 4, 2013, First Charter, MHC beneficially owned 11,457,924 shares of Old Charter Financial common stock. This equals approximately 62.85% of our outstanding shares. First Charter, MHC intends to vote all of its shares in favor of each proposal presented by Old Charter Financial at the meeting.

As of February 4, 2013, our executive officers and directors beneficially owned            shares of Old Charter Financial common stock, not including shares that they may acquire upon the exercise of outstanding stock options. This equals [    %] of our outstanding shares and [    %] of shares held by persons other than First Charter, MHC.

Voting by Proxy

Our board of directors is sending you this proxy statement/prospectus to request that you allow your shares of Old Charter Financial common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Old Charter Financial common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion, “FOR” approval of the adjournment of the special meeting, and “FOR” each of the Informational Proposals 3a through 3c.

If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the board of directors will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.

If your Old Charter Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker or other nominee that accompanies this proxy statement/prospectus.

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Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Old Charter Financial in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the board of directors. Old Charter Financial will pay the costs of soliciting proxies from its stockholders. To the extent necessary to permit approval of the plan of conversion and the other proposals being considered, Phoenix Advisory Partners, our proxy solicitor, directors, officers or employees of Old Charter Financial and CharterBank may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation. For its services as stockholder information agent and stockholder proxy solicitor, we will pay Phoenix Advisory Partners $                   for stockholder solicitation services plus reasonable out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Participants in the Employee Stock Ownership Plan

If you participate in CharterBank Employee Stock Ownership Plan, you will receive a voting instruction form that reflects all shares you may direct the trustees to vote on your behalf under the Employee Stock Ownership Plan. Under the terms of the Employee Stock Ownership Plan, the Employee Stock Ownership Plan trustee votes all shares held by the Employee Stock Ownership Plan, but each Employee Stock Ownership Plan participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The Employee Stock Ownership Plan trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Old Charter Financial common stock held by the Employee Stock Ownership Plan and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the plan’s trustee or its designee is [Voting Instruction Date].

Recommendation of the Board of Directors

The board of directors recommends that you promptly vote the enclosed proxy card in favor of the above described proposals, including the adoption of the plan of conversion. Voting the proxy card will not prevent you from voting in person at the special meeting.

Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion.

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PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

The boards of directors of Old Charter Financial and of First Charter, MHC have approved the plan of conversion. The plan of conversion must also be approved by the depositors and certain borrowers of CharterBank and the stockholders of Old Charter Financial. Special meetings have been called for this purpose. The Board of Governors of the Federal Reserve System has conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.

General

Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. Currently, CharterBank is a wholly-owned subsidiary of Old Charter Financial and First Charter, MHC owns approximately 62.85% of Old Charter Financial’s common stock. The remaining 37.15% of Old Charter Financial’s common stock is owned by public stockholders. As a result of the conversion, our newly formed company, New Charter Financial, will replace Old Charter Financial as the holding company of CharterBank. Each share of Old Charter Financial common stock owned by the public will be exchanged for between 1.0015 shares at the minimum and 1.3550 shares at the maximum of the offering range of New Charter Financial common stock, so that Old Charter Financial’s existing public stockholders will own the same percentage of New Charter Financial common stock as they owned of Old Charter Financial’s common stock immediately prior to the conversion (excluding any shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares). The actual number of shares that you will receive will depend on the percentage of Old Charter Financial common stock held by the public at the completion of the conversion, the final independent appraisal of New Charter Financial and the number of shares of New Charter Financial common stock sold in the offering described in the following paragraph. It will not depend on the market price of Old Charter Financial common stock.

The board of directors considered the possibility that stockholders could receive less than the current market price of Old Charter Financial when they exchange their shares for shares of New Charter Financial depending on the amount of stock sold in the offering. However, the board of directors believes that stockholders should vote to approve the plan of conversion and reorganization because the long-term stockholder benefits of completing the conversion from the mutual holding company form of organization to the fully stock form of organization outweigh any short-term decline in market price. The board of directors believes that completing the conversion and stock offering will increase our capital and support continued growth and future business activities which will increase long-term stockholder value.

Concurrently with the exchange offer, we are offering up to 15,525,000 shares of common stock of New Charter Financial, representing the 62.85% ownership interest of First Charter, MHC in Old Charter Financial, for sale to eligible CharterBank depositors and certain borrowers and, possibly to the public, at a price of $10.00 per share. After the conversion and offering are completed, CharterBank will be a wholly-owned subsidiary of New Charter Financial, and 100% of the common stock of New Charter Financial will be owned by public stockholders. As a result of the conversion and offering, Old Charter Financial and First Charter, MHC will cease to exist.

New Charter Financial intends to contribute between $54.6 million and $74.0 million of the net proceeds to CharterBank and to retain between $52.3 million and $70.9 million of the net proceeds. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:

(i)	First, to depositors with accounts at CharterBank with aggregate balances of at least $50 at the close of business on September 30, 2011.

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(ii)	Second, to our tax-qualified employee benefit plans (specifically CharterBank’s employee stock ownership plan and 401(k) plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase 2% of the shares of common stock sold in the offering.

(iii)	Third, to depositors with accounts at CharterBank with aggregate balances of at least $50 at the close of business on December 31, 2012.

(iv)	Fourth, to depositors of CharterBank at the close of business on February 4, 2013 and each borrower of CharterBank as of October 16, 2011 whose borrowing remained outstanding as of the close of business on February 4, 2013.

Shares of common stock not purchased in the subscription offering may be offered for sale in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in the States of Georgia, Alabama and Florida and then to Old Charter Financial’s public stockholders as of February 4, 2013. The community offering may begin concurrently with, during or after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated offering or a firm commitment underwritten offering, which will be managed by Stifel, Nicolaus & Company, Incorporated. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject stock orders in the community offering and the syndicated offering will be based on the facts and circumstances available to management at the time of the determination.

The community offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Board of Governors of the Federal Reserve System. See “—Community Offering.” The syndicated offering may begin at any time following the commencement of the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us, with approval of the Board of Governors of the Federal Reserve System.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated pro forma market value of New Charter Financial. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

A copy of the plan of conversion is available for inspection at each branch office of CharterBank and at the Federal Reserve Bank of Atlanta. The plan of conversion is also filed as an exhibit to First Charter, MHC’s application to convert from mutual to stock form of which this proxy statement/prospectus is a part, copies of which may be obtained from the Board of Governors of the Federal Reserve System. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website. See “Where You Can Find Additional Information.”

The board of directors recommends that you vote “FOR” the Plan of Conversion of First Charter, MHC.

[Remaining sections same as Prospectus under “The Conversion and Offering,” with the following to be added.]

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Exchange of Old Charter Financial Public Stockholders’ Shares

The conversion of outstanding publicly held shares of Old Charter Financial common stock into the right to receive shares of New Charter Financial common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our transfer agent will send a transmittal form to each public stockholder of Old Charter Financial who holds physical stock certificates. The transmittal form will contain instructions on how to surrender certificates evidencing Old Charter Financial common stock in exchange for shares of New Charter Financial common stock in book entry. New Charter Financial will not issue stock certificates. We expect that a statement reflecting your ownership of shares of common stock of New Charter Financial will be distributed within five business days after the transfer agent receives properly executed transmittal forms, Old Charter Financial stock certificates and other required documents. Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of New Charter Financial common stock will be issued to any public stockholder of Old Charter Financial when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the transfer agent of the transmittal forms and the surrendered Old Charter Financial stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of a fractional share in your account.

You should not forward your stock certificate(s) until you have received transmittal forms, which will include forwarding instructions. After the conversion, stockholders will not receive shares of New Charter Financial common stock and will not be paid dividends on the shares of New Charter Financial common stock until certificates representing shares of Old Charter Financial common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Old Charter Financial common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of New Charter Financial common stock into which those shares have been converted by virtue of the conversion.

If a certificate for Old Charter Financial common stock has been lost, stolen or destroyed, the stockholder will be required to submit necessary forms to our transfer agent and to purchase a bond from a surety company at the stockholder’s expense.

All shares of New Charter Financial common stock that we issue in exchange for existing shares of Old Charter Financial common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

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PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the proposals may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Old Charter Financial at the time of the special meeting to be voted for an adjournment, if necessary, Old Charter Financial has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Old Charter Financial recommends that stockholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 120 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

The board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

PROPOSALS 3a THROUGH 3c — INFORMATIONAL PROPOSALS RELATED TO THE

ARTICLES OF INCORPORATION OF NEW CHARTER FINANCIAL

By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of Old Charter Financial has approved each of the informational proposals numbered 3a through 3c, all of which relate to provisions included in the articles of incorporation of New Charter Financial. Each of these informational proposals is discussed in more detail below.

As a result of the conversion, the public stockholders of Old Charter Financial, whose rights are presently governed by the charter and bylaws of Old Charter Financial, will become stockholders of New Charter Financial, whose rights will be governed by the articles of incorporation and bylaws of New Charter Financial. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the charter and bylaws of Old Charter Financial and the articles of incorporation and bylaws of New Charter Financial. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

The provisions of New Charter Financial’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which the board of directors of Old Charter Financial approved the plan of conversion. These proposals are informational in nature only, because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions only provide for a vote on the entire plan of conversion and not specific parts of the plan of conversion such as the content of the governing documents of the new savings and loan holding company. Old Charter Financial’s stockholders are being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New Charter Financial’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New Charter Financial, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Informational Proposal 3a. – Approval of a Provision in New Charter Financial’s Articles of Incorporation Requiring a Super-Majority Vote of Stockholders to Approve Certain Amendments to New Charter Financial’s Articles of Incorporation. No amendment of the charter of Old Charter Financial may be made unless it is first proposed by the board of directors, then preliminarily approved by the Board of Governors of the Federal Reserve System, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of New Charter Financial generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Section C, D, E or F of

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Article 5 (Preferred Stock, Restrictions on Voting Rights of the Corporation’s Equity Securities, Majority Vote and Quorum), Article 7 (Directors), Article 8 (Bylaws), Article 9 (Evaluation of Certain Offers), Article 10 (Indemnification, etc. of Directors and Officers), Article 11 (Limitation of Liability) and Article 12 (Amendment of the Articles of Incorporation) must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to increase or decrease the aggregate number of shares of capital stock.

These limitations on amendments to specified provisions of New Charter Financial’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of stockholders to amend those provisions, First Charter, MHC, as a 62.85% stockholder, currently can effectively block any stockholder proposed change to the charter.

The requirement of a super-majority stockholder vote to amend specified provisions of New Charter Financial’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of New Charter Financial and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” the approval of a provision in New Charter Financial’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New Charter Financial’s articles of incorporation.

Informational Proposal 3b. – Approval of a Provision in New Charter Financial’s Articles of Incorporation Requiring a Super-Majority Vote of Stockholders to Approve Stockholder Proposed Amendments to New Charter Financial’s Bylaws. An amendment to Old Charter Financial’s bylaws proposed by stockholders must be approved by the holders of a majority of the total votes eligible to be cast at a legal meeting subject to applicable approval by the Board of Governors of the Federal Reserve System. The articles of incorporation of New Charter Financial provide that stockholders may only amend the bylaws if such proposal is approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.

The requirement of a super-majority stockholder vote to amend the bylaws of New Charter Financial is intended to ensure that the bylaws are not limited or changed upon a simple majority vote of stockholders. While this limits the ability of stockholders to amend the bylaws, First Charter, MHC, as a 62.85% stockholder, currently can effectively block any stockholder proposed change to the bylaws. Also, the board of directors of both Old Charter Financial and New Charter Financial may by a majority vote amend either company’s bylaws.

This provision in New Charter Financial’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the bylaws is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provision limiting amendments to the bylaws will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of New Charter Financial and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” the approval of the provision in New Charter Financial’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to New Charter Financial’s bylaws.

Informational Proposal 3c. – Approval of a Provision in New Charter Financial’s Articles of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of New Charter

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Financial’s Outstanding Voting Stock. The articles of incorporation of New Charter Financial provide that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter, be entitled or permitted to vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (i) have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options and (ii) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by New Charter Financial to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to any employee benefit plan of New Charter Financial or any subsidiary or a trustee of a plan.

The provision in New Charter Financial’s articles of incorporation limiting the voting rights of beneficial owners of more than 10% of New Charter Financial’s outstanding voting stock is intended to limit the ability of any person to acquire a significant number of shares of New Charter Financial common stock and thereby gain sufficient voting control so as to cause New Charter Financial to effect a transaction that may not be in the best interests of New Charter Financial and its stockholders generally. This provision will not prevent a stockholder from seeking to acquire a controlling interest in New Charter Financial, but it will prevent a stockholder from voting more than 10% of the outstanding shares of common stock unless that stockholder has first persuaded the board of directors of the merits of the course of action proposed by the stockholder. The board of directors of New Charter Financial believes that fundamental transactions generally should be first considered and approved by the board of directors as it generally believes that it is in the best position to make an initial assessment of the merits of any such transaction and that its ability to make the initial assessment could be impeded if a single stockholder could acquire a sufficiently large voting interest so as to control a stockholder vote on any given proposal. This provision in New Charter Financial’s articles of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most stockholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.

The board of directors recommends that you vote “FOR” the approval of a provision in New Charter Financial’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Charter Financial’s outstanding voting stock.

20

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

[Same as prospectus]

RECENT DEVELOPMENTS

[Same as prospectus]

FORWARD-LOOKING STATEMENTS

[Same as prospectus]

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

[Same as prospectus]

OUR DIVIDEND POLICY

[Same as prospectus]

MARKET FOR THE COMMON STOCK

[Same as prospectus]

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

[Same as prospectus]

CAPITALIZATION

[Same as prospectus]

PRO FORMA DATA

[Same as prospectus]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

[Same as prospectus]

BUSINESS OF NEW CHARTER FINANCIAL

[Same as prospectus]

BUSINESS OF OLD CHARTER FINANCIAL AND CHARTERBANK

[Same as prospectus]

SUPERVISION AND REGULATION

[Same as prospectus]

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TAXATION

[Same as prospectus]

MANAGEMENT

[Same as prospectus]

BENEFICIAL OWNERSHIP OF COMMON STOCK

[Same as prospectus]

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

[Same as prospectus]

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING

STOCKHOLDERS OF OLD CHARTER FINANCIAL

[Same as prospectus]

RESTRICTIONS ON ACQUISITION OF NEW CHARTER FINANCIAL

[Same as prospectus]

DESCRIPTION OF CAPITAL STOCK OF NEW CHARTER FINANCIAL FOLLOWING THE

CONVERSION

[Same as prospectus]

TRANSFER AGENT

[Same as prospectus]

EXPERTS

[Same as prospectus]

LEGAL MATTERS

[Same as prospectus]

WHERE YOU CAN FIND ADDITIONAL INFORMATION

[Same as prospectus]

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 1233 O.G. Skinner Drive, West Point, Georgia 31833, no later than September 24, 2013. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

22

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Provisions of Old Charter Financial’s Bylaws.  Under Old Charter Financial’s bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received by the Secretary of Old Charter Financial at least five days before the meeting of stockholders. Written notice that is not timely received will be laid over for action at the following adjourned, special or annual meeting of stockholders taking place 30 days or more thereafter.

Provisions of New Charter Financial’s Bylaws.  New Charter Financial’s bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. Any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to New Charter Financial at least 80 days prior and not earlier than 90 days prior to such meeting. However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on New Charter Financial’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of New Charter Financial which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of New Charter Financial’s bylaws, including an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of the bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on New Charter Financial’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of New Charter Financial which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

If the conversion is completed, it is expected that advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than             , 2013 and no later than             , 2013. If notice is received before             , 2013 or after             , 2013, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

23

Nothing in this proxy statement/prospectus shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus and Proxy Card are available at www.chfnir.com.

OTHER MATTERS

As of the date of this document, the board of directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

[Financial Statements that are the same as the offering prospectus to appear here]

24

PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

		Amount (1)

*	Registrant’s Legal Fees and Expenses	$450,000
*	Registrant’s Accounting Fees and Expenses	150,000
*	Marketing Agent Fees (1)	5,848,400
*	Records Management Fees and Expenses (1)	65,000
*	Appraisal Fees and Expenses	107,500
*	Printing, Postage, Mailing, EDGAR and XBRL Fees	295,000
*	Filing Fees (Nasdaq, FINRA and SEC)	78,743
*	Transfer Agent Fees and Expenses	12,500
*	Business Plan Fees and Expenses	43,500
*	Proxy Solicitor Fees and Expenses	40,000
*	Other	66,357

*	Total	$7,157,000

*	Estimated
(1)	Charter Financial Corporation has retained Stifel, Nicolaus & Company, Incorporated to assist in the sale of common stock on a best efforts basis. Fees are estimated at the maximum of the offering range, assuming 50% of the shares are sold in the subscription and community offerings and 50% of the shares are sold in the syndicated community offering or firm commitment underwriting offering.

Item 14.	Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of Charter Financial Corporation (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder. Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

1.1	Engagement Letters between First Charter, MHC, Charter Financial Corporation, CharterBank and Stifel, Nicolaus & Company, Incorporated*
1.2	Form of Agency Agreement between First Charter, MHC, Charter Financial Corporation, a Federal corporation, CharterBank and Charter Financial Corporation, a Maryland corporation, and Stifel, Nicolaus & Company, Incorporated
2.1	Plan of Conversion and Reorganization, as amended
2.2	Purchase and Assumption Agreement dated as of June 26, 2009 among the Federal Deposit Insurance Corporation, Receiver of Neighborhood Community Bank, Newnan, Georgia, CharterBank and the Federal Deposit Insurance Corporation acting in its corporate capacity (1)
2.3	Purchase and Assumption Agreement dated as of March 26, 2010 among the Federal Deposit Insurance Corporation, Receiver of McIntosh Commercial Bank, Carrollton, Georgia, CharterBank and the Federal Deposit Insurance Corporation acting in its corporate capacity (2)
2.4	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of The First National Bank of Florida, Milton, Florida, the Federal Deposit Insurance Corporation and CharterBank, dated as of September 9, 2011 (3)
3.1	Articles of Incorporation of Charter Financial Corporation, as amended*
3.2	Bylaws of Charter Financial Corporation*
4	Form of Common Stock Certificate of Charter Financial Corporation*
5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*
8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.
8.2	State Tax Opinions
10.1	Employment Agreement between Charter Financial Corporation and Robert L. Johnson, dated August 15, 2002 (4)
10.2	First Amendment to Employment Agreement between Charter Financial Corporation and Robert. L. Johnson, dated December 23, 2009 (5)
10.3	Amended and Restated Change in Control Agreement with Curtis R. Kollar, dated December 23, 2009 (6)
10.4	Amended and Restated Change in Control Agreement with William C. Gladden, dated December 23, 2009 (7)
10.5	Amended and Restated Change in Control Agreement with Lee Washam, dated December 23, 2009 (8)
10.6	Salary Continuation Agreement with Robert L. Johnson, dated January 1, 2009 (9)
10.7	Amendment to Freeze Benefit Accruals under the Salary Continuation Plan with Robert L. Johnson, dated September 25, 2012*
10.8	Salary Continuation Agreement with Curtis R. Kollar, dated January 1, 2009 (10)
10.9	Amendment to Freeze Benefit Accruals under the Salary Continuation Plan with Curtis R. Kollar, dated September 25, 2012*
10.10	Salary Continuation Agreement with Lee Washam, dated January 1, 2009 (11)
10.11	Amendment to Freeze Benefit Accruals under the Salary Continuation Plan with Lee Washam, dated September 25, 2012*
10.12	Amended and Restated Benefit Restoration Plan, dated December 23, 2005 (12)
10.13	Amendment to Amended and Restated Benefit Restoration Plan, dated January 27, 2009 (13)
10.14	2001 Stock Option Plan, dated April 24, 2002 (14)
10.15	2001 Recognition and Retention Plan, dated April 24, 2002 (15)
10.16	Endorsement Split-Dollar Life Insurance Plan, dated April 1, 2006, benefiting Robert L. Johnson, Curtis R. Kollar, Lee Washam and William C. Gladden (16)
10.17	Split Dollar Agreement with Robert L. Johnson, dated June 18, 2010*
10.18	Amendment to Split Dollar Agreement with Robert L. Johnson, dated September 25, 2012 (17)
10.19	Split Dollar Agreement with Curtis R. Kollar, dated June 18, 2010 *
10.20	Amendment to Split Dollar Agreement with Curtis R. Kollar, dated September 25, 2012 (18)

10.21	Split Dollar Agreement with Lee Washam, dated June 18, 2010*
10.22	Amendment to Split Dollar Agreement with Lee Washam, dated September 25, 2012 (19)
10.23	Endorsement Split-Dollar Agreement with David Z. Cauble, dated June 1, 2006 (20)
10.24	Endorsement Split-Dollar Agreement with Jane W. Darden, dated June 1, 2006 (21)
10.25	Endorsement Split-Dollar Agreement with Thomas M. Lane, dated June 1, 2006 (22)
10.26	Endorsement Split-Dollar Agreement with David L. Strobel, dated June 1, 2006 (23)
10.27	Supplemental Executive Retirement Plan Agreement for Robert L. Johnson, dated September 25, 2012 (24)
10.28	Supplemental Executive Retirement Plan Agreement for Curt Kollar, dated September 25, 2012 (25)
10.29	Supplemental Executive Retirement Plan Agreement for Lee Washam, dated September 25, 2012 (26)
10.30	Projected Benefit Schedule for Supplemental Executive Retirement Plan Agreements (27)
21	Subsidiaries of Registrant*
23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)
23.2	Consent of RP Financial, LC.*
23.3	Consent of Dixon Hughes Goodman LLP
24	Power of Attorney (set forth on signature page)
99.1	Appraisal Agreement between CharterBank and RP Financial, LC.*
99.2	Letter of RP Financial, LC. with respect to Subscription Rights*
99.3	Appraisal Report of RP Financial, LC.**,*
99.4	Marketing Materials
99.5	Stock Order and Certification Form
99.6	Letter of RP Financial, LC. with respect to Liquidation Account*
99.7	Form of Charter Financial Corporation Stockholder Proxy Card*
101	The following financial statements of Charter Financial Corporation at September 30, 2012 and 2011 and for the fiscal years ended September 30, 2012, 2011 and 2010 formatted in XBRL: (i) Consolidated Statements of Financial Condition, (ii) Consolidated Statements of Income, (iii) Consolidated Statements of Comprehensive Income; (iv) Consolidated Statements of Stockholders’ Equity, (v) Consolidated Statements of Cash Flows and (vi) Notes to Consolidated Financial Statements.***

*	Previously filed.
**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.
***	Furnished, not filed.
(1)	Incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(2)	Incorporated by reference to Exhibit 2.3 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(3)	Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A of Charter Financial Corporation, a Federal corporation (File No. 001-34889), filed with the Securities and Exchange Commission on September 16, 2011.
(4)	Incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(5)	Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(6)	Incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(7)	Incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.

(8)	Incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(9)	Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(10)	Incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(11)	Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(12)	Incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(13)	Incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(14)	Incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(15)	Incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(16)	Incorporated by reference to Exhibits 10.13, 10.14, 10.15 and 10.16 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(17)	Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Charter Financial Corporation, a Federal corporation (File No. 001-34889), filed with the Securities and Exchange Commission on October 1, 2012.
(18)	Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Charter Financial Corporation, a Federal corporation (File No. 001-34889), filed with the Securities and Exchange Commission on October 1, 2012.
(19)	Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Charter Financial Corporation, a Federal corporation (File No. 001-34889), filed with the Securities and Exchange Commission on October 1, 2012.
(20)	Incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(21)	Incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(22)	Incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(23)	Incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(24)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Charter Financial Corporation, a Federal corporation (File No. 001-34889), filed with the Securities and Exchange Commission on October 1, 2012.
(25)	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Charter Financial Corporation, a Federal corporation (File No. 001-34889), filed with the Securities and Exchange Commission on October 1, 2012.

(26)	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Charter Financial Corporation, a Federal corporation (File No. 001-34889), filed with the Securities and Exchange Commission on October 1, 2012.
(27)	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Charter Financial Corporation, a Federal corporation (File No. 001-34889), filed with the Securities and Exchange Commission on October 1, 2012.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

  (i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

  (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Point, State of Georgia on January 28, 2013.

CHARTER FINANCIAL CORPORATION

By:	/s/ Robert L. Johnson
Robert L. Johnson
Chairman, President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Charter Financial Corporation (the “Company”) hereby severally constitute and appoint Robert L. Johnson as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Robert L. Johnson may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Robert L. Johnson shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Robert L. Johnson	Chairman, President and Chief Executive	January 28, 2013
Robert L. Johnson	Officer (Principal Executive Officer)

/s/ Curtis R. Kollar	Senior Vice President and Chief Financial	January 28, 2013
Curtis R. Kollar	Officer (Principal Accounting and Financial Officer)

/s/ David Z. Cauble, III	Director	January 28, 2013
David Z. Cauble, III

/s/ Jane W. Darden	Director	January 28, 2013
Jane W. Darden

/s/ Edward D. Smith	Director	January 28, 2013
Edward D. Smith

/s/ Curti M. Johnson	Director	January 28, 2013
Curti M. Johnson

/s/ Thomas M. Lane	Director	January 28, 2013
Thomas M. Lane

/s/ David L. Strobel	Director	January 28, 2013
David L. Strobel

As filed with the Securities and Exchange Commission on January 29, 2013

Registration No. 333-185482

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

TO

PRE-EFFECTIVE AMENDMENT NO. 1

TO THE

REGISTRATION STATEMENT

ON

FORM S-1

Charter Financial Corporation

West Point, Georgia

EXHIBIT INDEX

1.1	Engagement Letters between First Charter, MHC, Charter Financial Corporation, CharterBank and Stifel, Nicolaus & Company, Incorporated*
1.2	Form of Agency Agreement between First Charter, MHC, Charter Financial Corporation, a Federal corporation, CharterBank and Charter Financial Corporation, a Maryland corporation, and Stifel, Nicolaus & Company, Incorporated
2.1	Plan of Conversion and Reorganization, as amended
2.2	Purchase and Assumption Agreement dated as of June 26, 2009 among the Federal Deposit Insurance Corporation, Receiver of Neighborhood Community Bank, Newnan, Georgia, CharterBank and the Federal Deposit Insurance Corporation acting in its corporate capacity (1)
2.3	Purchase and Assumption Agreement dated as of March 26, 2010 among the Federal Deposit Insurance Corporation, Receiver of McIntosh Commercial Bank, Carrollton, Georgia, CharterBank and the Federal Deposit Insurance Corporation acting in its corporate capacity (2)
2.4	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of The First National Bank of Florida, Milton, Florida, the Federal Deposit Insurance Corporation and CharterBank, dated as of September 9, 2011 (3)
3.1	Articles of Incorporation of Charter Financial Corporation, as amended*
3.2	Bylaws of Charter Financial Corporation*
4	Form of Common Stock Certificate of Charter Financial Corporation*
5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*
8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.
8.2	State Tax Opinions
10.1	Employment Agreement between Charter Financial Corporation and Robert L. Johnson, dated August 15, 2002 (4)
10.2	First Amendment to Employment Agreement between Charter Financial Corporation and Robert. L. Johnson, dated December 23, 2009 (5)
10.3	Amended and Restated Change in Control Agreement with Curtis R. Kollar, dated December 23, 2009 (6)
10.4	Amended and Restated Change in Control Agreement with William C. Gladden, dated December 23, 2009 (7)
10.5	Amended and Restated Change in Control Agreement with Lee Washam, dated December 23, 2009 (8)
10.6	Salary Continuation Agreement with Robert L. Johnson, dated January 1, 2009 (9)
10.7	Amendment to Freeze Benefit Accruals under the Salary Continuation Plan with Robert L. Johnson, dated September 25, 2012*
10.8	Salary Continuation Agreement with Curtis R. Kollar, dated January 1, 2009 (10)
10.9	Amendment to Freeze Benefit Accruals under the Salary Continuation Plan with Curtis R. Kollar, dated September 25, 2012*
10.10	Salary Continuation Agreement with Lee Washam, dated January 1, 2009 (11)
10.11	Amendment to Freeze Benefit Accruals under the Salary Continuation Plan with Lee Washam, dated September 25, 2012*
10.12	Amended and Restated Benefit Restoration Plan, dated December 23, 2005 (12)
10.13	Amendment to Amended and Restated Benefit Restoration Plan, dated January 27, 2009 (13)
10.14	2001 Stock Option Plan, dated April 24, 2002 (14)
10.15	2001 Recognition and Retention Plan, dated April 24, 2002 (15)
10.16	Endorsement Split-Dollar Life Insurance Plan, dated April 1, 2006, benefiting Robert L. Johnson, Curtis R. Kollar, Lee Washam and William C. Gladden (16)
10.17	Split Dollar Agreement with Robert L. Johnson, dated June 18, 2010*
10.18	Amendment to Split Dollar Agreement with Robert L. Johnson, dated September 25, 2012 (17)
10.19	Split Dollar Agreement with Curtis R. Kollar, dated June 18, 2010 *
10.20	Amendment to Split Dollar Agreement with Curtis R. Kollar, dated September 25, 2012 (18)
10.21	Split Dollar Agreement with Lee Washam, dated June 18, 2010*
10.22	Amendment to Split Dollar Agreement with Lee Washam, dated September 25, 2012 (19)
10.23	Endorsement Split-Dollar Agreement with David Z. Cauble, dated June 1, 2006 (20)
10.24	Endorsement Split-Dollar Agreement with Jane W. Darden, dated June 1, 2006 (21)

10.25	Endorsement Split-Dollar Agreement with Thomas M. Lane, dated June 1, 2006 (22)
10.26	Endorsement Split-Dollar Agreement with David L. Strobel, dated June 1, 2006 (23)
10.27	Supplemental Executive Retirement Plan Agreement for Robert L. Johnson, dated September 25, 2012 (24)
10.28	Supplemental Executive Retirement Plan Agreement for Curt Kollar, dated September 25, 2012 (25)
10.29	Supplemental Executive Retirement Plan Agreement for Lee Washam, dated September 25, 2012 (26)
10.30	Projected Benefit Schedule for Supplemental Executive Retirement Plan Agreements (27)
21	Subsidiaries of Registrant*
23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)
23.2	Consent of RP Financial, LC.*
23.3	Consent of Dixon Hughes Goodman LLP
24	Power of Attorney (set forth on signature page)
99.1	Appraisal Agreement between CharterBank and RP Financial, LC.*
99.2	Letter of RP Financial, LC. with respect to Subscription Rights*
99.3	Appraisal Report of RP Financial, LC.**,*
99.4	Marketing Materials
99.5	Stock Order and Certification Form
99.6	Letter of RP Financial, LC. with respect to Liquidation Account*
99.7	Form of Charter Financial Corporation Stockholder Proxy Card*
101	The following financial statements of Charter Financial Corporation at September 30, 2012 and 2011 and for the fiscal years ended September 30, 2012, 2011 and 2010 formatted in XBRL: (i) Consolidated Statements of Financial Condition, (ii) Consolidated Statements of Income, (iii) Consolidated Statements of Comprehensive Income; (iv) Consolidated Statements of Stockholders’ Equity, (v) Consolidated Statements of Cash Flows and (vi) Notes to Consolidated Financial Statements.***

*	Previously filed.
**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.
***	Furnished, not filed.
(1)	Incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(2)	Incorporated by reference to Exhibit 2.3 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(3)	Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A of Charter Financial Corporation, a Federal corporation (File No. 001-34889), filed with the Securities and Exchange Commission on September 16, 2011.
(4)	Incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(5)	Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(6)	Incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(7)	Incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(8)	Incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(9)	Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.

(10)	Incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(11)	Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(12)	Incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(13)	Incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(14)	Incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(15)	Incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(16)	Incorporated by reference to Exhibits 10.13, 10.14, 10.15 and 10.16 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(17)	Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Charter Financial Corporation, a Federal corporation (File No. 001-34889), filed with the Securities and Exchange Commission on October 1, 2012.
(18)	Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Charter Financial Corporation, a Federal corporation (File No. 001-34889), filed with the Securities and Exchange Commission on October 1, 2012.
(19)	Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Charter Financial Corporation, a Federal corporation (File No. 001-34889), filed with the Securities and Exchange Commission on October 1, 2012.
(20)	Incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(21)	Incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(22)	Incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(23)	Incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-167634) of Charter Financial Corporation, a Federal corporation, originally filed with the Securities and Exchange Commission on June 18, 2010.
(24)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Charter Financial Corporation, a Federal corporation (File No. 001-34889), filed with the Securities and Exchange Commission on October 1, 2012.
(25)	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Charter Financial Corporation, a Federal corporation (File No. 001-34889), filed with the Securities and Exchange Commission on October 1, 2012.
(26)	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Charter Financial Corporation, a Federal corporation (File No. 001-34889), filed with the Securities and Exchange Commission on October 1, 2012.
(27)	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Charter Financial Corporation, a Federal corporation (File No. 001-34889), filed with the Securities and Exchange Commission on October 1, 2012.